    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 13, 1999

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                                                       LODGIAN FINANCING CORP.
                                                                            LODGIAN, INC.
                                                        (Exact name of registrant as specified in its charter)
                       DELAWARE                                                  7011
           (State or other jurisdiction of                           (Primary Standard Industrial
            incorporation or organization)                           Classification Code Number)
                                                                    DOTHAN HOSPITALITY 3053, INC.
                                                                    DOTHAN HOSPITALITY 3071, INC.
                                                                      GADSDEN HOSPITALITY, INC.
                                                                  SHEFFIELD MOTEL ENTERPRISES, INC.
                                                        (Exact name of registrant as specified in its charter)
                       ALABAMA                                                   7011
           (State or other jurisdiction of                           (Primary Standard Industrial
            incorporation or organization)                           Classification Code Number)
                                                                       SERVICO FLAGSTAFF, INC.
                                                        (Exact name of registrant as specified in its charter)
                       ARIZONA                                                   7011
           (State or other jurisdiction of                           (Primary Standard Industrial
            incorporation or organization)                           Classification Code Number)
                                                                         LODGIAN ANAHEIM INC.
                                                                         LODGIAN ONTARIO INC.
                                                        (Exact name of registrant as specified in its charter)
                      CALIFORNIA                                                 7011
           (State or other jurisdiction of                           (Primary Standard Industrial
            incorporation or organization)                           Classification Code Number)
                                                                       SERVICO FT. PIERCE, INC.
                                                                     SERVICO PENSACOLA 7200, INC.
                                                                     SERVICO PENSACOLA 7330, INC.
                                                                       SERVICO PENSACOLA, INC.
                                                                     AMI OPERATING PARTNERS, L.P.
                                                        (Exact name of registrant as specified in its charter)
                       DELAWARE                                                  7011
           (State or other jurisdiction of                           (Primary Standard Industrial
            incorporation or organization)                           Classification Code Number)
                                                                          ALBANY HOTEL, INC.
                                                                  PALM BEACH MOTEL ENTERPRISES, INC.
                                                                       SERVICO NORTHWOODS, INC.
                                                                     SERVICO SILVER SPRING, INC.
                                                                    SERVICO WEST PALM BEACH, INC.
                                                                        SERVICO WINDSOR, INC.
                                                                      SERVICO WINTER HAVEN, INC.
                                                        (Exact name of registrant as specified in its charter)
                       FLORIDA                                                   7011
           (State or other jurisdiction of                           (Primary Standard Industrial
            incorporation or organization)                           Classification Code Number)
                                                                  BRUNSWICK MOTEL ENTERPRISES, INC.
                                                                   ATLANTA--HILLSBORO LODGING, LLC
                                                                        LODGIAN RICHMOND, LLC
                                                                LITTLE ROCK LODGING ASSOCIATES I, L.P.
                                                        (Exact name of registrant as specified in its charter)
                       GEORGIA                                                   7011
           (State or other jurisdiction of                           (Primary Standard Industrial
            incorporation or organization)                           Classification Code Number)
                                                                      SERVICO CEDAR RAPIDS, INC.
                                                        (Exact name of registrant as specified in its charter)
                         IOWA                                                    7011
           (State or other jurisdiction of                           (Primary Standard Industrial
            incorporation or organization)                           Classification Code Number)
                                                                    SERVICO ROLLING MEADOWS, INC.
                                                        (Exact name of registrant as specified in its charter)
                       ILLINOIS                                                  7011
           (State or other jurisdiction of                           (Primary Standard Industrial
            incorporation or organization)                           Classification Code Number)
                                                                        SERVICO METAIRIE, INC.
                                                        (Exact name of registrant as specified in its charter)
                      LOUISIANA                                                  7011
           (State or other jurisdiction of                           (Primary Standard Industrial
            incorporation or organization)                           Classification Code Number)


                                                                              58-2480614

                                                                              52-2093696

                       DELAWARE
           (State or other jurisdiction of                                 (I.R.S. Employer

            incorporation or organization)                               Identification No.)

                                                                              63-1166288

                                                                              63-1166287

                                                                              63-1166289

                                                                              59-2059817

                       ALABAMA
           (State or other jurisdiction of                                 (I.R.S. Employer

            incorporation or organization)                               Identification No.)

                                                                              65-0654227

                       ARIZONA
           (State or other jurisdiction of                                 (I.R.S. Employer

            incorporation or organization)                               Identification No.)

                                                                              65-0849714

                                                                              65-0842533

                      CALIFORNIA
           (State or other jurisdiction of                                 (I.R.S. Employer

            incorporation or organization)                               Identification No.)

                                                                              65-0592830

                                                                              65-0592816

                                                                              65-0592815

                                                                              65-0592674

                                                                              22-2754732

                       DELAWARE
           (State or other jurisdiction of                                 (I.R.S. Employer

            incorporation or organization)                               Identification No.)

                                                                              65-0384379

                                                                              59-1978788

                                                                              65-0503927

                                                                              64-0432696

                                                                              59-3473157

                                                                              98-0175025

                                                                              65-0787913

                       FLORIDA
           (State or other jurisdiction of                                 (I.R.S. Employer

            incorporation or organization)                               Identification No.)

                                                                              59-1693138

                                                                              58-2392166

                                                                              58-2460119

                                                                              58-2230766

                       GEORGIA
           (State or other jurisdiction of                                 (I.R.S. Employer

            incorporation or organization)                               Identification No.)

                                                                              39-1882535

                         IOWA
           (State or other jurisdiction of                                 (I.R.S. Employer

            incorporation or organization)                               Identification No.)

                                                                              58-2348777

                       ILLINOIS
           (State or other jurisdiction of                                 (I.R.S. Employer

            incorporation or organization)                               Identification No.)

                                                                              65-0654223

                      LOUISIANA
           (State or other jurisdiction of                                 (I.R.S. Employer

            incorporation or organization)                               Identification No.)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                       SERVICO COLESVILLE, INC.
                                                                        SERVICO COLUMBIA, INC.
                                                                        SERVICO MARYLAND, INC.
                                                        (Exact name of registrant as specified in its charter)
                       MARYLAND                                                  7011
           (State or other jurisdiction of                           (Primary Standard Industrial
            incorporation or organization)                           Classification Code Number)
                                                                      NH MOTEL ENTERPRISES, INC.
                                                        (Exact name of registrant as specified in its charter)
                       MICHIGAN                                                  7011
           (State or other jurisdiction of                           (Primary Standard Industrial
            incorporation or organization)                           Classification Code Number)
                                                                 MINNEAPOLIS MOTEL ENTERPRISES, INC.
                                                                       SERVICO ROSEVILLE, INC.
                                                        (Exact name of registrant as specified in its charter)
                      MINNESOTA                                                  7011
           (State or other jurisdiction of                           (Primary Standard Industrial
            incorporation or organization)                           Classification Code Number)
                                                                      LODGIAN MOUNT LAUREL, INC.
                                                        (Exact name of registrant as specified in its charter)
                      NEW JERSEY                                                 7011
           (State or other jurisdiction of                           (Primary Standard Industrial
            incorporation or organization)                           Classification Code Number)
                                                                      SERVICO GRAND ISLAND, INC.
                                                                       SERVICO JAMESTOWN, INC.
                                                                        SERVICO NEW YORK, INC.
                                                                     SERVICO NIAGARA FALLS, INC.
                                                        (Exact name of registrant as specified in its charter)
                       NEW YORK                                                  7011
           (State or other jurisdiction of                           (Primary Standard Industrial
            incorporation or organization)                           Classification Code Number)
                                                                 FAYETTEVILLE MOTEL ENTERPRISES, INC.
                                                        (Exact name of registrant as specified in its charter)
                    NORTH CAROLINA                                               7011
           (State or other jurisdiction of                           (Primary Standard Industrial
            incorporation or organization)                           Classification Code Number)
                                                                          APICO HILLS, INC.
                                                                    APICO INNS OF GREEN TREE, INC.
                                                        (Exact name of registrant as specified in its charter)
                     PENNSYLVANIA                                                7011
           (State or other jurisdiction of                           (Primary Standard Industrial
            incorporation or organization)                           Classification Code Number)
                                                                      SERVICO HILTON HEAD, INC.
                                                        (Exact name of registrant as specified in its charter)
                    SOUTH CAROLINA                                               7011
           (State or other jurisdiction of                           (Primary Standard Industrial
            incorporation or organization)                           Classification Code Number)
                                                                         SERVICO AUSTIN, INC.
                                                                        SERVICO HOUSTON, INC.
                                                                     SERVICO MARKET CENTER, INC.
                                                        (Exact name of registrant as specified in its charter)
                        TEXAS                                                    7011
           (State or other jurisdiction of                           (Primary Standard Industrial
            incorporation or organization)                           Classification Code Number)


                                                                              52-2069223

                                                                              58-2348775

                                                                              58-2348773

                       MARYLAND
           (State or other jurisdiction of                                 (I.R.S. Employer

            incorporation or organization)                               Identification No.)

                                                                              59-2256713

                       MICHIGAN
           (State or other jurisdiction of                                 (I.R.S. Employer

            incorporation or organization)                               Identification No.)

                                                                              59-2722347

                                                                              41-1872737

                      MINNESOTA
           (State or other jurisdiction of                                 (I.R.S. Employer

            incorporation or organization)                               Identification No.)

                                                                              58-2460123

                      NEW JERSEY
           (State or other jurisdiction of                                 (I.R.S. Employer

            incorporation or organization)                               Identification No.)

                                                                              16-1540702

                                                                              58-2348783

                                                                              16-1540703

                                                                              16-1540701

                       NEW YORK
           (State or other jurisdiction of                                 (I.R.S. Employer

            incorporation or organization)                               Identification No.)

                                                                              59-2195645

                    NORTH CAROLINA
           (State or other jurisdiction of                                 (I.R.S. Employer

            incorporation or organization)                               Identification No.)

                                                                              62-0962543

                                                                              62-0788158

                     PENNSYLVANIA
           (State or other jurisdiction of                                 (I.R.S. Employer

            incorporation or organization)                               Identification No.)

                                                                              57-1046985

                    SOUTH CAROLINA
           (State or other jurisdiction of                                 (I.R.S. Employer

            incorporation or organization)                               Identification No.)

                                                                              65-0654220

                                                                              58-2348780

                                                                              75-2708406

                        TEXAS
           (State or other jurisdiction of                                 (I.R.S. Employer

            incorporation or organization)                               Identification No.)


                           --------------------------

                       3445 PEACHTREE ROAD, N.E., SUITE 700                                        KENNETH R. POSNER
                              ATLANTA, GEORGIA 30326                                      3445 PEACHTREE ROAD, N.E., SUITE 700
                                  (404) 364-9400                                                 ATLANTA, GEORGIA 30326
          (Address, including zip code, and telephone number, including                              (404) 365-4469
             area code, of registrant's principal executive offices)                    (Name, address, including zip code, and
                                                                                                   telephone number,
                                                                                       including area code, of agent for service)

                                   COPIES TO:
                             DENNIS J. BLOCK, ESQ.
                         CADWALADER, WICKERSHAM & TAFT
                           100 MAIDEN LANE NEW YORK,
                                 NEW YORK 10038
                                 (212) 504-5555
                    ----------------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                        CALCULATION OF REGISTRATION FEE

                                                                            PROPOSED         PROPOSED
                                                                             MAXIMUM          MAXIMUM         AMOUNT OF
                TITLE OF EACH CLASS OF                   AMOUNT TO BE    OFFERING PRICE      AGGREGATE      REGISTRATION
             SECURITIES TO BE REGISTERED                  REGISTERED        PER NOTE      OFFERING PRICE+        FEE
12 1/4% Senior Subordinated Notes due 2009, Series       $200,000,000         100%         $200,000,000        $55,600
B.....................................................
Guarantees of 12 1/4% Senior Subordinated Notes due      $200,000,000         100%         $200,000,000          ++
2009, Series B........................................

+ Estimated solely for purposes of computing the registration fee pursuant to Rule 457(f).
++   Pursuant to Rule 457(n), no additional filing fee is required, as no separate consideration will be paid for each of the Guarantees by the Guarantors.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FIELD WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

        THE INFORMATION IN THIS PROSPECTUS WILL BE AMENDED OR COMPLETED;

                             DATED AUGUST 13, 1999

PROSPECTUS

                                                                      [LOGO]

LODGIAN FINANCING CORP.

EXCHANGE OFFER FOR
12 1/4% SENIOR SUBORDINATED NOTES DUE 2009

GUARANTEED BY: LODGIAN, INC. AND SUBSIDIARIES OF LODGIAN FINANCING CORP.

    INVESTMENT IN THE EXCHANGE NOTES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 18.

                          TERMS OF THE EXCHANGE OFFER

/ / The Exchange Offer expires at 5:00 p.m., New York City time, on       ,
    1999, unless extended.

/ / The Exchange Offer is not subject to any condition other than that the exchange notes be freely tradeable and that the interests of holders of outstanding notes not be materially adversely affected by consummation of the Exchange Offer.

/ / All outstanding notes that are validly tendered and not validly withdrawn will be exchanged.

/ / Tenders of outstanding notes may be withdrawn at any time prior to the expiration of the Exchange Offer.

/ / The exchange of outstanding notes for exchange notes will not be a taxable event for federal income tax purposes.

/ / We will not receive any proceeds from the Exchange Offer.

/ / The terms of the exchange notes are substantially identical to the outstanding notes, except that the exchange notes will be freely tradeable.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           FORWARD-LOOKING STATEMENTS

    This Prospectus includes forward-looking statements, including our "belief," "anticipation" or "expectation," within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these statements on our beliefs and assumptions, based on information currently available to us. These forward-looking statements are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations set forth under the sections entitled "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

    Forward-looking statements are not guarantees of performance. Our future results and requirements may differ materially from those described in the forward-looking statements. Many of the factors that will determine these results and requirements are beyond our control. In addition to the risks and uncertainties discussed in "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," you should consider those discussed under "Risk Factors" and, among others, the following:

    - general and local economic conditions;

    - risks relating to the acquisition, operation and renovation of hotels;

    - government legislation and regulation;

    - competition in the lodging industry;

    - changes in interest rates;

    - the impact of rapid growth;

    - the availability of capital to finance growth;

    - the historical cyclicality of the lodging industry;

    - year 2000 matters; and

    - other factors described at various times in our filings with the Securities and Exchange Commission.

    These forward-looking statements speak only as of the date of this memorandum. We do not intend to update or revise any forward-looking statements to reflect events or circumstances after the date of this memorandum, including changes in our business strategy or planned capital expenditures, or to reflect the occurrence of unanticipated events.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, 7 World Trade Center, 13(th) Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's website at "http://www.sec.gov." Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    We have filed with the SEC a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth or incorporated by reference in the Registration Statement and the exhibits and schedules related thereto, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities offered by this Prospectus, reference is made to the Registration Statement and the exhibits filed or incorporated as a part thereof. Statements contained in this Prospectus as to the contents of any documents referred to are not necessarily complete and, in each such instance, are qualified in all respects by reference to the applicable documents filed with the SEC.

    All documents that we have filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of all securities to which this Prospectus relates shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which is also incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

    Copies of all documents which are incorporated herein by reference (not including exhibits, unless such exhibits are specifically incorporated by reference in such documents) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of any such person,. Requests for such copies should be directed to Kenneth R. Posner, Chief Financial Officer, Lodgian, Inc., 3445 Peachtree Road N.E., Suite 700, Atlanta, Georgia 30326; telephone: (404) 364-9400.

    No person is authorized to give any information or to make any representations, other than those contained or incorporated by reference in this Prospectus or a Prospectus Supplement, in connection with the offering contemplated thereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any underwriter, dealer or agent. This Prospectus and a Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which they relate and do not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus or a Prospectus Supplement, nor any sale made thereunder, shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or thereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to such date.

                              CERTAIN DEFINITIONS

    Unless otherwise stated in this Prospectus:

    - the "Company" refers to Lodgian, Inc. and its subsidiaries;

    - the "Exchange Notes" refer to the 12 1/4% Senior Subordinated Notes due 2009, Series B;

    - the "Indenture" refers the Indenture, dated as of July 23, 1999, among Lodgian Financing, Lodgian, Inc., the guarantors named therein and Bankers Trust Company, as trustee;

    - the "Notes" refer to the 12 1/4% Senior Subordinated Notes due 2009, Series A and Series B;

    - the "Old Notes" refer to the 12 1/4% Senior Subordinated Notes due 2009, Series A; and

    - "we" or "our" refers to Lodgian, Inc. and its subsidiaries.

    EACH OF THE OTHER CAPITALIZED TERMS USED IN THIS PROSPECTUS AND NOT OTHERWISE DEFINED IN THIS PROSPECTUS HAS THE MEANING SET FORTH IN THE INDENTURE.

                                    SUMMARY

    YOU SHOULD READ THE FOLLOWING SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION REGARDING OUR COMPANY, THE EXCHANGE NOTES BEING OFFERED HEREBY AND OUR CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS. LODGIAN, INC. IS A SUCCESSOR TO SERVICO, INC. ("SERVICO") AS A RESULT OF SERVICO'S MERGER (THE "MERGER") WITH IMPAC HOTEL GROUP, LLC ("IMPAC"), A PRIVATELY OWNED HOTEL OWNERSHIP, MANAGEMENT AND DEVELOPMENT COMPANY. THE MERGER WAS COMPLETED ON DECEMBER 11, 1998. BECAUSE THE MERGER WAS ACCOUNTED FOR UNDER THE PURCHASE ACCOUNTING METHOD, LODGIAN'S RESULTS FOR THE YEAR ENDED 1998 REFLECT IMPAC'S CONTRIBUTIONS ONLY SINCE DECEMBER 11, 1998 UNLESS STATED OTHERWISE. REFERENCES TO THE TERMS "WE," "US," "OUR," AND "OURS" MEAN LODGIAN, INC. ("LODGIAN") AND OUR SUBSIDIARIES, INCLUDING LODGIAN FINANCING CORP. ("LODGIAN FINANCING"), COLLECTIVELY, AND, FOR PERIODS PRIOR TO THE MERGER, SERVICO, INC. AND ITS SUBSIDIARIES AND IMPAC HOTEL GROUP, LLC AND ITS SUBSIDIARIES COMBINED, EXCEPT WHERE IT IS MADE CLEAR THAT THE MEANING IS OTHERWISE.

                                    LODGIAN

GENERAL

    We are one of the largest owners and operators of full-service hotels in the United States, with 134 hotels containing approximately 25,375 rooms located in 35 states and Canada. Our hotels include 124 wholly-owned hotels (including three under construction), 11 hotels in which we have a 50% or greater equity interest, one hotel in which we have a minority equity interest and one hotel managed for a third party. Our hotels are primarily full-service properties which offer food and beverage services, meeting space and banquet facilities and compete in the mid-price and upscale segments of the lodging industry. We believe that these segments have more consistent demand generators than other segments of the lodging industry and that they have recently experienced less development of new properties than other lodging segments, such as the limited service, economy and budget segments. Substantially all of our hotels are affiliated with nationally recognized hospitality franchises. We own and operate hotels under franchise agreements with Marriott International, Bass Hotels and Resorts, the franchisor for the Holiday Inn and Crowne Plaza brands, and the franchisors of the Doubletree, Hilton, Omni, Radisson and Sheraton brands, among others. We are one of the largest Holiday Inn franchisees and one of the largest Marriott franchisees nationally.

    Our success in managing, developing, renovating and repositioning our hotels has resulted in strong relationships with our franchisors. We pride ourselves on the recognition and awards we have received from our franchisors. These awards include, among others:

    - Seven Modernization Awards during the last four consecutive years from Bass Hotels and Resorts;

    - Torchbearer Award for quality for several hotels from Bass Hotels and Resorts;

    - President's Award for quality for three hotels in 1998 from Marriott International;

    - Best New Hotel Opening in 1997 for the Courtyard by Marriott, Tulsa and in 1998 for the Denver Airport Marriott, in each case from Marriott International;

    - Hotel of the Year for the Club Hotel by Doubletree in Philadelphia from Promus Hotels; and

    - "Best New Franchisee" in 1995 from Marriott International.

    Lodgian was formed by Servico's merger with Impac in December 1998. We believe that the Merger enhances our growth potential and provides significant opportunities for operating synergies, due to the complementary nature of the two companies' property portfolios, strategies and core competencies. Both companies had portfolios consisting of full-service properties in the mid-price and upscale segments with leading franchise brands, such as Holiday Inn, Sheraton, Hilton and Doubletree. Both companies pursued a strategy of renovating and repositioning their hotel properties to achieve growth in revenue per available room and profitability and strong returns on capital. Impac developed significant in-house development and construction management capabilities and expertise, while Servico generally relied on others, including Impac, for renovation and redevelopment services. We believe that the addition of Impac's in-house development capabilities and relationships with high quality franchisors, such as Marriott, will enable us to take advantage of more opportunities to reposition our existing hotels, as well as to selectively acquire and develop new hotels. We also believe that we have opportunities to improve the operating performance of Impac's hotels by applying Servico's operating expertise and "best practices." In addition, we believe that we will be able to generate greater value from our portfolio through operating synergies (including opportunities for cost savings in overhead, purchasing, insurance and related activities) achieved as a result of, among other things, national purchasing contracts.

GROWTH STRATEGY

    We have developed a strategy designed to increase our revenues, cash flow and profitability while focusing on return on investment as the primary criterion for growth. Our growth strategy consists primarily of (1) realizing the built-in growth of our existing portfolio, (2) acquiring existing full-service, mid-price and upscale hotels that are in need of substantial renovation and repositioning and (3) developing new full-service, mid-price and upscale hotels, primarily franchised under Marriott brands.

    REALIZE BUILT-IN GROWTH. We intend to capitalize on the substantial investments we have made in the development and renovation of the hotels in our portfolio. From January 1, 1996 through March 31, 1999, we grew from 65 owned hotels with approximately 12,533 rooms to 141 owned hotels (including three under construction) with approximately 26,729 rooms, largely through acquisitions. In that time, we acquired 65 hotels with 12,643 rooms at an average purchase price of $37,900 per room. In that time, we have spent approximately $11,100 per room in our acquired hotels in renovations and other capital assets and expect to spend an additional $35.4 million for planned renovations, for a total expected cost per room of $51,800. From January 1, 1996 through March 31, 1999, we completed development of 11 hotels, initiated development of three hotels and completed renovations on 60 hotels. Through the implementation of our operating strategies, we expect to be well-positioned to realize the built-in growth of our recently renovated and developed properties. We expect to realize significant EBITDA contribution from four newly developed hotels which were completed in 1998, including the Marriott at the Denver Airport in Denver, Colorado, the Residence Inn Little Rock in Little Rock, Arkansas, the Hilton Garden Rio Rancho in Rio Rancho, New Mexico and the Residence Inn Dedham in Boston, Massachusetts. Furthermore, we expect substantial EBITDA contribution from recently renovated hotels, including the Doubletree Club Hollywood in Hollywood, California, the Holiday Inn Anchorage in Anchorage, Alaska, the Mayfair House Coconut Grove in Miami, Florida and the Sheraton West Palm Beach in West Palm Beach, Florida. We cannot assure you that we will realize these expected EBITDA contributions.

    ACQUIRE AND IMPROVE UNDERPERFORMING HOTELS. We seek to capitalize on our management, renovation and development expertise by continuing to acquire underperforming hotels and implementing operational initiatives and repositioning programs to achieve revenue growth and margin improvements. We have generally invested significant capital to renovate and reposition newly acquired hotels. In certain instances, we re-brand hotels to highlight property improvements to the marketplace and to improve average daily rates and market share. We believe that our total cost to acquire and renovate hotels has been significantly less than the cost to construct new hotels with similar facilities. We expect that our relationships throughout the industry and our in-house development capabilities will continue to provide us with a competitive advantage in identifying, evaluating, acquiring, redeveloping and managing hotels that meet our criteria.

    We believe that a number of lodging industry trends will enable us to continue to successfully execute our acquisition, renovation and repositioning strategy, including the following: (1) there has generally been less competition to purchase underperforming hotels than other properties because of the level of expertise required to purchase and efficiently reposition such hotels, and (2) a number of major franchisors, such as Bass Hotels and Resorts, have launched quality improvement initiatives under which owners are required to invest substantial amounts of capital to upgrade older properties or risk having the franchise agreement terminated. We believe that these initiatives will provide us with new acquisition opportunities, as individual or small-portfolio owners are unable or unwilling to invest the capital required to raise quality standards to the level required by franchisors.

    SELECTIVELY DEVELOP NEW HOTELS. We plan to continue to selectively develop new full-service, mid-price and upscale hotels. We intend to develop these properties primarily under the Marriott and Courtyard by Marriott brands due to the high quality image, strong reservations and marketing networks and overall quality management of these brands. We have focused our development in suburbs of metropolitan areas that are experiencing significant demand growth where there have not historically been suitable acquisition targets. We believe that the expertise required to develop such assets generally limits access to the marketplace, and that our in-house development capabilities enable us to develop hotels more efficiently than our competitors.

    Our historical objective has been to develop each property as cost efficiently as possible while meeting quality standards and return on investment objectives. We have developed 12 hotels with 1,389 rooms since 1995. In addition, we have three upscale hotels with 552 rooms under construction, including the Marriott in downtown Portland, Oregon and the Courtyard by Marriott in Livermore, California, which are both scheduled to open in the third quarter of 1999, and the Hilton Garden Inn in Lake Oswego, Oregon, which is scheduled to open in the first quarter of 2000. In addition, at March 31, 1999, we owned four land parcels and held options to purchase two additional land parcels that together would permit the development of six new hotels with a total capacity of approximately 1,270 rooms.

OPERATING STRATEGY

    We have developed a highly focused operating strategy designed to maximize the financial performance of our hotels while providing our guests with high quality service and value. Key elements of our operating strategy include:

    ENHANCE HOTEL PERFORMANCE THROUGH DISCIPLINED CAPITAL INVESTMENT. We seek to reposition and renovate our hotels based on strategic plans designed to address the opportunities presented by each hotel and the hotel's particular market. Renovations include enhancing lobbies, restaurants and public areas, upgrading guest rooms and converting unprofitable lounge areas to meeting rooms to accommodate the needs of business travelers. Renovations often include a substantial exterior renovation to improve the property's overall appearance and appeal. We believe that these renovations enable us to increase both occupancy and room rates and generate attractive returns on our investment.

    SELECTIVE USE OF PREMIUM BRANDS. We believe that the selection of an appropriate franchise brand is essential in positioning a hotel optimally within its local market. Because we are not bound by a single franchise brand, we can choose a franchise relationship that will maximize a hotel's performance in a particular market and complement our management strategies and those of the individual hotel. Since January 1, 1996, we have rebranded 14 hotels to better position them in their competitive markets. We select brands based on factors such as revenue contribution, product quality standards, local presence of the franchisor, brand recognition, target demographics and purchasing efficiencies offered by franchisors.

    INDIVIDUAL HOTEL MANAGEMENT. We seek to maximize the performance of our hotels by developing marketing and business plans specifically tailored for each individual hotel. We develop and implement marketing plans that properly position each hotel within its local market and facilitate targeted sales and marketing efforts. These plans focus on maximizing revenues and improving market share, guest satisfaction and cost controls. We believe that experienced and hands-on management of hotel operations is the most critical element in maximizing revenue and cash flow of hotels, especially in full service hotels. In order to maintain strong performance of the individual hotels, we stress management accountability and entrepreneurship and provide performance-based compensation at the individual hotel and regional levels that we believe is among the most attractive in the industry.

    EFFECTIVE CENTRALIZED CONTROLS AND SUPPORT. We have implemented centralized controls and support that seek to provide corporate and group support services while promoting flexibility and encouraging associates to develop innovative solutions. Our hotels are organized into six regions, each headed by a regional vice president who reports to the chief operating officer. This structure enables us to provide close oversight of property managers at the regional and local levels while ensuring that information, standards and goals are communicated effectively across our entire portfolio. We have established certain uniform productivity standards and skill requirements for hotel associates that we believe increase operating efficiencies by enhancing our ability to measure performance and to allocate associates efficiently within our hotel system.

    LEADING EDGE TECHNOLOGY. We have invested substantial capital in advanced information systems that allow for increased timely and accurate reporting of operational and financial data, among many other capabilities. We are also in the process of implementing Oracle web-based technology, which will permit (1) more accurate and efficient revenue and expense reporting and forecasting by providing real-time access to financial information, (2) improved labor and cash management and (3) the ability to monitor from any location daily revenue results, labor costs and expenses of every one of our hotels. Through our intranet, we also can provide real-time reporting, distribute corporate communications and disseminate critical information to our associates company-wide.

    CENTRALIZED RESERVATIONS AND SALES SUPPORT. We currently operate a revenue center in Baton Rouge, Louisiana that maintains the reservation system for 51 Holiday Inn hotels, with 31 hotels expected to be added by the end of August 1999. We believe that the revenue center is the first of its kind in the hotel industry, and we expect it will be able to cover multiple hotel brands in the near future. The revenue center improves the efficiency of our hotel reservation process by freeing up hotel associates to service guests and allowing dedicated reservation agents to focus on taking reservations. We believe that dedicated reservation agents convert a higher number of inquiries into actual reservations than hotel associates with multiple responsibilities. Specialists at the revenue center have complete access to the property reservation systems and price each room according to market demand, inventory supply and competitor strategies. The revenue center also has a group sales center which enables hotel salespeople to focus on direct sales and marketing efforts and building and maintaining client relationships.

RECENT DEVELOPMENTS

    In December 1998, Robert Cole, the President of Impac, became our Chief Executive Officer and President, replacing David Buddemeyer, Servico's Chairman and Chief Executive Officer, who resigned from Servico in November 1998. In addition, in April 1999, Kenneth R. Posner became our Chief Financial Officer, replacing Warren Knight, who resigned from Lodgian in February 1999. Mr. Posner previously had served as Chief Financial Officer of the Hyatt Group of Companies since 1981. Upon completion of the Merger, we closed Servico's headquarters in West Palm Beach, Florida and relocated to Impac's headquarters in Atlanta, Georgia.

    On July 23, 1999, we issued and sold the Old Notes. We used the net proceeds of the offering of the Old Notes, together with borrowings under our new credit facility, to:

    - repay approximately $278 million of indebtedness under mortgage notes owed to Lehman Brothers Holding, Inc;

    - repay on September 13, 1999 approximately $132.5 million of indebtedness under mortgage notes owed to Nomura Asset Capital Corporation;

    - repay approximately $5.7 million of indebtedness under mortgage notes owed to Bank One, Louisiana, National Association;

    - pay exit, prepayment and other fees; and

    - use as working capital for general corporate purposes.

    Concurrently with the closing of the offering of the Old Notes, Lodgian Financing entered into a $315.0 million secured credit facility with a $50.0 million revolving facility maturing on April 15, 2004 and up to $265.0 million maturing no later than July 31, 2006. Approximately $107.5 million of the facility was funded at closing, with the remainder of the facility to be drawn under certain conditions. The new credit facility is guaranteed by certain of Lodgian's subsidiaries and secured by the stock or equity interest in Lodgian Financing and certain of Lodgian Financing's existing subsidiaries and by mortgages on each of the hotel properties owned through Lodgian Financing. Morgan Stanley Senior Funding Inc., an affiliate of Morgan Stanley & Co. Incorporated, acted as co-lead arranger, joint book manager and syndication agent and one of the lenders under our new credit facility. An affiliate of Lehman Brothers Inc. acted as co-lead arranger, joint book manager and documentation agent and one of the lenders under our new credit facility.

    On June 24, 1999, we sold our joint venture interest in our European hotel portfolio, which consisted of six hotels. We received approximately $6.0 million at closing and expect to receive an additional $1.5 million in net proceeds from the sale. As a result of this transaction, we no longer have operations in Europe.

CORPORATE ORGANIZATION

    The following diagram sets forth our corporate structure, after the closing of the offering of the Notes and the establishment of our new credit facility.

                                    [CHART]

------------------------

(1) We plan to use borrowings under our new credit facility to repay our Nomura Impac I mortgage notes in September 1999. At the time of repayment, the entity owning the 22 Nomura Impac I properties will become a direct subsidiary of Lodgian Financing Corp. and will guarantee our new credit facility and the Notes.

    Lodgian Financing is the issuer of the notes and the borrower under the new credit facility. Lodgian, Inc. and each of Lodgian Financing's wholly-owned subsidiaries guarantee the notes, on an unsecured senior subordinated basis, and each of Lodgian Financing's wholly-owned subsidiaries guarantee our new credit facility. All but one of Lodgian Financing's hotel properties is held through wholly-owned subsidiaries. Certain of Lodgian's other subsidiaries guarantee our new credit facility but not the notes. Our new credit facility is secured by the stock or equity interests of certain of Lodgian's subsidiaries and by mortgages on each of the hotel properties held through Lodgian Financing.

    Our corporate headquarters are located at Lodgian, Inc., 3445 Peachtree Road, N.E., Suite 700, Atlanta, Georgia 30326, telephone (404) 364-9400.

                                  THE OFFERING

    THE FOLLOWING SUMMARY IS PROVIDED SOLELY FOR YOUR CONVENIENCE AND IS NOT INTENDED TO BE COMPLETE. YOU SHOULD READ AND CONSIDER THE MORE SPECIFIC DETAILS CONTAINED IN THIS PROSPECTUS. SEE "THE EXCHANGE OFFER" AND "DESCRIPTION OF THE NOTES."

Registration Rights...............  You are entitled to exchange your notes for freely tradeable exchange notes with substantially identical
                                    terms. The Exchange Offer is intended to satisfy your
                                    exchange rights. After the Exchange Offer is complete,
                                    you will no longer be entitled to any exchange or
                                    registration rights with respect to your notes.
                                    Accordingly, if you do not exchange your notes, you will
                                    not be able to reoffer, resell or otherwise dispose of
                                    your notes unless you comply with the registration and
                                    prospectus delivery requirements of the Securities Act
                                    of 1933, as amended (the "Securities Act") or there is
                                    an exemption available.

The Exchange Offer................  We are offering to exchange $1,000 principal amount of our 12 1/4% Senior Subordinated Notes due 2009, Series
                                    B, which have been registered under the Securities Act,
                                    for $1,000 principal amount of our outstanding 12 1/4%
                                    Senior Subordinated Notes due 2009, Series A, which were
                                    issued in a private offering in July 1999. As of the
                                    date of this Prospectus, there are $200.0 million of
                                    notes outstanding. We will issue exchange notes promptly
                                    after the expiration of the Exchange Offer.

Resales...........................  We believe that the exchange notes issued in the
                                    Exchange Offer may be offered for resale, resold or
                                    otherwise transferred by you without compliance with the
                                    registration and prospectus delivery requirements of the
                                    Securities Act provided that:

                                        - you are acquiring the exchange notes in the
                                        ordinary course of your business;

                                        - you are not participating, do not intend to
                                        participate and have no arrangement or understanding
                                          with any person to participate, in a distribution
                                          of the Exchange Notes; and

                                        - you are not an "affiliate" of ours.

                                    If you do not meet the above criteria, you will have to
                                    comply with the registration and prospectus delivery
                                    requirements of the Securities Act in connection with
                                    any reoffer, resale or other disposition of your
                                    Exchange Notes.

                                    Each broker or dealer that receives Exchange Notes for
                                    its own account in exchange for outstanding notes that
                                    were acquired as a result of market-making or other
                                    trading activities must acknowledge that it will deliver
                                    this Prospectus in connection with any sale of Exchange
                                    Notes.

Expiration Date...................  5:00 p.m., New York City time, on         , 1998, unless
                                    we extend the expiration date.

Accrued Interest on the Exchange
  Notes and Old Notes.............  The Exchange Notes will bear interest from July 23,
                                    1999. If your outstanding notes are accepted for
                                    exchange, then you will waive interest on such
                                    outstanding notes accrued and unpaid to the date the
                                    Exchange Notes are issued.

Conditions to the Exchange
  Offer...........................  The Exchange Offer is not subject to any condition other than that the Exchange Notes be freely tradeable and
                                    that the interests of holders of outstanding notes not
                                    be materially adversely affected by consummation of the
                                    Exchange Offer. See "The Exchange Offer--Conditions."

Procedures for Tendering Old
  Notes...........................  If you wish to tender outstanding notes, you must complete, sign and date the Letter of Transmittal, or a
                                    facsimile of it, in accordance with its instructions and
                                    transmit the Letter of Transmittal, together with your
                                    notes to be exchanged and any other required
                                    documentation to Bankers Trust Company, who is the
                                    exchange agent, at the address set forth in the Letter
                                    of Transmittal by 5:00 p.m. New York City time, on the
                                    expiration date. See "The Exchange Offer--Procedures for
                                    Tendering." By executing the Letter of Transmittal, you
                                    will represent to us that you are acquiring the Exchange
                                    Notes in the ordinary course of your business, that you
                                    are not participating, do not intend to participate and
                                    have no arrangement or understanding with any person to
                                    participate in the distribution of Exchange Notes, and
                                    that you are not an "affiliate" of ours. See "The
                                    Exchange Offer--Procedures for Tendering."

Special Procedures for Beneficial
  Holders.........................  If you are the beneficial holder of notes that are registered in the name of your broker, dealer,
                                    commercial bank, trust company or other nominee, and you
                                    wish to tender in the Exchange Offer, you should contact
                                    the person in whose name your notes are registered
                                    promptly and instruct such person to tender on your
                                    behalf. See "The Exchange Offer--Procedures for
                                    Tendering."

Guaranteed Delivery Procedures....  If you wish to tender your notes and you cannot deliver your notes, the Letter of Transmittal or any other
                                    required documents to the exchange agent before the
                                    expiration date, you may tender your notes according to
                                    the guaranteed delivery procedures set forth in "The
                                    Exchange Offer--Guaranteed Delivery Procedures."

Withdrawal Rights.................  Tenders may be withdrawn at any time before 5:00 p.m.,
                                    New York City time, on the expiration date.

Acceptance of Old Notes and
  Delivery of Exchange Notes......  Subject to certain conditions, we will accept for exchange any and all outstanding notes which are
                                    properly tendered in the Exchange Offer before 5:00
                                    p.m., New York City time, on the expiration date. The
                                    Exchange Notes will be delivered promptly after the
                                    expiration date. See "The Exchange Offer--Terms of the
                                    Exchange Offer."

Certain U.S. Federal Tax
  Considerations..................  The exchange of Old Notes for Exchange Notes pursuant to the Exchange Offer will not be a taxable event for U.S.
                                    federal income tax purposes. You will not recognize any
                                    taxable gain or loss as a result of such exchange and
                                    will have the same tax basis and holding period in the
                                    Exchange Notes as you had in the Old Notes immediately
                                    before the exchange.

Exchange Agent....................  Bankers Trust Company is serving as exchange agent in connection with the Exchange Offer. The mailing address
                                    of the exchange agent is BT Services Tennessee, Inc.,
                                    Reorganization Unit, P.O. Box 292737, Nashville,
                                    Tennessee 37229-2737, fax number (615) 835-3701.
                                    Deliveries by overnight courier should be addressed to
                                    BT Services Tennessee, Inc., Corporate Trust and Agency
                                    Group, Reorganization Unit, 648 Grassmere Park Road,
                                    Nashville, Tennessee 37211, confirm by telephone at
                                    (615) 835-3572. Deliveries by hand should be addressed
                                    to Bankers Trust Company, Corporate Trust and Agency
                                    Group, Receipt & Delivery Window, 123 Washington Street,
                                    1st Floor, New York, New York 10006. For information
                                    about the Exchange Offer, call the exchange agent at
                                    telephone number: (800) 735-7777.

                             SUMMARY OF TERMS OF EXCHANGE NOTES

Securities Offered................  $200.0 million aggregate principal amount of 12 1/4%
                                    Senior Subordinated Notes due 2009, Series B.

Issuer............................  Lodgian Financing Corp.

Guarantors........................  Lodgian, Inc., Sheffield Motel Enterprises, Inc., Dothan
                                    Hospitality 3053, Inc., Dothan Hospitality 3071, Inc.,
                                    Gadsden Hospitality, Inc., Servico Flagstaff, Inc.,
                                    Lodgian Anaheim Inc, Lodgian Ontario Inc., Servico
                                    Pensacola, Inc., Servico Pensacola 7200, Inc., Servico
                                    Pensacola 7330, Inc., Servico Ft. Pierce, Inc., AMI
                                    Operating Partners, L.P., Servico West Palm Beach, Inc.,
                                    Servico Winter Haven, Inc., Servico Silver Spring, Inc.,
                                    Albany Hotel, Inc., Palm Beach Motel Enterprises, Inc.,
                                    Servico Northwoods, Inc., Servico Windsor, Inc.,
                                    Brunswick Motel Enterprises, Inc., Little Rock Lodging
                                    Associates I, L.P., Atlanta Hillsboro Lodging, LLC,
                                    Lodgian Richmond, L.L.C., Servico Rolling Meadows, Inc.,
                                    Servico Cedar Rapids, Inc., Servico Metairie, Inc.,
                                    Servico Columbia, Inc., Servico Colesville, Inc.,
                                    Servico Maryland, Inc., NH Motel Enterprises, Inc.,
                                    Minneapolis Motel Enterprises, Inc., Servico Roseville,
                                    Inc., Lodgian Mount Laurel, Inc., Servico Jamestown,
                                    Inc., Servico New York, Inc., Servico Niagara Falls,
                                    Inc., Servico Grand Island, Inc., Fayetteville Motel
                                    Enterprises, Inc., Apico Inns of Green Tree, Inc., Apico
                                    Hills, Inc., Servico Hilton Head, Inc., Servico Austin,
                                    Inc., Servico Market Center, Inc., Servico Houston, Inc.

Maturity Date.....................  July 15, 2009.

Interest Payment Dates............  January 15 and July 15, beginning January 15, 2000.

Ranking...........................  The Exchange Notes will be unsecured senior obligations of Lodgian Financing Corp. and will rank:

                                        - junior in right of payment to all existing and
                                        future debt that is senior indebtedness under the
                                          Indenture (including obligations under our new
                                          credit facility);

                                        - equal in right of payment with any of our future
                                        debt that is senior subordinated indebtedness under
                                          the Indenture; and

                                        - senior in right of payment to all our debt that is
                                          subordinated indebtedness under the Indenture,
                                          including our convertible debentures (the
                                          "Convertible Debentures") underlying the
                                          convertible redeemable equity structure trust
                                          securities (the "CRESTS") issued by a subsidiary
                                          trust.

                                    Each guarantee will be subordinated to all of the
                                    guarantors' senior debt to the same extent as the
                                    Exchange Notes are subordinated to Lodgian Financing's
                                    senior debt. However, until we repay the Nomura Impac I
                                    loan referred to above in September 1999, the guarantee
                                    of Lodgian, Inc. will be junior solely to the guarantees
                                    under the Nomura Impac loans and the new credit
                                    facility.

                                    The indebtedness under our new revolving credit facility
                                    is secured by the stock or equity interests of certain
                                    of Lodgian's subsidiaries and by mortgages on each of
                                    the hotel properties held through Lodgian Financing. As
                                    of July 30, 1999, we had unused commitments of $
                                    million outstanding under our new revolving credit
                                    facility.

Optional Redemption...............  The Exchange Notes will be redeemable, in whole or in part, at our option, on or after July 15, 2004 at the
                                    redemption prices set forth under "Description of the
                                    Notes," plus accrued and unpaid interest to the date of
                                    redemption. In addition, at any time on or prior to July
                                    15, 2002, we may redeem up to 35% of the principal
                                    amount of the Exchange Notes with the proceeds of one or
                                    more offerings of our capital stock (other than to any
                                    subsidiary), at a price equal to 112.250% of their
                                    principal amount, plus accrued interest to the date of
                                    redemption; PROVIDED that at least 65% of the aggregate
                                    principal amount of notes remains outstanding. See
                                    "Description of the Notes--Optional Redemption."

Change of Control.................  Upon a change of control, holders of the notes will have the right to require us to repurchase their notes at a
                                    price equal to 101% of their principal amount plus
                                    accrued interest to the date of repurchase. See
                                    "Description of the Notes--Repurchase of Notes upon a
                                    Change of Control."

Certain Covenants.................  The indenture governing the exchange notes contains certain covenants that restrict our subsidiaries'
                                    ability to:

                                        - incur debt;

                                        - pay dividends on, or redeem, capital stock, make
                                          investments or redeem subordinated debt;

                                        - dispose of assets;

                                        - sell stock of subsidiaries;

                                        - engage in transactions with affiliates;

                                        - create liens securing subordinated debt; and

                                        - engage in mergers or consolidations

                                    However, these limitations will be subject to a number
                                    of important qualifications and exceptions. See
                                    "Description of the Notes--Covenants."

                                USE OF PROCEEDS

    We will not receive any proceeds from the Exchange Offer. See "Use of Proceeds." We have agreed to bear the expenses of the Exchange Offer. No underwriter is being used in connection with the Exchange Offer.

                                  RISK FACTORS

    You should consider carefully all of the information contained in this memorandum and, in particular, you should evaluate the specific factors under "Risk Factors" before deciding to invest in the Notes.

                        SUMMARY FINANCIAL AND OTHER DATA

    The following table presents summary historical consolidated financial data of Lodgian for the years ended December 31, 1996, 1997 and 1998 and the three months ended March 31, 1998 and 1999 and summary pro forma consolidated financial data of Lodgian for the year ended December 31, 1998. We derived the historical consolidated financial data for each of the three years in the period ended December 31, 1998 from our audited consolidated financial statements. We derived the historical financial data as of and for the three months ended March 31, 1998 and 1999 from our unaudited consolidated financial statements. We believe the financial statements for these periods have been prepared on the same basis as our audited consolidated financial statements and include all adjustments (consisting only of normal recurring items) necessary for a fair and consistent presentation of Lodgian's results of operations and financial position for these periods and as of these dates. The summary consolidated financial data for the six month period ended June 30, 1999 contains interim capsule information that has not been previously filed with the SEC under Form 10-Q. Historical results for the interim periods are not necessarily indicative of the results that might be expected for the entire year ending December 31, 1999.

    The pro forma statement of operations data for the year ended December 31, 1998 give effect to:

    (1) the Merger;

    (2) the 1998 acquisitions of AMI Operating Partners, L.P. (after the sale of three of the 14 acquired properties) and the Boston Revere Hotel;

    (3) the offering of the CRESTS and the repayment of debt with the proceeds; and

    (4) the offering of the Old Notes and borrowings under our new credit facility and the application of the proceeds thereof, as if each such transaction occurred on January 1, 1998.

    The summary financial data presented below should be read along with "Unaudited Pro Forma Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements contained elsewhere in this memorandum.

                                                                                                   THREE MONTHS ENDED
                                                              YEAR ENDED DECEMBER 31,                  MARCH 31,
                                                    --------------------------------------------  --------------------
                                                                ACTUAL                PRO FORMA          ACTUAL
                                                    -------------------------------  -----------  --------------------

                                                      1996       1997       1998        1998        1998       1999
                                                    ---------  ---------  ---------  -----------  ---------  ---------
                                                                                     (UNAUDITED)      (UNAUDITED)
                                                            (IN THOUSANDS, EXCEPT RATIOS AND STATISTICAL DATA)
STATEMENT OF OPERATIONS DATA:
Revenues..........................................  $ 239,526  $ 276,657  $ 395,214   $ 568,024   $  82,881  $ 135,804
Direct operating expenses.........................     96,428    110,527    156,959     220,889      33,156     50,372
General and administrative........................      9,297      8,973     10,080      16,859       2,387      5,229
Depreciation and amortization.....................     18,677     23,023     31,114      48,099       7,207     13,750
Other hotel operating expenses....................     77,183     88,036    129,950     195,776      27,650     47,840
                                                    ---------  ---------  ---------  -----------  ---------  ---------
Income from operations............................     37,941     46,098     67,111      86,401      12,481     18,613
Other income (expense):
  Interest income and other.......................      1,723      1,720      1,260       2,122         454        348
  Interest expense................................    (29,443)   (25,909)   (30,378)    (63,649)     (7,846)   (19,128)
  Non-recurring items(1)..........................      3,612         --    (35,324)    (46,428)         --         --
Minority interests:
  Preferred redeemable securities.................         --         --     (6,475)    (12,250)         --     (3,159)
  Other...........................................     (2,060)      (960)    (1,436)     (1,318)        (94)      (744)
                                                    ---------  ---------  ---------  -----------  ---------  ---------
Income (loss) before income taxes and
  extraordinary item..............................     11,773     20,949     (5,242)    (35,122)      4,995     (4,070)
Provision (benefit) for income taxes..............      3,225      8,379     (2,097)    (14,049)      1,999     (1,628)
                                                    ---------  ---------  ---------  -----------  ---------  ---------
Income (loss) before extraordinary item...........      8,548     12,570     (3,145)    (21,073)      2,996     (2,442)
                                                                                     -----------
                                                                                     -----------
Extraordinary item, net of taxes..................       (348)    (3,751)    (2,076)                     --         --
                                                    ---------  ---------  ---------               ---------  ---------
Net income (loss).................................  $   8,200  $   8,819  $  (5,221)              $   2,996  $  (2,442)
                                                    ---------  ---------  ---------               ---------  ---------
                                                    ---------  ---------  ---------               ---------  ---------
OTHER DATA:
EBITDA(2).........................................  $  57,915  $  69,559  $  98,225   $ 134,500   $  19,828  $  32,857
Ratio of earnings to fixed charges(3).............        1.4x       1.7x        --          --         1.5x        --
Capital expenditures and acquisitions.............  $  96,635  $ 203,406  $ 186,384   $ 118,667   $  49,669  $  29,848
Total debt/EBITDA(4)..............................        5.3x       4.7x       8.7x        6.3x        N/A        N/A

EBITDA/interest expense...........................        2.0x       2.7x       3.2x        2.1x        2.5x       1.7x
Number of hotels owned at end of period...........         57         69        142         142          73        141
Number of rooms owned at end of period............     11,059     14,061     26,889      26,889      15,165     26,729
Occupancy(5)......................................       64.4%      60.9%      60.9%       60.3%       57.7%      57.8%
Average daily rate(6).............................  $   69.47  $   71.90  $   73.52   $   73.17   $   74.25  $   74.23
RevPAR(7).........................................  $   44.72  $   43.82  $   44.77   $   44.12   $   42.84  $   42.90
Available room nights(8)..........................  3,487,689  4,107,066  5,844,637   9,107,862   1,312,892  2,441,299

                                            (FOOTNOTES APPEAR ON FOLLOWING PAGE)

                                                                                              SIX MONTHS ENDED
                                                                                                  JUNE 30,
                                                                                            --------------------
                                                                                              1998       1999
                                                                                            ---------  ---------
                                                                                                (UNAUDITED)
CAPSULE INFORMATION(9):
Revenues..................................................................................  $ 185,269  $ 295,667
Operating expenses:
  Direct:
    Rooms.................................................................................     34,072     57,122
    Food and beverage.....................................................................     38,460     50,541
    Other.................................................................................      5,318      8,216
  General and administrative..............................................................      4,829     11,367
  Depreciation and amortization...........................................................     14,759     27,500
  Other...................................................................................     53,634     85,143
                                                                                            ---------  ---------
Total operating expenses..................................................................    151,072    239,889

Income from operations....................................................................     34,197     55,778
Interest expense..........................................................................    (16,132)   (37,139)
Minority interest--preferred redeemable securities........................................       (311)    (6,814)
Other income (expense)....................................................................       (123)      (493)
Non-recurring items.......................................................................       (432)        --
                                                                                            ---------  ---------
Income before income taxes and extraordinary item.........................................     17,199     11,332
Provision for income taxes................................................................      6,880      4,533
                                                                                            ---------  ---------
Income before extraordinary item..........................................................     10,319      6,799
Extraordinary item, net of tax............................................................     (1,095)        --
                                                                                            ---------  ---------
Net income................................................................................  $   9,224  $   6,799
                                                                                            ---------  ---------
                                                                                            ---------  ---------

Earnings per common share:
  Income before extraordinary item........................................................  $    0.49  $    0.25
  Extraordinary item......................................................................      (0.05)        --
                                                                                            ---------  ---------
  Net income..............................................................................  $    0.44  $    0.25
                                                                                            ---------  ---------
                                                                                            ---------  ---------
Earnings per common share--assuming dilution:
  Income before extraordinary item........................................................  $    0.49  $    0.25
  Extraordinary item......................................................................      (0.05)        --
                                                                                            ---------  ---------
  Net income..............................................................................  $    0.44  $    0.25
                                                                                            ---------  ---------
                                                                                            ---------  ---------

                                                                AS OF DECEMBER 31,          AS OF MARCH 31, 1999
                                                          -------------------------------  ----------------------
                                                            1996       1997       1998      ACTUAL    AS ADJUSTED
                                                          ---------  ---------  ---------  ---------  -----------

                                                                                                (UNAUDITED)
                                                                              (IN THOUSANDS)
BALANCE SHEET DATA:
Property and equipment, net.............................  $ 364,922  $ 534,080  $1,317,470 $1,329,968  $1,329,968
Total assets............................................    439,786    627,651  1,497,921  1,494,680   1,500,564
Long-term obligations, less current portion.............    284,880    323,320    816,644    818,627     870,043
Minority interests:
  Preferred redeemable securities.......................         --         --    175,000    175,000     175,000
  Other.................................................     19,627     13,555     15,021     15,642      15,642
Total stockholders' equity..............................     74,738    239,535    283,767    281,525     265,606

(1) Non-recurring items were as follows:

                                                                                  YEAR ENDED DECEMBER 31,
                                                                        --------------------------------------------
                                                                                    ACTUAL                PRO FORMA
                                                                        -------------------------------  -----------

                                                                          1996       1997       1998        1998
                                                                        ---------  ---------  ---------  -----------
                                                                                                         (UNAUDITED)
Gain on litigation settlement.........................................  $   3,612  $      --  $      --   $      --
Other non-recurring expense...........................................         --         --       (432)       (432)
Settlement on treasury rate lock transaction..........................         --         --    (31,492)    (31,492)
Severance and other...................................................         --         --     (3,400)    (14,504)
                                                                        ---------  ---------  ---------  -----------
  Total...............................................................  $   3,612  $      --  $ (35,324)  $ (46,428)
                                                                        ---------  ---------  ---------  -----------
                                                                        ---------  ---------  ---------  -----------

(2) "EBITDA" represents earnings before interest, income taxes, depreciation and amortization. EBITDA is provided because it is a measure commonly used in the lodging industry. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flow as a measure of liquidity. EBITDA is not necessarily comparable with similarly titled measures for other companies.

(3) For purposes of calculating the ratio of earnings to fixed charges, earnings are determined by adding fixed charges (excluding capitalized interest) and amortization of capitalized interest to earnings before income taxes. Fixed charges consist of (i) interest expense (including amortization of debt issuance costs), (ii) capitalized interest, (iii) dividends paid on the CRESTS and (iv) the portion of rent expense considered interest. Excluding the non-recurring items for actual 1998 and pro forma 1998, the ratios would have been 1.7x and 1.1x respectively. For the year ended December 31, 1998, actual and pro forma, and the three months ended March 31, 1999, our earnings were insufficient to cover our fixed charges by $6.8 million, $41.0 million, and $5.1 million, respectively.

(4) Based on debt at the end of the period. Excludes $175.0 million of CRESTS.

(5) Occupancy is determined by dividing the total rooms occupied for the period by the total available room nights for such period. We include rooms being renovated or otherwise unavailable in determining the total available room nights.

(6) Average daily rate is determined by dividing room revenue for the period by the number of rooms occupied for the period.

(7) "RevPAR" means revenue per available room per day, which is calculated as average daily rate multiplied by the occupancy.

(8) Total rooms multiplied by number of days in the period. Includes rooms being renovated or otherwise unavailable. Historically, Servico had not included rooms being renovated or otherwise unavailable.

(9) Our results for the six months ended June 30, 1999 have been materially affected by the Merger and the acquisitions of AMI and the Boston Revere Hotel, that were recorded under the purchase method of accounting.

                                  RISK FACTORS

    YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS AND THE OTHER INFORMATION IN THIS PROSPECTUS. THIS SECTION INCLUDES OR REFERS TO CERTAIN FORWARD-LOOKING STATEMENTS. YOU SHOULD REFER TO THE EXPLANATION OF THE QUALIFICATIONS AND LIMITATIONS ON SUCH FORWARD-LOOKING STATEMENTS DISCUSSED UNDER THE HEADING "FORWARD-LOOKING STATEMENTS" IN THIS PROSPECTUS.

OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND PREVENT US FROM FULFILLING OUR OBLIGATION UNDER THESE NOTES

    We have a substantial amount of debt. As of March 31, 1999, after giving effect to the offering of the Notes and borrowings under our new credit facility and the application of the net proceeds thereof, we would have had outstanding debt of $887.0 million and the ability to borrow an additional $20.5 million under our existing agreements and $75.0 million under our new credit facility. These additional borrowings under our new credit facility would be for designated construction projects and for general corporate purposes. The Indenture permits us to incur additional debt, subject to specified limitations. See "Description of Certain Indebtedness and Preferred Stock" and "Description of the Notes."

    Our substantial indebtedness could interfere with the ability to pay interest and principal on the Notes and may have important consequences for our operations, including:

    - we may not have sufficient funds to pay interest on, and principal of, our debt (including the Notes);

    - we will have to dedicate a substantial portion of our cash flow from operations to the payment of interest on, and principal of, our debt, which will reduce funds available for other purposes;

    - we may not be able to fund capital expenditures, working capital and other corporate requirements;

    - we may not be able to obtain additional financing; and

    - our ability to adjust to changing market conditions and to withstand competitive pressures could be limited, and we may be vulnerable to additional risk if there is a downturn in general economic conditions or our business.

    In addition, as of March 31, 1999, after giving effect to the offering of the Notes and borrowings under our new credit facility and the application of the net proceeds thereof, $437.6 million of our debt would have had variable rates of interest, which could result in higher interest expense if interest rates increase.

    We have a significant amount of debt that will mature prior to the maturity of the Notes, and this debt and the Notes may need to be refinanced at their maturity. Our ability to refinance our debt will depend upon several factors, including our financial condition at the time, the restrictions in the existing debt agreements and other factors, including market condition, which are beyond our control. We cannot assure you that we will be able to obtain any necessary refinancing on terms that are acceptable to us.

    The following chart is presented assuming we had completed the offering of the Notes and have made borrowings under our new credit facility and applied the proceeds as they were so applied:

                                                                                                 AT MARCH 31, 1999
                                                                                                 -----------------
                                                                                                   (IN MILLIONS)
Total indebtedness.............................................................................      $   887.0
Indebtedness senior to the Notes (includes debt of subsidiaries that are not guarantors).......      $   687.0

    In addition, at March 31, 1999, we had $175.0 million of Convertible Debentures underlying the CRESTS outstanding. See "Description of Certain Indebtedness and Preferred Stock--CRESTS."

TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH, AND OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL

    Our ability to make payments on our debt, including the Notes, depends on our future operating performance, which is subject to general economic and competitive conditions and to financial, business, regulatory and other factors, many of which we cannot control. If our cash flow from operations is insufficient, we may take specific actions, including delaying or reducing capital expenditures, attempting to restructure or refinance our debt, deferring scheduled CRESTS dividends, selling assets or operations, or seeking additional equity capital. We may be unable to take any of these actions on satisfactory terms or in a timely manner. Further, any of these actions may not be sufficient to allow us to meet our debt obligations. Our existing debt agreements limit our ability to take certain of these actions. The Indenture will contain similar restrictions. See "--Our Debt Instruments Restrict Our Ability to Enter into Certain Transactions." Our failure to earn enough to pay our debts or to successfully undertake any of these actions could, among other things, materially and adversely affect the market value of the Notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Description of Certain Indebtedness and Preferred Stock" and "Description of the Notes."

SUBORDINATION OF THE NOTES AND NOTE GUARANTEES; ASSET ENCUMBRANCES--EXISTENCE OF SENIOR DEBT COULD LIMIT THE ABILITY OF LODGIAN FINANCING AND THE GUARANTORS TO FULFILL THEIR OBLIGATIONS UNDER THE NOTES AND THE NOTE GUARANTEES

    The right to payment on the Notes and the guarantees is subordinate to all of the existing and future debt of Lodgian Financing and the guarantors that is senior indebtedness under the Indenture. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, Lodgian Financing's assets will be available to pay obligations on the Notes, and the assets of Lodgian and the subsidiary guarantors will be available to pay their obligations under their respective guarantees, only after all our outstanding senior indebtedness has been paid in full. There may not be sufficient assets remaining to make payments on amounts due on any or all of the Notes then outstanding or on the guarantees. In addition, under particular circumstances, a default in the payment of some senior indebtedness prohibits Lodgian Financing or the guarantors from making payments on the Notes or the guarantees. As of March 31, 1999, after giving effect to the offering of the Notes and borrowings under our new credit facility and the application of the net proceeds thereof, our outstanding senior indebtedness would have been $376.0 million (which includes $136.0 million of guarantees of debt of subsidiaries that are not guaranteeing the Notes), and we would have had $447.0 million of debt outstanding at subsidiaries that have not guaranteed the Notes. Although the Indenture limits the amount of debt that we may incur, the amount of debt we incur could be substantial and could be senior indebtedness. See "Description of the Notes."

    The Notes and the guarantees are unsecured and effectively rank junior in right of payment to any of our secured debt to the extent of the value of the assets securing that debt. Our secured debt includes debt incurred under our mortgage notes and credit facilities, which is secured by liens on substantially all of our assets. If an event of default were to occur under our mortgage notes or credit facilities, the lenders could foreclose on the assets regardless of any default with respect to the Notes or the guarantees. The assets would first be used to repay in full all amounts outstanding under our mortgage notes and credit facilities. There may not be sufficient value to repay the outstanding principal amount of the Notes or the guarantees.

COMPANY STRUCTURE; STRUCTURAL SUBORDINATION--FUNDS FROM SUBSIDIARIES MAY NOT BE SUFFICIENT FOR US TO MAKE PAYMENTS ON THE NOTES

    Lodgian is a holding company whose primary assets consist of shares of Lodgian Financing, Servico and Impac. Lodgian Financing is a holding company whose operations are conducted through its direct or indirect subsidiaries. As a result, Lodgian Financing will be dependent on dividends and other distributions from its subsidiaries for the funds necessary to make payments on the Notes. The Notes are guaranteed on an unsecured senior subordinated basis by Lodgian and each of the wholly-owned subsidiaries of Lodgian Financing. Under our new credit facility, our subsidiaries Impac Hotel Group, LLC and Servico, Inc. are restricted from making distributions to Lodgian, other than tax distributions, but can make other distributions to Lodgian Financing.

    Holders of the Notes will effectively be junior to all creditors of our subsidiaries that are not guarantors. As of March 31, 1999, after giving effect to the offering of the Notes and borrowings under our new credit facility and the application of the net proceeds thereof, the total liabilities of these subsidiaries would have been approximately $604.3 million, including trade payables, and $447.0 million of debt.

    The direct and indirect subsidiaries of Lodgian Financing are legally distinct entities from us and, except for the subsidiary guarantors, have no obligation to pay amounts due under the Notes or to make funds available for payment. The ability of our subsidiaries to make these payments is subject to the availability of funds and the terms of these subsidiaries' indebtedness, among other things. For example, our mortgage notes and credit facilities restrict the ability of our subsidiaries to pay dividends or make other distributions.

SUBSIDIARY GUARANTEES COULD BE DEEMED TO BE FRAUDULENT CONVEYANCES

    All wholly-owned subsidiaries of Lodgian Financing guarantee the Notes. The issuance of these subsidiary guarantees could be subject to review under applicable fraudulent transfer or conveyance laws in a bankruptcy or other similar proceeding. Under these laws, the issuance of a guarantee will be a fraudulent conveyance if either (1) the subsidiary issued the guarantee with intent of hindering, delaying or defrauding its creditors, or (2) the subsidiary received less than reasonably equivalent value or fair consideration in return for issuing the guarantee, and, in the case of (2) only, one of the following is also true:

    - the subsidiary was insolvent or became insolvent when it issued the guarantee,

    - issuing the guarantee left the subsidiary with an unreasonably small amount of capital, or

    - the subsidiary intended to, or believed that it would, be unable to pay its debts as they matured.

    If the issuance of the subsidiary guarantee were a fraudulent conveyance, a court could, among other things, void the subsidiary's obligations under the guarantee and require the repayment of any amounts paid thereunder.

    Generally, an entity will be considered insolvent if:

    - the sum of its debts is greater that the fair value of its property,

    - the present fair value of its assets is less than the amount that it will be required to pay on its existing debts as they become due, or

    - it cannot pay its debts as they become due.

    We believe, however, that upon issuance of the Notes, our subsidiaries are solvent, have sufficient capital to carry on their businesses and are able to pay their debts as they mature. We cannot be sure, however, as to what standard a court would apply in making such determinations or that a court would reach the same conclusions with regard to these issues.

OUR DEBT INSTRUMENTS RESTRICT OUR ABILITY TO ENTER INTO CERTAIN TRANSACTIONS

    The Indenture restricts our ability to engage in certain transactions. In addition, certain of our indebtedness requires us to maintain debt service coverage ratios. See "Description of Certain Indebtedness and Preferred Stock" and "Description of the Notes--Covenants."

    Our indebtedness and the Indenture restrict our ability, and the ability of our subsidiaries, to:

    - incur additional indebtedness;

    - pay dividends and make distributions;

    - issue stock of subsidiaries;

    - make investments;

    - repurchase stock;

    - create liens;

    - enter into transactions with affiliates;

    - enter into sale and leaseback transactions;

    - merge or consolidate; and

    - transfer and sell assets.

    The restrictions imposed by our indebtedness may limit our ability to finance future operations, respond to changing business and economic conditions, secure any needed additional financing and engage in opportunistic transactions. Moreover, we may not satisfy the financial ratios and tests due to events that are beyond our control. The failure to satisfy any of these restrictions could result in a default under that indebtedness. Following a default, the lenders could declare all amounts outstanding to be immediately due and payable. If we could not repay those amounts, the lenders could foreclose on the collateral granted to them to secure the indebtedness under those financings. If the lenders accelerated the outstanding indebtedness, we cannot guarantee that we could repay such indebtedness nor can we guarantee that we could pay amounts due in respect of our other indebtedness, including the Notes, with our remaining assets. See "Description of Certain Indebtedness and Preferred Stock" and "Description of the Notes--Ranking."

WE MAY BE UNABLE TO REALIZE THE ANTICIPATED BENEFITS OF THE MERGER AND THE ACQUISITION OF AMI

    Primarily as a result of the Merger and the acquisition of AMI Operating Partners, L.P. ("AMI"), the number of hotels we own almost doubled during 1998. We must fully integrate the Impac and AMI hotels into our hotel portfolio and we may need additional people and resources to handle the increased work load. If we are unable to integrate the Impac and AMI hotels successfully into our portfolio, our business, financial condition and results of operations could suffer. Similarly, a large number of the Impac and AMI hotels are in the process of, or awaiting, substantial renovation, development and rebranding. If the implementation of these plans is significantly delayed or curtailed, or the improvements do not yield the anticipated results, then we may have paid too much for these hotels.

RISKS ASSOCIATED WITH THE LODGING INDUSTRY--ECONOMIC CONDITIONS, OVERSUPPLY, TRAVEL PATTERNS, WEATHER AND OTHER CONDITIONS BEYOND OUR CONTROL MAY ADVERSELY AFFECT OUR BUSINESS AND RESULTS OF OPERATION

    The lodging industry may be adversely affected by changes in national or local economic conditions and other local market conditions, such as an oversupply of hotel rooms or a reduction in demand for hotel space in a geographic area, changes in travel patterns, extreme weather conditions, changes in governmental regulations which influence or determine wages, prices or construction costs, changes in interest rates, the availability of financing for operating or capital needs, or changes in real estate tax rates and other operating expenses. In addition, due in part to the strong correlation between the lodging industry's performance and economic conditions, the lodging industry is subject to cyclical changes in revenues and profits. Downturns or prolonged adverse conditions in the real estate or capital markets or in national or local economies, our inability to secure financing for the development of hotels or an oversupply of hotel rooms could have a material adverse effect on our business and results of operations.

RISKS RELATED TO THE DEVELOPMENT OF NEW PROJECTS, ACQUISITIONS AND RENOVATIONS--WE CANNOT GUARANTEE THE SUCCESS OF ANY FUTURE PROJECTS

    Part of our growth strategy is to develop new hotels and to acquire and redevelop underperforming hotels. Acquiring, developing and renovating involve substantial risks, including:

    - identifying acquisitions that meet our criteria;

    - costs exceeding budgeted or contracted amounts;

    - delays in completion of construction;

    - the failure to obtain necessary zoning and construction permits;

    - lack of financing on favorable terms;

    - the failure of developed or redeveloped or acquired properties to achieve desired revenue or profitability levels;

    - competition for suitable development sites from competitors who may have greater financial resources;

    - the incurrence of substantial costs for abandoned development projects;

    - work stoppages;

    - relationships with contractors;

    - changes in governmental rules, regulations and interpretations; and

    - changes in general economic and business conditions.

    As of March 31, 1999, we were constructing three new hotels and renovating 19 hotels. We cannot guarantee that present or future development or renovation will proceed in accordance with our expectations. We also cannot assure you that we will acquire and redevelop properties or complete the development and construction of hotels or that any such development or construction will be completed on time or within budget.

    We compete against numerous entities to acquire hotels. Some of our competitors have greater financial resources or carry less debt than we do. For successful growth, we must be able to acquire hotels on attractive terms and integrate the acquired hotels into our existing operations. For acquired hotels, including those acquired in the Merger, we must consolidate management, operations, systems, personnel and procedures. Any delays or unexpected costs in this integration could materially affect our business, financial condition, or results of operations. We cannot assure you that our newly acquired hotels will perform as expected or that we will be able to realize any expected cost savings.

WE MAY NOT BE ABLE TO MANAGE OUR GROWTH

    We expect to grow internally and through acquisitions. We expect to expend significant time and effort in expanding existing businesses and in identifying, completing and integrating acquisitions and in developing new properties. We cannot guarantee that our systems, procedures and controls will be adequate to support our operations as they expand. Any future growth also will impose significant added responsibilities on members of senior management, including the need to identify, recruit and integrate new managers and executives. We cannot guarantee that we will identify and retain additional management. If we are unable to manage our growth efficiently and effectively, or are unable to attract and retain additional qualified management, our business and results of operations could be materially adversely affected. In making acquisitions, we may have difficulty combining the operations or realizing the expected benefits and operating synergies. Our ability to consolidate our business, operations and personnel (including reducing duplicate functions and costs) with any acquisitions will affect our growth and profitability. Delays or unexpected costs in the integration could reduce the expected gains from the combined business and results of operations. We cannot assure you that we will be able to accomplish the consolidation and achieve the cost savings in a timely or profitable manner or that any savings will be realized. See "Business--Growth Strategy" and "Management."

WE HAVE SIGNIFICANT CAPITAL NEEDS AND ADDITIONAL FINANCINGS MAY NOT BE AVAILABLE

    The development, renovation and maintenance of hotels is capital intensive. As part of our growth strategy we intend to acquire and redevelop additional hotels and to develop new hotels. To pursue this strategy, we will be required to obtain additional capital in the future to meet our expansion plans. In addition, in order for our hotels to remain competitive they must be maintained and refurbished on an ongoing basis. Moreover, our cash flow from operations may be adversely affected because portions of the facilities are removed from service during renovation. We may obtain needed capital from cash on hand, including reserves, cash flow from operations or from financing, including the issuance of additional indebtedness. We may also seek financing from other sources or enter into joint ventures and other collaborative arrangements in connection with the acquisition or development of hotel properties. We cannot guarantee that we will be able to raise any additional financing on acceptable terms on a timely basis or at all. If we cannot obtain such financing, we may be unable to construct additional hotels, and we may experience delays in our planned renovation or maintenance of our hotels.

WE DEPEND ON THIRD PARTIES IN OUR JOINT VENTURES AND COLLABORATIVE ARRANGEMENTS

    We currently own 12 hotels in partnership with other entities and may in the future enter into joint venture or other collaborative arrangements. Our investment in these joint ventures may, under certain circumstances, involve risks not otherwise present in our business, including (1) the risk that our partner may become bankrupt, (2) the impact on our ability to sell or dispose of our property as a result of buy/sell rights that may be imposed by the venture, and (3) the risk that our partner may have economic or other interests or goals that are inconsistent with our interests and goals and that they may be in position to veto actions which may be in our best interests.

COMPETITION IN THE LODGING INDUSTRY COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND RESULTS OF OPERATIONS

    The lodging industry is highly competitive. Competitive factors within the industry include:

    - room rates;

    - quality of accommodations;

    - name recognition;

    - service levels;

    - reputation;

    - reservation systems;

    - convenience of location; and

    - the supply and availability of alternative lodging.

    We intend to develop or acquire most of our hotels in geographic locations where other hotels may be located. We expect to compete for guests and development sites with national chains, large franchisees and independent operators. Many of these competitors have greater financial resources and may have better relationships with prospective franchisors, representatives in the construction industry and others in the lodging industry. The number of competitive lodging facilities in a particular area could have a material adverse effect on our occupancy and rates and, therefore, revenues of our hotels. See "Business-- Competition and Seasonality."

    We believe that competition within the lodging market has increased substantially and may increase in the foreseeable future. We cannot guarantee that new or existing competitors will not significantly reduce their rates or offer greater convenience, services or amenities or significantly expand or improve hotels in the markets in which we currently or may subsequently compete, thereby materially adversely affecting our business and results of operations.

WE RELY ON OUR FRANCHISORS, AND OUR FRANCHISE AGREEMENTS MAY RESTRICT OUR HOTEL OPERATIONS AND MAINTENANCE

    We expect to derive substantial benefits from our strategic alliances with franchisors. Most of the hotels that we own or manage are operated under franchise licenses, including franchise licenses for the Comfort Inn, Courtyard by Marriott, Crowne Plaza, Doubletree, Fairfield Inn by Marriott, Hampton Inn, Hilton, Holiday Inn, Marriott, Radisson, Residence Inn by Marriott and Sheraton brands, among others. Any significant decline in the reputation of any of our franchisors could adversely affect our results of operations. Most of our hotels are affiliated with Holiday Inn and Marriott. If we lose our position as a franchisee of any of our franchisors, particularly Holiday Inn or Marriott, or there is a decline in their reputations, our business, financial condition and results of operations could be adversely affected.

    We believe our relationships with our franchisors are good. However, from time to time, we have terminated relationships with franchisors for quality or for other reasons and, in addition, one franchisor terminated its franchise with us on one property that was under notice of termination when we acquired it. Currently we have received a notice of franchise termination on two hotels. We expect to convert these hotels to new franchises.

    We operate our hotels according to franchise agreements with major hotel chains. Each franchise agreement usually contains specific standards for, and restrictions and limitations on, hotel operation and maintenance. These standards, restrictions, and limitations may conflict with our planned expenditures and priorities. In addition, franchisors may change their standards or limit our ability to improve or modify our hotels without franchisor consent. To comply with franchisors' requirements, or to change a franchise affiliation for a particular hotel, we may be forced to incur significant costs or make capital expenditures. Franchisors may usually cancel franchise agreements if the hotel operator fails (1) to maintain specified operating standards or (2) to make payments when due under the franchise agreement. If we lose a franchise, we may suffer in the areas of brand recognition, marketing, and centralized reservations systems provided by the franchisor, which, in turn, could affect operations and the underlying value of the affected hotel. Franchise agreements often define certain transactions as a "change of control" and can require franchisor approval, or the payment of certain fees, or both. Obtaining approval for these transactions can take time, and the potential cost of doing so could have an adverse effect on our business, financial condition and results of operations.

OUR INVESTMENT IN REAL ESTATE COULD DECLINE IN VALUE, BE ILLIQUID OR EXPERIENCE UNINSURED OR UNDERINSURED LOSSES

    GENERAL RISKS. Our investment in our hotels will be subject to varying degrees of risk related to the ownership and operation of real property. The underlying value of our real estate investments depends significantly on our ability to maintain or increase cash provided by operating the investments. The value of our hotels and income from the hotels may be materially adversely affected by:

    - changes in national economic conditions;

    - changes in general or local economic conditions and neighborhood characteristics;

    - competition from other lodging facilities;

    - changes in real property tax rates;

    - changes in the availability, cost and terms of financing;

    - the effect of present or future environmental laws;

    - the ongoing need for capital improvements;

    - changes in operating expenses;

    - changes in governmental rules and policies;

    - natural disasters; and

    - other factors which are beyond our control.

    ILLIQUIDITY OF REAL ESTATE. Real estate investments are relatively illiquid. Our ability to vary our portfolio in response to changes in economic and other conditions will be limited. We cannot guarantee that we will be able to dispose of an investment when we find disposition advantageous or necessary or that the sale price of any disposition will recoup or exceed the amount of our investment.

    UNINSURED AND UNDERINSURED LOSSES COULD RESULT IN LOSS OF VALUE OF
HOTELS. We maintain comprehensive insurance on each of our hotels, including liability, fire and extended coverage, of the type and amount we believe is customarily obtained for or by an owner of similar real property assets. However, there are types of losses, generally of a catastrophic nature, such as earthquakes and floods, that may be uninsurable or not economically insurable. We use our discretion in determining amounts, coverage limits and deductibility provisions of insurance, with a view to obtaining appropriate insurance on our hotels at a reasonable cost and on suitable terms. This may result in insurance coverage that could be insufficient to pay the full current market value or current replacement cost of our lost investment. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might make it infeasible to use insurance proceeds to replace a hotel after it has been damaged or destroyed. Under these circumstances, the insurance proceeds we receive might not be enough to restore our economic position with respect to a damaged or destroyed hotel. In addition, property and casualty insurance rates may increase depending on claims experience, insurance market conditions and the replacement value of our hotels.

THE FAILURE TO COMPLY WITH GOVERNMENT REGULATION MAY ADVERSELY EFFECT OUR BUSINESS AND RESULTS OF OPERATIONS

    The hotel industry is subject to numerous federal, state and local government regulations, including those relating to building and zoning requirements. In addition, we are subject to laws governing the relationships with employees, including minimum wage requirements, overtime, working conditions, work permit requirements and dramshop laws, which may give an injured person the right to recover damages from any establishment which wrongfully served alcoholic beverages to the person who, while intoxicated, caused the injury.

    Further, under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. While we anticipate that our owned hotels and the hotels we manage will be substantially in compliance with these requirements, a determination that we are not in compliance with these regulations could result in the imposition of fines, an award of damages to private litigants and significant expense in bringing our hotels in compliance. See "Business--Regulation."

ENVIRONMENTAL REGULATION MAY ADVERSELY IMPACT OUR COSTS

    Our operating costs may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations. In addition, if any future legislation is adopted, we may at various times be required to make significant capital and operating expenditures in response to such legislation. We attempt to minimize our exposure to potential environmental liability through our site selection procedures. We typically enter into contracts to purchase real estate subject to certain contingencies. Prior to exercising our option to purchase property, we typically conduct a Phase I environmental assessment (which generally includes a physical inspection and database search, but not soil or groundwater analyses). Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of hazardous or toxic substances. In addition, the presence of contamination from hazardous or toxic substances, or the failure to properly remediate the contaminated property, may adversely affect the owner's ability to borrow using the real property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances also may be liable for the costs of removal or remediation of these substances at the disposal or treatment facility, whether or not the facility is or ever was owned or operated by that person. Certain environmental laws and common law principles could be used to impose liability for releases of hazardous materials, including asbestos-containing materials, into the environment, and third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to released hazardous materials. Environmental laws also may impose restrictions on the manner in which property may be used or transferred or in which businesses may be operated, and these restrictions may require expenditures. In connection with the ownership of our properties and the management of other hotels, we potentially may be liable for any such costs. The cost of defending against claims of liability or remediating contaminated property and the cost of complying with environmental laws could materially adversely affect our business and results of operations.

DEPENDENCE ON KEY PERSONNEL--LOSS OF MANAGEMENT COULD RESULT IN A MATERIAL ADVERSE EFFECT

    We depend substantially on the efforts and skills of members of management, in particular Robert S. Cole. Mr. Cole is our Chief Executive Officer, President and a director. The loss of the services of Mr. Cole or his inability to devote sufficient attention to our operations could have a material adverse effect on our operations.

CONSEQUENCES OF FAILURE TO EXCHANGE

    If you do not exchange your notes for exchange notes, you will continue to be subject to the restrictions on transfer of your notes set forth in their legend because the outstanding Old Notes were issued pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. In general, outstanding Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We currently do not anticipate registering the outstanding Old Notes under the Securities Act.

                                USE OF PROCEEDS

    We will not receive any proceeds from the Exchange Offer. In consideration for issuing the Exchange Notes, we will receive in exchange outstanding Old Notes of like principal amount, the terms of which are identical in all material respects to the Old Notes. The outstanding Old Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase in our indebtedness. We have agreed to bear the expenses of the Exchange Offer. No underwriter is being used in connection with the Exchange Offer.

    For a description of the use of proceeds of the offering of outstanding Old Notes, see "Summary-- Lodgian--Recent Developments."

                                 CAPITALIZATION

    The following table presents our consolidated capitalization as of March 31, 1999 (1) on an actual basis and (2) as adjusted for the offering of the Notes and borrowings under our new credit facility and the application of the proceeds to repay portions of our existing indebtedness as described in "Summary-- Lodgian--Recent Developments" as if these transactions had occurred on March 31, 1999. The information presented below should be read along with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements contained elsewhere in this memorandum.

                                                                                           AS OF MARCH 31, 1999
                                                                                        --------------------------
                                                                                           ACTUAL     AS ADJUSTED
                                                                                        ------------  ------------

                                                                                               (UNAUDITED)
                                                                                              (IN THOUSANDS)
Long-term debt (including current portion):
  Mortgage notes payable--to be repaid with issuance of the Notes and the new credit
    facility(1).......................................................................  $    401,141  $         --
  Mortgage notes with variable interest rates maturing through 2011(2)................       197,558       197,558
  Mortgage notes payable, with fixed rates ranging from 8.6% to 10.7% payable through
    2010..............................................................................       234,882       234,882
  Other(3)............................................................................        21,168        14,543
  New credit facility(4)..............................................................            --       240,000
  Senior Subordinated Notes offered hereby............................................            --       200,000
                                                                                        ------------  ------------
    Total long-term debt(5)...........................................................       854,749       886,983
Minority Interests:
  Preferred redeemable securities(6)..................................................       175,000       175,000
  Other...............................................................................        15,642        15,642
Stockholders' equity:
  Common stock........................................................................           278           278
  Additional paid-in capital..........................................................       262,176       262,176
  Retained earnings(7)................................................................        20,664         4,745
  Accumulated other comprehensive loss................................................        (1,593)       (1,593)
                                                                                        ------------  ------------
    Total stockholders' equity........................................................       281,525       265,606
                                                                                        ------------  ------------
      Total capitalization............................................................  $  1,326,916  $  1,343,231
                                                                                        ------------  ------------
                                                                                        ------------  ------------

------------------------
(1) $132.5 million relating to the Nomura Impac I mortgage notes are to be repaid in September 1999 with a deferred funding.

(2) Each note converts to a term loan amortizing over a 20-year period, commencing in October 2000 and October 2001.

(3) As adjusted to reflect exit fees paid to Lehman Brothers upon repayment of the Lehman Brothers mortgage notes.

(4) Does not reflect any borrowing expected to be available under our new credit facility other than the borrowings to fund the repayment of the Nomura Impac I mortgage notes in September 1999.

(5) The weighted average interest rate on the as adjusted total long-term debt at March 31, 1999 would have been 9.5% (based on the interest expense relating to the Notes and the new credit facility set forth in Note 5 under "Unaudited Pro Forma Consolidated Financial Data").

(6) Represents $175.0 million liquidation preference of CRESTS issued by Lodgian Capital Trust I, with a $50 par value. The sole asset of the trust consists of $175.0 million principal amount of our convertible subordinated debentures due 2010. The CRESTS are convertible into common stock of Lodgian at the option of the holder at a price of $21.42 per share. Holders receive distributions at a fixed annual rate of 7%, which are deferrable for 20 quarters under the governing indenture. The CRESTS will be redeemed upon the repayment of the underlying convertible debentures on June 30, 2010 or their earlier redemption. See "Description of Certain Indebtedness and Preferred Stock."

(7) As adjusted to reflect certain exit, prepayment and other fees associated with the repayment of the debt with the proceeds of the offering of the Notes and borrowings under our new credit facility.

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

    The following unaudited 1998 pro forma consolidated statement of operations of Lodgian gives effect to:

    (1) the Merger;

    (2) the 1998 acquisitions of AMI (after the sale of three of the 14 acquired properties) and the Boston Revere Hotel;

    (3) the June 1998 offering of the CRESTS and the repayment of debt with the proceeds; and

    (4) the offering of the Old Notes and borrowings under our new credit facility and the application of the proceeds thereof, as if such transactions occurred on January 1, 1998.

    The unaudited 1998 pro forma consolidated statement of operations of Lodgian should be read in conjunction with the historical financial statements and other financial information included elsewhere in this memorandum.

    The effect of the offering of the Old Notes and the borrowings under the new credit facility on the historical consolidated balance sheet as of March 31, 1999 and the consolidated statement of operations for the three months ended March 31, 1999 is immaterial to the respective statements. Therefore, no separate pro forma balance sheet or statement of operations for these periods is included in the unaudited pro forma consolidated financial data.

    The accompanying unaudited pro forma information is presented for illustrative purposes only and is based on certain assumptions and adjustments described in the pro forma financial statements. Such information is not necessarily indicative of the operating results or financial position that would have occurred had the transactions been consummated at the dates indicated, nor is it necessarily indicative of future operating results or the financial position of Lodgian. No effect has been given in the unaudited 1998 pro forma consolidated statement of operations for operating and cost savings that may be realized from the acquisition of AMI or from the Merger.

                                 LODGIAN, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998

                                                                      PRO FORMA ADJUSTMENTS
                                                             ----------------------------------------
                                                                                         OFFERING OF
                                                                                            NOTES,
                                                                IMPAC                     THE CREDIT
                                                             (JANUARY 1,     AMI AND      FACILITY,
                                                                1998-         BOSTON        CRESTS
                                                 LODGIAN     DECEMBER 11,  REVERE HOTEL  OFFERING AND
                                               HISTORICAL(1)   1998)(2)    ACQUISITIONS(3)    MERGER    PRO FORMA
                                               ------------  ------------  ------------  ------------  -----------
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
  Rooms......................................   $  267,862    $  116,495    $   17,593    $       --    $ 401,950
  Food and beverages.........................      107,334        26,425         3,977            --      137,736
  Other......................................       20,018         7,861           459            --       28,338
                                               ------------  ------------  ------------  ------------  -----------
    Total....................................      395,214       150,781        22,029            --      568,024
Operating expenses:
  Direct
    Rooms....................................       75,316        34,571         4,241            --      114,128
    Food and beverage........................       81,643        21,714         3,404            --      106,761
  General and administrative.................       10,080         6,437           342            --       16,859
  Other hotel operating expenses.............      129,950        56,067         9,759            --      195,776
  Depreciation and amortization..............       31,114        14,268         1,010         1,707(4)     48,099
                                               ------------  ------------  ------------  ------------  -----------
    Total....................................      328,103       133,057        18,756         1,707      481,623
                                               ------------  ------------  ------------  ------------  -----------
Income from operations.......................       67,111        17,724         3,273        (1,707)      86,401
Other income (expenses):
  Interest income and other..................        1,261            56           805            --        2,122
  Loss on asset disposition..................         (432)           --            --            --         (432)
  Interest expense...........................      (30,378)      (33,336)           --            65(5)    (63,649)
  Settlement on swap transactions............      (31,492)           --            --            --      (31,492)
  Merger related costs.......................       (3,400)      (11,104)           --            --      (14,504)
Minority interests:
  Preferred redeemable securities............       (6,476)           --            --        (5,774)(5)    (12,250)
  Other......................................       (1,436)          118            --            --       (1,318)
                                               ------------  ------------  ------------  ------------  -----------
(Loss) income before income taxes and
  extraordinary item.........................       (5,242)      (26,542)        4,078        (7,416)     (35,122)
(Benefit) provision for income taxes.........       (2,097)      (10,617)        1,632        (2,967)     (14,049)
                                               ------------  ------------  ------------  ------------  -----------
Net (loss) income before extraordinary
  items......................................   $   (3,145)   $  (15,925)   $    2,446    $   (4,449)   $ (21,073)
                                               ------------  ------------  ------------  ------------  -----------
                                               ------------  ------------  ------------  ------------  -----------
Loss before extraordinary items per common
  share......................................   $    (0.16)                                             $   (0.76)
Loss before extraordinary items per common
  share, assuming dilution...................   $    (0.16)                                             $   (0.76)
Basic weighted average shares................       20,245                                                 27,641
Diluted weighted average shares..............       20,245                                                 27,641

                                            (FOOTNOTES APPEAR ON FOLLOWING PAGE)

(1) The historical statement of operations of Lodgian, Inc. for the year ended December 31, 1998 includes the operations of various properties that Servico acquired during 1998 from the date of acquisition through the earlier of December 31, 1998 or the date of disposition (including Impac from December 11, 1998 to December 31, 1998), and the effect of the CRESTS offering completed in July 1998 from the date of offering through December 31, 1998.

(2) The unaudited historical results of operations of Impac were derived from information provided by Impac as of the date of the Merger. The statement of operations for Impac represents the historical operations of Impac for the period from January 1, 1998 through the date of the Merger. The statement includes the operations of the Boston Revere Hotel, acquired by Impac on July 1, 1998, from the date of acquisition through the date of the Merger.

(3) Reflects the operations of 11 of the 14 hotels acquired in the acquisition of AMI (the other three hotels were sold by Servico) from January 1, 1998 until May 28, 1998, the date of the AMI acquisition, and the Boston Revere Hotel from January 1, 1998, until July 1, 1998, the date of its acquisition by Impac.

(4) Reflects the additional depreciation and amortization resulting from the allocation of purchase price to the Impac properties and recording of goodwill pursuant to APB No. 16 in connection with the Merger. The allocation of the cost of the acquired assets between land, buildings, and furnishings and equipment is based on the fair values of the assets. Depreciation expense for buildings and furnishings and equipment is based upon their estimated useful lives of 40 years and 9.5 years, respectively. Goodwill is being amortized over a 20-year period. Depreciation and amortization is calculated on a straight-line basis.

(5) Reflects (i) $6.1 million of additional interest expense related to the CRESTS ($5.8 million of which is reflected in minority interests--preferred redeemable securities), which includes the amortization of $.3 of deferred financing costs, (ii) interest expense of $24.5 million relating to the Notes plus $.7 million of amortization of deferred financing costs, (iii) assumed interest expense of $13.1 million relating to the new credit facility plus $1.1 million of amortization of deferred financing costs, (iv) the elimination of $3.8 million of interest expense relating to indebtedness repaid with the CRESTS proceeds and (v) the elimination of $34.4 million of interest expense relating to indebtedness to be repaid with the net proceeds from the sale of the Old Notes and borrowings under the new credit facility (and indebtedness that was repaid with such indebtedness). For each .25% change in the assumed rate on the new credit facility, pro forma interest expense will change by approximately $355,576 for the year ended December 31, 1998.

              SELECTED HISTORICAL FINANCIAL INFORMATION OF LODGIAN

    In the table below, we provide you with selected historical financial data of Lodgian. We have prepared this information using the consolidated financial statements of Lodgian for the years ended December 31, 1994, 1995, 1996, 1997 and 1998 and the three-months periods ended March 31, 1998 and 1999. The financial statements for the years ended December 31, 1994, 1995, 1996, 1997 and 1998 have been audited by Ernst & Young LLP, independent auditors. The financial statements for the three months ended March 31, 1998 and 1999 have not been audited. We believe the financial statements for these periods have been prepared on the same basis as our audited consolidated financial statements and include all adjustments (consisting only of normal recurring items) necessary for a fair and consistent presentation of our results of operations and financial position for these periods and as of these dates. The selected consolidated financial data for the six month period ended June 30, 1999 contains interim capsule information that has not been previously filed with the SEC under Form 10-Q. Historical results for the interim periods are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1999.

    This summary historical financial data should be read along with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements included elsewhere in this memorandum.

                                                                                        THREE MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,                      MARCH 31,
                                -----------------------------------------------------  --------------------
                                  1994       1995       1996       1997       1998       1998       1999
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                                           (UNAUDITED)

                                                              (IN THOUSANDS)
STATEMENT OF INCOME DATA:
Revenues:
  Rooms.......................  $  93,720  $ 113,902  $ 156,564  $ 179,956  $ 267,862  $  55,833  $  96,784
  Food and beverage...........     46,945     53,499     68,803     80,335    107,334     22,146     32,070
  Other.......................      9,018     11,079     14,159     16,366     20,018      4,902      6,950
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total revenues............    149,683    178,480    239,526    276,657    395,214     82,881    135,804
Operating Expenses:
  Direct:
    Rooms.....................     26,848     32,140     43,667     49,608     75,316     15,509     26,264
    Food and beverage.........     36,585     41,474     52,761     60,919     81,643     17,647     24,108
  General and
    administrative............      7,944      8,977      9,297      8,973     10,080      2,387      5,229
  Depreciation and
    amortization..............      9,465     12,370     18,677     23,023     31,114      7,207     13,750
  Other hotel operating
    expenses..................     52,205     59,727     77,183     88,036    129,950     27,650     47,840
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total operating
      expenses................    133,047    154,688    201,585    230,559    328,103     70,400    117,191
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations........     16,636     23,792     37,941     46,098     67,111     12,481     18,613
Other income (expense):
  Interest income and other...        325      1,197      1,723      1,720      1,260        454        348
  Interest expense............    (12,693)   (17,903)   (29,443)   (25,909)   (30,378)    (7,846)   (19,128)
  Non-recurring items(1)......        539         --      3,612         --    (35,324)        --         --
Minority interests:
  Preferred redeemable
    securities................         --         --         --         --     (6,475)        --     (3,159)
  Other.......................       (171)      (572)    (2,060)      (960)    (1,436)       (94)      (744)
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before income
  taxes and extraordinary
  item........................      4,636      6,514     11,773     20,949     (5,242)     4,995     (4,070)
Provision (benefit) for income
  taxes.......................      1,855      2,605      3,225      8,379     (2,097)     1,999     (1,628)
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before
  extraordinary item..........      2,781      3,909      8,548     12,570     (3,145)     2,996     (2,442)
Extraordinary item, net of
  taxes.......................      1,436         --       (348)    (3,751)    (2,076)        --         --
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss).............  $   4,217  $   3,909  $   8,200  $   8,819  $  (5,221) $   2,996  $  (2,442)
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                                                        THREE MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,                      MARCH 31,
                                -----------------------------------------------------  --------------------
                                  1994       1995       1996       1997       1998       1998       1999
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                                           (UNAUDITED)

                                            (IN THOUSANDS, EXCEPT RATIOS AND STATISTICAL DATA)

OTHER DATA:
EBITDA(2).....................  $  26,238  $  36,894  $  57,915  $  69,559  $  98,225  $  19,828  $  32,857
Ratio of earnings to fixed
  charges(3)..................        1.3x       1.3x       1.4x       1.7x        --        1.5x        --
Capital expenditures..........  $  20,158  $  99,560  $  96,635  $ 203,406  $ 186,384  $  49,669  $  29,848
Total debt/EBITDA(4)..........        5.7x       5.8x       5.3x       4.7x       8.7x       N/A        N/A
EBITDA/interest expense.......        2.1x       2.2x       2.0x       2.7x       3.2x       2.5x       1.7x
Number of hotels owned at end
  of period...................         32         46         57         69        142         73        141
Number of rooms owned at end
  of period...................      6,544      9,031     11,059     14,061     26,889     15,165     26,729
Occupancy(5)..................       64.7%      66.2%      64.4%      60.9%      60.9%      57.7%      57.8%
Average daily rate(6).........  $   65.15  $   67.19  $   69.47  $   71.90  $   73.52  $   74.25  $   74.23
RevPAR(7).....................  $   42.15  $   44.46  $   44.72  $   43.82  $   44.77  $   42.84  $   42.90
Available room nights(8)......  2,211,700  2,550,932  3,487,689  4,107,066  5,844,637  1,312,892  2,441,299

                                                                                              SIX MONTHS ENDED
                                                                                                  JUNE 30,
                                                                                            --------------------
                                                                                              1998       1999
                                                                                            ---------  ---------
                                                                                                (UNAUDITED)
CAPSULE INFORMATION(9):
Revenues..................................................................................  $ 185,269  $ 295,667
Operating expenses:
  Direct:
    Rooms.................................................................................     34,072     57,122
    Food and beverage.....................................................................     38,460     50,541
    Other.................................................................................      5,318      8,216
  General and administrative..............................................................      4,829     11,367
  Depreciation and amortization...........................................................     14,759     27,500
  Other...................................................................................     53,634     85,143
                                                                                            ---------  ---------
Total operating expenses..................................................................    151,072    239,889

Income from operations....................................................................     34,197     55,778
Interest expense..........................................................................    (16,132)   (37,139)
Minority interest--preferred redeemable securities........................................       (311)    (6,814)
Other income (expense)....................................................................       (123)      (493)
Non-recurring items.......................................................................        432         --
                                                                                            ---------  ---------
Income before income taxes and extraordinary item.........................................     17,199     11,332
Provision for income taxes................................................................      6,880      4,533
                                                                                            ---------  ---------
Income before extraordinary item..........................................................     10,319      6,799
Extraordinary item, net of tax............................................................     (1,095)        --
                                                                                            ---------  ---------
Net income................................................................................  $   9,224  $   6,799
                                                                                            ---------  ---------
                                                                                            ---------  ---------

Earnings per common share:
  Income before extraordinary item........................................................  $    0.49  $    0.25
  Extraordinary item......................................................................      (0.05)        --
                                                                                            ---------  ---------
  Net income..............................................................................  $    0.44  $    0.25
                                                                                            ---------  ---------
                                                                                            ---------  ---------
Earnings per common share--assuming dilution:
  Income before extraordinary item........................................................  $    0.49  $    0.25
  Extraordinary item......................................................................      (0.05)        --
                                                                                            ---------  ---------
  Net income..............................................................................  $    0.44  $    0.25
                                                                                            ---------  ---------
                                                                                            ---------  ---------

                                                                  AS OF DECEMBER 31,                       AS OF
                                                 -----------------------------------------------------   MARCH 31,
                                                   1994       1995       1996       1997       1998        1999
                                                 ---------  ---------  ---------  ---------  ---------  -----------
                                                                                                        (UNAUDITED)

                                                                           (IN THOUSANDS)
BALANCE SHEET DATA:
Property and equipment, net....................  $ 196,788  $ 277,873  $ 364,922  $ 534,080  $1,317,470  $1,329,968
Total assets...................................    228,900    324,202    439,786    627,651  1,497,921   1,494,680
Long-term obligations, less current portion....    143,830    210,242    284,880    323,320    816,644     818,627
Minority interests
  Preferred redeemable securities..............         --         --         --         --    175,000     175,000
  Other........................................      3,012     11,766     19,627     13,555     15,021      15,642
Total stockholders' equity.....................     46,740     62,820     74,738    239,535    283,767     281,525

------------------------

(1) Non-recurring items are as follows:

                                                                  YEAR ENDED DECEMBER 31,
                                                   ------------------------------------------------------
                                                     1994       1995       1996       1997        1998
                                                   ---------  ---------  ---------  ---------  ----------

                                                                       (IN THOUSANDS)
    Gain on litigation settlement................  $      --  $      --  $   3,612  $      --  $       --
    Other non-recurring income (expense).........        539         --         --         --        (432)
    Settlement on swap transaction...............         --         --         --         --     (31,492)
    Severance and other..........................         --         --         --         --      (3,400)
                                                   ---------  ---------  ---------  ---------  ----------
    Total........................................  $     539  $      --  $   3,612  $      --  $  (35,324)
                                                   ---------  ---------  ---------  ---------  ----------
                                                   ---------  ---------  ---------  ---------  ----------

(2) EBITDA represents earnings before interest, income taxes, depreciation and amortization. EBITDA is provided because it is a measure commonly used in the lodging industry. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flow as a measure of liquidity. EBITDA is not necessarily comparable with similarly titled measures for other companies.

(3) For purposes of calculating the ratio of earnings to fixed charges, earnings are determined by adding fixed charges (excluding capitalized interest) and amortization of capitalized interest to earnings before income taxes. Fixed charges consist of (i) interest expense (including amortization of debt issuance costs), (ii) capitalized interest, (iii) dividends paid on the CRESTS and (iv) the portion of rent expense considered interest. Excluding the non-recurring items for 1998, the ratio would have been 1.7x. For the year ended December 31, 1998, and the three months ended March 31, 1999, our earnings were insufficient to cover our fixed charges by $6.8 million and $5.1 million, respectively.

(4) Based on debt at the end of the period. Excludes $175.0 million of CRESTS.

(5) Occupancy is determined by dividing the total rooms occupied for the period by the total available room nights for such period. We include rooms being renovated or otherwise unavailable in determining the total available room nights.

(6) Average daily rate is determined by dividing room revenue for the period by the number of rooms occupied for the period.

(7) "RevPAR" means revenue per available room, which is calculated as average daily rate multiplied by the occupancy.

(8) Total rooms multiplied by number of days in the period. Includes rooms being renovated or otherwise unavailable. Historically, Servico had not included rooms being renovated or otherwise unavailable.

(9) Our results for the six months ended June 30, 1999 have been materially affected by the Merger and the acquisitions of AMI and the Boston Revere Hotel, that were recorded under the purchase method of accounting.

               SELECTED HISTORICAL FINANCIAL INFORMATION OF IMPAC

    The following table presents consolidated and combined financial data derived from Impac's and Impac Hotel Development, Inc.'s ("IHD") unaudited historical financial statements for the years ended December 31, 1993 and 1994 and for the six months ended June 30, 1997 and 1998 and from their audited historical financial statements for the years ended December 31, 1995 through 1997. The financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations--Historical Results of Operations--Impac" and the consolidated and combined financial statements, related notes and other financial information of Impac included in this memorandum.

                                                                                       SIX MONTHS ENDED JUNE
                                          YEAR ENDED DECEMBER 31,                               30,
                       --------------------------------------------------------------  ----------------------
                          1993         1994         1995        1996       1997(1)        1997        1998
                       -----------  -----------  ----------  ----------  ------------  ----------  ----------

                       (UNAUDITED)  (UNAUDITED)                                             (UNAUDITED)
                                                           (IN THOUSANDS)
Revenues.............   $  23,927    $  41,615   $   55,576  $   67,813  $    119,859  $   52,830  $   75,884
(Loss) income before
  extraordinary
  items(2)...........        (457)         (64)       5,619      14,064       (16,089)     (4,589)     (8,714)
End of period:
  Total assets.......      48,143       71,875      116,248     191,666       417,780     343,614     463,119
  Long-term
    obligations......      42,615       61,754       92,849     155,851       355,236     294,970     400,071
  Total members'/
    partners'
    equity...........       3,284        5,375       13,408      19,760        36,970      27,038      27,349

------------------------

(1) On March 12, 1997, Impac was formed through the combination of 22 partnerships, 4 corporations and two operating companies (collectively, the "Predecessors") through a reorganization. The formation of Impac was accounted for as a reorganization of entities under common control with the purchase of minority interest. The operations and financial position of the Predecessors prior to the reorganization are presented on a combined basis. The principal activity of IHD was to analyze prospective hotel acquisitions for Impac. IHD was not acquired by Impac in the above described reorganization.

(2) Impac is a limited liability company and is not subject to income taxes. The Predecessors and IHD were each either general or limited partnerships or S-corporations and were similarly not subject to income taxes. The results of these entities operations are included in the tax returns of the unitholders, partners or S-corporation shareholders.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

OVERVIEW

    Management believes that results of operations in the hotel industry are best explained by four key performance measures: occupancy levels, average daily rate, revenue per available room ("RevPAR") and EBITDA margins. These measures are influenced by a variety of factors including national, regional and local economic conditions, the degree of competition with other hotels in the area and changes in travel patterns. The demand for accommodations is also affected by normally recurring seasonal patterns and most of our hotels experience lower occupancy levels in the fall and winter months (November through February) which may result in lower revenues, lower net income and less cash flow during these months.

    Our business strategy includes the acquisition of underperforming hotels and the implementation of our operational initiatives and repositioning and renovation programs to achieve revenue and margin improvements. During this period of repositioning, the revenues and earnings of these hotels may be adversely affected and may negatively impact our consolidated RevPAR, average daily rate and occupancy rate performance, as well as our EBITDA margins. In addition, our strategy also includes developing new full service hotels. Newly developed properties typically require 24 months following completion to stabilize. To track the execution of our repositioning and development growth strategy and its impact on our results of operations, we classify our hotels as either "Stabilized Hotels," "Stabilizing Hotels" or "Being Repositioned Hotels," as described below:

    - Stabilized Hotels are properties (1) which have experienced little or no disruption to their operations over the past 24 to 36 months as the result of redevelopment or repositioning efforts, or (2) newly-constructed hotels which have been in service for 24 months or more.

    - Stabilizing Hotels are (1) properties which have undergone renovation or repositioning investment within the last 36 months, which work is now completed, or (2) newly developed properties placed into service within the past 24 months. Management believes that these properties should experience higher rates of growth in RevPAR and improvements in operating margin than the Stabilized Hotels. On average, our hotels which have undergone renovation have generally reached stabilization within approximately 12 to 18 months after their completion date, and our newly developed hotels have reached stabilization in approximately 24 months after their completion date.

    - Being Repositioned Hotels are hotels experiencing disruption to their operations due to renovation and repositioning. During this period (generally 12 to 18 months) hotels will usually experience lower operating results, such as RevPAR and operating margins. We expect significant improvements in the operating performance of those hotels which have undergone a repositioning once the renovation is completed. After the repositioning work is completed, these properties will be reclassified as Stabilizing Hotels.

    We classify each hotel into one of the three categories at the beginning of each fiscal year. We have not classified our six European hotels, the one hotel in which we have a minority equity interest or the two hotels we managed for third parties. We will determine the category most appropriate for each hotel based on our evaluation of objective and subjective factors, including the time of completion of renovation and whether the full benefit of renovations have been realized.

    On June 24, 1999, we sold our joint venture interest in our European hotel portfolio, which consisted of six hotels. We received approximately $6.0 million at closing and expect to receive an additional $1.5 million in net proceeds from the sale. We do not expect the sale of these hotels, which were acquired on October 1, 1998, to have a material effect on our EBITDA or results of operations. In addition, during July 1999, we sold two wholly-owned hotels in the United States, and effective August 1, 1999, we ceased managing one hotel for a third party.

    REVENUES. Revenues are composed of rooms and food and beverage (both of which are classified as direct revenues) and other revenues. Room revenues are derived from guest room rentals, while food and beverage revenues primarily include sales from our hotel restaurants, room service and hotel catering. Other revenues include charges for guests' long-distance telephone service, laundry service, use of meeting facilities and fees earned by us for services rendered in conjunction with properties managed for third parties.

    OPERATING EXPENSES. Operating expenses are composed of direct, general and administrative, other hotel operating expenses and depreciation and amortization. Direct expenses, including both rooms and food and beverage operations, reflect expenses directly related to hotel operations. These expenses generally vary with available rooms and occupancy rates, but also have a small fixed component. General and administrative expenses represent corporate salaries and other corporate operating expenses and are generally fixed. Other hotel operating expenses include primarily property level expenses related to general operations such as advertising, utilities, repairs and maintenance and other property administrative costs. These expenses are also primarily fixed.

PRO FORMA RESULTS OF OPERATIONS

    Our operating results for the period ended December 31, 1998 have been materially affected by the significant number of acquisitions made during the period. We acquired 14 hotels in May 1998 (three of which have been sold) from AMI, one additional hotel in Boston (Revere) in July 1998 and 53 hotels in the Merger in December 1998. Because these transactions were accounted for using the purchase accounting method, the results of operations of the acquisitions are included in our consolidated results of operations from the time they were acquired. This makes comparisons of our historical results to prior periods less meaningful. We believe that a discussion of our operating results that gives effect to the acquisition of AMI and the Boston Revere Hotel and the Merger is more useful in identifying and explaining trends in our operating results.

    The following table sets forth certain summary unaudited pro forma financial data for the years ended December 31, 1997 and 1998 and the three months ended March 31, 1998 as well as certain summary unaudited historical financial data for March 31, 1999. The pro forma data give effect to (1) the Merger, (2) the 1998 acquisitions of AMI (after the sale of three of the 14 acquired properties) and the Boston Revere Hotel, (3) the June 1998 CRESTS offering and the repayment of debt with the proceeds and (4) the offering of the Old Notes and the borrowings under our new credit facility and the application of the proceeds thereof, as if each had occurred at the beginning of the period presented. Our actual results for the three months ended March 31, 1999 include the effect of the above items (other than the offering of the Old Notes and the new credit facility) for the entire period. The effect of the offering of the Old Notes and the borrowings under the new credit facility on the historical consolidated balance sheet as of March 31, 1999 and the consolidated statement of operations for the three months ended March 31, 1999 is immaterial to the respective statements. No effect has been given in the unaudited pro forma consolidated financial statements for cost savings that may have been realized from the acquisition of AMI or from the Merger. The information set forth below does not purport to represent what our financial position or results of operations would have been if these acquisitions had actually occurred as of such dates or to project our financial position or results of operations for any future date or period. You should read this information along with the financial statements included elsewhere in this memorandum.

                        PRO FORMA RESULTS OF OPERATIONS

                                                                      YEAR ENDED          THREE MONTHS ENDED
                                                                     DECEMBER 31,              MARCH 31,
                                                                ----------------------  -----------------------
                                                                   1997        1998        1998         1999
                                                                ----------  ----------  -----------  ----------
                                                                                  (UNAUDITED)
                                                                                                       ACTUAL
                                                                    (IN THOUSANDS, EXCEPT STATISTICAL DATA)
STATEMENT OF OPERATIONS DATA:
Revenues......................................................  $  544,997  $  568,024   $ 126,844   $  135,804
Direct operating expenses.....................................     210,705     220,889      48,853       50,372
General and administrative....................................          --          --       5,164        5,229
Other hotel operating expenses................................          --          --      46,110       47,840
Depreciation and amortization.................................          --          --      12,394       13,750
                                                                ----------  ----------  -----------  ----------
Income from operations........................................  $       --  $       --   $  14,323   $   18,613

OTHER DATA:
EBITDA........................................................          --          --   $  26,717   $   32,857
EBITDA margin.................................................          --          --        21.1%        24.2%
Number of hotels at end of period(1)
    Stabilized................................................          73          77          77           77
    Stabilizing...............................................          13          33          29           33
    Being Repositioned........................................          42          22          22           21
                                                                ----------  ----------  -----------  ----------
        Total(2)..............................................         128         132         128          131
Number of rooms at end of period
    Stabilized................................................      14,608      14,084      14,084       14,084
    Stabilizing...............................................       2,109       6,056       5,512        6,056
    Being Repositioned........................................       7,632       4,753       4,753        4,593
                                                                ----------  ----------  -----------  ----------
        Total(2)..............................................      24,349      24,893      24,349       24,733
Occupancy rate................................................        61.2%       60.3%       56.0%        57.8%
Average daily rate............................................  $    69.46  $    73.17   $   72.95   $    74.23
RevPAR........................................................  $    42.51  $    44.12   $   40.84   $    42.90

------------------------

(1) Prior to January 1, 1999, we did not categorize the hotels as "Stabilized," "Stabilizing" or "Being Repositioned." For purposes of this table, we have re-classified hotels as of January 1, 1997 and 1998 in accordance with our new classifications.

(2) Excludes six European hotels, two hotels managed for third parties, one hotel in which we have a minority interest and three hotels under construction as of January 1, 1999.

    THREE MONTHS ENDED MARCH 31, 1999 ("FIRST QUARTER 1999") COMPARED TO THE PRO FORMA THREE MONTHS ENDED MARCH 31, 1998 ("FIRST QUARTER 1998")

    For purposes of the following discussion, the Stabilized, Stabilizing, and Being Repositioned Hotels refers to the classification of hotels on January 1, 1999 for both the results of First Quarter 1999 and First Quarter 1998.

    Revenues increased 7.1% to $135.8 million in the First Quarter 1999 from pro forma revenues of $126.8 million in the First Quarter 1998. Our average daily rate and occupancy overall were $74.23 and 57.8%, respectively, in the First Quarter 1999 compared to pro forma average daily rate and occupancy of $72.95 and 56.0%, respectively, in the First Quarter 1998 resulting in a 5.0% increase in RevPAR. RevPAR increased by 4.4% for Stabilized hotels and 24.1% for Stabilizing hotels, and decreased by 14.5% for Being Repositioned hotels. The large increase in RevPAR for Stabilizing hotels is primarily a result of realizing the benefits of renovations. The decrease in RevPAR for Being Repositioned hotels is a result of disruptions that typically occur at hotels undergoing renovations. In presenting occupancy and RevPAR statistics, we do not reduce the total rooms by rooms that are out of service. Therefore, our occupancy and RevPAR figures for Being Repositioned Hotels are significantly impacted.

    The following table summarizes certain operating data for our hotels for the three months ended March 31, 1999 and pro forma operating data for the three months ended March 31, 1998.

                                                                                   THREE MONTHS ENDED MARCH 31,
                                                                 ----------------------------------------------------------------
                                                                         ADR                OCCUPANCY               REVPAR
                                                                 --------------------  --------------------  --------------------

CLASSIFICATION AT JANUARY 1, 1999                   HOTELS(1)      1998       1999       1998       1999       1998       1999
------------------------------------------------  -------------  ---------  ---------  ---------  ---------  ---------  ---------
Stabilized......................................           77    $   73.28  $   73.94       60.4%      62.5% $   44.25  $   46.20
Stabilizing.....................................           33    $   72.22  $   75.51       49.1%      58.3% $   35.46  $   44.01
Being Repositioned..............................           22(2) $   72.57  $   73.81       50.5%      42.5% $   36.68  $   31.37

------------------------

(1) Excludes two hotels we managed for third parties and seven hotels in which we had a minority interest.

(2) Since January 1, 1999, one Being Repositioned hotel has been sold.

    Our direct operating expenses were $50.4 million (39.1% of direct revenues) for the First Quarter 1999 compared to $48.9 million (40.8% of direct revenues) for the First Quarter 1998. The decrease in direct operating expenses as a percentage of direct revenues was a result of having fewer hotels undergoing renovations, certain cost savings for purchasing insurance and related activities and an emphasis on cost containment.

    Our general and administrative expenses for the First Quarter 1999 and First Quarter 1998 were $5.2 million. Included in the 1999 expenses are $.5 million of non-recurring expenses, principally severance costs that were offset by cost savings in overhead realized as a result of the Merger.

    Our other hotel operating expenses were $47.8 million in the First Quarter 1999 (35.2% of revenues) compared to $46.1 million (36.4% of revenues) for the First Quarter 1998. The decrease in other hotel operating expenses as a percentage of revenues is due to the combined effect of significant revenue growth, an emphasis on cost containment and Merger-related cost savings.

    As a result of the above, our income from operations increased 30% to $18.6 million in the First Quarter 1999 as compared to $14.3 million for the First Quarter 1998. EBITDA increased 23% to $32.8 million (24.2% of revenues) from $26.7 million (21.1% of revenues) in the First Quarter 1998.

    PRO FORMA YEAR ENDED DECEMBER 31, 1998 COMPARED TO THE PRO FORMA YEAR ENDED
     DECEMBER 31, 1997

    Our pro forma revenues increased 4.2% to $568.0 million in 1998 from $545.0 million in 1997. Our average daily rate and occupancy were $73.17 and 60.3%, respectively, in 1998 compared to $69.46 and 61.2%, respectively, for 1997, resulting in a 3.8% increase in RevPAR. Room revenue increased by 5.2% in 1998, while food and beverage revenue increased by 1.9%. We would have had 54 hotels that were under renovation during 1998, 37 of which had been completed by the end of the year. During the renovation process, revenues are negatively affected due to the unavailability of certain rooms, restaurants and meeting space.

    The following table summarizes certain operating data for our hotels for the years ended December 31, 1997 and 1998.

                                                                                     YEAR ENDED DECEMBER 31,
                                                                 ----------------------------------------------------------------
                                                                         ADR                OCCUPANCY               REVPAR
                                                                 --------------------  --------------------  --------------------

CLASSIFICATION AT JANUARY 1, 1998                   HOTELS(1)      1997       1998       1997       1998       1997       1998
------------------------------------------------  -------------  ---------  ---------  ---------  ---------  ---------  ---------
Stabilized......................................           73    $   70.04  $   73.45       63.6%      61.7% $   44.54  $   45.31
Stabilizing.....................................           13    $   74.25  $   77.94       64.7%      66.9% $   48.04  $   52.14
Being Repositioned..............................           42    $   66.30  $   71.16       55.2%      55.3% $   36.57  $   39.36

------------------------

(1) Excludes hotels we managed for third parties and hotels in which we had a minority interest.

    Our pro forma direct operating expenses were $220.9 million (40.9% of direct revenues) for 1998 and $210.7 (40.7% of direct revenues) for 1997. The slight increase in 1998 of operating expense as a percentage of direct revenue was primarily due to the adverse effect on revenues from the large number of renovations during 1998.

HISTORICAL RESULTS OF OPERATIONS--LODGIAN

    Our operating results have been materially impacted by the significant number of acquisitions and extensive renovation activity during 1997 and 1998. In June 1998, Servico acquired AMI, an entity that owned and operated 14 hotels, three of which were subsequently sold. In December 1998, Servico merged with Impac, an entity that owned or managed 53 hotels, three of which are under construction. Because these transactions were accounted for using the purchase accounting method, the results of AMI and Impac are included in our consolidated results of operations from the time they were acquired. This makes comparisons of our historical operating results with prior periods less meaningful. Servico had historically classified its hotels as Stabilized Hotels and Reposition Hotels. The Stabilized Hotels were hotels that had achieved normalized operations after completion of renovation and repositioning. The Reposition Hotels were those hotels that were undergoing or had completed significant renovation and repositioning but had not yet achieved normalized operations.

    THREE MONTHS ENDED MARCH 31, 1999 ("FIRST QUARTER 1999") COMPARED TO MARCH 31, 1998 ("FIRST QUARTER 1998")

    Our revenues were $135.8 million for the First Quarter 1999, a 63.8% increase over revenues of $82.9 million for the First Quarter 1998. Of this $52.9 million increase, $49.0 million was attributable to the acquisition of AMI and the Merger.

    Our direct operating expenses were $50.4 million (39.1% of direct revenues) for the First Quarter 1999 and $33.2 million (42.5% of direct revenue) for the First Quarter 1998. Of the $17.2 million increase, $16.1 million was attributable to the acquisition of AMI and the Merger.

    Our general and administrative expenses were $5.2 million in First Quarter 1999 and $2.4 million in First Quarter 1998. Of the $2.8 million increase, approximately $2.3 million was attributable to the acquisition of AMI and the Merger. Additionally, $.5 million represents non-recurring expenses, principally severance.

    Our depreciation and amortization were $13.8 million in First Quarter 1999 and $7.2 million in First Quarter 1998. The $6.6 million increase was attributable to the acquisition of AMI, the Merger and the completion of renovation projects.

    Our other hotel operating expenses were $47.8 million in First Quarter 1999 and $27.6 million in First Quarter 1998. Of the $20.2 million increase, $18.4 million was attributable to the acquisition of AMI and the Merger. In addition, $1.0 million was attributable to our share of loss from an unconsolidated partnership, including $.5 million of depreciation.

    As a result of the above, our income from operations was $18.6 million in First Quarter 1999 as compared to $12.5 million in First Quarter 1998.

    Interest expense was $19.1 million in First Quarter 1999 and $7.8 million in First Quarter 1998. This increase is primarily a result of an increase in the level of debt associated with the acquisition of AMI and the Merger.

    Minority interest expense was $3.9 million in First Quarter 1999 and $.1 million in First Quarter 1998. Of the $3.8 million increase, $3.2 million represents interest on our CRESTS that were issued in June 1998.

    After a tax benefit of $1.6 million in First Quarter 1999 and a provision for income taxes of $2.0 million in First Quarter 1998, we had a net loss of $2.4 million (($.09) per share) in First Quarter 1999 compared with net income of $3.0 million ($.14 per share) in First Quarter 1998.

    YEAR ENDED DECEMBER 31, 1998 AS COMPARED TO THE YEAR ENDED DECEMBER 31, 1997

    At December 31, 1998, we owned 141 hotels, managed two hotels for third party owners and had a minority investment in one hotel compared with 68 hotels owned, two managed for third party owners and a minority investment in one hotel at December 31, 1997.

    Our revenues were $395.2 million for 1998, a 42.8% increase over revenues of $276.7 million for 1997. Of this $118.5 million increase in revenues, the 1997 acquisitions, which were not operated for the full year of 1997, contributed approximately $49.5 million to the increase in revenues. The 1998 acquisitions contributed approximately $33.6 million to the increase in revenues. The 21 days of revenues from the Impac Hotels contributed approximately $7.3 million to the increase in revenues. The remaining increase in revenues of approximately $28.1 is attributed to the balance of the portfolio.

    Our direct operating expenses were $156.9 million for 1998 and $110.5 million for 1997. Of the $46.4 million increase, $20.4 million is directly attributable to the Reposition Hotels with approximately $13.2 million relating to acquisitions in 1998. The direct operating expenses decreased as a percentage of direct revenue from 42.5% in 1997 as compared to 41.8% in 1998. The decrease in operating expenses as a percentage of revenues was a result of the combined effect of strong revenue growth and continued emphasis on cost controls. Other operating expenses were $130.0 million for 1998 and $88.0 million for 1997. This increase of $42.0 million represents the expenses incurred with respect to the 1998 acquisitions and by the Reposition Hotels. Our depreciation and amortization expense was $31.1 million for 1998 and $23.0 million for 1997. Included in this $8.1 million increase was $3.0 million associated with the Reposition Hotels and the remaining increase was related to the 1998 acquisitions, and to equipment purchases and improvements made at the Stabilized Hotels.

    As a result of the above, income from operations was $67.1 million for 1998 as compared to $46.1 million for 1997.

    We incurred $21.2 million (net of a tax benefit of $14.1 million) in non-recurring charges during 1998. During August 1998, we entered into treasury rate lock transactions with notional amounts of $175.0 million and $200.0 million with a lender for the purpose of hedging our interest rate exposure on two anticipated financing transactions. During September 1998, we determined that it was not probable that we could consummate the anticipated transactions and recognized a loss of $18.9 million (net of tax benefit of $12.6 million). In addition, we incurred approximately $3.4 million of severance and other expenses in connection with the Merger which have been substantially paid at December 31, 1998. These expenses consisted primarily of costs associated with the closing and relocation of Servico's West Palm Beach, Florida corporate headquarters to our headquarters in Atlanta, Georgia and termination or relocation of certain employees.

    Interest expense, net of interest income, was $29.1 million for 1998, a $4.9 million increase from the $24.2 million for 1997. The increase was primarily a result of an increase in the level of debt associated with the 1998 acquisitions.

    Minority interests in net income of consolidated partnerships were approximately $1.4 million for 1998 and $1.0 million for 1997.

    During 1998 we repaid, prior to maturity, approximately $247.0 million in debt, and as a result recorded an extraordinary loss on early extinguishment of debt of approximately $2.1 million (net of income tax benefit of $1.4 million) relating to the write-off of unamortized loan costs associated with the debt. We recognized an extraordinary loss on early extinguishment of debt of $3.8 million, after taxes, in 1997 which related to the refinancing of certain hotels.

    After a benefit for income taxes of $2.1 million in 1998 and a provision for income taxes of $8.4 million in 1997, we had a net loss of $5.2 million ($(.26) per share) for 1998 and net income of $8.8 million ($.56 per share) for 1997. Excluding the non-recurring items discussed above, we had recurring income of $18.0 million for 1998 ($.89 per share) and $12.6 million for 1997 ($.80 per share) in 1998 and 1997, respectively.

    YEAR ENDED DECEMBER 31, 1997 AS COMPARED TO THE YEAR ENDED DECEMBER 31, 1996

    At December 31, 1997, we owned 68 hotels, managed two hotels for third party owners and had a minority investment in one hotel compared with 56 hotels owned, four managed for third party owners and a minority investment in one hotel at December 31, 1996.

    Our revenues were $276.7 million for 1997, a 15.5% increase over revenues of $239.5 million for 1996. Of this $37.2 million increase in revenues, approximately $9.2 million was attributable to the Stabilized Hotels primarily as a result of a 6.4% increase in RevPAR. The Reposition Hotels contributed approximately $28 million to the increase in revenues, of which approximately $14.6 million related to the Reposition Hotels acquired in 1996 which were not operated for the full year of 1996 but were operated for the full year of 1997. Reposition Hotels acquired in 1997 contributed the remaining balance of approximately $13.4 million.

    Our direct operating expenses were $110.5 million for 1997 and $96.4 million for 1996. The decrease in operating expenses as a percentage of revenues was a result of the combined effect of strong revenue growth and continued emphasis on cost controls. Our other operating expenses were $88.0 million for 1997 and $77.2 million for 1996. Our depreciation and amortization expense was $23.0 million for 1997 and $18.7 million for 1996. Included in this $4.3 million increase was $2.7 million associated with the Reposition Hotels and the remaining increase was related to equipment purchases and improvements made at the Stabilized Hotels.

    As a result of the above, income from operations was $46.1 million for 1997 as compared to $37.9 million for 1996. Included in 1996 was a non-recurring charge of $.8 million relating to a severance payment.

    Interest expense, net of interest income, was $24.2 million for 1997, a $3.5 million decrease from the $27.7 million for 1996. The decrease was offset in part by a $1.2 million increase relating to acquisitions in 1997. The decrease was primarily a result of a reduction in the level of debt and effective interest rate in connection with certain debt which was repaid with the proceeds of a common stock offering.

    Included in other income for 1996 was a non-recurring $3.6 million gain on litigation settlement (net of expenses) in connection with a lawsuit brought on our behalf against a bank group and law firm based on alleged breaches of their duties to us.

    Minority interests in net income of consolidated partnerships were approximately $1.0 million for 1997 and $2.1 million for 1996. Of this $1.1 million decrease, $.9 million related to three hotels in which we increased its ownership from 51% to 100% during 1997.

    During 1997 we repaid, prior to maturity, approximately $128.0 million in debt, and as a result recorded an extraordinary loss on early extinguishment of debt of approximately $3.8 million (net of income tax benefit of $2.5 million) relating to the write-off of unamortized loan costs associated with the debt. We recognized an extraordinary loss on early extinguishment of debt of $.3 million, after taxes in 1996 which related to the refinancing of certain hotels.

    After a provision for income taxes of $8.4 million for 1997 and $3.2 million for 1996, we had net income of $8.8 million ($.56 per share) for 1997 and $8.2 million ($.84 per share) for 1996. Without consideration of the non-recurring items discussed above, we had recurring income of $12.6 million for 1997 ($.80 per share) and $5.4 million for 1996 ($.55 per share).

HISTORICAL RESULTS OF OPERATIONS--IMPAC

    Impac owned or managed primarily upscale or mid-market full service hotels, including 52 wholly owned hotels, one partially owned hotel and two managed hotels. Prior to March 12, 1997, Impac consisted of 22 partnerships and four corporations, each of which owned between one and six hotels (the "Initial Hotels"), and two operating corporations, Impac Hotel Management, Inc. ("Impac, Inc.") and Impac Development & Construction, Inc, ("IDC"). The principals of Impac, Inc. and their affiliates owned an aggregate of approximately 23% of the Initial Hotels, while various other investors owned the remaining interests. On February 26, 1997, Impac was formed for the purpose of acquiring, either directly or indirectly, the outstanding ownership interests in the Initial Hotels. On March 12, 1997, Impac acquired all of the Initial Hotels through the issuance of units in exchange for all of the limited partnership interests or shares, as applicable, of the limited partnerships and corporations that owned the Initial Hotels. In addition, Impac acquired, in exchange for units, all of the assets of Impac, Inc. and IDC. See Note 1 to Impac's financial statements.

    Beginning in late 1996, Impac began to invest significantly in additional professional staff and corporate infrastructure and systems and incurred significant costs in order to position itself to both acquire and develop hotel properties. From January 1996 through June 1998, Impac acquired 26 hotels and developed nine hotels. In addition, Impac had five hotels under construction at June 30, 1998. The acquired hotels underwent significant renovations and therefore revenue trends are not comparable to revenues which would be realized had these properties been stabilized. In addition, during the fiscal years ended December 31, 1996 and December 31, 1995, Impac sold seven and three hotels, respectively. The historical financial statements of the years ended December 31, 1997, 1996 and 1995 and for the six months ended June 30, 1998 and 1997 reflect differing numbers of owned hotels throughout the periods. Due to the timing and magnitude of the acquisitions made during these periods, it is difficult to compare results of the periods to each other.

    SIX MONTHS ENDED JUNE 30, 1998 (THE "1998 PERIOD") AS COMPARED TO THE SIX MONTHS ENDED JUNE 30, 1997 (THE "1997 PERIOD")

    As of June 30, 1998, Impac owned and operated 52 hotels (including five under construction) and managed two hotels for third-party owners. One hotel was partially owned. This compared to 42 hotels (including three under construction) owned and operated and two hotels managed for third parties at June 30, 1997. Impac acquired or opened two hotels during the 1998 Period compared to 12 hotels during the 1997 Period. Sixteen hotels were under significant renovation during the 1998 Period compared to 20 in the 1997 Period.

    Revenues for the 1998 Period were $75.9 million as compared to $52.8 million for the 1997 Period. The revenue increase primarily is attributable to the inclusion of a full six months of revenue in the 1998 Period for 12 hotels that were opened or purchased during the 1997 Period. During the 1997 Period, 20 properties returned to full operating capacity. However, revenue growth in both the 1998 Period and 1997 Period was adversely affected by the 16 and 20 hotels, respectively, that were under renovation.

    Total operating expenses before depreciation and amortization increased to $60.1 million for the 1998 Period from $43.7 million for the 1997 Period. As a percentage of revenue, operating expenses before depreciation and amortization were 79% for the 1998 Period compared to 83% for the 1997 Period. The decrease as a percentage of revenue is attributable to properties coming out of renovation in late 1997 and early 1998 which had been under renovation or recently purchased in the 1997 Period. Operating efficiencies also contributed to the decrease.

    Depreciation and amortization costs increased by 51% to $7.4 million for the 1998 Period from $4.9 million for the 1997 Period.

    Interest expense rose to $14.2 million in the 1998 Period as compared to $8.9 million in the 1997 Period. The increase was attributable to increased debt levels associated with the addition of the hotels described above.

    In connection with the Merger, Impac incurred costs of $3.1 million through June 30, 1998. These costs were expensed in the 1998 Period.

    Extraordinary losses related to costs incurred in the early extinguishment of indebtedness of $13.3 million were incurred during the 1997 Period. Impac completed a reorganization of its partnerships and corporations into one entity during March 1997. See Note 1 to Impac's financial statements. Individual partnership debt from numerous lenders was replaced with a facility from one lender. Accordingly, the debt previously existing was retired at a cost of $8.6 million. Approximately $4.7 million in deferred financing costs were written off.

    A net loss of $8.7 million was recorded (after provision for merger costs of $3.1 million) for the 1998 Period as compared to a net loss of $17.9 million for the 1997 Period. EBITDA increased by 72% to $15.8 million for the 1998 Period compared to $9.2 million for the 1997 Period.

    YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED DECEMBER 31, 1996.

    As of December 31, 1997, Impac owned 45 hotels and managed two hotels for third-party owners. One hotel was partially owned. This compares with 26 hotels and two managed for third parties at December 31, 1996. Additionally, six hotels were under construction at December 31, 1997. Impac developed three hotels during 1997 and acquired 16 others. Impac significantly renovated 25 hotels during 1997 and early 1998. Nine of these properties were purchased in 1996 and significant renovations were completed during 1997.

    Revenues for 1997 were $119.9 million as compared to $67.8 million for 1996. The revenue increase was a result of the acquisition and development of 19 hotels as well as the inclusion of a full year of revenues in 1997 for the 14 properties added in 1996. Revenue growth is adversely affected by the renovation of properties which were newly acquired. The renovation process adversely affects net income and EBITDA as a consequence of decreased revenue.

    Total operating expenses before depreciation and amortization were $102.8 million in 1997. This compares to $55.8 million in 1996. As a percentage of revenues, operating expenses before depreciation and amortization were 86% for 1997 and 82% for 1996. This percentage increase is the result of significant renovations. Revenue levels during renovation are lower than would normally be expected during a period of stabilization. However, fixed operating costs for properties under renovation typically remain constant. Expenses also increased as a result of the addition of the new properties described above and the inclusion of expenses for a full year for properties acquired in 1996. Finally, Impac invested significant amounts in staffing and corporate infrastructure beginning in 1996 for Impac's in-house construction department, the Impac revenue center (a centralized reservations center), and for accounting, hotel operations and information technology functions. Accordingly, overhead costs increased during a time period when numerous rooms were taken out of service for renovation.

    Depreciation and amortization costs increased by 92% to $11.1 million as compared to $5.8 million for 1996. The increase is attributable to increased investment in hotel properties and to the step-up of the asset basis resulting from the reorganization completed in 1997. See Note 2 to Impac's financial statements.

    As a result of the factors described above, income from operations decreased to $5.9 million as compared to $6.2 million for 1996.

    Interest expense rose to $21.3 million for 1997 from $11.8 million in 1996. The increase was attributable to increased debt levels associated with additional investments in hotel properties.

    Other income for 1997 decreased to $300,000 as compared to $19.7 million in 1996. Seven properties were sold in 1996, resulting in the substantial gain. No properties were sold in 1997.

    Extraordinary losses related to costs incurred in the early extinguishment of indebtedness of $13.3 million were incurred during 1997. As described in Note 1 to Impac's financial statements, Impac completed a reorganization of its partnerships and corporations into one entity during March 1997. Individual partnership-level debt from numerous lenders was replaced with a facility from one lender. Accordingly, the debt previously existing was retired early at a cost of $8.6 million. Approximately $4.7 million in deferred financing costs were written off.

    Impac recorded a net loss of $29.4 million for 1997 as compared to income of $14.1 million for 1996. EBITDA increased to $17.1 million as compared to $12.0 million for 1996.

INCOME TAXES

    As of December 31, 1998, Lodgian had net operating loss carryforwards of approximately $50.0 million for federal income tax purposes, which expire in 2005 through 2018. Our ability to use these net operating loss carryforwards to offset our future income is subject to certain limitations, and may be subject to additional limitations in the future. Due to these limitations, a portion or all of these net operating loss carryforwards could expire unused.

LIQUIDITY AND CAPITAL RESOURCES

    Our principal sources of liquidity consist of existing cash balances, cash flow from operations and debt financing. We had EBITDA for 1998 of $98.2 million, a 41% increase over the $69.6 million from 1997. For the three months ended March 31, 1999 we had EBITDA of $32.9 million, a 65.7% increase over the $19.8 million for the 1998 period. EBITDA is a widely regarded industry measure of lodging performance used in the assessment of hotel property values although EBITDA is not indicative of and should not be used as an alternative to net income or net cash provided by operations as specified by generally accepted accounting principles. Net cash provided by operating activities for 1998 was $29.3 million as compared to $42.0 million for 1997 and $31.0 million for 1996. Net cash provided by operating activities for the three months ended March 31, 1999 was $10.0 million as compared to $9.6 million for the 1998 period.

    Cash flows used in investing activities were $12.0 million in the three months ended March 31, 1999, $182.5 million for 1998, $220.7 million for 1997 and $97.6 million for 1996. The 1998 amount includes the $75.0 million acquisition of the 14 AMI hotels and a $70.4 million increase in the level of capital expenditures, primarily in connection with the repositioning of hotels. The $123.1 million increase in 1997 over the 1996 amount includes the purchase of 12 hotels for $140.3 million in 1997 compared to the purchase of 11 hotels for $60.7 million in 1996 and a $22.0 million increase in the level of maintenance and repositioning capital expenditures.

    Cash flows provided by financing activities were $1.2 million in the three months ended March 31, 1999, $157.2 million for 1998, $174.4 million for 1997 and $74.7 million for 1996. The 1998 amount includes the net proceeds from the issuance and repayment of long-term obligations of $190.1 million (including $168.5 million of net proceeds from the issuance of CRESTS) and the $34.1 million repurchase of common stock. The $99.7 million increase in 1997 over the 1996 amount includes $156.6 million proceeds from the issuance of common stock and a $48.3 million lower level of net proceeds from the issuance and repayment of long-term debt.

    The Merger was a non-cash investing and financing transaction, except for $15.0 million paid to Impac unitholders.

    At March 31, 1999 and December 31, 1998, we had working capital deficits of $62.3 million and $65.1 million, respectively, as compared to a working capital deficit of $1.3 million at December 31, 1997. Current maturities of long-term obligations of $36.1 million at March 31, 1999 and December 31, 1998 include an increase of $30.4 million from December 31, 1997, primarily due to the financing incurred at the time of the Merger, which is described below.

    At March 31, 1999 and December 31, 1998, our long-term obligations were $818.6 million and $816.6 million, respectively, not including $175.0 million of CRESTS. Our long-term obligations were $323.3 million at December 31, 1997. The increase from 1997 consists primarily of financing incurred and debt assumed at the time of the Merger.

    In connection with the Merger, on December 11, 1998, we obtained from Lehman Brothers Holding, Inc. ("Lehman") $265.0 million of mortgage notes (the "Lehman Loan"). The net proceeds were used to repay existing debt and $31.5 million due to Lehman as a result of a loss on two treasury rate lock transactions. This floating rate loan bears interest at LIBOR plus 3.25% and matures in December 2000. The Lehman Loan contains various covenants, with which we were in compliance at March 31, 1999. In March 1999, Lehman released $15.0 million of $23.0 million of funds being held in escrow for future capital improvements required by the Lehman Loan. In May 1999, the Lehman Loan was increased to $280.0 million (before amortization) on the same terms and conditions, and the $15.0 million increase replenished the escrow account. Proceeds from the sale of the Old Notes and the new credit facility were used to retire the Lehman Loan.

    In December 1998, in connection with the Merger, we received a $72.0 million loan from Banc One Capital Funding Corporation. The loan bears interest at 9% and matures in November 2000.

    In June 1998, Servico issued $175.0 million liquidation preference of CRESTS. The CRESTS bear interest at 7% and are convertible into shares of our common stock at an initial conversion price of $21.42 per share. The sale of the CRESTS generated $168.5 million in net proceeds, substantially all of which were used to repay existing debt.

    Certain of our hotels are operated under license agreements that require us to make capital improvements in accordance with a specified time schedule. Additionally, in connection with the refinancing of hotels, we have agreed to make certain capital improvements and, as of March 31, 1999, had approximately $16.0 million escrowed for such improvements. We estimate our remaining obligations for all of such commitments to be approximately $62.0 million, of which approximately $27.0 million is expected to be spent during 1999 and the first quarter 2000, with the balance to be spent thereafter. During 1999 and 2000, we expect to spend $27.1 million to complete the construction of three new hotels. Substantially all of the funds necessary to complete construction of these hotels are expected to be provided by the continuing NACC loan facilities.

    Concurrent with the sale of the Old Notes, we entered into a new $315 million secured loan credit facility. The facility consists of a $25 million delayed draw tranche A term loan, a $240 million tranche B term loan and a $50 million revolving credit facility. The tranche A loan will be used for hotel development and repositioning projects. The tranche B loan was used, along with the net proceeds from the sale of the Old Notes, to repay the balance outstanding under the Lehman Loan and, in September 1999, will be used to repay a $132.5 million loan (one of three facilities) from Nomura Asset Capital Corporation ("NACC"). This floating rate loan bears interest at LIBOR plus 2.25% until September 11, 1999 at which time the interest rate would be fixed and the maturity date extended to 2019. The revolving credit facility will be available for hotel development and repositioning projects as well as general corporate purposes. The new credit facility bears interest at floating rates based on the LIBOR plus a margin based on the credit ratings we receive from Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies. The tranche A and B term loans mature in 2006, and the revolving credit facility matures in 2004, unless the Banc One loan is not extended or refinanced in which case all loans will mature in November 2000. See "Description of Certain Indebtedness and Preferred Stock--Nomura Asset Capital Corporation Loans" and "--The New Senior Credit Facility."

    Management believes that cash flow from operations, in addition to availability under our new credit facility and available funds under the NAAC loans, will be sufficient to provide for our liquidity needs for the foreseeable future.

INFLATION

    The rate of inflation has not had a material effect on our revenues or costs and expenses in the three most recent fiscal years, and it is not anticipated that inflation will have a material effect on us in the near term.

YEAR 2000 MATTERS

    The Year 2000 issue is the result of certain computer programs being written using two digits rather than four to define the applicable year. Certain of our computer programs may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in miscalculations causing disruptions to our corporate operations, including accounting and financial reporting, budgeting, tax, accounts receivable and payable, word processing, spreadsheet applications and to hotel operations, including the temporary inability to process transactions, including processing reservations, collection of payment, purchasing, distributing, sending invoices, or engaging in similar normal business activities.

    The systems that we have identified as being critical include but may not be limited to the following: Unix operating system, property management systems, point of sale systems, Oracle general ledger system and credit card processing, as well as our banking relationships and telecommunications vendors. We have also identified non-critical issues including, but not limited to, stand alone personal computers, other third party vendors and possible security issues.

    THE COMPANY'S STATE OF READINESS

    Based on our recent assessment, we determined that we will have to modify or replace portions of our existing software so that our computer systems will properly utilize dates beyond December 31, 1999. Remediation plans have been established for all major systems we have identified that may be potentially affected by the Year 2000 issue. The current status of the plans for information technology-based systems are summarized as follows:

    1. IDENTIFICATION OF ALL APPLICATIONS AND HARDWARE WITH POTENTIAL YEAR 2000 ISSUES. To the best of our knowledge, this has been completed.

    2. FOR EACH ITEM IDENTIFIED, PERFORMANCE OF AN ASSESSMENT TO DETERMINE AN APPROPRIATE ACTION PLAN AND TIMETABLE FOR REMEDIATION OF EACH ITEM. The plan consists of replacement, upgrade or elimination of the application. This phase has been completed.

    3. IMPLEMENTATION OF THE SPECIFIC ACTION PLAN. Action plans have been completed for all known mission critical systems, including property management systems and corporate systems.

    4. TESTING EACH APPLICATION UPON COMPLETION. We will use both internal and external resources to reprogram, or replace, and test the software for Year 2000 modifications. All internally developed systems have been tested and found to be compliant. Vendor-supplied software has been upgraded to Year 2000 compliant versions for our software vendors and we have received certification of compliance from them. The remaining vendors have informed us that testing is expected to be completed at the latest by the third quarter of 1999.

    5. PLACEMENT OF THE NEW PROCESS INTO PRODUCTION. All applications and systems are expected to be updated by August 31, 1999.

    We have initiated formal communications with our significant suppliers and vendors for corporate and hotel operations to determine our vulnerability to those third parties' failure to remediate their own Year 2000 Issue. Identification of areas of potential third party risk is nearly complete and, for those areas identified to date, remediation plans are being developed. Identification and assessment should be completed by the end of the second quarter of 1999 and implemented by the end of the third quarter of 1999. We cannot guarantee that the systems of our suppliers will be timely converted and would not disrupt operations and have an adverse effect on us.

    We are in the process of identifying all non-information technology based systems which include equipment and services containing embedded microprocessors such as alarm systems and voice mail systems. We are in the process of identifying, developing, implementing and testing appropriate remediation plans. We expect to fully implement such plans by the end of the third quarter of 1999.

    THE COSTS INVOLVED

    Our total cost of achieving Year 2000 compliance is not expected to exceed $2.0 million and will consist of the utilization of both internal and external resources. Spending to date totals approximately $250,000. Expenditures either have been appropriately allocated for through the 1999 capital improvements budget by property or are expected to be expensed as appropriate. All costs related to achieving Year 2000 compliance are based on management's best estimates. We cannot guarantee that these results will be achieved, and actual results may differ materially from those anticipated.

    RISKS AND CONTINGENCY PLAN

    We are in the process of determining the risks we would face in the event certain aspects of our Year 2000 remediation plan failed. We are also developing contingency plans for all critical processes including replacement of certain vendors, increases in staffing to process transactions and alternate hosting of critical systems. Under a "worst case" scenario, our corporate operations would be disrupted due to internal system failures including the ability to properly and timely process corporate records and transactions and accounting functions. Our hotel operations could be disrupted based on the inability of vendors and suppliers to deliver products for our food, beverage and lodging operations. In addition our hotel's reservation and payment collection processes would be disrupted. While these systems can be replaced with manual systems on a temporary basis, it could cause substantial delays and inefficiencies in hotel operations. The failure of national and worldwide banking information systems or the loss of essential utilities services due to the Year 2000 issue could result in the inability of many businesses, including ours, to conduct business. Risk assessment has been completed, and contingency plans should be completed in the third quarter of 1999.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    The table below provides information about our financial instruments which are sensitive to changes in interest rates, including CRESTS and debt obligations. For debt obligations, the table presents principal cash flows and related weighted average interest rates by expected maturity dates. Weighted average variable rates are based on implied forward rates in the yield curve at the reporting date. As of December 31, 1998, the change in current yields between one-year and five-year U.S. Treasury bonds is three basis points, thus, minimal fluctuations in the average interest rates are anticipated over the maturity periods.

                                                        EXPECTED MATURITY DATE
                                         -----------------------------------------------------                            FAIR
                                           1999       2000       2001       2002       2003     THEREAFTER     TOTAL      VALUE
                                         ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------
                                                                        (IN THOUSANDS)
Liabilities
Long-term Debt:
  Mortgage notes payable with interest
    at variable rate of LIBOR plus
    3.25%..............................  $  18,000  $ 247,000  $      --  $      --  $      --   $      --   $ 265,000  $ 265,000
  Credit facilities totaling $396
    million with interest at variable
    rate of LIBOR plus 2.25% to 2.75%
    maturing through 2011. Each loan
    converts to term loans with a fixed
    rate of interest and a 20-year
    amortization period................        722      3,842      6,816      7,940      8,580     295,844     323,744    323,744
  Mortgage notes payable with an
    interest rate of 9%................     10,000     62,000         --         --         --          --      72,000     72,000
  Mortgage notes payable with fixed
    rates ranging from 8.6% to 10.7%
    payable through 2010...............      3,715      4,174      4,584      5,024     38,655     107,957     164,109    164,109
  Other................................      3,697      8,033      5,197        279        307      10,412      27,925     27,925
                                         ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------
Total..................................  $  36,134  $ 325,049  $  16,597  $  13,243  $  47,542   $ 414,213   $ 852,778  $ 852,778
                                         ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------
                                         ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------
Average interest rate..................      11.2%      11.9%       8.6%       8.6%       8.6%        8.5%       10.0%
Other:
  Convertible preferred securities.....  $      --  $      --  $      --  $      --  $      --   $ 175,000   $ 175,000  $  78,750
Interest rate protection agreement:
  Notional amount......................  $      --  $  54,000  $      --  $      --  $      --   $      --   $  54,000  $   5,000
  Weighted average rate................         --      10.5%         --         --         --          --       10.5%         --

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER

    GENERAL

    In connection with the sale of our 12 1/4% Senior Subordinated Notes due 2009, Series A (the "Old Notes") to Morgan Stanley & Co. Incorporated, Lehman Brothers Inc. and Bear, Stearns & Co. Inc. (the "Placement Agents") pursuant to the Placement Agreement, dated July 20, 1999, among Lodgian Financing Corp. ("Lodgian Financing," and together with its subsidiaries, the "Company") and Lodgian, Inc. and the guarantors named therein (collectively, the "Guarantors") and the Placement Agents, the holders of the Old Notes became entitled to the benefits of the Registration Rights Agreement, dated as of July 20, 1999 (the "Registration Rights Agreement"), among Lodgian Financing, the Guarantors and the Placement Agents.

    Under the Registration Rights Agreement, Lodgian became obligated to cause the notes to be generally freely transferable under the Securities Act no later than six months after the closing of the offering of the Old Notes. The Exchange Offer being made hereby, if consummated within the required time periods, will satisfy Lodgian Financing's obligations under the Registration Rights Agreement.
Lodgian Financing understands that there are approximately       beneficial
owners of such Old Notes. This Prospectus, together with the Letter of Transmittal, is being sent to all such beneficial holders known to Lodgian Financing.

    Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, Lodgian Financing will accept all Old Notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date (as defined). Lodgian Financing will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer.

    Based on an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in Morgan Stanley & Co. Incorporated, SEC No-Action Letter (available June 5, 1991) (the "Morgan Stanley Letter"), Exxon Capital Holdings Corporation, SEC No-Action Letter (available May 13,
1988) (the "Exxon Capital Letter") and similar letters, Lodgian believes that the 12 1/4% Senior Subordinated Notes due 2009, Series B (the "Exchange Notes") issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any person who received such Exchange Notes, whether or not such person is the holder (other than any such holder or other person which is (i) a broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities, or (ii) an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, PROVIDED that such Exchange Notes are acquired in the ordinary course of such holder's or other person's business, neither such holder nor such other person is engaged in or intends to engage in any distribution of the Exchange Notes and such holders or other persons have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes.

    If any person were to be participating in the Exchange Offer for the purposes of participating in a distribution of the Exchange Notes in a manner not permitted by the Commission's interpretation, such person (a) could not rely upon the Morgan Stanley Letter, the Exxon Capital Letter or similar letters and
(b) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

    Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such

Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as result of market-making activities or other trading activities. Lodgian Financing has agreed that, for a period of 180 days after consummation of the Exchange Offer, it will make this Prospectus, as it may be amended or supplemented from time to time, available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

    Lodgian Financing will not receive any proceeds from the Exchange Offer. See "Use of Proceeds." Lodgian Financing has agreed to bear the expenses of the Exchange Offer pursuant to the Registration Rights Agreement. No underwriter is being used in connection with the Exchange Offer.

    Lodgian Financing shall be deemed to have accepted validly tendered Old Notes when, as and if Lodgian Financing has given oral or written notice thereof to Bankers Trust Company, as exchange agent (the "Exchange Agent"). The Exchange Agent will act as agent for the tendering holders of Old Notes for the purposes of receiving the Exchange Notes from Lodgian Financing and delivering Exchange Notes to such holders.

    If any tendered Old Notes are not accepted for exchange because of an invalid tender or the occurrence of certain conditions set forth herein under "--Conditions" without waiver by Lodgian Financing, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

    Holders of Old Notes who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. Lodgian Financing will pay all charges and expenses, other than certain applicable taxes in connection with the Exchange Offer. See "--Fees and Expenses."

    In the event the Exchange Offer is consummated, Lodgian Financing will not be required to register the Old Notes. In such event, holders of Old Notes seeking liquidity in their investment would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act. See "Risk Factors--Consequences of Failure to Exchange."

    EXPIRATION DATE; EXTENSIONS; AMENDMENT

    The term "Expiration Date" shall mean the expiration date set forth on the cover page of this Prospectus, unless Lodgian Financing, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended.

    In order to extend the Expiration Date, Lodgian Financing will notify the Exchange Agent of any extension by oral or written notice and will issue a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that Lodgian Financing is extending the Exchange Offer for a specified period of time.

    Lodgian Financing reserves the right (a) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer and not accept Old Notes not previously accepted if any of the conditions set forth herein under "--Conditions" shall have occurred and shall not have been waived by Lodgian Financing (if permitted to be waived by Lodgian Financing), by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (b) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof. If the Exchange Offer is amended in a manner determined by Lodgian Financing to constitute a material change, Lodgian Financing will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Notes of such amendment, and Lodgian Financing may extend the Exchange Offer for a period of up to ten business days, depending upon the significance of the amendment and the manner of disclosure to holders of the Old Notes, if the Exchange Offer would otherwise expire during such extension period.

    Without limiting the manner in which Lodgian Financing may choose to make public announcement of any extension, amendment or termination of the Exchange Offer, Lodgian Financing shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON THE EXCHANGE NOTES

    The Exchange Notes will bear interest from July 23, 1999, payable semiannually on January 15 and July 15 of each year, commencing January 15, 2000, at the rate of 12 1/4% per annum. Holders of Old Notes whose Old Notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the Old Notes accrued and unpaid up until the date of the issuance of the Exchange Notes.

PROCEDURES FOR TENDERING

    To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by instruction 3 of the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes and any other required documents. To be validly tendered, such documents must reach the Exchange Agent on or before 5:00 p.m., New York City time, on the Expiration Date.

    The tender by a holder of Old Notes will constitute an agreement between such holder and Lodgian Financing in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

    Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect such tender for such holders.

    The method of delivery of Old Notes and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery to the Exchange Agent on or before 5:00 p.m. New York City time, on the Expiration Date. No Letter of Transmittal or Old Notes should be sent to Lodgian Financing or the Guarantors.

    Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of Lodgian Financing or any other person who has obtained a properly completed bond power from the registered holder.

    Any beneficial holder whose Old Notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial holder wishes to tender on his own behalf, such registered holder must, prior to completing and executing the Letter of Transmittal and delivering his Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

    Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (an "Eligible Institution") unless the Old Notes tendered pursuant thereto are tendered (a) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (b) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by an Eligible Institution.

    If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by appropriate bond powers and a proxy which authorizes such person to tender the Old Notes on behalf of the registered holder, in each case signed as the name of the registered holder or holders appears on the Old Notes.

    If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by Lodgian Financing, evidence satisfactory to Lodgian Financing of their authority so to act must be submitted with the Letter of Transmittal.

    All questions as to the validity, form, eligibility (including time of receipt), and withdrawal of the tendered Old Notes will be determined by Lodgian Financing in its sole discretion, which determination will be final and binding. Lodgian Financing reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes Lodgian Financing's acceptance of which would, in the opinion of counsel for Lodgian Financing, be unlawful. Lodgian Financing also reserves the right to waive any irregularities or conditions of tender as to particular Old Notes. Lodgian Financing's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as Lodgian Financing shall determine. None of Lodgian Financing, the Guarantors, the Exchange Agent or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the Exchange Agent to the tendering holders of Old Notes, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

    In addition, Lodgian Financing reserves the right in its sole discretion to
(a) purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date or, as set forth under "--Conditions," to terminate the Exchange Offer in accordance with the terms of the Registration Rights Agreement and (b) to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers will differ from the terms of the Exchange Offer.

    By tendering, each holder will represent to Lodgian Financing that, among other things, (a) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of such holder or other person, (b) neither such holder nor such other person is engaged in or intends to engage in a distribution of the Exchange Notes (c) neither such holder or other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes, and (d) such holder or other person is not an "affiliate," as defined under Rule 405 of the Securities Act, of Lodgian Financing or, if such holder or other person is such an affiliate, will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

    Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as result of market-making activities or other trading activities. Lodgian Financing has agreed that, for a period of 180 days after consummation of the Exchange Offer, it will make this Prospectus, as it may be amended or supplemented from time to time, available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

    Lodgian Financing will not receive any proceeds from the Exchange Offer. See "Use of Proceeds." Lodgian Financing has agreed to bear the expenses of the Exchange Offer pursuant to the Registration Rights Agreement. No underwriter is being used in connection with the Exchange Offer.

    The Old Notes were issued on July 23, 1999, and there is no public market for them at present. To the extent Old Notes are tendered and accepted in the Exchange Offer, the principal amount of outstanding Old Notes will decrease with a resulting decrease in the liquidity in the market therefor. Following the consummation of the Exchange Offer, holders of Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes could be adversely affected.

GUARANTEED DELIVERY PROCEDURES

    Holders who wish to tender their Old Notes and (a) whose Old Notes are not immediately available or (b) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if: (i) the tender is make through an Eligible Institution; (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of the Old Notes, the certificate number or numbers of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby, and guaranteeing that, within three business days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes to be tendered in proper form for transfer and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and (iii) such properly completed and executed Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing all tendered Old Notes in proper form for transfer and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three business days after the Expiration Date.

WITHDRAWAL OF TENDERS

    Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, unless previously accepted for exchange.

    To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (a) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (b) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (c) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the Depositor withdrawing the tender and (d) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by Lodgian Financing, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

    Notwithstanding any other term of the Exchange Offer, Lodgian Financing will not be required to accept for exchange, or exchange notes for, any Old Notes not theretofore accepted for exchange, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if Lodgian Financing or the holders of at least a majority in principal amount of Old Notes reasonably determine in good faith that any of the following conditions exist:
(a) the Exchange Notes to be received by such holders of Old Notes in the Exchange Offer, upon receipt, will not be tradable by each such holder (other than a holder which is an affiliate of Lodgian Financing at any time on or prior to the consummation of the Exchange Offer) without restriction under the Securities Act and the Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States, (b) the interests of the holders of the Old Notes, taken as a whole, would be materially adversely affected by the consummation of the Exchange Offer or (c) after conferring with counsel, the Commission is unlikely to permit the making of the Exchange Offer prior to January 23, 2000.

    Pursuant to the Registration Rights Agreement, if an Exchange Offer shall not be consummated prior to the Exchange Offer Termination Date, Lodgian Financing will be obligated to cause to be filed with the Commission a shelf registration statement with respect to the Old Notes (the "Shelf Registration Statement") as promptly as practicable after the Exchange Offer Termination Date and thereafter use its best efforts to have the Shelf Registration Statement declared effective.

    "Exchange Offer Termination Date" means the date on which the earliest of any of the following events occurs: (a) applicable interpretations of the staff of the Commission do not permit to effect the Exchange Offer, (b) any holder of Notes notifies Lodgian Financing that either (i) such holder is not eligible to participate in the Exchange Offer or (ii) such holder participates in the Exchange Offer and does not receive freely transferable Exchange Notes in exchange for tendered Old Notes or (c) the Exchange Offer is not consummated within six months after the closing after the Issue Date.

    If any of the conditions described above exist, Lodgian Financing will refuse to accept any Old Notes and will return all tendered Old Notes to exchanging holders of the Old Notes.

EXCHANGE AGENT

    Bankers Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of

Transmittal and deliveries of completed Letters of Transmittal with tendered Old Notes should be directed to the Exchange Agent addressed as follows:

                  BY MAIL:                             BY OVERNIGHT MAIL OR COURIER:
         BT Services Tennessee, Inc.                    BT Services Tennessee, Inc.
             Reorganization Unit                      Corporate Trust & Agency Group
               P.O. Box 292737                              Reorganization Unit
       Nashville, Tennessee 37229-2737                    648 Grassmere Park Road
             Fax: (615) 835-3701                        Nashville, Tennessee 37211
                                                           Confirm by Telephone
                                                              (615) 835-3572

                                    BY HAND:
                             Bankers Trust Company
                        Corporate Trust and Agency Group
                        Attn: Reorganization Department
                           Receipt & Delivery Window
                        123 Washington Street, 1st Floor
                            New York, New York 10006
                           Information (800) 735-7777

    Lodgian Financing will indemnify the Exchange Agent and its agents for any loss, liability or expense incurred by them, including reasonable costs and expenses of their defense, except for any such loss, liability or expense caused by negligence or bad faith.

FEES AND EXPENSES

    The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by Lodgian Financing. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail. Additional solicitations may be made by officers and regular employees of Lodgian Financing and its affiliates in person, by telephone or facsimile.

    Lodgian Financing will not make any payments to brokers, dealers, or other persons soliciting acceptances of the Exchange Offer. Lodgian Financing, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. Lodgian Financing may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, Letters of Transmittal and related documents to the beneficial owners of the Old Notes, and in handling or forwarding tenders for exchange.

    The expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting and legal fees and expenses, will be paid by Lodgian Financing, and are estimated in the aggregate to be approximately $500,000.

    Lodgian Financing will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes (or Old Notes for principal amounts not tendered or accepted for exchange) are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

    Lodgian Financing will not recognize any gain or loss for accounting purposes upon the consummation of the Exchange Offer. The expense of the Exchange Offer will be amortized by Lodgian Financing over the term of the Exchange Notes under U.S. GAAP.

                                    BUSINESS

GENERAL

    We are one of the largest owners and operators of full-service hotels in the United States, with 134 hotels containing approximately 25,375 rooms located in 35 states and Canada. Our hotels include 121 wholly-owned hotels (including three under construction), 11 hotels in which we have a 50% or greater equity interest, one hotel in which we have a minority equity interest and one hotel managed for a third party. Our hotels are primarily full-service properties which offer food and beverage services, meeting space and banquet facilities and compete in the mid-price and upscale segments of the lodging industry. We believe that these segments have more consistent demand generators than other segments of the lodging industry and that they have recently experienced less development of new properties than other lodging segments, such as the limited service, economy and budget segments. Substantially all of our hotels are affiliated with nationally recognized hospitality franchises. We own and operate hotels under franchise agreements with Marriott International, Bass Hotels and Resorts, the franchisor for the Holiday Inn and Crowne Plaza brands, and the franchisors of the Doubletree, Hilton, Omni, Radisson and Sheraton brands, among others. We are one of the largest Holiday Inn franchisees and one of the largest Marriott franchisees nationally.

    Our success in managing, developing, renovating and repositioning our hotels has resulted in strong relationships with our franchisors. We pride ourselves on the recognition and awards we have received from our franchisors. These awards include, among others:

    - Seven Modernization Awards during the last four consecutive years from Bass Hotels and Resorts;

    - Torchbearer Award for quality for several hotels from Bass Hotels and Resorts;

    - President's Award for quality for three hotels in 1998 from Marriott International;

    - Best New Hotel Opening in 1997 for the Courtyard by Marriott, Tulsa and in 1998 for the Denver Airport Marriott, in each case from Marriott International;

    - Hotel of the Year for the Club Hotel by Doubletree in Philadelphia from Promus Hotels; and

    - "Best New Franchisee" in 1995 from Marriott International.

    Lodgian was formed by Servico's merger with Impac in December 1998. We believe that the Merger enhances our growth potential and provides significant opportunities for operating synergies, due to the complementary nature of the two companies' property portfolios, strategies and core competencies. Both companies had portfolios consisting of full-service properties in the mid-price and upscale segments with leading franchise brands, such as Holiday Inn, Sheraton, Hilton and Doubletree. Both companies pursued a strategy of renovating and repositioning their hotel properties to achieve growth in revenue per available room and profitability and strong returns on capital. Impac developed significant in-house development and construction management capabilities and expertise, while Servico generally relied on others, including Impac, for renovation and redevelopment services. We believe that the addition of Impac's in-house development capabilities and relationships with high quality franchisors, such as Marriott, will enable us to take advantage of more opportunities to reposition our existing hotels, as well as to selectively acquire and develop new hotels. We also believe that we have opportunities to improve the operating performance of Impac's hotels by applying Servico's operating expertise and "best practices." In addition, we believe that we will be able to generate greater value from our portfolio through operating synergies (including opportunities for cost savings in overhead, purchasing, insurance and related activities) achieved as a result of, among other things, national purchasing contracts.

    Servico was incorporated in 1956 under the laws of the State of Delaware. From 1956 through 1990, the predecessor engaged in the ownership and operation of hotels under a series of different ownerships. In September 1990, Servico filed for protection under Chapter 11 of the United States Bankruptcy Code. The predecessor emerged from reorganization proceedings in August 1992 as Servico, Inc., a Florida corporation.

GROWTH STRATEGY

    We have developed a strategy designed to increase our revenues, cash flow and profitability while focusing on return on investment as the primary criterion for growth. Our growth strategy consists primarily of (1) realizing the built-in growth of our existing portfolio, (2) acquiring existing full-service, mid-price and upscale hotels that are in need of substantial renovation and repositioning and (3) developing new full-service, mid-price and upscale hotels, primarily franchised under Marriott brands.

    REALIZE BUILT-IN GROWTH. We intend to capitalize on the substantial investments we have made in the development and renovation of the hotels in our portfolio. From January 1, 1996 to March 31, 1999, Servico grew from 46 owned hotels with approximately 9,031 rooms to 141 owned hotels (including Impac's hotels, three of which were under construction) with approximately 26,729 rooms, largely through acquisitions. From January 1, 1996 to the Merger, Impac grew from 19 hotels with approximately 3,502 rooms to 53 hotels with 8,895 rooms. From January 1, 1996 to March 31, 1999, Servico acquired 41 hotels (excluding six European hotels) with 8,458 rooms at an average purchase price of $36,800 per room. In that time, Servico spent approximately $8,300 per room in renovations and other capital assets. During this same period, Impac acquired 24 hotels with 4,185 rooms at an average purchase price of $40,000 per room and spent an average of an additional $16,700 on renovations and other capital assets. In addition, from January 1, 1996 to March 31, 1999, Impac completed the development of 11 hotels and initiated development of three hotels. From January 1, 1997 to March 31, 1999, Servico completed renovations on 27 hotels, Impac completed renovations on 31 hotels, and we completed renovations on two hotels since the Merger, including renovations on hotels acquired since January 1, 1996. We plan to spend an additional $35.4 million for planned renovations to these acquired properties and expect our total cost per room for the properties acquired by Servico and Impac to be $51,800.

    Through the implementation of our operating strategies, we expect to be well-positioned to realize the built-in growth of our recently renovated and developed properties. We expect to realize significant EBITDA contribution from four newly developed hotels which were completed in 1998, including the Marriott at the Denver Airport in Denver, Colorado, the Residence Inn Little Rock in Little Rock, Arkansas, the Hilton Garden Rio Rancho in Rio Rancho, New Mexico and the Residence Inn Dedham in Boston, Massachusetts. Furthermore, we expect substantial EBITDA contribution from recently renovated hotels, including the Doubletree Club Hollywood in Hollywood, California, the Holiday Inn Anchorage in Anchorage, Alaska, the Mayfair House Coconut Grove in Miami, Florida and the Sheraton West Palm Beach in West Palm Beach, Florida. We cannot assure you that we will realize these expected EBITDA contributions.

    ACQUIRE AND IMPROVE UNDERPERFORMING HOTELS. We seek to capitalize on our management, renovation and development expertise by continuing to acquire underperforming hotels and implementing operational initiatives and repositioning programs to achieve revenue growth and margin improvements. We have generally invested significant capital to renovate and reposition newly acquired hotels. In certain instances, we re-brand hotels to highlight property improvements to the marketplace and to improve average daily rates and market share. We believe that our total cost to acquire and renovate hotels has been significantly less than the cost to construct new hotels with similar facilities. We expect that our relationships throughout the industry and our in-house development capabilities will continue to provide us with a competitive advantage in identifying, evaluating, acquiring, redeveloping and managing hotels that meet our criteria.

    We believe that a number of lodging industry trends will enable us to continue to successfully execute our acquisition, renovation and repositioning strategy, including the following: (1) there has generally been less competition to purchase underperforming hotels than other properties because of the level of expertise required to purchase and efficiently reposition such hotels, and (2) a number of major franchisors, such as Bass Hotels and Resorts, have launched quality improvement initiatives under which owners are required to invest substantial amounts of capital to upgrade older properties or risk having the franchise agreement terminated. We believe that these initiatives will provide us with new acquisition opportunities, as individual or small-portfolio owners are unable or unwilling to invest the capital required to raise quality standards to the level required by franchisors.

    SELECTIVELY DEVELOP NEW HOTELS. We plan to continue to selectively develop new full-service, mid-price and upscale hotels. We intend to develop these properties primarily under the Marriott and Courtyard by Marriott brands due to the high quality image, strong reservations and marketing networks and overall quality management of these brands. We have focused our development in suburbs of metropolitan areas that are experiencing significant demand growth where there have not historically been suitable acquisition targets. We believe that the expertise required to develop such assets generally limits access to the marketplace, and that our in-house development capabilities enable us to develop hotels more efficiently than our competitors.

    Our historical objective has been to develop each property as cost efficiently as possible while meeting quality standards and return on investment objectives. We have developed 12 hotels with 1,389 rooms since 1995. In addition, we have three upscale hotels with 552 rooms under construction, including the Marriott in downtown Portland, Oregon and the Courtyard by Marriott in Livermore, California, which are both scheduled to open in the third quarter of 1999, and the Hilton Garden Inn in Lake Oswego, Oregon, which is scheduled to open in the first quarter of 2000. In addition, at March 31, 1999, we owned four land parcels and held options to purchase two additional land parcels that together would permit the development of six new hotels with a total capacity of approximately 1,270 rooms.

OPERATING STRATEGY

    We have developed a highly focused operating strategy designed to maximize the financial performance of our hotels while providing our guests with high quality service and value. Key elements of our operating strategy include:

    ENHANCE HOTEL PERFORMANCE THROUGH DISCIPLINED CAPITAL INVESTMENT. We seek to reposition and renovate our hotels based on strategic plans designed to address the opportunities presented by each hotel and the hotel's particular market. Renovations include enhancing lobbies, restaurants and public areas, upgrading guest rooms and converting unprofitable lounge areas to meeting rooms to accommodate the needs of business travelers. Renovations often include a substantial exterior renovation to improve the property's overall appearance and appeal. We believe that these renovations enable us to increase both occupancy and room rates and generate attractive returns on our investment.

    SELECTIVE USE OF PREMIUM BRANDS. We believe that the selection of an appropriate franchise brand is essential in positioning a hotel optimally within its local market. Because we are not bound by a single franchise brand, we can choose a franchise relationship that will maximize a hotel's performance in a particular market and complement our management strategies and those of the individual hotel. Since January 1, 1996, we have rebranded 14 hotels to better position them in their competitive markets. We select brands based on factors such as revenue contribution, product quality standards, local presence of the franchisor, brand recognition, target demographics and purchasing efficiencies offered by franchisors.

    INDIVIDUAL HOTEL MANAGEMENT. We seek to maximize the performance of our hotels by developing marketing and business plans specifically tailored for each individual hotel. We develop and implement marketing plans that properly position each hotel within its local market and facilitate targeted sales and marketing efforts. These plans focus on maximizing revenues and improving market share, guest satisfaction and cost controls. We believe that experienced and hands-on management of hotel operations is the most critical element in maximizing revenue and cash flow of hotels, especially in full service hotels. In order to maintain strong performance of the individual hotels, we stress management accountability and entrepreneurship and provide performance-based compensation at the individual hotel and regional levels that we believe is among the most attractive in the industry.

    EFFECTIVE CENTRALIZED CONTROLS AND SUPPORT. We have implemented centralized controls and support that seek to provide corporate and group support services while promoting flexibility and encouraging associates to develop innovative solutions. Our hotels are organized into six regions, each headed by a regional vice president who reports to the chief operating officer. This structure enables us to provide close oversight of property managers at the regional and local levels while ensuring that information, standards and goals are communicated effectively across our entire portfolio. We have established certain uniform productivity standards and skill requirements for hotel associates that we believe increase operating efficiencies by enhancing our ability to measure performance and to allocate associates efficiently within our hotel system.

    LEADING EDGE TECHNOLOGY. We have invested substantial capital in advanced information systems that allow for increased timely and accurate reporting of operational and financial data, among many other capabilities. We are also in the process of implementing Oracle web-based technology, which will permit (1) more accurate and efficient revenue and expense reporting and forecasting by providing real-time access to financial information, (2) improved labor and cash management and (3) the ability to monitor from any location daily revenue results, labor costs and expenses of every one of our hotels. Through our intranet, we also can provide real-time reporting, distribute corporate communications and disseminate critical information to our associates company-wide.

    CENTRALIZED RESERVATIONS AND SALES SUPPORT. We currently operate a revenue center in Baton Rouge, Louisiana that maintains the reservation system for 51 Holiday Inn hotels, with 31 hotels expected to be added by the end of August 1999. We believe that the revenue center is the first of its kind in the hotel industry, and we expect it to be able to cover multiple hotel brands in the near future. The revenue center improves the efficiency of our hotel reservation process by freeing up hotel associates to service guests and allowing dedicated reservation agents to focus on taking reservations. We believe that dedicated reservation agents convert a higher number of inquiries into actual reservations than hotel associates with multiple responsibilities. Specialists at the revenue center have complete access to the property management systems and price each room according to market demand, inventory supply and competitor strategies. The revenue center also has a group sales center which enables hotel salespeople to focus on direct sales and marketing efforts and building and maintaining client relationships.

OUR HOTELS

    We owned or operated 143 hotels containing approximately 27,057 rooms located in 35 states, Canada and Europe at March 31, 1999. On June 24, 1999, we sold our joint venture interest in our European hotel portfolio, which consisted of six hotels. During July 1999, we sold two wholly-owned hotels in the United States, and effective August 1, 1999, we ceased managing one hotel for a third party.

    GROWTH THROUGH ACQUISITIONS

    In 1997 and 1998, Servico and Impac each significantly expanded its respective property portfolio. Our portfolio is shown in the following table:

                    COMBINED HOTELS OWNED AT FISCAL YEAR END

                                                                                HOTELS                          ROOMS
                                                                ---------------------------------------  --------------------
DECEMBER 31,                                                      SERVICO       IMPAC       PRO FORMA     SERVICO     IMPAC
--------------------------------------------------------------  -----------  -----------  -------------  ---------  ---------
1996..........................................................          57           26            83       11,059      4,496
1997..........................................................          69           45           113       14,061      7,713
1998(1).......................................................          89           53           142       17,994      8,895
Net Acquisitions since December 31, 1996......................          32           27            59        6,935      4,399


DECEMBER 31,                                                     PRO FORMA
--------------------------------------------------------------  -----------
1996..........................................................      15,555
1997..........................................................      21,774
1998(1).......................................................      26,889
Net Acquisitions since December 31, 1996......................      11,334

------------------------

(1) Includes three hotels currently under construction and 18 hotels that are partially owned.

    In connection with the Merger, we acquired 53 hotels with 8,895 rooms. Using the purchase accounting method, the average purchase price of these hotels is $70,500 per room. We expect to spend approximately $3,050 per room in renovations and completion of construction for a total cost per room of $73,550. In June 1998, Servico completed the acquisition of the 14 hotel properties from AMI, for an aggregate acquisition value of $75.0 million, or an average purchase price of $32,600 per room. Three of the AMI properties were subsequently sold. We intend to invest approximately $19,200 per room to renovate and reposition ten of the AMI properties. In addition, during 1997 and 1998, we purchased 16 hotels (4,132 rooms) for an average purchase price of approximately $42,500 per room. We have spent approximately $8,400 per room in renovations and capital assets and expect to spend an additional $13.8 million, for a total cost per room of approximately $54,300. We believe these costs per room to acquire and renovate these hotels are significantly less than the costs to replace these hotels.

    PROPERTY CLASSIFICATION

    To better illustrate and demonstrate the execution of our repositioning strategy, we classify our hotels as either "Stabilized Hotels," "Stabilizing Hotels" or "Being Repositioned Hotels."

    - Stabilized Hotels are properties (1) which have experienced little or no disruption to their operations over the past 24 to 36 months as the result of redevelopment or repositioning efforts, or (2) newly-constructed hotels which have been in service for 24 months or more.

    - Stabilizing Hotels are (1) properties that have undergone renovation or repositioning investment within the last 36 months, which work is now completed, or (2) newly developed properties placed into service within the past 24 months. Management believes that these properties should experience higher rates of growth in RevPAR and operating margin than the Stabilized Hotels. On average, our hotels which have undergone renovation have generally reached stabilization in approximately 12 to 18 months after their completion date, and our newly developed hotels have reached stabilization in approximately 24 months after their completion date.

    - Being Repositioned Hotels are hotels experiencing disruption to their operations due to renovation and repositioning. During this period (generally 12 to 18 months) hotels will usually experience lower operating results, such as RevPAR, and operating margins. We expect significant improvements in the operating performance of those hotels that have undergone a repositioning once the renovation is completed. After the repositioning work is completed, these properties will be reclassified as Stabilizing Hotels.

    STABILIZED HOTELS. As of January 1, 1999, we had 77 Stabilized Hotels (representing 14,084 rooms) which, based on management's determination, have achieved normalized operations. The following table sets forth the number of our Stabilized Hotels on which we completed renovation or construction in the periods presented.

                                                                                    STABILIZED HOTELS
                                                                         YEAR OF LAST RENOVATION OR CONSTRUCTION
                                                               -----------------------------------------------------------
                                                                PRIOR TO 1995     1995       1996       1997       1998
                                                               ---------------  ---------  ---------  ---------  ---------
Hotels.......................................................            11            13         21         22         10
Rooms........................................................         1,886         2,442      4,328      3,692      1,736


                                                                TOTAL(1)
                                                               -----------
Hotels.......................................................          77
Rooms........................................................      14,084

------------------------

(1) Excludes two managed hotels and one hotel in which we have a minority interest.

    STABILIZING HOTELS. As of January 1, 1999, we had 33 Stabilizing Hotels (representing 6,056 rooms). Set forth below is the date of completion of renovation or new construction of our Stabilizing Hotels in the periods presented.

                                                                         STABILIZING HOTELS
                                                              PERIOD OF LAST RENOVATION OR CONSTRUCTION
                                       ---------------------------------------------------------------------------------------
                                         JAN 97-JUN 97     JUL 97-DEC 97(1)    JAN 98-JUN 98(2)   JUL 98-DEC 98(3)     TOTAL
                                       -----------------  -------------------  -----------------  -----------------  ---------
Hotels...............................              1                   4                  14                 14             33
Rooms................................            106                 635               2,847              2,468          6,056

------------------------

(1) Includes one newly constructed hotel (90 rooms).

(2) Includes one newly constructed hotel (81 rooms).

(3) Includes three newly constructed hotels (463 rooms).

    On January 1, 1999, 31 hotels became stabilized. Of these hotels, we completed renovations on 18 in 1997 and 13 in 1998. As shown below, RevPAR increased from $43.72 in 1996 to $49.27 in 1998 for the hotels we completed renovating in 1997 and from $45.64 in 1996 to $51.87 in 1998 for the hotels we completed renovating in 1998. The following table sets forth additional operating data for the 1997 and 1998 renovations which became stabilized on January 1, 1999.

                                                                                        HOTELS THAT BECAME STABILIZED ON
                                                                                                 JANUARY 1, 1999
                                                                                      -------------------------------------
                                                                                         1996         1997         1998
                                                                                      -----------  -----------  -----------
1997 RENOVATIONS:
Average Daily Rate..................................................................   $   65.91    $   75.29    $   77.50
Occupancy...........................................................................        66.3%        59.9%        63.6%
RevPAR..............................................................................   $   43.72    $   45.07    $   49.27
EBITDA Margin.......................................................................        21.8%        20.2%        24.9%

1998 RENOVATIONS:
Average Daily Rate..................................................................   $   71.50    $   74.86    $   77.70
Occupancy...........................................................................        63.8%        64.2%        66.8%
RevPAR..............................................................................   $   45.64    $   48.04    $   51.87
EBITDA Margin.......................................................................        27.4%        26.8%        29.0%

    BEING REPOSITIONED HOTELS. As of March 31, 1999, we had 21 Being Repositioned Hotels in the U.S. (representing 4,593 rooms). We are in the process of repositioning and renovating the Being Repositioned Hotels based on strategic plans designed to address the opportunities presented by each hotel and the hotel's particular market. Renovations are chosen based on meeting return on investment criteria and brand standards. These renovations include improving exteriors, enhancing lobbies, restaurants and public areas, upgrading guest rooms and converting unprofitable lounge areas to meeting rooms to accommodate the needs of business travelers. In certain instances, hotel properties are rebranded to improve market share and further identify the improved property to the community. We believe that these renovations enable us to increase both occupancy and room rates. The following table sets forth the periods in which we expect to complete renovation of our Being Repositioned Hotels.

                                                                                  BEING REPOSITIONED HOTELS
                                                                          EXPECTED DATE OF COMPLETION OF RENOVATION
                                                                         --------------------------------------------
                                                                            2Q'99       3Q'99      4Q'99      1Q'00     TOTAL(1)
                                                                         -----------  ---------  ---------  ---------  -----------
Hotels.................................................................           2           4          4         11          21
Rooms..................................................................         540       1,050        690      2,313       4,593

------------------------

(1) Excludes six European hotels which we sold.

    The timing of the renovation for the Being Repositioned hotels may vary and will depend upon a number of factors, including costs of renovation exceeding budgeted or contracted amounts, the availability of capital, delays in completion of construction, work stoppages and relationships with contractors. See "Risk Factors--Risks Related to the Development of New Projects, Acquisitions and Renovations--We Cannot Guarantee the Success of Any Future Projects."

    NEW DEVELOPMENT PROPERTIES

    Our objective is to develop properties as cost efficiently as possible while meeting quality standards. We have developed 12 hotels with 1,389 rooms since 1995, including the Marriott in Denver, Colorado which opened in November 1998 and the Hilton Garden Inn in Rio Rancho, New Mexico which opened in December 1998. We have an additional three hotels with 552 rooms under construction: the Marriott in downtown Portland, Oregon and the Courtyard by Marriott in Livermore, California, both of which are scheduled to open in the third quarter of 1999, and the Hilton Garden Inn in Lake Oswego, Oregon, which is scheduled to open in the first quarter of 2000. In addition, at March 31, 1999, we owned four land parcels or held options to purchase two additional land parcels that together would permit the development of six new hotels with a total capacity of approximately 1,270 rooms.

    The timing of the development of new properties may vary and will depend upon a number of factors, including costs of development exceeding budgeted or contracted amounts, delays in completion of construction, the failure to obtain necessary construction permits, availability of financing, work stoppages, relationships with contractors and changes in general economic and business conditions. See "Risk Factors--Risks Related to the Development of New Projects, Acquisitions and Renovations--We Cannot Guarantee the Success of Any Future Projects."

PORTFOLIO

    Our hotel portfolio (with classifications as of January 1, 1999) is set forth below.

                            LODGIAN HOTEL PORTFOLIO

                                                                                                      YEAR OF LAST
                                                                                                      RENOVATION OR
                      HOTEL NAME                        NO. OF ROOMS             LOCATION             CONSTRUCTION
------------------------------------------------------  -------------  ----------------------------  ---------------
STABILIZED
------------------------------------------------------
Best Western Central Omaha............................          213    Omaha, NE                             1997
Best Western Council Bluffs...........................           89    Council Bluffs, IA                    1997
Best Western Northwoods Atrium Inn....................          197    Charleston, SC                        1994
Clarion Royce Hotel...................................          193    Pittsburgh, PA                        1995
Comfort Inn Roseville.................................          118    Roseville, MN                         1993
Comfort Inn San Antonio...............................          203    San Antonio, TX                       1997
Comfort Suites Greenville.............................           85    Greenville, SC                        1996
Courtyard by Marriott Abilene(1)......................           99    Abilene, TX                           1996
Courtyard by Marriott Bentonville(1)..................           90    Bentonville, AR                       1996
Courtyard by Marriott Buckhead(1).....................          181    Atlanta, GA                           1996
Courtyard by Marriott Florence(1).....................           78    Florence, KY                          1995
Courtyard by Marriott Paducah(1)......................          100    Paducah, KY                           1997
Courtyard by Marriott Tifton(1)(2)....................           90    Tifton, GA                            1996
Courtyard by Marriott Tulsa(1)........................          122    Tulsa, OK                             1997
Crowne Plaza Saginaw(3)...............................          177    Saginaw, MI                           1996
Crowne Plaza Worcester(3).............................          243    Worcester, MA                         1996
Doubletree Club Louisville............................          399    Louisville, KY                        1996
Doubletree Club Philadelphia..........................          188    Philadelphia, PA                      1997
Fairfield Inn Valdosta................................          108    Valdosta, GA                          1997
Four Points Hilton Head...............................          139    Hilton Head, SC                       1997
French Quarter Suites Memphis.........................          105    Memphis, TN                           1997
Hampton Inn Dothan....................................          113    Dothan, AL                            1996
Hampton Inn Pensacola.................................          124    Pensacola, FL                         1995

                                                                                                      YEAR OF LAST
                                                                                                      RENOVATION OR
                      HOTEL NAME                        NO. OF ROOMS             LOCATION             CONSTRUCTION
------------------------------------------------------  -------------  ----------------------------  ---------------
Hilton Fort Wayne.....................................          245    Fort Wayne, IN                        1996
Hilton Inn Columbia...................................          152    Columbia, MD                          1998
Hilton Inn Northfield.................................          186    Northfield, MI                        1997
Hilton Inn Sioux City(3)..............................          193    Sioux City, IA                        1994
Holiday Inn Arden Hills...............................          156    St. Paul, MN                          1995
Holiday Inn Austin (South)............................          210    Austin, TX                            1994
Holiday Inn Birmingham................................          166    Birmingham, AL                        1996
Holiday Inn Bloomington...............................          187    Bloomington, IN                       1992
Holiday Inn Brunswick (I-95)..........................          126    Brunswick, GA                         1998
Holiday Inn City Center(4)............................          240    Columbus, OH                          1996
Holiday Inn Clarksburg................................          160    Clarksburg, WV                        1997
Holiday Inn Dothan....................................          102    Dothan, AL                            1996
Holiday Inn Express Fort Pierce.......................          100    Fort Pierce, FL                       1998
Holiday Inn Express Gadsden...........................          141    Gadsden, AL                           1997
Holiday Inn Express Palm Desert.......................          129    Palm Desert, CA                       1992
Holiday Inn Express Pensacola.........................          214    Pensacola, FL                         1996
Holiday Inn Fairmont..................................          106    Fairmont, WV                          1997
Holiday Inn Fayetteville..............................          198    Fayetteville, NC                      1997
Holiday Inn Fort Wayne(3).............................          208    Fort Wayne, IN                        1995
Holiday Inn Greentree.................................          200    Pittsburgh, PA                        1998
Holiday Inn Hamburg...................................          129    Buffalo, NY                           1998
Holiday Inn Hilton Head...............................          201    Hilton Head, SC                       1995
Holiday Inn Lawrence..................................          192    Lawrence, KS                          1996
Holiday Inn Manhattan.................................          197    Manhattan, KS                         1996
Holiday Inn Marietta..................................          196    Atlanta, GA                           1996
Holiday Inn McKnight Rd.(3)...........................          147    Pittsburgh, PA                        1995
Holiday Inn Meadow Lands..............................          138    Pittsburgh, PA                        1996
Holiday Inn Melbourne(3)..............................          293    Melbourne, FL                         1996
Holiday Inn Monroeville...............................          189    Pittsburgh, PA                        1998
Holiday Inn Morgantown................................          147    Morgantown, WV                        1997
Holiday Inn Myrtle Beach..............................          133    Myrtle Beach, SC                      1998
Holiday Inn Parkway East..............................          180    Pittsburgh, PA                        1996
Holiday Inn Phoenix West..............................          144    Phoenix, AZ                           1995
Holiday Inn Raleigh Downtown..........................          202    Raleigh, NC                           1994
Holiday Inn Santa Fe..................................          130    Santa Fe, NM                          1992
Holiday Inn Select Airport Phoenix....................          298    Phoenix, AZ                           1995
Holiday Inn Select DFW................................          282    Dallas, TX                            1997
Holiday Inn Select Strongsville.......................          304    Cleveland, OH                         1996
Holiday Inn Select Windsor, Ontario...................          214    Windsor, Ontario                      1998
Holiday Inn Sheffield.................................          201    Sheffield, AL                         1994
Holiday Inn St. Louis North...........................          391    St. Louis, MO                         1996
Holiday Inn St. Louis West............................          249    St. Louis, MO                         1998
Holiday Inn Syracuse..................................          153    Syracuse, NY                          1997
Holiday Inn University Mall...........................          152    Pensacola, FL                         1997
Holiday Inn Valdosta..................................          173    Valdosta, GA                          1997
Omni Albany NY........................................          386    Albany, NY                            1995
Omni West Palm Beach(3)...............................          219    West Palm Beach, FL                   1994
Quality Hotel & Conference Ctr........................          204    New Orleans, LA                       1995

                                                                                                      YEAR OF LAST
                                                                                                      RENOVATION OR
                      HOTEL NAME                        NO. OF ROOMS             LOCATION             CONSTRUCTION
------------------------------------------------------  -------------  ----------------------------  ---------------
Radisson New Orleans(3)...............................          244    New Orleans, LA                       1998
Radisson Phoenix Hotel................................          163    Phoenix, AZ                           1995
Sheraton Hotel Concord................................          323    Concord, CA                           1996
Super 8 Hazard........................................           52    Hazard, KY                            1997
Super 8 Prestonburg...................................           80    Prestonburg, KY                       1997
Westin William Penn Pittsburgh........................          595    Pittsburgh, PA                        1997
                                                             ------
    SUBTOTAL..........................................       14,174
                                                             ------
STABILIZING
------------------------------------------------------
Courtyard by Marriott Lafayette (1)...................           90    Lafayette, LA                         1997
Crowne Plaza Cedar Rapids.............................          275    Cedar Rapids, IA                      1998
Crowne Plaza Macon(3).................................          298    Macon, GA                             1998
Doubletree Club Hollywood.............................          160    Hollywood, CA                         1998
Fairfield Inn Augusta.................................          117    Augusta, GA                           1998
Fairfield Inn Colchester..............................          117    Burlington, VT                        1998
Fairfield Inn Jackson.................................          105    Jackson, TN                           1998
Fairfield Inn Merrimack...............................          116    Merrimack, NH                         1998
Four Points Omaha.....................................          168    Omaha, NE                             1997
Four Points West Des Moines...........................          161    Des Moines, IA                        1997
Hilton Garden Rio Rancho(1)...........................          129    Rio Rancho, NM                        1998
Holiday Inn Anchorage.................................          251    Anchorage, AK                         1998
Holiday Inn Augusta(3)................................          239    Augusta, GA                           1998
Holiday Inn Boise.....................................          265    Boise, ID                             1998
Holiday Inn Cincinnati................................          244    Cincinnati, OH                        1998
Holiday Inn Florence..................................          106    Florence, KY                          1997
Holiday Inn Fort Mitchell.............................          214    Fort Mitchell, KY                     1998
Holiday Inn Frisco....................................          216    Frisco, CO                            1997
Holiday Inn Jamestown.................................          150    Jamestown, NY                         1998
Holiday Inn Lansing West..............................          239    Lansing, MI                           1998
Holiday Inn Market Center Dallas......................          246    Dallas, TX                            1998
Holiday Inn Memphis...................................          175    Memphis, TN                           1998
Holiday Inn North Miami...............................           98    Miami, FL                             1998
Holiday Inn Richfield(3)..............................          219    Richfield, OH                         1998
Holiday Inn Select Riverside..........................          286    Riverside, CA                         1998
Holiday Inn Select Wilsonville........................          169    Portland, OR                          1998
Holiday Inn Silver Spring.............................          232    Silver Spring, MD                     1998
Holiday Inn Wichita Airport...........................          152    Wichita, KS                           1998
Holiday Inn Winter Haven..............................          225    Winter Haven, FL                      1998
Marriott Denver(1)....................................          238    Denver, CO                            1998
Mayfair House Coconut Grove...........................          179    Miami, FL                             1998
Residence Inn Dedham(1)...............................           96    Boston, MA                            1998
Residence Inn Little Rock(1)..........................           81    Little Rock, AR                       1998
                                                             ------
    SUBTOTAL..........................................        6,056
                                                             ------

                                                                                                       EXPECTED
                     HOTEL NAME                       NO. OF ROOMS             LOCATION             COMPLETION DATE
----------------------------------------------------  -------------  ----------------------------  -----------------
BEING REPOSITIONED
----------------------------------------------------
Courtyard by Marriott Revere........................          120    Boston, MA                             3Q99
Crowne Plaza Houston................................          298    Houston, TX                            3Q99
Four Points by Sheraton, Niagara Inn................          190    Niagara Falls, NY                      2Q99
Holiday Inn Belmont.................................          135    Belmont, MD                            4Q99
Holiday Inn BWI Airport.............................          259    Baltimore, MD                          4Q99
Holiday Inn Cromwell Bridge.........................          139    Cromwell Bridge, MD                    4Q99
Holiday Inn East Hartford...........................          130    East Hartford, CT                      1Q00
Holiday Inn Express Nashville.......................          210    Nashville, TN                          3Q99
Holiday Inn Frederick...............................          157    Frederick, MD                          4Q99
Holiday Inn Glen Burnie North.......................          128    Glen Burnie, MD                        1Q00
Holiday Inn Grand Island............................          265    Grand Island, NY                       1Q00
Holiday Inn Inner Harbor............................          373    Baltimore, MD                          1Q00
Holiday Inn Jekyll Island...........................          199    Jekyll Island, GA                      1Q00
Holiday Inn Lancaster (East)........................          189    Lancaster, PA                          1Q00
Holiday Inn New Haven...............................          160    New Haven, CT                          1Q00
Holiday Inn Rolling Meadows.........................          422    Rolling Meadows, IL                    3Q99
Holiday Inn Select Niagara Falls....................          395    Niagara Falls, NY                      1Q00
Holiday Inn York (Arsenal Rd.)......................          100    York, PA                               1Q00
Holiday Inn York (Market St.)(5)....................          120    York, PA                                N/A
Sheraton West Palm Beach............................          350    West Palm Beach, FL                    2Q99
Town Center Hotel Silver Spring.....................          254    Silver Spring, MD                      1Q00
                                                           ------
    SUBTOTAL........................................        4,593
                                                           ------
UNDER CONSTRUCTION
----------------------------------------------------
Courtyard by Marriott Livermore.....................          122    San Francisco, CA                      3Q99
Hilton Garden Inn Lake Oswego.......................          181    Lake Oswego, OR                        1Q00
Marriott City Center Portland.......................          249    Portland, OR                           3Q99
                                                           ------
    SUBTOTAL........................................          552
                                                           ------
    TOTAL...........................................       25,375
                                                           ------
                                                           ------

------------------------

(1) These hotels were newly constructed.

(2) This hotel is owned by third parties and is currently being renovated.

(3) These hotels are partially owned and consolidated.

(4) This hotel is partially owned and not consolidated.

(5) We are in the process of selling this hotel.

    Sixteen of our hotels are located on land subject to long-term leases. Generally, the leases are for terms in excess of the depreciable lives of the improvements or contain a purchase option and provide for fixed rents. In certain instances, additional rents, based on a percentage of revenue or cash flow, may be payable. The leases generally require us to pay the cost of repairs, insurance and real estate taxes.

FRANCHISE AFFILIATIONS

    We believe that our strong brand affiliations bring many benefits in terms of guest loyalty and market share premiums. With 73% of our portfolio composed of Holiday Inn and Marriott hotels, we believe that we are well-positioned to take advantage of superior brand equity, quality standards and reservation contribution. As a result of our renovations and improvements, as well as improvements made by other franchisees under the "Holiday Inn Worldwide Core Modernization" program, we believe that the Holiday Inn image will be greatly enhanced. In addition, we believe that Marriott continues to be a very strong name among travelers and in the industry, providing consistently high quality products and service. Our hotels also benefit from both franchisors' toll free reservation numbers, which contribute approximately 30% of our total reservations for these brands.

    At July 31, 1999, substantially all of our owned hotels were affiliated with national franchisors, as set forth in the following table:

                                                                               TOTAL
                                                                   ------------------------------
                                                                    NO. OF HOTELS   NO. OF ROOMS
                                                                   ---------------  -------------
Bass Hotels and Resorts(1).......................................            81          16,266
Marriott International(2)........................................            18           2,229
Starwood(3)......................................................             6           1,736
Hilton...........................................................             6           1,086
Promus(4)........................................................             5             984
Choice Hotel(5)..................................................             5             803
Omni.............................................................             2             605
Best Western.....................................................             3             499
Radisson.........................................................             2             407
Cendant..........................................................             2             132
Other............................................................             3             538
                                                                            ---          ------
        Total owned..............................................           133          25,285
                                                                            ---          ------
                                                                            ---          ------

------------------------

(1) Holiday Inn, Holiday Inn Select and Crowne Plaza brands.

(2) Marriott, Courtyard by Marriott and Fairfield Inn brands.

(3) Westin, Four Points and Sheraton brands.

(4) Doubletree brands.

(5) Comfort Inn and Suites and Clarion brands.

    Franchisors provide a number of services to hotel operators which can positively contribute to the improved financial performance of their properties, including national reservation systems, marketing and advertising programs and direct sales programs. We believe that noted franchisors with larger numbers of hotels enjoy greater brand awareness among potential hotel guests than those with fewer numbers of hotels. Hotels typically operate with high fixed costs, and increases in revenues generated by affiliation with a national franchisor can, at times, contribute positively to a hotel's financial performance.

    Our license agreements with the national hotel franchisors typically authorize the operation of a hotel under the licensed name, at a specific location or within a specific area, and require that the hotel be operated in accordance with standards specified by the licensor. Generally, the license agreements require us to pay a royalty fee, an advertising/marketing fee, a fee for the use of the licensor's nationwide reservation system and certain ancillary charges. Royalty fees under our various license agreements generally range from 3% to 6.5% of gross room revenues, while advertising/marketing fees provided for in the agreements generally range from 1% to 2% of gross room revenues and reservation system fees generally range from 1% to 2.5% of gross room revenues. In the aggregate, royalty fees, advertising/ marketing fees and reservation system fees range from 6% to 9% of gross revenues. The license agreements are subject to cancellation in the event of a default, including the failure to operate the hotel in accordance with the quality standards and specifications of the licensor. The license agreements generally have an original ten-year term, although certain license agreements provide for original 15 and 20-year terms. The majority of our license agreements have five to ten years remaining on the term. The licensor may require us to upgrade our facilities at any time to comply with the licensor's then current standards. The licensee may apply for a license renewal as existing licenses expire. In connection with license renewals, the licensor may require payment of a renewal fee, increased royalty and other recurring fees and substantial renovation of the facility or the licensor may elect not to renew the license. It is our policy to review individual property franchise affiliations at the time of property acquisition and, thereafter, on a regular basis. These reviews may result in changes in such affiliations.

JOINT VENTURES; MANAGEMENT AGREEMENTS

    In addition to operating the 123 hotels which we wholly owned at March 31, 1999, we operated 17 hotels owned in partnerships in which we have a 50% or greater equity interest and one hotel owned in partnership in which we have a minority equity interest. We sold six European hotels in which we had a 50% interest on June 24, 1999. In each case in which a hotel is owned in partnership, to varying extents we share decision making authority with our joint venture partners and may not have sole discretion with respect to a hotel's disposition.

    We are currently negotiating the terms of a development joint venture, under which we would contribute three development parcels for a 15% interest in the venture, sell two existing hotels to the venture for fair market value and be retained by the venture as manager of the venture's properties. If the venture is completed, we would expect to receive management fees equal to 2% of gross revenues with an incentive fee for exceeding certain negotiated amounts.

    In addition to the hotels we own or in which we have an ownership interest, at March 31, 1999, we managed two hotels for third parties: the Courtyard by Marriott in Tifton, Georgia and the Radisson in Chattanooga, Tennessee. These hotels are managed in accordance with written management agreements. Our management agreements provide that we be paid a base fee calculated as a percentage of gross revenues and generally provide for an accounting services fee and an incentive management fee. The incentive fees are generally a percentage of gross operating profits exceeding negotiated amounts. All operating and other expenses are paid by the owner. The existing management agreements have remaining terms of one and five years and pay us management fees of 3% and 4% of gross sales, respectively.

    One of our hotels, the Westin William Penn Hotel located in Pittsburgh, Pennsylvania, is managed by Starwood Hotels & Resorts, an unaffiliated third party. The terms of this management agreement, which expires in December 31, 2010, provide for the manager to receive the greater of a base fee of 3% of gross revenues or an incentive fee based on profits available for debt service. The agreement also provides that we are responsible to make funds available for capital improvements.

COMPETITION AND SEASONALITY

    The hotel business is highly competitive. We compete with other facilities on various bases, including room prices, quality, service, location and amenities customarily offered to the traveling public. The demand for accommodations and the resulting cash flow vary seasonally. The off-season tends to be the winter months for properties located in colder weather climates and the summer months for properties located in warmer weather climates. Levels of demand are dependent upon many factors including general and local economic conditions and changes in levels of tourism and business-related travel. Our hotels depend upon both commercial and tourist travelers for revenues. Generally, our hotels operate in areas that contain numerous other competitive lodging facilities, including hotels associated with franchisors which may have more extensive reservation networks than those which may be available to us.

    We also compete with other hotel owners and operators with respect to (1) licensing upscale and mid-priced franchises in targeted markets, (2) acquiring hotel properties to renovate and reposition, and (3) acquiring development sites for new hotel properties. Our competition is highly fragmented and is composed of relatively small, private owners and operators of hotel properties, public REITs and private equity funds.

EMPLOYEES

    At March 31, 1999, we had approximately 8,000 full-time and 4,000 part-time associates. We had 150 full time associates engaged in administrative and executive activities. The balance of our associates manage, operate and maintain our properties. At March 31, 1999, approximately 1,500 of our full- and part-time associates located at 11 hotels were covered by collective bargaining agreements which expire between July 1999 and December 2001. We consider relations with our associates to be good.

INSURANCE

    We maintain insurance covering liabilities for personal injuries and property damage. We also maintain, among other types of insurance coverage, real and personal property insurance, directors and officers liability insurance, liquor liability insurance, workers' compensation insurance, travel accident insurance for certain of our employees, fiduciary liability insurance and business automobile insurance. We believe we maintain sufficient insurance coverage for the operation of our business.

REGULATION

    Our hotels are subject to certain federal, state and local regulations and we must obtain and maintain various licenses and permits. All such licenses and permits must be periodically renewed and may be revoked or suspended for cause at any time. Certain of these licenses and permits are material to our business and the loss of such licenses could have a material adverse effect on our financial condition and results of operations. We are not aware of any reason why we should not be in a position to maintain our licenses.

    We are subject to certain federal and state labor laws and regulations such as minimum wage requirements, regulations relating to working conditions, laws restricting the employment of illegal aliens and the Americans with Disabilities Act. As a provider of restaurant services, we are also subject to certain federal, state and local health laws and regulations. We believe we comply with such laws and regulations in all material respects. We are also subject in certain states to dramshop statutes, which may give an injured person the right to recover damages from any establishment which wrongfully served alcoholic beverages to the person who, while intoxicated, caused the injury. We believe that our insurance coverage with respect to any such liquor liability is adequate.

    To date, federal and state environmental regulations have not had a material effect on our operations. However, such laws potentially impose cleanup costs for hazardous waste contamination on property owners. If any material hazardous waste contamination problems do exist on any of our properties, we may be exposed to liability for the costs associated with the cleanup of such sites.

LEGAL PROCEEDINGS

    On June 1, 1999, a contractor hired by Servico to perform work on six properties in New York, Illinois and Texas filed a summons with notice against us in the Supreme Court of the State of New York, claiming breach of contract and quantum meruit, among other things. The contractor is seeking damages in the aggregate amount of $45 million. The contractor is required to file a formal complaint. We have filed an appearance to the summons and will vigorously defend our position. We believe we have valid defenses and counterclaims and that the outcome will not have a material adverse effect on our financial position or results of operations.

    We are a party to other legal proceedings arising in the ordinary course of our business, the impact of which would not, either individually or in the aggregate, in management's opinion, have a material adverse effect on our financial condition or results of operations.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The following table sets forth the names, ages and positions of our directors, nominee for director and executive officers.

                       NAME                             AGE                           POSITION
--------------------------------------------------      ---      --------------------------------------------------

Robert S. Cole....................................          37   Chief Executive Officer, President and Director

Karyn Marasco.....................................          41   Chief Operating Officer and Executive Vice
                                                                 President

Kenneth R. Posner.................................          51   Chief Financial Officer and Executive Vice
                                                                 President

Joseph C. Calabro.................................          48   Chairman of the Office of the Chairman of the
                                                                 Board of Directors and Director

Peter R. Tyson....................................          52   Director

John Lang.........................................          44   Director

Michael A. Leven..................................          62   Director

Richard H. Weiner.................................          49   Director

    ROBERT S. COLE has been the Chief Executive Officer and President of Lodgian since the Merger. From 1990 until the Merger, Mr. Cole was the President of Impac and its predecessors and affiliates. Prior to that time, he held a variety of general manager positions in hotels throughout the United States.

    KARYN MARASCO has been the Chief Operating Officer and Executive Vice President of Lodgian since the Merger. From 1997 until the Merger, Ms. Marasco was the Chief Operating Officer and Executive Vice President of Servico. Prior to such time, Ms. Marasco was affiliated with Westin Hotels & Resorts for 18 years. Most recently, Ms. Marasco served as Westin's Area Managing Director, based in Chicago.

    KENNETH R. POSNER was appointed Chief Financial Officer and Executive Vice President of Lodgian, effective April 1999. From 1981 until he joined Lodgian, Mr. Posner served as Chief Financial Officer of the Hyatt Group of Companies.

    JOSEPH C. CALABRO has been a director of Lodgian since the Merger and was a director of Servico from August 1992 until the Merger. Mr. Calabro has been a principal of Joseph C. Calabro, C.P.A., a Devon, Pennsylvania accounting firm, since 1982. Mr. Calabro has also been an officer and director of Bibsy Corporation, which previously owned and operated a Holiday Inn hotel in Bensalem, Pennsylvania, since 1971.

    JOHN M. LANG has been a director of Lodgian since the Merger. Mr. Lang is the President of Lang Capital Partners, LLC, a private real estate venture firm based in Atlanta, Georgia. From June 1996 until May 1998, Mr. Lang served as Chief Executive Officer of ProTrust Capital, Inc. ("ProTrust"), a private investment firm based in Atlanta, Georgia. Prior to joining ProTrust in June 1996, Mr. Lang, an attorney, was the managing partner of Reece & Lang, P.S.C., a London, Kentucky law firm with offices in Atlanta.

    MICHAEL A. LEVEN has been a director of Lodgian since the Merger and was a director of Servico from August 1997 until the Merger. Since October 1995, Mr. Leven has been President and Chief Executive Officer of US Franchise Systems, Inc., which sells franchises for Hawthorne Suites, Best Inns and Microtel

Inns hotel brands. From October 1990 until September 1995, Mr. Leven was President and Chief Operating Officer of Holiday Inn Worldwide.

    PETER R. TYSON has been a director of Lodgian since the Merger and was a director of Servico from August 1992 until the Merger. From December 1990 to the present, Mr. Tyson has been President of Peter R. Tyson & Associates, Inc., a firm offering consulting services to clients in the hospitality industry. Prior to forming Peter R. Tyson & Associates, Inc., Mr. Tyson was the partner-in-charge of the hospitality industry consulting practice in the Philadelphia office of the accounting and consulting firm of Laventhol & Horwath, with which he was associated for 20 years.

    RICHARD H. WEINER has been a director of Lodgian since the Merger and was a director of Servico from August 1992 until the Merger. Mr. Weiner is a senior partner in the Albany, New York law firm of Cooper, Erving, Savage, Nolan & Heller, where he has practiced law since 1975.

EXECUTIVE COMPENSATION

    The following table sets forth certain summary information concerning compensation paid or accrued by us, to or on behalf of the Chief Executive Officer and to each of our three most highly compensated executive officers other than the Chief Executive Officer during the year ended December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                                ANNUAL COMPENSATION            COMPENSATION
                                                        ------------------------------------      AWARDS
                                                                                   OTHER        SECURITIES     ALL OTHER
                                                                                   ANNUAL       UNDERLYING      COMPEN-
                                                                                  COMPEN-      OPTIONS/SARS     SATION
NAME AND PRINCIPAL POSITION                    YEAR       SALARY      BONUS        SATION           (7)           (8)
-------------------------------------------  ---------  ----------  ----------  ------------  ---------------  ---------

Robert S. Cole.............................       1998  $   17,308  $       --  $         --       185,000     $      --
  Chief Executive Officer and President(1)

David Buddemeyer...........................       1998  $  358,269  $       --  $  1,282,500(5)           --   $      --
  Chairman of the Board, Chief Executive          1997     385,000     120,000            --       400,000         2,948
  Officer and President(2)                        1996     350,000      96,745            --        13,500         4,726

Karyn Marasco..............................       1998  $  235,000  $  100,000  $         --            --     $  20,106
  Chief Operating Officer and Executive           1997     137,269      60,000            --       125,000            --
  Vice President(3)

Warren M. Knight...........................       1998  $  215,000  $   60,000  $         --            --     $   2,500
  Chief Financial Officer and Vice                1997     188,000      60,000            --        75,000         3,556
  President--Finance                              1996     170,000      46,990            --        13,500         4,844

Peter J. Walz..............................       1998  $  157,500  $       --  $    249,909(6)           --   $   2,500
  Vice President--Acquisitions(4)                 1997     150,000          --       174,700(6)      100,000       3,793
                                                  1996     122,596                   139,438(6)       15,000       2,375

------------------------

(1) Mr. Cole has served as President and Chief Executive Officer of Lodgian since December 11, 1998.

(2) Mr. Buddemeyer served as Chairman of the Board, President and Chief Executive Officer of Servico until his resignation on November 10, 1998.

(3) Ms. Marasco's employment with Servico began in May 1997.

(4) Mr. Walz's employment with Servico began in January 1996.

(5) Represents severance payments made to Mr. Buddemeyer in connection with his separation from Servico.

(6) Represents commission payments made to Mr. Walz.

(7) Represents the number of shares of common stock underlying the options/SARs.

(8) Each item included in this column represents a contribution made by Servico under its 401(k) Plan on behalf of the named executive based on such executive's annual elective pre-tax deferred contribution (included under Salary) to such plan, except for Ms. Marasco, whose figure also includes a relocation allowance of $19,687.

STOCK OPTION PLAN

    Our Stock Option Plan provides for the issuance of incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986 (the "Internal Revenue Code") and non-qualified stock options not intended to meet the requirements of Section 422A of the Internal Revenue Code. The plan is administered by a committee of the Board of Directors which, subject to the terms of the plan, determines to whom grants are made and the vesting, timing and amounts of such grants.

    The following table sets forth information concerning stock option grants made during 1998 to the executive officers named in the "Summary Compensation Table," including the potential realizable value of each grant assuming that the market value of the Common Stock appreciates from the date of grant to the expiration of the option at annualized rates of 5% and 10%, in each case compounded annually over the term of the option. These assumed rates of appreciation have been specified by the Securities and Exchange Commission for illustration purposes only and are not intended to predict future prices of the Common Stock. The actual future value of the options will depend on the market value of the Common Stock.

                    STOCK OPTION GRANTS IN FISCAL YEAR 1998

                                                                              INDIVIDUAL GRANTS
                                              ----------------------------------------------------------------------------------
                                                                                                          POTENTIAL REALIZABLE
                                                                                                        VALUE AT ASSUMED ANNUAL
                                                NUMBER OF      PERCENT OF
                                               SECURITIES         TOTAL                                   RATES OF STOCK PRICE
                                               UNDERLYING     OPTIONS/SARS     EXERCISE                 APPRECIATION FOR OPTION
                                              OPTIONS/SARS     GRANTED TO        PRICE     EXPIRATION   ------------------------
NAME                                             GRANTED        EMPLOYEES       ($/SH)        DATE          5%          10%
--------------------------------------------  -------------  ---------------  -----------  -----------  ----------  ------------
Robert S. Cole (1)..........................      185,000            24.5%     $   6.125     12/11/08   $  712,616  $  1,805,909
David Buddemeyer (2)........................           --              --             --           --           --            --
Karyn Marasco...............................           --              --             --           --           --            --
Warren M. Knight............................           --              --             --           --           --            --
Peter J. Walz...............................           --              --             --           --           --            --

------------------------

(1) Mr. Cole has served as President and Chief Executive Officer of Lodgian since December 11, 1998; Mr. Cole's options were initially issued with an exercise price of $17.75, but were repriced on December 18, 1998 to $6.125.

(2) Mr. Buddemeyer served as Chairman of the Board, President and Chief Executive Officer of Servico until his resignation on November 10, 1998.

    The following table sets forth certain summary information concerning exercised and unexercised options to purchase Servico's Common Stock as of December 31, 1998, under Servico's Stock Option Plan held by the executive officers named in the "Summary Compensation Table."

                     STOCK OPTION EXERCISES IN FISCAL YEAR
                     1998 AND FISCAL YEAR-END OPTION VALUES

                                                                                                       VALUE OF UNEXERCISED
                                                                          NUMBER OF UNEXERCISED            IN-THE-MONEY
                                                                       OPTIONS/SARS HELD AT FISCAL       OPTIONS/SARS AT
                                                             VALUE            YEAR-END (#)           FISCAL YEAR-END ($) (3)
        NAME AND POSITION DURING            ACQUIRED ON    REALIZED    ---------------------------  --------------------------
            1998 FISCAL YEAR               EXERCISE (#)       ($)      EXERCISABLE   UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-----------------------------------------  -------------  -----------  ------------  -------------  -----------  -------------
Robert S. Cole...........................           --            --            --        185,000           --            --
  Chief Executive Officer and
  President(1)
David Buddemeyer.........................           --            --       270,700        252,800       78,750            --
  Chairman of the Board, President and
  Chief Executive Officer(2)
Karyn Marasco............................           --            --        50,000         75,000           --            --
  Chief Operating Officer and Executive
  Vice President
Warren M. Knight.........................           --            --       130,900         55,100       69,375            --
  Chief Financial Officer and
  Vice President--Finance
Peter J. Walz............................           --            --        46,000         69,000           --            --
  Vice President--Acquisitions

------------------------

(1) Mr. Cole has served as President and Chief Executive Officer of Lodgian since December 11, 1998.

(2) Mr. Buddemeyer served as Chairman of the Board, President and Chief Executive Officer of Servico until his resignation on November 10, 1998.

(3) The value of unexercised in-the-money options/SARs represents the number of options/SARs held at year-end 1998 multiplied by the difference between the exercise price and $4.75, the closing price of Lodgian's Common Stock at year-end 1998.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT

    EMPLOYMENT AGREEMENTS

    ROBERT COLE entered into an employment agreement with Lodgian relating to his employment as President and Chief Executive Officer, as of December 11, 1998. The employment agreement provided for a base salary subject to increases and bonuses, including a bonus of up to 100% of his base salary, in each case, at the discretion of the Board of Directors. The base salary paid to Mr. Cole during 1998 was $17,308 (base salary of $300,000 for the period of December 11, 1998 through year end). Mr. Cole also receives paid health insurance, paid disability insurance and is entitled to participate, to the extent eligible, under any benefit plans provided to other executives of Lodgian. Mr. Cole is entitled to a minimum of four weeks paid vacation annually. Mr. Cole's employment agreement contains provisions for payments to Mr. Cole in the event of a change in control, as described more fully under "--Arrangements Regarding Termination of Employment and Changes of Control."

    DAVID BUDDEMEYER entered into an employment agreement with Servico relating to his employment as President and Chief Operating Officer, as of May 14, 1993. Effective December 21, 1995, Mr. Buddemeyer was elected Chief Executive Officer of Servico and continued in that position until his resignation on November 10, 1998. The employment agreement provided for a base salary subject to increases and bonuses, in each case, at the discretion of the Board of Directors. The base salary paid to Mr. Buddemeyer during 1998 was $348,411 (base salary of $405,000 for the period of January 1, 1998 through November 10, 1998). Mr. Buddemeyer also received paid health insurance, paid disability insurance and was entitled to

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
participate, to the extent eligible, under any benefit plans provided to other executives of Servico. Mr. Buddemeyer was entitled to a minimum of four weeks paid vacation annually.

    KENNETH POSNER entered into a two-year automatically extendable employment agreement with Lodgian relating to his employment as Chief Financial Officer, as of April 9, 1999. The employment agreement provides for a base salary of $250,000 subject to increases and bonuses, in each case at the discretion of the Board of Directors. Mr. Posner also receives paid health insurance, paid disability insurance and is entitled to participate, to the extent possible, under any benefit plans provided to other executives of Lodgian. Mr. Posner is entitled to a minimum of four weeks paid vacation annually. Posner is also entitled to receive the benefits offered other executive officers, including a bonus of up to 100% of salary, payable at the discretion of the Board. Pursuant to the terms of his employment agreement, Mr. Posner was granted options to acquire 400,000 shares of Lodgian Common Stock, 20% of which will vest per year beginning April 9, 2000. The employment agreement is terminable upon 30 days notice but in the event Mr. Posner is terminated other than "for Cause," as defined in the agreement, he will be entitled to his base salary and benefits under the agreement for the greater of the unexpired term or one year.

    KARYN MARASCO entered into a three-year employment agreement with Servico relating to her employment as Executive Vice President and Chief Operating Officer of Servico on May 2, 1997. On November 24, 1998, the agreement was extended for a period of one year. This agreement was assumed by Lodgian and is still in effect. The employment agreement provides for a base salary of $235,000 subject to increases and bonuses in the discretion of the Board. Ms. Marasco is also entitled to receive the benefits offered other executive officers. Pursuant to the terms of her employment agreement, in 1997 Ms. Marasco was granted options to acquire 50,000 shares of Lodgian Common Stock with options with respect to 10,000 of such shares vesting immediately and 10,000 vesting annually. The employment agreement is terminable upon 30 days notice but in the event Ms. Marasco is terminated other than "for Cause," as defined in the agreement, she will be entitled to her base salary and benefits under the agreement for the greater of the unexpired term or one year.

    ARRANGEMENTS REGARDING TERMINATION OF EMPLOYMENT AND CHANGES OF CONTROL

    On November 10, 1998, David Buddemeyer, Servico's Chairman and Chief Executive Officer, resigned from Servico. Servico and Lodgian paid to Mr. Buddemeyer an aggregate severance pay equal to $1,282,500. Lodgian will continue insurance coverage for Mr. Buddemeyer, on the same terms and conditions as would be applicable if Mr. Buddemeyer were an active employee, under Lodgian's life insurance, group disability benefits and similar welfare benefit plans for a period of one year. Mr. Buddemeyer holds currently exercisable stock options to purchase 423,500 shares of Lodgian's Common Stock which were originally granted to him pursuant to Servico's Stock Option Plan and 100,000 stock appreciation rights. The stock options or stock appreciation rights will continue to vest at the same time they would have vested had Mr. Buddemeyer remained an employee of Lodgian.

    In addition, on February 28, 1999, Warren Knight, Lodgian's then Chief Financial Officer, resigned and was replaced on an interim basis by Lawrence Carballo. Lodgian paid to Mr. Knight an aggregate severance pay equal to $350,000 and a bonus in compensation for services rendered during 1998 equal to $60,000. Lodgian will continue insurance coverage for Mr. Knight, on the same terms and conditions as would be applicable if Mr. Knight were an active employee, under the Company's life insurance, group disability benefits and similar welfare benefit plans for a period of one year. Mr. Knight holds currently exercisable stock options to purchase 173,500 shares of Lodgian's Common Stock which were originally granted to him pursuant to Servico's Stock Option Plan and 12,500 stock appreciation rights. The stock options or stock appreciation rights will continue to vest at the same time they would have vested had Mr. Knight remained an employee of Lodgian.

    The employment agreement between Lodgian and Mr. Cole provides for payments to Mr. Cole in an amount equal to two and one-half times his annual base compensation, less any other cash severance

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
payments contractually owed to him by Lodgian, in the event that there is either a change in the majority of the Board of Directors or the acquisition by any individual or group of in excess of 50% of Lodgian's outstanding Common Stock, and the duties or responsibilities of Mr. Cole are materially diminished within 24 months thereafter.

DIRECTOR COMPENSATION

    During 1998, Servico paid non-employee directors a total annual retainer of $18,000, as well as a fee per board meeting or board committee meeting of $1,000. Mr. David Buddemeyer, who served as Chairman of the Board of Servico until his resignation from that Board in November 1998, received no compensation for serving as Servico's Chairman from January to November 1998.

    In December 1998, Lodgian adopted a fee schedule for board members to provide for a $24,000 total annual retainer, as well as fees of $1,500 per board meeting, $1,000 per board committee meeting, and $500 per telephonic board or board committee meeting. In addition, Mr. Joseph C. Calabro, in lieu of the normal annual retainer and per meeting fees, is receiving annual director compensation of $100,000 for services rendered to Lodgian in his capacity as Chairman of the Office of the Chairman of the Board. Mr. Robert Cole, who served on Lodgian's Board of Directors from December 11 until December 31, 1998, received no compensation for serving as a member of Lodgian's Board.

    Servico and Lodgian also reimbursed directors for expenses associated with attending Board and committee meetings of the respective companies.

    Under Lodgian's Stock Option Plan, each non-employee director is automatically granted, on the date such director's term of office commences and each year thereafter on the day following any annual meeting of stockholders (as long as such director's term as a director is continuing for the ensuing year), an option to acquire 5,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. All options granted to non-employee directors become exercisable upon grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1998, through the time of the Merger, the following directors served on the Compensation Committee of the Board of Directors: Joseph C. Calabro, Peter R. Tyson and Richard H. Weiner. Following the Merger, the following directors served on the Compensation Committee: John M. Lang, Michael A. Leven, Peter R. Tyson and Richard H. Weiner. None of such persons is or has been an executive officer of Lodgian, and no interlocking relationships exist between any such person and the directors or executive officers of Lodgian.

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
         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding ownership of Common Stock as of June 25, 1999, by (1) each person known to Lodgian to be the beneficial owner of more than 5% of the issued and outstanding Common Stock as of June 25, 1999, (2) each of the members of Lodgian's Board of Directors, (3) each of Lodgian's executive officers named in the "Summary Compensation Table" under "Executive Compensation" below, and (4) all directors and executive officers of Lodgian as a group. All shares were owned directly with sole voting and investment power unless otherwise indicated.

                                                                 SHARES OF COMMON STOCK     PERCENT OF COMMON STOCK
                                                                      BENEFICIALLY               BENEFICIALLY
NAME OF BENEFICIAL OWNER AND ADDRESS OF 5% BENEFICIAL OWNER             OWNED (1)                  OWNED (2)
---------------------------------------------------------------  -----------------------  ---------------------------
BENEFICIAL OWNERS OF 5% OR MORE OF OUTSTANDING
COMMON STOCK:
Heitman/PRA Securities Advisors, Inc. .........................           2,205,100(3)                   8.1%
  180 North LaSalle Street, Suite 3600
  Chicago, IL 60601
Prudential Insurance Company of America .......................           2,113,000(4)                   7.8%
  751 Broad Street
  Newark, NJ 07102-3777
Eagle Asset Management, Inc. ..................................           1,788,310(5)                   6.6%
  880 Carillon Parkway
  St. Petersburg, FL 33716
Dimensional Fund Advisors .....................................           1,538,000(6)                   5.7%
  1299 Ocean Avenue, 11(th) Floor
  Santa Monica, CA 90401
DIRECTORS:
Robert S. Cole.................................................             622,843                      2.3%
Joseph C. Calabro..............................................             261,100(7)                     *
John M. Lang...................................................             326,116(8)                   1.2%
Michael A. Leven...............................................              30,700(9)                     *
Peter R. Tyson.................................................              55,500(10)                    *
Richard H. Weiner..............................................              55,100(10)                    *
NON-DIRECTOR EXECUTIVE OFFICERS:
David Buddemeyer...............................................             304,219(11)                  1.1%
Karyn Marasco..................................................              77,700(10)                    *
Warren M. Knight...............................................             138,311(12)                    *
Peter J. Walz..................................................              49,000(13)                    *
Lawrence Carballo..............................................              17,400(14)                    *
All directors and executive officers as a group (11 persons)...           1,937,989(15)                  6.9%

------------------------

*   Represents less than 1%.

(1) This number does not include those shares of Lodgian to be distributed upon conversion of Servico shares and Impac units pursuant to the Merger which have as yet not been converted.

(2) Ownership percentages are based on 27,218,161 shares of Common Stock (including 15,689 shares to be issued pursuant to Lodgian's Stock Option
    Plan) outstanding as of June 25, 1999 and any Common Stock that such named individual or group has the right to acquire within 60 days.

(3) Heitman/PRA Securities Advisors, Inc. filed a Schedule 13G dated October 15, 1998 with the SEC reporting ownership of 2,205,100 shares of Common Stock of Lodgian's predecessor, Servico, with

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
    sole voting power with respect to 2,147,400 shares, sole dispositive power with respect to 2,172,500 shares, and shared dispositive power with respect to 32,600 shares.

(4) Prudential Insurance Company of America filed a Schedule 13G dated January 8, 1999 with the SEC reporting ownership of 2,113,000 shares of Common Stock with sole voting and dispositive power with respect to 1,204,100 shares and with shared voting and dispositive power with respect to 908,900 shares.

(5) Eagle Asset Management, Inc. filed a Schedule 13G dated January 29, 1999 with the SEC reporting ownership of 1,788,310 shares of Common Stock with sole voting and dispositive power with respect to such shares.

(6) Dimensional Fund Advisors filed a Schedule 13G dated February 12, 1999 with the SEC reporting ownership of 1,538,000 shares of Common Stock with sole voting and dispositive power with respect to such shares.

(7) Includes currently exercisable options to purchase 55,000 shares. Mr. Calabro has sole voting and dispositive power with respect to 203,100 of such shares and shares voting and dispositive power with respect to 3,000 shares with his spouse.

(8) The shares in the table above do not include shares beneficially owned by Hotel Capital II, LLC, a limited liability company whose manager, with sole voting and dispositive power, is Robert H. Woods (a partner in Lang Capital Partners, LLC). Mr. Lang is not a member or manager of Hotel Capital II, LLC and does not have voting or dispositive power with respect to shares owned by Hotel Capital II, LLC; therefore, such shares are not included in Mr. Lang's beneficial ownership.

(9) Includes currently exercisable options to purchase 25,000 shares of Common Stock and 5,700 shares owned by Mr. Leven's spouse.

(10) Includes currently exercisable options to purchase 55,000 shares of Common Stock.

(11) Includes currently exercisable options to purchase 274,400 shares of Common Stock.

(12) Includes currently exercisable options to purchase 134,600 shares of Common Stock.

(13) Includes currently exercisable options to purchase 49,000 shares of Common Stock.

(14) Includes currently exercisable options to purchase 17,400 shares of Common Stock.

(15) Includes currently exercisable options to purchase 720,400 shares of Common Stock.

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
                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The following parties had a direct or indirect material interest in transactions with the Company since the beginning of its most recently completed fiscal year and such transactions are described below.

    Mr. Cole is a minority shareholder of Impac Hotel Development ("IHD"), which provided acquisition and property development services to Impac for a development fee of 4% of the total project cost of each property acquired or developed. Impac agreed to terminate this agreement prior to the consummation of the Merger so that Impac and its subsidiaries will have no further obligations under the agreement after the Merger other than the payment of up to a 4% development fee (not to exceed $2.5 million in the aggregate) in the event Lodgian acquires or develops any of the hotels or properties identified in the merger agreement as Impac's acquisition and development pipeline.

    IHD had contracted with Elegant Interiors, LLC ("Elegant"), an entity wholly owned by Sheila Lang (the spouse of John M. Lang) to provide interior design consulting services. In the event IHD, or its assignee, receives payment of the above-referenced development fees, IHD, or its assignee, will pay Elegant accrued consulting fees (not to exceed $250,000) with respect to any of the hotels or properties identified in the merger agreement as being in Impac's acquisition pipeline.

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
            DESCRIPTION OF CERTAIN INDEBTEDNESS AND PREFERRED STOCK

    The following description of our indebtedness does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the agreements related to the indebtedness. The following description of the indebtedness sets forth the terms of certain material credit agreements currently in place and anticipated to survive the consummation of the offering.

GMAC COMMERCIAL MORTGAGE CORPORATION LOANS

    GENERAL

    The GMAC loans are composed of, and evidenced by, among other things, three separate loan agreements (the "GMAC Loan Agreements"), among several of our operating subsidiaries (the "GMAC Loan Subsidiaries") and GMAC Commercial Mortgage Corporation ("GMAC") and three separate mortgage notes (the "GMAC Mortgage Notes"). The three loan agreements are referred to as "Seldin" (which includes five hotels in Iowa, Kansas and Nebraska), "Heartland Hotels" (which includes three hotels in Georgia, Iowa and Ohio) and Lansing (which pertains to a hotel in Michigan). The aggregate outstanding principal amount under the GMAC Loans was approximately $34.2 million at March 31, 1999.

    INTEREST

    The Seldin and Lansing mortgage notes bear interest at 9.875% and the Heartland Hotels mortgage bears interest at 8.625%.

    SECURITY

    The indebtedness of the GMAC Mortgage Notes is secured by a limited recourse mortgage on, and an assignment of the leases and rents from, the nine hotels referred to above.

    TERM AND PREPAYMENT

    The notes are repayable in equal monthly installments of principal and interest based on a seven-year amortization schedule. All amounts outstanding under the GMAC Mortgage Notes are due and payable February 1, 2003 (Heartland Hotels), June 1, 2003 (Lansing) and August 1, 2003 (Seldin). The principal balance of each of the GMAC Loans may be prepaid upon notice, payment of accrued interest, payment of all other sums due under the GMAC Loan documents and payment of a prepayment fee.

    CERTAIN COVENANTS

    In addition to customary covenants, the GMAC Mortgage Notes require, among other things, that the GMAC Loan Subsidiaries: (a) not transfer or encumber the mortgaged property; (b) not incur any indebtedness other than the GMAC Mortgage Notes and certain other limited indebtedness; (c) not permit any lien to exist on any of its property, assets or revenues, except the limited liens in favor of GMAC, existing liens and certain other liens; (d) not make any loans to any third party; and (e) not incur any guarantee obligations, except the guarantee obligations related to the GMAC Mortgage Notes and certain other guarantee obligations.

    EVENTS OF DEFAULT

    Events of default, under the GMAC Mortgage Notes, include, without limitation, the following: (i) any failure by any of the GMAC Loan Subsidiaries to pay principal, interest or other obligations under the GMAC Mortgage Notes when due, (ii) any representation or warranty made by any of the GMAC Loan Subsidiaries in the GMAC Loan Agreements and related documents proves to have been untrue in any material respect when made, (iii) any default by GMAC Loan Subsidiaries in the observance or performance of covenants or other agreements contained in any of the GMAC Loan Agreements or

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
related agreements, (iv) certain events of bankruptcy or insolvency of the GMAC Loan Subsidiaries or any guarantor, and (v) the occurrence of an event of default under any other GMAC Loan document.

COLUMN FINANCIAL, INC. LOANS ("COLUMN FINANCIAL LOANS")

    GENERAL

    The Column Financial Loans are evidenced by, among other things, three loan agreements (the "Column Financial Loan Agreements"), among several of our operating subsidiaries (the "Column Financial Loan Subsidiaries"), and Column Financial, Inc. ("Column Financial"), an affiliate of Donaldson, Lufkin & Jenrette. The aggregate outstanding principal balance of the Column Financial Loans was approximately $69.8 million at March 31, 1999.

    INTEREST

    The Column Financial Loans bear interest at rates of 9.45%, 10.59% and 10.74% on principal balances of $10.2 million, $56.0 million and $3.6 million, respectively.

    SECURITY

    The Column Financial Loans are secured by mortgages and assignments of leases and rents on all of the Column Financial Loan Subsidiaries' 12 hotels.

    TERM

    The Column Financial Loans mature in March 2005 (for the $3.6 million loan), in March 2010 (for the $56.0 million loan) and July 2010 (for the $10.2 million loan).

    CERTAIN COVENANTS

    In addition to customary covenants, the Column Financial Loans require, among other things, that the Column Financial Loan Subsidiaries: (a) not incur, create or assume any outstanding debt other than the Column Financial Loans and certain other limited indebtedness; (b) not make any advances or loans to any third party; (c) not enter into or be a party to any transaction with an affiliate of a Column Financial Loan Subsidiary, with certain limited exceptions; (d) not permit any lien to exist on any of their properties, assets or revenues, except the liens in favor of Column Financial, existing liens and certain other liens; and (e) not amend or modify, terminate or extend, or consent to assignment of any franchise agreement between any Column Financial Loan Subsidiary and any franchisor.

    EVENTS OF DEFAULT

    The Column Financial Loan Agreements contain certain events of default, including, without limitation, the following: (i) any failure by any of the Column Financial Loan Subsidiaries to pay principal, interest or other obligations under the Column Financial Loans when due, (ii) any representation or warranty made by any of the Column Financial Loan Subsidiaries in the Column Financial Loan Agreements or related agreements proves to have been untrue in any material respect when made, (iii) any default by any Column Financial Loan Subsidiaries in the observance or performance of covenants or other agreements contained in any Credit Agreement or related agreements, (iv) certain events of bankruptcy or insolvency of the Column Financial Loan Subsidiaries, and (v) the occurrence of an event of default under any other Column Financial Loan documents.

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
NOMURA ASSET CAPITAL CORPORATION LOANS ("NOMURA LOANS")

    THREE SEPARATE LOAN FACILITIES

    Nomura Asset Capital Corporation ("NACC") entered into three separate loan facilities with certain subsidiaries of Impac in an aggregate principal loan amount of $330.1 million as of March 31, 1999. The three facilities are hereinafter referred to as "Nomura I," "Nomura II" and "Nomura III."

NOMURA I

    GENERAL

    In March 1997, NACC made a $132.5 million term loan (the "Nomura I Loan") to Impac Hotels I, L.L.C. ("Impac I"), a subsidiary of Impac, to refinance existing debt on 22 hotel properties acquired by Impac I (the "Nomura I Properties"). NACC has assigned the Nomura I Loan to LaSalle National Bank, as Trustee for Nomura Depositor Trust ST I, Commercial Mortgage Pass-Through Certificates, Series 1998-ST I (together with its successors and assigns, the "Nomura I Lender"). The Nomura I Loan is evidenced by, among other things, a loan agreement between Impac I and NACC dated as of March 12, 1997 (the "Nomura I Loan Agreement").

    INTEREST

    Prior to the Nomura I Adjustment Date (September 11, 1999), the Nomura I Loan bears interest at a floating interest rate that fluctuates monthly, equal to 30-day LIBOR plus 2.25%. From and after the Nomura I Adjustment Date, interest converts to a fixed rate equal to the sum of (a) the implied yield on a 10-year U.S. Treasury note determined as of the earlier of (i) the date on which the benchmark Treasury rate is locked pursuant to an interest rate management agreement among Impac, Impac I and NACC (the "Nomura I Interest Rate Agreement"), and (ii) the third business day prior to the Nomura I Adjustment Date (the "Nomura I Benchmark Treasury Rate"), plus (b) a spread based on the debt service coverage ratio ("DSCR") of the Nomura I Properties (which spread ranges from a low of 1.925% to a high of 3.025%), plus (c), until the Nomura I Optional Prepayment Date (as defined below), the Additional Nomura I Spread (as defined below), plus (d) from and after the Nomura I Optional Prepayment Date, the Additional Nomura I Hyperamortization Spread (as defined below). The "Additional Nomura I Hyperamortization Spread" is 2.00% for the first monthly debt service period after the Nomura I Optional Prepayment Date, and 5.00% thereafter.

    INTEREST RATE PROTECTION

    Impac I may, from time to time, lock the Nomura I Benchmark Treasury Rate to be used in calculating the base rate on all or a portion of the Nomura I Loan. In addition, if prior to the Nomura I Adjustment Date the implied yield of the 10-year Treasury note two years forward exceeds certain pre-determined levels, Impac I must elect either to lock the Nomura I Benchmark Treasury Rate on a portion of the Nomura I Loan or prepay a portion of the Nomura I Loan. NACC can also lock the Nomura I Benchmark Treasury Rate if it exceeds 7.80% or at any time following the occurrence and during the continuation of an "event of default" under the Nomura I Loan. If NACC determines prior to the Nomura I Adjustment Date that it will incur or has incurred losses on its interest rate hedge positions relating to the rate-locked portion of the Nomura I Loan in excess of 25% of the net equity of Impac I in the Nomura I Properties, Impac I or Impac are required to pay to NACC an amount of cash collateral sufficient to reduce NACC's losses to no more than 20% of the net equity of Impac I in the Nomura I Properties. Such collateral is returned to Impac I (1) if it converts the rate-locked portion of the Nomura I Loan to a fixed rate loan, or (2) in the event such collateral exceeds actual hedging losses, under which circumstances Impac I is required to pay a monthly maintenance fee equal to eight basis points on the principal amount of the Nomura I Loan on which the Nomura I Benchmark Treasury Rate is locked. Of that fee, two basis points are due and payable on a current basis, and the remainder (together with accrued interest thereon) will be recovered by NACC by adding an additional spread (the "Additional Nomura I Spread") to the base rate from and after the Nomura I Adjustment Date and prior to the Nomura I Optional Prepayment Date. In addition to the other collateral described herein, the obligations of Impac and Impac I under the Nomura I Interest Rate Agreement are secured by a pledge of Impac's 99% membership interest in Impac I.

    REPAYMENT OF PRINCIPAL

    Interest-only payments on the Nomura I Loan are due and payable monthly, prior to the Nomura I Adjustment Date. After the Nomura I Adjustment Date, the Nomura I Loan is repayable in equal, monthly installments of principal and interest based on a 20-year amortization schedule. If the Nomura I Loan or any Split Nomura I Loan has not been prepaid in full by the tenth anniversary of the applicable Nomura I Adjustment Date (the "Nomura I Optional Prepayment Date"), excess cash flow from the Nomura I Properties financed by the Nomura I Loan or the applicable Split Nomura I Loan will be applied monthly to reduce outstanding principal, in addition to the scheduled installments of principal and interest. The final maturity date of the Nomura I Loan is March 11, 2019.

    PREPAYMENT

    The Nomura I Loan may be prepaid in whole or in part without penalty or premium on or after the Nomura I Optional Prepayment Date. Prior to the Nomura I Adjustment Date, up to 40% of the Nomura I Loan may be prepaid from the proceeds of the issuance of additional equity by Impac or from the proceeds of sale of one or more Nomura I Properties, subject to a scale of increasing premiums ranging from 0% to 3% of the principal so prepaid. Upon the reacquisition of the Nomura I Loan from the current Nomura I Lender by Capital Company of America LLC ("CCA") or its designee on the Nomura I Adjustment Date, the Impac I Loan Agreement will be amended to permit the Nomura I Loan to be prepaid in full, at the option of Impac I, on the Nomura I Loan reacquisition date, at a prepayment price equal to (a) 101% of the outstanding principal amount of the Nomura I Loan or (b) if the Nomura III Loan shall have been prepaid in full (see "Nomura III--Prepayment" below), 100.5% of the outstanding principal amount of the Impac I Loan. If the DSCR of the remaining Nomura I Properties as of the Nomura I Adjustment Date is less than 1.40, the Nomura I Loan must be prepaid in the amount necessary to bring the DSCR up to 1.40. No prepayment of the Nomura I Loan or any Split Nomura I Loans is permitted after the Nomura I Adjustment Date and prior to the Optional Nomura I Prepayment Date; however; Impac I may obtain the release of one or more Nomura I Properties from the applicable mortgage(s) securing the Nomura I Loan or the applicable Split Nomura I Loan by defeasing the portion of such loan allocated to each such Nomura I Property. Defeasance is achieved by using equity proceeds or proceeds from the sale of each such Nomura I Property to acquire U.S. Treasury securities in an amount equal to 125% of the allocated loan amount (or, upon the release of the last Nomura I Property, 100% of the allocated loan amount), which securities are delivered to the servicer of the Nomura I Loan or such Split Nomura I Loan as replacement collateral for the released Nomura I Properties.

    Pursuant to an agreement with NACC, we expect to repay this loan on or about September 11, 1999 with proceeds from our new credit facility.

    SPLIT LOANS

    The term "Split Nomura I Loans" refers to any refinancing loan made by NACC pursuant to the Nomura I Loan Agreement to a bankruptcy-remote affiliate of Impac to which Impac I has transferred a segregated pool of Nomura I Properties for the purposes of effectively fixing the interest rate on a portion of the Nomura I Loan and facilitating the securitization thereof by NACC.

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
    COLLATERAL

    The Nomura I Loan is secured by mortgages on each of the 22 Nomura I Properties (the "Nomura I Mortgages") and by a general security interest in all personal property and fixtures of Impac I. The Nomura I Mortgages are cross-collateralized and cross-defaulted with each other.

    CERTAIN COVENANTS

    In addition to customary covenants, the Nomura Loans require, among other things, that the Nomura Loan Subsidiaries: (a) not purchase or lease real property or hold assets other than assets related to the properties subject to the Nomura Loans; (b) not incur any indebtedness other than the Nomura Loans and certain other indebtedness; (c) not dissolve, liquidate or merge; and (d) not engage in any transactions with an affiliate. In addition, Lodgian is required to maintain a minimum net worth of $133.0 million.

    EVENTS OF DEFAULT

    The Nomura Loan Agreements contain certain events of default, including, without limitation, the following: (i) any failure by any of the Nomura Loan Subsidiaries to pay principal, interest or other obligations under the Nomura Loans when due, (ii) any representation or warranty made by any of the Nomura Loan Subsidiaries in the Nomura Loan agreements or related agreements proves to have been untrue in any material respect when made, (iii) any default by the Nomura Loan Subsidiaries in the observance or performance of covenants or other agreements contained in any Nomura Loan documents, (iv) certain events of bankruptcy or insolvency of any of the Nomura Loan Subsidiaries or any managing member thereof, and (v) the entering of a judgment or decree against any Nomura Loan Subsidiary involving an aggregate liability of $1.0 million or more.

NOMURA II

    GENERAL

    NACC entered into a loan facility (the "Nomura II Loan") with a subsidiary of Impac, Impac Hotels II, L.L.C. ("Impac II") with an original maximum loan amount of $150 million. As of March 31, 1999, $157.6 million was outstanding. The loan amount was later increased to $163.5 million. The loan was made pursuant to a loan agreement dated as of March 12, 1997 (as amended, the "Nomura II Loan Agreement") between Impac II and NACC to finance a portion of the cost of acquiring, constructing and rehabilitating 18 additional hotel properties (the "Nomura II Properties"). NACC has transferred the Nomura II Loan to CCA (together with its successors and assigns, the "Nomura II Lender"). The entire Nomura II Loan has been committed to identified Impac II Properties. All advances under the Nomura II Loan Agreement must be made and all construction and rehabilitation of the Nomura II Properties completed by October 18, 1999.

    INTEREST

    Prior to the Nomura II Adjustment Date (as defined below) the Nomura II Loan bears interest at a floating interest rate that fluctuates monthly, equal to 30-day LIBOR plus 2.75%. From and after the Nomura II Adjustment Date, interest converts to a fixed rate as described above in "Nomura I--Interest", except that
(i) the date on which the benchmark Treasury rate is locked is pursuant to a separate interest rate management agreement among Impac, Impac II, and the Nomura II Lender (the "Nomura II Interest Rate Lock Agreement"), and (ii) the spread based on the DSCR of the Nomura II Properties ranges from a low of 1.925% to a high of 3.250%.

    The Nomura II Adjustment Date will be the earlier of (y) October 18, 2000, and (z) with respect to any portion of the Nomura II Loan that becomes a Split Nomura II Loan (as defined below), the date on which such portion of the Nomura II Loan becomes a Split Nomura II Loan. It is anticipated that Nomura

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II Lender will securitize the Nomura II Loan and any Split Nomura II Loan after the applicable Nomura II Adjustment Date.

    INTEREST RATE PROTECTION

    The Nomura II Interest Rate Lock Agreement contains substantially similar terms as those set forth under "Nomura I--Interest Rate Protection" above except that the Nomura II Benchmark Treasury Rate is based on a four-year forward rate rather than a two-year forward rate, and the prepayment amounts differ in the event the Nomura II Benchmark Treasury Rate exceeds the pre-determined thresholds. Pursuant to the terms of the Nomura II Interest Rate Agreement, Impac II locked the Nomura II Benchmark Treasury Rate on $54 million of the Nomura II Loan at 7.235% during April, 1997. In the event that Lodgian determines that it is in its best interest to "break" that interest rate lock, it would be required to pay a significant fee to the Nomura II Lender.

    REPAYMENT OF PRINCIPAL

    Principal and interest payments are to be made on the same terms as are described above under "Nomura I--Repayment of Principal," except that the schedule refers to the Nomura II Adjustment Date and the Nomura II Optional Prepayment Date (which is the tenth anniversary of the Nomura II Adjustment
Date). The final maturity date of the Nomura II Loan is October 31, 2020.

    PREPAYMENT

    The Nomura II Loan may be prepaid on the same terms and under the same conditions as are described under "Nomura I--Prepayment" above, except that all references to Nomura I refer instead to Nomura II and except that Impac II does not have the right to prepay the Nomura II Loan in full on the Nomura II Adjustment Date.

    SPLIT LOANS

    Prior to the scheduled Nomura II Adjustment Date, the Nomura II Loan can be split at the option of Impac II to effectively fix the interest rate thereon, similar to the concept of Split Nomura I Loans discussed under the heading "Nomura I--Split Loans" above (each portion so split, a "Split Nomura II Loan").

    COLLATERAL

    The Nomura II Loan is secured by first-priority mortgages on each Nomura II Property (the "Nomura II Mortgages") and by a general security interest in all personal property and fixtures of Impac II. The Nomura II Mortgages are cross-collateralized and cross-defaulted with each other.

    GUARANTEES

    Impac has guaranteed the repayment of the portion of the Nomura II Loan funding rehabilitation and construction costs (but not the acquisition costs) of the Nomura II Properties. These guarantees expire upon completion of rehabilitation or construction (as applicable). Currently, only $24.3 million of such guarantees remain outstanding related to the Marriott Hotel being constructed in Portland, Oregon which is expected to be completed no later than the fall of 1999. In addition, where Impac II elected to increase the Nomura II Loan for any particular Nomura II Property above 65% of the approved project costs (but not higher than 80%), Impac has guaranteed repayment of such excess (the "Guaranteed Differential") until the Nomura II Properties in question have achieved a trailing 12-month DSCR of not less than 1.20. Three hotels have passed the DSCR test, resulting in the expiration of Impac's guaranty of the Guaranteed Differential with respect to such hotels. The aggregate amount of the Guaranteed Differential still guaranteed by Impac is approximately $23.5 million.

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    In December, 1998, as a condition to obtaining the consent of the Nomura II
Lender to the Merger transaction, Lodgian executed a joinder agreement pursuant to which it became jointly and severally liable with Impac under the foregoing payment guarantees pertaining to the Nomura II Loan.

    CERTAIN COVENANTS AND EVENTS OF DEFAULT

    The covenants and events of default provisions of the Nomura II Loan are in all material respects essentially the same as those for the Nomura I Loan.

NOMURA III

    GENERAL

    NACC has extended a loan (the "Nomura III Loan") to a subsidiary of Impac, Impac Hotels III, LLC. ("Impac III") in a maximum amount of $100 million, of which approximately $40.0 million was funded at March 31, 1999. The loan was made pursuant to a loan agreement between Impac III and NACC dated as of October 29, 1997 (as amended, the "Nomura III Loan Agreement") to finance a portion of the cost of acquiring, constructing and rehabilitating nine hotel properties (the "Nomura III Properties"). NACC has transferred the Nomura III Loan to CCA (together with its successors and assigns, the "Nomura III Lender").

    TERMS AND CONDITIONS

    The terms and conditions of the Nomura III Loan are in all material respects essentially the same as those for the Nomura II Loan, except as follows: (a) the outside Nomura III Adjustment Date is October 11, 2001, (b) all advances under the Nomura III Loan for the acquisition of a Nomura III Property must have been made by October 31, 1998, (c) the rehabilitation and construction of the Nomura III Properties must be completed by October 31, 2000, (d) the Nomura III Loan has a final maturity date of November 11, 2021, (e) the maximum loan amount of the Nomura III Loan relating to any particular Nomura III Property is 70% of NACC-approved project costs, approved by the Nomura III Lender, (f) there are no Impac and Lodgian payment guaranties, (g) the entire Nomura III Loan is subject to optional prepayment in whole or in part from certain sources (e.g., additional equity, sale proceeds and short-term bridge financing) prior to the Nomura III Adjustment Date at premiums increasing from 0% to 4% of the principal prepaid, and (h) the Nomura III Loan is secured by mortgages and security interests on the Nomura III Properties. Under an agreement with NACC, the Nomura III Loan may be prepaid in full, at the option of Impac III, contemporaneously with the consummation of this offering and the new credit facility at 105% of face value.

BANC ONE CAPITAL FUNDING CORPORATION LOANS ("BANC ONE LOANS")

    GENERAL

    The Banc One Loans are evidenced by, among other things, loan agreements dated as of December 8, 1998 among several of our operating subsidiaries (the "Banc One Loan Subsidiaries") and Banc One Capital Funding Corporation ("Banc One"). In addition, each loan is evidenced by two separate promissory notes, one for an aggregate of $62.0 million (the "Primary Notes") and one for an aggregate of $10.0 million (the "Additional Notes.") The aggregate principal balance of the Banc One Loans was $71.5 million at March 31, 1999.

    PAYMENT OF INTEREST AND PRINCIPAL

    The interest rate payable on the Banc One Loans is 9% and after November 30, 2000, it may be increased up to the maximum rate allowable by applicable law (as, and to the extent that, the interest rate on United States Treasury Issues with maturity dates as closely as possible to November 30, 2001 exceeds 5.5%). The principal balance of the Additional Notes must be repaid by July 1999.

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    SECURITY

    The Banc One Loan Subsidiaries have granted to Banc One a first priority mortgage on substantially all of their real property, encompassing six properties. Lodgian and certain affiliates have entered into guaranty and indemnity agreements with Banc One in favor of the Banc One Operating Subsidiaries, guaranteeing the prompt and complete payment and performance of principal, interest and other monetary obligations of the Banc One Operating Subsidiaries under the Primary and Additional Notes. Lodgian's payment guarantee is limited in time and terminates upon completion of the renovation work contemplated by the Banc One loan agreements.

    TERM AND PREPAYMENT

    The Primary Notes of the Banc One Loans mature on November 30, 2000, but may be extended until November 30, 2001 provided that the extension fee (in the amount specified in the Banc One Primary Notes) is paid on or before November 30, 2000. The Additional Notes have a maturity date of July 1999. The principal balance of the Primary Notes may be prepaid in full after December 1, 1999 upon payment of a prepayment fee. In addition, certain prepayments of the outstanding principal balance may be required, if necessary to attain a certain debt coverage ratio.

    CERTAIN COVENANTS

    In addition to customary covenants, the Banc One Loans require, among other things, that the Banc One Loan Subsidiaries (a) maintain a debt service coverage ratio of at least 1.25:1 or, subsequent to January 20, 2000, 1.40:1, (b) not incur any indebtedness other than permitted indebtedness, (c) not permit any lien to exist on any of their property, assets or revenues, except permitted liens and (d) not incur any guarantee obligations, except the guarantee obligations related to the Banc One Loans and certain other guarantee obligations.

    EVENTS OF DEFAULT

    The Banc One loan agreements contain certain events of default, including, without limitation, the following: (1) any failure by any of the Banc One Loan Subsidiaries to pay principal, interest or other obligations under the Banc One Loans when due, (2) any representation or warranty made by any of the Banc One Loan Subsidiaries in any of the Banc One loan agreements or related agreements proves to have been untrue in any material respect when made, (3) any default by any of the Banc One Loan Subsidiaries in the observance or performance of covenants or other agreements contained in any of the Banc One Loan agreements or related agreements, (4) certain events of bankruptcy or insolvency of any of the Banc One Loan Subsidiaries, (5) the entering of a judgment or decree against any Banc One Loan Subsidiary involving an aggregate liability of $50,000 or more, and (6) the occurrence of an event of default under any franchise agreement between a franchisor and any Banc One Loan Subsidiary.

SINGLE ASSET MORTGAGES

    We also have 18 loans totaling $86.2 million at March 31, 1999 with various other lenders secured by single properties. The interest rates on such loans range from 6% to 14% with maturities ranging from 2001 to 2016. The agreements contain customary covenants and events of default.

CRESTS

    In June 1998, Lodgian Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), issued $175 million of CRESTS. The CRESTS bear interest at 7% and are convertible into shares of our common stock. The sole assets of the Trust are $175 million principal amount of Lodgian's Convertible Debentures.

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    TERMS OF THE CRESTS

    The holders of the CRESTS receive distributions on the CRESTS at a fixed annual rate of $3.50 per each $50 of CRESTS, subject to increase if certain events occur. Payments may be deferred if interest on the Convertible Debentures is deferred as described below.

    The CRESTS are convertible, at the option of the holders, into shares of Common Stock of Lodgian at a price equal to $21.42 per share of Common Stock (or
2.3343 shares of Common Stock per CRESTS). The CRESTS will be redeemed upon repayment of the Convertible Debentures on June 30, 2010 or their earlier redemption, in a liquidation amount equal to the principal amount of the related Convertible Debentures maturing or being redeemed and at a redemption price equal to the redemption price of the Convertible Debentures plus accumulated and unpaid distributions to the date of redemption.

    TERMS OF THE CONVERTIBLE DEBENTURES

    The Convertible Debentures will mature on June 30, 2010, unless previously redeemed. The convertible debentures are subordinate and junior in right of payment to all indebtedness of Lodgian.

    Lodgian has the option to redeem all or a part of the Convertible Debentures for cash with the sale proceeds of its equity securities beginning July 3, 2002 at a price through July 27, 2003 equal to 104.2% of the aggregate principal amount of the Convertible Debentures to be redeemed, declining annually to 100% on June 30, 2008 (together with accrued and unpaid interest to the redemption date).

    Lodgian also has the option to redeem all or part of the Convertible Debentures for cash beginning on July 3, 2002 at a price equal to 100% of the aggregate principal amount of the Convertible Debentures to be redeemed (plus accrued and unpaid interest to the redemption date). Lodgian may however, exercise this option only if (1) for any 20 trading days within any 30 consecutive trading days, the closing price of its Common Stock on the New York Stock Exchange exceeds $25.71 per share (subject to adjustments in certain circumstances) and (2) on or prior to the notice of redemption, Lodgian has entered into an agreement with a nationally recognized investment banking firm to buy and sell at least the same number of shares of Lodgian Common Stock as would be issuable upon conversion of the unconverted Convertible Debentures.

    Lodgian may defer payments of interest on the Convertible Debentures by extending the interest payment period on the Convertible Debentures. However, the total extension period (together with all extensions) may not exceed 20 consecutive quarterly periods or extend beyond June 30, 2010. During any extension period, interest on the Convertible Debentures will continue to accrue at the applicable annual rate, compounded quarterly. As a result of such an extension, distributions on the CRESTS would also be deferred by the Trust during the extension period; however such distributions would continue to accumulate at the applicable rate, compounded quarterly. If Lodgian defers its interest payments, then, subject to limited exceptions, Lodgian may not, and will not permit its subsidiaries to, (1) declare or pay any dividend on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or (2) pay any principal, interest or premium on, or repay, repurchase or redeem any of its debt securities or make any guarantee payment on any debt securities of its subsidiaries that are similarly ranked with or junior in interest to the Convertible Debentures.

    EVENTS OF DEFAULT

    Events of Default with respect to the Convertible Debentures include: (a) default in paying interest for 30 days after notice is given (provided that Lodgian has not exercised its option to extend interest); (b) default in paying
(i) liquidated damages for having failed to register the CRESTS under the registration rights agreement or (ii) principal on the Convertible Debentures;
(c) breach of any other covenant under the Indenture for 90 days after notice is given; (d) failure to deliver Lodgian's common stock upon conversion of the CRESTS; (e) cross-default under any debt in excess of $10 million for 30 days

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after notice is given; (f) certain events of bankruptcy; and (g) dissolution of the Trust (except where the holders of the CRESTS get a distribution of the Convertible Debentures, the CRESTS are redeemed or the Trust is merged or amalgamated as provided in the Trust declaration).

    If an event of default occurs, the Trustee has the right to accelerate the Convertible Debentures. If the Trustee fails to enforce its rights under the Convertible Debentures, the holders of the CRESTS may institute legal proceedings against Lodgian to enforce the Trustee's rights under the Convertible Debentures. In addition, if any event of default relates to the CRESTS and is attributable to a failure of Lodgian to pay interest or principal on the Convertible Debentures on the date that interest and principal is otherwise payable, then the holders of the CRESTS may directly institute a proceeding for enforcement of payment to the holder of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the CRESTS of the holder on or after the respective due date specified in the Convertible Debentures.

    GUARANTEE BY LODGIAN

    As a result of the Merger, Lodgian has guaranteed, to the extent the Trust has available funds, payments of distributions on the CRESTS and payments on liquidation of the Trust or the redemption of the CRESTS. Lodgian's obligations under the guarantee are subordinate to all of its liabilities and rank equally with the most senior preferred stock which it may issue and with any guarantee which it may issue in respect of any preferred stock of any of its affiliates.

    LIQUIDATION RIGHTS

    If the Trust liquidates, after satisfying any claims of the Trust's creditors, the holders of the CRESTS will receive a liquidation amount of $50 per CRESTS (plus accumulated and unpaid distributions to the date of payment), which may be in the form of a distribution of such amount in Convertible Debentures.

    SPECIAL EVENT DISTRIBUTION OF THE CONVERTIBLE DEBENTURES

    Upon the occurrence of a special event such as a change in laws or regulations or a change in the interpretation or application of laws or regulations relating to the Trust's tax status or status under the Investment Company Act of 1940, the Trust may be dissolved and the Convertible Debentures distributed to the holders of the CRESTS.

THE NEW SENIOR CREDIT FACILITY

    GENERAL

    Concurrently with the closing of the offering of the Old Notes, Lodgian Financing entered into a credit agreement establishing $315.0 million in a secured credit facility (the "Credit Facility"). The Credit Facility is composed of a $25.0 million delayed draw term loan facility ("Tranche A"), a $240.0 million term loan facility ("Tranche B") and a $50.0 million revolving credit facility (the "Revolver"). At the closing of the offering, approximately $107.5 million of Tranche B was drawn. We will draw $132.5 million of Tranche B on September 13, 1999 to repay the Nomura Impac I mortgage notes. The Tranche A facility is available to be drawn during a 15-month period following the closing date and can be utilized only to finance, in part, hotel development and repositioning projects and to pay fees and expenses incurred in connection with the Credit Facility. The Revolver is available to meet working capital requirements, for hotel development and repositioning projects and for general corporate purposes.

    INTEREST

    The Credit Facility bears interest and an applicable margin in excess of base or LIBOR rates. The applicable margin is based on our senior secured debt rating and range from 3.5% to 4.25% for Tranche A

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and Tranche B LIBOR-based loans, 2.25% to 3.0% for Tranche A and Tranche B base rate loans, 3.25% to 4.00% for Revolver LIBOR-based loans or 2.0% to 2.75% for Revolver base rate loans.

    SECURITY AND GUARANTEES

    The Credit Facility is secured by mortgages on the hotels owned through Lodgian Financing, and a pledge of the capital stock of Lodgian Financing and its subsidiaries, and limited guarantees from certain subsidiaries of Lodgian other than Lodgian Financing. In addition, Lodgian will guarantee the Credit Facility upon expiration of Lodgian's guarantees under the Nomura II Loan described under "Description of Certain Indebtedness and Preferred Stock--Nomura Asset Capital Corporation Loans--Nomura II-- Guarantees."

    TERM

    The final maturity of the Tranche A and Tranche B loans is the earlier of
(i) seven years after the closing date or (ii) the final maturity of the Banc One Loans as extended whether through amendment or refinancing. The final maturity of the Revolver is April 15, 2004.

    CERTAIN COVENANTS

    The Credit Facility limits the amount of our senior debt and provide for minimum fixed charge coverage and interest coverage ratios. In addition, the Credit Facility restricts

    - liens (other than liens securing the Credit Facilities);

    - debt (other than the issuance of up to $100 million of subordinated debt (in addition to the Notes) on terms and conditions reasonably satisfactory to the lenders), guarantees or other contingent obligations (including, without limitation, the subordination of all intercompany indebtedness on terms satisfactory to the lenders);

    - lease obligations;

    - mergers and consolidations;

    - sales, transfers and other dispositions of assets (other than sales of inventory in the ordinary course of business);

    - loans, acquisitions, joint ventures and other investments;

    - dividends and other distributions to stockholders (including, without limitation, the Convertible Debentures);

    - creating new subsidiaries;

    - becoming a general partner in any partnership;

    - repurchasing shares of capital stock;

    - prepaying, redeeming or repurchasing debt;

    - capital expenditures;

    - granting negative pledges;

    - changing the nature of our business;

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    - amending organizational documents, or amending or otherwise modifying any debt, any related document or any other material agreement; and

    - changing accounting policies or reporting practices, in each case, with such exceptions as may be agreed upon in the loan documentation.

    EVENTS OF DEFAULT

    Events of default under the Credit Facility include:

    - failure to pay principal when due or to pay interest or other amounts within three business days after the same becomes due;

    - any representation or warranty proving to have been materially incorrect when made or confirmed;

    - failure to perform or observe convenants set forth in the Credit Facility within a specified period of time, where customary and appropriate, after notice or knowledge of such failure;

    - cross-defaults to other indebtedness in an amount to be agreed in the Credit Facility;

    - bankruptcy and insolvency defaults (with grace period for involuntary proceedings);

    - monetary judgment defaults and nonmonetary judgment defaults that could reasonably be expected to have a material adverse effect as defined in the Credit Facility.

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                            DESCRIPTION OF THE NOTES

    Lodgian Financing Corp. issued the Old Notes, and will issue the Exchange Notes (together with the Old Notes, the "Notes") under an Indenture, dated as of July 23, 1999, among Lodgian Financing Corp., as issuer, Lodgian, Inc. and the Initial Subsidiary Guarantors, as guarantors, and Bankers Trust Company (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939.

    The following is a summary of the material provisions of the Indenture but does not restate the Indenture in its entirety. You can find the definitions of certain capitalized terms used in the following summary under the subheading "--Definitions." We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes. A copy of the Indenture is available upon request from Lodgian Financing Corp. For purposes of this "Description of the Notes," the term "Lodgian" means Lodgian, Inc. and its successors under the Indenture and the term "Lodgian Financing Corp." means Lodgian Financing Corp. and its successors under the Indenture, in each case excluding its subsidiaries.

GENERAL

    The Notes are unsecured senior subordinated obligations of Lodgian Financing Corp., initially limited to $200.0 million aggregate principal amount. The Notes will mature on July 15, 2009. Subject to the covenants described below under "--Covenants" and applicable law, Lodgian Financing Corp. may issue additional Notes ("Additional Notes") under the Indenture. The Notes offered hereby and any Additional Notes subsequently issued would be treated as a single class for all purposes under the Indenture.

    Each Note will initially bear interest at 12 1/4% per annum from the Closing Date or from the most recent Interest Payment Date to which interest has been paid. Interest on the Notes will be payable semiannually on January 15 and July 15 of each year, commencing January 15, 2000. Interest will be paid to Holders of record at the close of business on the January 1 or July 1 immediately preceding the Interest Payment Date. Interest is computed on the basis of a 360-day year of twelve 30-day months on a U.S. corporate bond basis.

    If by the date that is six months after the Closing Date, Lodgian Financing Corp. has not consummated a registered exchange offer for the Notes or caused a shelf registration statement with respect to resales of the Notes to be declared effective, the annual interest rate on the Notes will increase by .5%, and if an exchange offer is not consummated or a shelf registration statement is not declared effective on the date that is nine months after the Closing Date, the annual interest rate on the Notes will increase by an additional .5%, until the consummation of a registered exchange offer or the effectiveness of a shelf registration statement. See "--Registration Rights."

    The Notes may be exchanged or transferred at the office or agency of Lodgian Financing Corp. in the Borough of Manhattan, the City of New York. Initially, the corporate trust office of the Trustee at 4 Albany Street, 4th Floor, New York, NY 10004 will serve as such office. If you give Lodgian Financing Corp. wire transfer instructions, Lodgian Financing Corp. will pay all principal, premium and interest on your Notes in accordance with your instructions. If you do not give Lodgian Financing Corp. wire transfer instructions, payments of principal, premium and interest will be made at the office or agency of the paying agent which will initially be the Trustee, unless Lodgian Financing Corp. elects to make interest payments by check mailed to the Holders.

    The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 of principal amount and multiples of $1,000. See "--Book-Entry; Delivery and Form." No service charge will be made for any registration of transfer or exchange of Notes, but Lodgian Financing Corp. may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

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OPTIONAL REDEMPTION

    Lodgian Financing Corp. may redeem the Notes at any time on or after July 15, 2004. The Redemption Price for the Notes (expressed in percentages of principal amount), plus accrued interest to the Redemption Date, if redeemed during the 12-month period commencing July 15, of the years set forth below will be as follows:

YEAR                                                                          REDEMPTION PRICE
----------------------------------------------------------------------------  ----------------
2004........................................................................        106.125%
2005........................................................................        104.083%
2006........................................................................        102.042%
2007 and thereafter.........................................................        100.000%

    In addition, at any time prior to July 15, 2002, Lodgian Financing Corp. may redeem up to 35% of the principal amount of the Notes with the Net Cash Proceeds of one or more sales of Capital Stock (other than Disqualified Stock) of Lodgian or Lodgian Financing Corp. at a Redemption Price (expressed as a percentage of principal amount) of 112.250%, plus accrued interest to the Redemption Date; PROVIDED that at least 65% of the aggregate principal amount of Notes originally issued on the Closing Date remains outstanding after each such redemption and notice of any such redemption is mailed within 60 days of each such sale of Capital Stock.

    Lodgian Financing Corp. will give not less than 30 days' nor more than 60 days' notice of any redemption. If less than all of the Notes are to be redeemed, selection of the Notes for redemption will be made by the Trustee:

    - in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or

    - if the Notes are not listed on a national securities exchange, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

However, no Note of $1,000 in principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount to be redeemed. A new Note in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note.

RANKING

    SUMMARY

    The Notes are senior subordinated Indebtedness of Lodgian Financing Corp. This means that the payment of the principal, premium and interest on the Notes is subordinated to the prior payment in full of all existing and future Senior Indebtedness of Lodgian Financing Corp. See "Risk Factors--Subordination of the Notes and Notes Guarantees; Asset Encumbrances--Existence of Senior Debt Could Limit the Ability of Lodgian Financing and the Guarantors to Fulfill Their Obligations Under the Notes and the Note Guarantees." However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "--Defeasance" below, will not be subordinated to any Senior Indebtedness or subject to the restrictions described below.

    The Note Guarantees are senior subordinated Indebtedness of Lodgian and the Initial Subsidiary Guarantors. The Indebtedness evidenced by the Note Guarantees is subordinated on the same basis to Senior Indebtedness of Lodgian and the Initial Subsidiary Guarantors as the Notes are subordinated to Senior Indebtedness of Lodgian Financing Corp. However, until Lodgian repays the Impac I Debt in September 1999, the Note Guarantee of Lodgian, Inc. will be junior solely to the guarantees under the Impac loans and the Credit Agreement.

    Assuming the offering of the Notes, the borrowings under the new credit facility and the application of the proceeds as described in "Use of Proceeds" had occurred on March 31, 1999, Lodgian and Lodgian

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Financing Corp. and the Initial Subsidiary Guarantors would have had $887.0 million of consolidated Indebtedness, of which $376.0 million would have been Senior Indebtedness (which includes $136.0 million of Guarantees of Indebtedness of subsidiaries that are not guaranteeing the Notes) and Lodgian's subsidiaries other than the Initial Subsidiary Guarantors would have had $447.0 million of Indebtedness which would have been effectively senior to the Notes.

    By reason of the subordination provisions described below, in the event of liquidation or insolvency, creditors of Lodgian Financing Corp. who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than Holders of the Notes.

    TERMS OF SUBORDINATION

    Except with respect to the money, securities or proceeds held under any defeasance trust established in accordance with the Indenture, upon any payment or distribution of assets or securities of Lodgian Financing Corp. of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of Lodgian Financing Corp., whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full, in cash or cash equivalents, before the Holders of the Notes or the Trustee on behalf of the Holders of the Notes shall be entitled to receive (1) any payment by, or on behalf of, Lodgian Financing Corp. on account of Senior Subordinated Obligations or (2) any payment to acquire any of the Notes for cash, property or securities, or (3) any distribution with respect to the Notes of any cash, property or securities.

    Before any payment may be made by, or on behalf of, Lodgian Financing Corp. on any Senior Subordinated Obligations (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the Indenture), upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities of Lodgian Financing Corp. of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee on behalf of the Holders of the Notes would be entitled, but for the subordination provisions of the Indenture, shall be made by Lodgian Financing Corp. or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution or by the Holders of the Notes or the Trustee if received by them or it, directly to the holders of the Senior Indebtedness (proportionately to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to any trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

    The words "cash, property or securities" do not include securities of Lodgian Financing Corp. or any other corporation provided for by a plan of reorganization or readjustment that are subordinated, at least to the extent that the Notes are subordinated, to the payment of all Senior Indebtedness then outstanding; PROVIDED that:

        (1) this does not to cause the Notes to be treated in any case or proceeding or similar event described above as part of the same class of claims as the Senior Indebtedness or any class of claims PARI PASSU with, or senior to, the Senior Indebtedness for any payment or distribution,

        (2) if a new corporation results from such reorganization or readjustment, such corporation assumes the Senior Indebtedness and

        (3) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

    No direct or indirect payment by or on behalf of Lodgian Financing Corp. of Senior Subordinated Obligations (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the Indenture), whether pursuant to the terms of the Notes or upon acceleration or

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otherwise shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Senior Indebtedness of Lodgian Financing Corp. and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness. In addition, during the continuance of any other event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, upon receipt by the Trustee of written notice from the trustee or other representative for the holders of such Designated Senior Indebtedness (or the holders of at least a majority in principal amount of such Designated Senior Indebtedness then outstanding), no payment of Senior Subordinated Obligations (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the Indenture) may be made by or on behalf of Lodgian Financing Corp. upon or in respect of the Notes for a period (a "Payment Blockage Period") commencing on the date of receipt of such notice and ending 179 days thereafter (unless, in each case, such Payment Blockage Period shall be terminated by written notice to the Trustee from such trustee of, or other representatives for, such holders or by payment in full, in cash or cash equivalents, of such Designated Senior Indebtedness or such event of default has been cured or waived). Not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days. Notwithstanding anything in the Indenture to the contrary, there must be 180 consecutive days in any 360-day period in which no Payment Blockage Period is in effect. No event of default (other than an event of default pursuant to the financial maintenance covenants under the Credit Agreement) that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the representative for, or the holders of, such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

    To the extent any payment of Senior Indebtedness (whether by or on behalf of Lodgian Financing Corp., as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

GUARANTEES

    Payment of the principal of, premium, if any, and interest on the Notes is Guaranteed, jointly and severally, on an unsecured senior subordinated basis by Lodgian and the Initial Subsidiary Guarantors. However, until Lodgian repays the Impac I Debt in September 1999, the Note Guarantee of Lodgian, Inc. will be junior solely to the guantees under the Impac loans and the Credit Agreement. In addition, if any Restricted Subsidiary that is not a Subsidiary Guarantor Guarantees any Indebtedness of Lodgian or any Restricted Subsidiary (other than a Foreign Subsidiary), Lodgian will cause such Restricted Subsidiary to Guarantee Lodgian Financing Corp.'s obligations under the Notes; provided that the Restricted Subsidiaries of Lodgian Financing Corp. existing on the Closing Date may guarantee Lodgian Financing

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Corp.'s obligations under the Credit Agreement. See "--Covenants--Limitation on
Issuances of Guarantees by Restricted Subsidiaries."

    Payments under any Note Guarantee will be subordinated in right of payment to all existing and future Senior Indebtedness of the Guarantor to the same extent as the Notes are subordinated to Senior Indebtedness of Lodgian Financing Corp.

    The obligations of each Guarantor under its Note Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable Federal or state laws. Each Guarantor that makes a payment or distribution under its Note Guarantee will be entitled to contribution from any other Guarantor.

    The Note Guarantee issued by any Subsidiary Guarantor will be automatically and unconditionally released and discharged upon (1) any sale, exchange or transfer to any Person (other than an Affiliate of the Company) of all of the Capital Stock of such Subsidiary Guarantor or (2) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary, in each case in compliance with the terms of the Indenture.

SINKING FUND

    There will be no sinking fund payments for the Notes.

REGISTRATION RIGHTS

    The following is a summary of the material provisions of the Registration Rights Agreement. You should read the proposed form of the Registration Rights Agreement. A copy of the proposed form of Registration Rights Agreement is available from Lodgian Financing Corp. upon request.

    Lodgian Financing Corp. and each Guarantor have agreed with the placement agents, for the benefit of the Holders, that they will use their best efforts, at their cost, to file and cause to become effective a registration statement with respect to a registered offer (the "Exchange Offer") to exchange the Notes for an issue of senior subordinated notes of Lodgian Financing Corp. (the "Exchange Notes"), guaranteed by the Guarantors, with terms identical to the Notes (except that the Exchange Notes will not bear legends restricting transfer).

    The Exchange Offer will remain open for not less than 20 business days from when we mail notice of the Exchange Offer to Holders. For each Note surrendered to Lodgian Financing Corp. under the Exchange Offer, the Holder will receive an Exchange Note of equal principal amount. Interest on each Exchange Note shall accrue from the last Interest Payment Date on which interest was paid on the Notes so surrendered or, if no interest has been paid on such Notes, from the Closing Date. If Lodgian Financing Corp. effects the Exchange Offer, Lodgian Financing Corp. will be entitled to close the Exchange Offer 20 business days after the commencement thereof, PROVIDED that it has accepted all Notes validly surrendered in accordance with the terms of the Exchange Offer. Notes not tendered in the Exchange Offer will bear interest at the rate set forth on the cover page of this memorandum and be subject to all of the terms and conditions specified in the Indenture and to the transfer restrictions described in "Transfer Restrictions."

    In the event that applicable interpretations of the staff of the Securities and Exchange Commission do not permit us to effect the Exchange Offer, or under other specified circumstances, we will, at our cost, use our best efforts to cause to become effective a shelf registration statement (the "Shelf Registration Statement") with respect to resales of the Notes. Lodgian Financing Corp. and the Guarantors will use their best efforts to keep such Shelf Registration Statement effective until the expiration of the time period referred to in Rule 144(k) under the Securities Act after the Closing Date, or such shorter period that will terminate when all Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. Lodgian Financing Corp. and the Guarantors will, in the event of such a shelf registration, provide to each Holder copies of the prospectus, notify each Holder when the Shelf Registration Statement for the Notes has become effective and take certain other actions as are required to permit resales of the Notes. A Holder that sells its Notes pursuant to the Shelf Registration Statement generally (1) will be required to be named as a selling security holder in the related prospectus and to

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deliver a prospectus to purchasers, (2) will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and
(3) will be bound by the provisions of the Registration Rights Agreement that are applicable to such a Holder (including certain indemnification obligations).

    In the event that the Exchange Offer is not consummated and a Shelf Registration Statement is not declared effective on or prior to the date that is six months after the Closing Date, the annual interest rate borne by the Notes will be increased by .5% over the rate shown on the cover page of the memorandum and if the Exchange Offer is not consummated or the Shelf Registration Statement is not declared effective on or prior to the date that is nine months after the Closing Date, the annual interest rate borne by the Notes shall be increased by an additional .5%. Once the Exchange Offer is consummated or a Shelf Registration Statement is declared effective, the annual interest rate borne by the Notes shall be changed to again be the rate shown on the cover page of this memorandum.

COVENANTS

    OVERVIEW

    In the Indenture, Lodgian has agreed to certain covenants that limit its and its Restricted Subsidiaries' ability, among other things, to:

    - incur additional debt;

    - pay dividends, pay interest on the Convertible Debentures, acquire shares of capital stock, make payments on subordinated debt or make investments;

    - place limitations on distributions from Restricted Subsidiaries;

    - issue or sell capital stock of Restricted Subsidiaries;

    - issue guarantees;

    - sell or exchange assets;

    - enter into transactions with shareholders and affiliates;

    - create liens; and

    - effect mergers.

    In addition, if a Change of Control occurs, each Holder of Notes will have the right to require Lodgian Financing Corp. to repurchase all or a part of the Holder's Notes at a price equal to 101% of their principal amount, plus any accrued interest to the date of repurchase.

    LIMITATION ON INDEBTEDNESS

    (a) Lodgian will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes, the Note Guarantees and other Indebtedness existing on the Closing Date); PROVIDED that Lodgian, Lodgian Financing Corp. or any Subsidiary Guarantor may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio would be greater than (x) 1.85:1, for Indebtedness Incurred based on any four fiscal quarters ended no later than September 30, 1999 and (y) for Indebtedness Incurred based on any four fiscal quarters ended after September 30, 1999, (I) 2.0:1, for Indebtedness Incurred on or before June 30, 2001, (II) 2.25:1 for Indebtedness Incurred after June 30, 2001 and on or before December 31, 2002 and (III) 2.5:1 for Indebtedness Incurred after December 31, 2002.

    Notwithstanding the foregoing, Lodgian and Lodgian Financing Corp. and, as specified below, any other Restricted Subsidiary may Incur each and all of the following:

        (1) Indebtedness outstanding under the Credit Agreement in an aggregate principal amount (together with refinancings thereof) at any time not to exceed $300 million minus the amount of Impac I Debt then outstanding and the amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant;

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        (2)  Indebtedness owed (A) to Lodgian, Lodgian Financing Corp. or any
    Subsidiary Guarantor evidenced by a promissory note or (B) to any other Restricted Subsidiary; PROVIDED that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to Lodgian or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2);

        (3) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness outstanding under clause (2) or (9) or the Convertible Debentures and CRESTS) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); PROVIDED that

           (a) Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is PARI PASSU with, or subordinated in right of payment to, the Notes or a Note Guarantee shall only be permitted under this clause (3) if (x) in case the Notes are refinanced in part or the Indebtedness to be refinanced is PARI PASSU with the Notes or a Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made PARI PASSU with, or subordinate in right of payment to, the remaining Notes or the Note Guarantee, or (y) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes or a Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes or the Note Guarantee at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes or the Note Guarantee,

           (b) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded, and

           (c) such new Indebtedness is Incurred by Lodgian Financing Corp. or a Guarantor or by the Restricted Subsidiary who is the obligor on the Indebtedness to be refinanced or refunded;

        (4) Indebtedness of Lodgian or Lodgian Financing Corp., to the extent the net proceeds thereof are promptly (a) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control or (b) deposited to defease the Notes as described under "Defeasance";

        (5) Guarantees of the Notes and Guarantees of Indebtedness of Lodgian, Lodgian Financing Corp. or any Subsidiary Guarantor by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by and made in accordance with the "Limitation on Issuance of Guarantees by Restricted Subsidiaries" covenant;

        (6) Indebtedness of any Restricted Subsidiary in an aggregate principal amount outstanding at any time (together with refinancings thereof) not to exceed $18 million, less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant;

        (7) Purchase Money Indebtedness of Lodgian, Lodgian Financing Corp. or any Subsidiary Guarantor in an aggregate amount outstanding at any time (together with refinancings thereof) not to exceed $10 million;

        (8) Indebtedness of Lodgian or Lodgian Financing Corp. issued in exchange for, or the net proceeds of which are used to repurchase the Convertible Debentures and CRESTS; provided that either

           (a) after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, (x) the Fixed Charge Coverage Ratio would be greater than 2.0:1 and (y) Lodgian or Lodgian Financing Corp. could Incur at least $1.00 of Indebtedness under the first

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       paragraph of this "Limitation on Indebtedness" covenant; PROVIDED,
       HOWEVER, that such Indebtedness (1) is expressly made subordinate in right of payment to the Notes or Lodgian's Note Guarantee, as the case may be, at least to the extent that the Convertible Debentures are subordinated to Lodgian's Note Guarantee on the Closing Date and (2) does not mature prior to the Stated Maturity of the Convertible Debentures, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Convertible Debentures, determined as of the date of Incurrence of such Indebtedness; or

           (b) such Indebtedness (w) is expressly made subordinate in right of payment to the Notes or Lodgian's Note Guarantee, as the case may be, at least to the extent that the Convertible Debentures are subordinated to Lodgian's Note Guarantee on the Closing Date, (x) does not mature prior to the Stated Maturity of the Convertible Debentures and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Convertible Debentures, determined as of the date of the Incurrence of such Indebtedness, (y) permits interest on such Indebtedness to be deferred on terms at least as favorable to the Holders as the Convertible Debentures and (z) on a pro forma basis does not cause the Fixed Charge Coverage Ratio to be less than the Fixed Charge Coverage Ratio prior to the exchange or repurchase, assuming that the interest on the Convertible Debentures constituted Consolidated Interest Expense;

        (9) performance or completion guarantees arising in the ordinary course of business in an aggregate amount outstanding at any time not to exceed 5% of Adjusted Consolidated Net Tangible Assets (determined as of the last day of the last fiscal quarter preceding the date of such guarantee for which reports have been filed with the SEC or provided to the Trustee); and

        (10) Indebtedness of Lodgian, Lodgian Financing Corp. or any Subsidiary Guarantor (in addition to Indebtedness permitted under clauses (1) through (9) above) in an aggregate principal amount outstanding at any time (together with refinancings thereof) not to exceed $10 million, less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant.

    (b) Notwithstanding any other provision of this "Limitation on Indebtedness" covenant, the maximum amount of Indebtedness that may be Incurred pursuant to this "Limitation on Indebtedness" covenant will not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

    (c) For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant, (x) Indebtedness Incurred under the Credit Agreement on or prior to the Closing Date shall be treated as Incurred pursuant to clause (1) of the second paragraph of clause (a) of this "Limitation on Indebtedness" covenant, (y) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (z) any Liens granted pursuant to the equal and ratable provisions referred to in the "Limitation on Liens" covenant shall not be treated as Indebtedness. For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above (other than Indebtedness referred to in clause (x) of the preceding sentence), including under the first paragraph of part (a), Lodgian, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness.

    (d) Notwithstanding the foregoing, neither Lodgian nor any Restricted Subsidiary will issue any Indebtedness in exchange for, or the net proceeds of which will be used to, refinance or refund the Convertible Debentures or the CRESTS unless (x) such Indebtedness is expressly made subordinate in right of payment to Lodgian's Note Guarantees or the Note Guarantee at least to the extent as the Convertible Debentures are subordinated to Lodgian's Note Guarantee and (y) such new Indebtedness, determined as of the date of Incurrence of such Indebtedness, does not mature prior to the Stated

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Maturity of the Convertible Debentures, and the Average Life of such new
Indebtedness is at least equal to the remaining Average Life of the Convertible Debentures.

    LIMITATION ON SENIOR SUBORDINATED INDEBTEDNESS

    Lodgian will not, and will not permit Lodgian Financing Corp. or any Subsidiary Guarantor to, Incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is PARI PASSU with, or subordinated in right of payment to, the Notes or any Note Guarantee; PROVIDED that the foregoing limitation shall not apply to distinctions between categories of Senior Indebtedness that exist by reason of any Liens or Guarantees arising or created in respect of some but not all such Senior Indebtedness.

    LIMITATION ON RESTRICTED PAYMENTS

    Lodgian will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock) held by Persons other than Lodgian or any of its Restricted Subsidiaries or make any payment on the Convertible Debentures or the CRESTS (including payments pursuant to the Lodgian Capital Trust Guarantee), (2) purchase, call for redemption or redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) Lodgian, Lodgian Financing Corp., Lodgian Capital Trust or any Subsidiary Guarantor (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (B) a Restricted Subsidiary other than Lodgian Financing Corp. or a Subsidiary Guarantor (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of Lodgian (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of Lodgian, (3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of Lodgian Financing Corp. that is subordinated in right of payment to the Notes or any Indebtedness of Lodgian or a Subsidiary Guarantor that is subordinated in right of payment to a Note Guarantee or (4) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (1) through (4) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment:

        (A) a Default or Event of Default shall have occurred and be continuing,

        (B) Lodgian could not Incur at least $1.00 of Indebtedness under the first paragraph of part (a) of the "Limitation on Indebtedness" covenant or

        (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after April 1, 1999 shall exceed the sum of:

           (1) the excess of (x) 100% of the aggregate amount of Consolidated EBITDA accrued on a cumulative basis during the period (taken as one accounting period) beginning on April 1, 1999 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the Trustee over (y)
       2.0 times the aggregate amount of Consolidated Interest Expense accrued on a cumulative basis during the period (taken as one accounting period) beginning on April 1, 1999 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the Trustee PLUS

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           (2)  the aggregate Net Cash Proceeds received by Lodgian after the
       Closing Date from the issuance and sale permitted by the Indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of Lodgian, including an issuance or sale permitted by the Indenture of Indebtedness of Lodgian or any Restricted Subsidiary for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of Lodgian, or from the issuance to a Person who is not a Subsidiary of Lodgian of any options, warrants or other rights to acquire Capital Stock of Lodgian (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes) PLUS

           (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to Lodgian or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), from the release of any Guarantee or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by Lodgian or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

    The foregoing provision shall not be violated by reason of:

        (1) the payment of any dividend or redemption of any Capital Stock within 60 days after the related date of declaration or call for redemption if, at said date of declaration or call for redemption, such payment or redemption would comply with the preceding paragraph;

        (2) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes or any Note Guarantee including premium, if any, and accrued interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (3) of the second paragraph of part (a) of the "Limitation on Indebtedness" covenant;

        (3) the repurchase, redemption or other acquisition of Capital Stock of Lodgian, Lodgian Financing Corp., Lodgian Capital Trust or a Subsidiary Guarantor (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of Lodgian or Lodgian Financing Corp. (or options, warrants or other rights to acquire such Capital Stock; PROVIDED that such options, warrants or other rights are not redeemable prior to the Stated Maturity of the Notes);

        (4) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness which is subordinated in right of payment to the Notes or any Note Guarantee in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of Lodgian or Lodgian Financing Corp. (or options, warrants or other rights to acquire such Capital Stock; PROVIDED that such options, warrants or other rights are not redeemable prior to the Stated Maturity of the Notes);

        (5) payments or distributions, to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of Lodgian;

        (6) Investments acquired in exchange for, or out of the proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of Lodgian;

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        (7)  the declaration or payment of dividends on Capital Stock (other than Disqualified Stock) of Lodgian in an aggregate annual amount not to exceed 6% of the Net Cash Proceeds received by Lodgian after the Closing Date from the sale of such Capital Stock;

        (8) the payment of interest or liquidated damages on the Convertible Debentures or the declaration or payment of dividends or liquidated damages on the CRESTS; PROVIDED that the time of any such payment, Lodgian could not defer any such payment;

        (9) any purchase of any fractional shares of Common Stock in connection with the conversion of the Convertible Debentures or CRESTS;

        (10) Investments in any Person the primary business of which is related, ancillary or complementary to the business of Lodgian and its Restricted Subsidiaries on the date of such Investment; PROVIDED that the aggregate amount of such Investments under this clause (10) does not exceed
    (a) 10% of Adjusted Consolidated Net Tangible Assets (determined as of the last day of the last fiscal quarter preceding the date of such Investment for which reports have been filed with the SEC or provided to the Trustee), plus (b) the net reduction in Investments made pursuant to this clause (10) resulting from distributions on or repayments of such Investments, including payments of interest on Indebtedness, dividends, repayments of loans or advances, or other distributions or other transfers of assets, in each case to Lodgian or any Restricted Subsidiary, or from the Net Cash Proceeds from the sale or other disposition of any such Investment (except, in each case, to the extent of any gain on such sale or disposition that would be included in the calculation of Adjusted Consolidated Net Income), from the release of any Guarantee or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"); PROVIDED that the net reduction in any such Investments shall not exceed the amount of such Investments in such Person;

        (11) the repurchase or other acquisition of Convertible Debentures and CRESTS with the proceeds of, or in exchange for, Indebtedness Incurred under clause (8) of the "Limitation on Indebtedness" covenant or Preferred Stock of a Restricted Subsidiary issued under clause (5) of the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant; or

        (12) other Restricted Payments in an aggregate amount not to exceed $10 million;

PROVIDED that, except in the case of clauses (1) and (3), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

    Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (2) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (4) thereof, an Investment acquired in exchange for Capital Stock referred to in clause (6) thereof and the repurchase or other acquisition of Convertible Debentures and CRESTS referred to clause (11) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (3), (4) and
(6), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of Lodgian are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is PARI PASSU with the Notes or any Note Guarantee, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness. For purposes of determining compliance with this "Limitation on Restricted Payments" covenant, in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, including the first paragraph of this "Limitation on Restricted Payments" covenant, Lodgian, in its sole discretion, may order and classify, and from time to time may reclassify, such

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Restricted Payment if it would have been permitted at the time such Restricted
Payment was made and at the time of such reclassification.

    LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED
     SUBSIDIARIES

    Lodgian will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by Lodgian or any other Restricted Subsidiary, (2) pay any Indebtedness owed to Lodgian or any other Restricted Subsidiary, (3) make loans or advances to Lodgian or any other Restricted Subsidiary or (4) transfer any of its property or assets to Lodgian or any other Restricted Subsidiary.

    The foregoing provisions shall not restrict any encumbrances or restrictions:

        (1) existing on the Closing Date in the Credit Agreement, the Indenture or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; PROVIDED that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

        (2)  existing under or by reason of applicable law;

        (3) with respect to any Person or the property or assets of such Person acquired by Lodgian or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

        (4) in the case of clause (4) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Lodgian or any Restricted Subsidiary not otherwise prohibited by the Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Lodgian or any Restricted Subsidiary in any manner material to Lodgian or any Restricted Subsidiary;

        (5) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

        (6) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:

           (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement,

           (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by Lodgian in good faith) and

           (C) Lodgian determines that any such encumbrance or restriction will not materially affect Lodgian Financing Corp.'s ability to make principal or interest payments on the Notes; or

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        (7)  relating to a Subsidiary Guarantor and contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:

           (A) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by Lodgian in good faith) and

           (B) Lodgian determines that any such encumbrance or restriction will not materially affect Lodgian Financing Corp.'s ability to make principal or interest payments on the Notes.

Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent Lodgian or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of Lodgian or any of its Restricted Subsidiaries that secure Indebtedness of Lodgian or any of its Restricted Subsidiaries.

    LIMITATION ON THE ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED
     SUBSIDIARIES

    Lodgian will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

        (1)  to Lodgian or a Wholly Owned Restricted Subsidiary;

        (2) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law;

        (3) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of such issuance or sale;

        (4) sales of Common Stock (including options, warrants or other rights to purchase shares of such Common Stock) of a Restricted Subsidiary by Lodgian or a Restricted Subsidiary, PROVIDED that Lodgian or such Restricted Subsidiary applies the Net Cash Proceeds of any such sale in accordance with clause (A) or (B) of the "Limitation on Asset Sales" covenant described below; or

        (5) sales of Preferred Stock of a Restricted Subsidiary whose sole assets consist of Indebtedness of Lodgian or Lodgian Financing Corp., in exchange for or the proceeds of which are used to repurchase the Convertible Debentures and CRESTS, PROVIDED such Indebtedness (a) is expressly made subordinate in right of payment to the Notes or Lodgian's Note Guarantee, as the case may be, at least to the extent that the Convertible Debentures are subordinated to Lodgian's Note Guarantee on the Closing Date, (b) does not mature prior to the Stated Maturity of the Convertible Debentures and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Convertible Debentures, (c) on a pro forma basis does not cause the Fixed Charge Coverage Ratio to be less than the Fixed Charge Coverage Ratio prior to such sale, assuming the interest on such Indebtedness and the Convertible Debentures constituted Consolidated Interest Expense and (d) permits interest on such Indebtedness to be deferred on terms at least as favorable to the Holders as the Convertible Debentures.

    LIMITATION ON ISSUANCES OF GUARANTEES BY RESTRICTED SUBSIDIARIES

    Lodgian will not permit any Restricted Subsidiary which is not a Subsidiary Guarantor, directly or indirectly, to Guarantee any Indebtedness of Lodgian, Lodgian Financing Corp. or any other Restricted Subsidiary (other than a Foreign Subsidiary), unless (1) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee (a "Subsidiary

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Guarantee") of payment of the Notes by such Restricted Subsidiary and (2) such
Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against Lodgian or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; PROVIDED that this covenant shall not apply to any Guarantee existing on the Closing Date of Lodgian Finance Corp.'s obligations under the Credit Agreement by a Restricted Subsidiary. The Subsidiary Guarantee may be subordinated to the Senior Indebtedness of the Subsidiary Guarantor to the same extent as the Notes are subordinated to the Senior Indebtedness of Lodgian Financing Corp.

    Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (x) any sale, exchange or transfer, to any Person not an Affiliate of Lodgian, of all of Lodgian's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or (y) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

    LIMITATION ON TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES

    Lodgian will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of Lodgian or with any Affiliate of Lodgian or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to Lodgian or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

    The foregoing limitation does not limit, and shall not apply to:

        (1) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which Lodgian or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking, accounting, valuation or appraisal firm stating that the transaction is fair to Lodgian or such Restricted Subsidiary from a financial point of view;

        (2) any transaction solely between Lodgian and any of its Wholly Owned Restricted Subsidiaries or solely among Wholly Owned Restricted Subsidiaries;

        (3) the payment of reasonable and customary regular fees to directors of Lodgian who are not employees of Lodgian and indemnification arrangements entered into by Lodgian in the ordinary course of business and consistent with past practices of Lodgian;

        (4) any payments or other transactions pursuant to any tax-sharing agreement between Lodgian and any other Person with which Lodgian files a consolidated tax return or with which Lodgian is part of a consolidated group for tax purposes;

        (5) any sale of shares of Capital Stock (other than Disqualified Stock) of Lodgian or Lodgian Financing Corp.;

        (6) development, management and administrative services and performance and completion guarantees provided in the ordinary course of business by Lodgian or any Restricted Subsidiary to any Person in which Lodgian or any Restricted Subsidiary has an Investment; or

        (7) any Permitted Investments or any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant.

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Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this "Limitation on Transactions with Shareholders and Affiliates" covenant and not covered by clauses (2) through (7) of this paragraph, (a) the aggregate amount of which exceeds $1 million in value, must be approved or determined to be fair in the manner provided for in clause (1)(A) or (B) above and (b) the aggregate amount of which exceeds $5 million in value, must be determined to be fair in the manner provided for in clause (1)(B) above.

    LIMITATION ON LIENS

    Lodgian will not, and will not permit Lodgian Financing Corp. or any Subsidiary Guarantor to, Incur any Indebtedness secured by a Lien ("Secured Indebtedness") which is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Notes or the Note Guarantee equally and ratably with (or, if the Secured Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees, prior to) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

    The foregoing limitation does not apply to:

        (1) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; PROVIDED that such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with the "Limitation on Indebtedness" covenant, to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property;

        (2) any interest or title of a lessor in the property subject to any Capitalized Lease;

        (3) Liens on shares of Capital Stock of any Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary; and

        (4) Liens on cash set aside at the time of the Incurrence of any Indebtedness, or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangements to be applied for such purpose.

    LIMITATION ON ASSET SALES

    Lodgian will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (1) the consideration received by Lodgian or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (2) at least 75% of the consideration received consists of (a) cash or Temporary Cash Investments, (b) the assumption of Indebtedness of Lodgian or any Restricted Subsidiary (other than Indebtedness to Lodgian or any Restricted Subsidiary), PROVIDED that Lodgian or such Restricted Subsidiary is irrevocably and unconditionally released from all liability under such Indebtedness or (c) Replacement Assets.

    In the event and to the extent that the Net Cash Proceeds received by Lodgian or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of Lodgian and its Subsidiaries has been filed with the SEC or provided to the Trustee), then Lodgian shall or shall cause the relevant Restricted Subsidiary to:

        (1) within twelve months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets,

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           (A)  apply an amount equal to such excess Net Cash Proceeds to permanently repay Senior Indebtedness of Lodgian, Lodgian Financing Corp. or of any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than Lodgian or any of its Restricted Subsidiaries, or

           (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in Replacement Assets, and

        (2) apply (no later than the end of the 12-month period referred to in clause (1)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraph of this "Limitation on Asset Sales" covenant.

The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (1) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

    If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $5 million, Lodgian Financing Corp. must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders (and if required by the terms of any Indebtedness that is PARI PASSU with the Notes ("Pari Passu Indebtedness"), from the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate principal amount of Notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount thereof, plus, in each case, accrued interest (if any) to the Payment Date.

REPURCHASE OF NOTES UPON A CHANGE OF CONTROL

    Lodgian Financing Corp. must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest (if any) to the Payment Date.

    There can be no assurance that Lodgian Financing Corp. will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Notes) required by the foregoing covenant (as well as may be contained in other securities of Lodgian Financing Corp. which might be outstanding at the time).

    Lodgian Financing Corp.'s ability to repurchase Notes upon a Change of Control may be limited by the terms of its then existing contractual obligations. In particular, the repurchase of the Notes upon a Change of Control may constitute a default under the Credit Agreement. Any future credit agreements or other agreements relating to Senior Indebtedness may contain similar restrictive provisions.

    The above covenant requiring Lodgian Financing Corp. to repurchase the Notes will, unless consents are obtained, require Lodgian Financing Corp. to repay all indebtedness then outstanding which by its terms would prohibit such Note repurchase, either prior to or concurrently with such Note repurchase.

SEC REPORTS AND REPORTS TO HOLDERS

    Whether or not Lodgian is then required to file reports with the SEC, Lodgian shall file with the SEC all such reports and other information as it would be required to file with the SEC by Section 13(a) or 15(d) under the Securities Exchange Act of 1934 if it were subject thereto. Lodgian shall supply to the Trustee and to each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information.

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EVENTS OF DEFAULT

    The following events will be defined as "Events of Default" in the
Indenture:

        (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, whether or not such payment is prohibited by the provisions described under "--Ranking--Terms of Subordination";

        (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days, whether or not such payment is prohibited by the provisions described under "--Ranking--Terms of Subordination";

        (c) default in the performance or breach of the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of Lodgian or Lodgian Financing Corp. or the failure by Lodgian Financing Corp. to make or consummate an Offer to Purchase in accordance with the "Limitation on Asset Sales" or "Repurchase of Notes upon a Change of Control" covenant;

        (d) Lodgian, Lodgian Financing Corp. or any Subsidiary Guarantor defaults in the performance of or breaches any other covenant or agreement in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

        (e) there occurs with respect to any issue or issues of Indebtedness of Lodgian, Lodgian Financing Corp., any Subsidiary Guarantor or any Significant Subsidiary having an outstanding principal amount of $5 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

        (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $5 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against Lodgian, Lodgian Financing Corp., any Subsidiary Guarantor or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $5 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

        (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of Lodgian, Lodgian Financing Corp., any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Lodgian, Lodgian Financing Corp., any Subsidiary Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of Lodgian, Lodgian Financing Corp., any Subsidiary Guarantor or any Significant Subsidiary or
    (C) the winding up or liquidation of the affairs of Lodgian, Lodgian Financing Corp., any Subsidiary Guarantor or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

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        (h)  Lodgian, Lodgian Financing Corp., any Subsidiary Guarantor or any
    Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Lodgian, Lodgian Financing Corp., any Subsidiary Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of Lodgian, Lodgian Financing Corp., any Subsidiary Guarantor or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

        (i) Lodgian or any Subsidiary Guarantor repudiates its obligations under its Note Guarantee or, except as permitted by the Indenture, any Note Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect.

    If an Event of Default (other than an Event of Default specified in clause
(g) or (h) above that occurs with respect to Lodgian, Lodgian Financing Corp., or any Subsidiary Guarantor) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to Lodgian Financing Corp. (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable; PROVIDED that any such declaration of acceleration shall not become effective until the earlier of (x) five Business Days after receipt of the acceleration notice by the Bank Agent and Lodgian Financing Corp. or (y) acceleration of the Indebtedness under the Credit Agreement; PROVIDED FURTHER that such acceleration shall automatically be rescinded and annulled without any further action required on the part of the Holders in the event that any and all Events of Default specified in the acceleration notice under the Indenture shall have been cured, waived or otherwise remedied as provided in the Indenture prior to the expiration of the period referred to in the preceding clauses (x) and (y). In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by Lodgian, Lodgian Financing Corp. or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause
(g) or (h) above occurs with respect to Lodgian, Lodgian Financing Corp. or any Subsidiary Guarantor, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Notes by written notice to Lodgian Financing Corp. and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (x) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see "--Modification and Waiver."

    The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless:

        (1) the Holder gives the Trustee written notice of a continuing Event of Default;

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        (2)  the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

        (3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

        (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

        (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

    Officers of Lodgian must certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of Lodgian and its Restricted Subsidiaries and Lodgian's and its Restricted Subsidiaries' performance under the Indenture and that Lodgian has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. Lodgian will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.

CONSOLIDATION, MERGER AND SALE OF ASSETS

    Neither Lodgian nor Lodgian Financing Corp. will consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it, unless:

        (1) it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets (the "Surviving Person") shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of its obligations under the Indenture and the Notes;

        (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

        (3) immediately after giving effect to such transaction on a pro forma basis, Lodgian or Lodgian Financing Corp. or the Surviving Person, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of Lodgian or Lodgian Financing Corp., as the case may be, immediately prior to such transaction;

        (4) immediately after giving effect to such transaction on a PRO FORMA basis, Lodgian or Lodgian Financing Corp. or the Surviving Person, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant; PROVIDED that this clause (4) shall not apply to a consolidation, merger or sale of all (but not less than all) of the assets of Lodgian or Lodgian Financing Corp., as the case may be, if all Liens and Indebtedness of Lodgian or Lodgian Financing Corp. or the Surviving Person, as the case may be, and its Restricted Subsidiaries outstanding immediately after such transaction would have been permitted (and all such Liens and Indebtedness, other than Liens and Indebtedness of Lodgian and its Restricted Subsidiaries outstanding immediately prior to the transaction, shall be deemed to have been Incurred) for all purposes of the Indenture;

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        (5)  it delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (3) and (4)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; and

        (6) each Guarantor, unless such Guarantor is the Person with which Lodgian or Lodgian Financing Corp. has entered into a transaction under this "Consolidation, Merger and Sale of Assets" section, shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of Lodgian Financing Corp. or the Surviving Person in accordance with the Notes and the Indenture;

PROVIDED, HOWEVER, that clauses (3) and (4) above do not apply if, in the good faith determination of the Board of Directors of Lodgian, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of Lodgian or Lodgian Financing Corp. and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

DEFEASANCE

    DEFEASANCE AND DISCHARGE. The Indenture will provide that Lodgian Financing Corp. will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the deposit referred to below, and the provisions of the Indenture will no longer be in effect with respect to the Notes (except for, among other matters, certain obligations to register the transfer or exchange of the Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things:

        (A) Lodgian Financing Corp. has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes,

        (B) Lodgian Financing Corp. has delivered to the Trustee (1) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of Lodgian Financing Corp.'s exercise of its option under this "Defeasance" provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (2) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law,

        (C) immediately after giving effect to such deposit on a PRO FORMA basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which Lodgian or any of its Subsidiaries is a party or by which Lodgian or any of its Subsidiaries is bound,

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        (D)  Lodgian Financing Corp. is not prohibited from making payments in respect of the Notes by the provisions described under "--Ranking--Terms of Subordination," and

        (E) if at such time the Notes are listed on a national securities exchange, Lodgian Financing Corp. has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge.

    DEFEASANCE OF CERTAIN COVENANTS AND CERTAIN EVENTS OF DEFAULT. The Indenture further will provide that the provisions of the Indenture will no longer be in effect with respect to clauses (3) and (4) under "Consolidation, Merger and Sale of Assets" and all the covenants described herein under "Covenants," clause (c) under "Events of Default" with respect to such clauses
(3) and (4) under "Consolidation, Merger and Sale of Assets," clause (d) under "Events of Default" with respect to such other covenants and clauses (e) and (f) under "Events of Default" shall be deemed not to be Events of Default upon, among other things, the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes, the satisfaction of the provisions described in clauses (B)(2), (C), (D) and (E) of the preceding paragraph and the delivery by Lodgian Financing Corp. to the Trustee of an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

    DEFEASANCE AND CERTAIN OTHER EVENTS OF DEFAULT. In the event Lodgian Financing Corp. exercises its option to omit compliance with certain covenants and provisions of the Indenture with respect to the Notes as described in the immediately preceding paragraph and the Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Event of Default. However, Lodgian Financing Corp. will remain liable for such payments and Lodgian's and any Subsidiary Guarantor's Note Guarantee with respect to such payments will remain in effect.

MODIFICATION AND WAIVER

    The Indenture may be amended, without the consent of any Holder, to:

        (1)  cure any ambiguity, defect or inconsistency in the Indenture;

        (2) comply with the provisions described under "Consolidation, Merger and Sale of Assets";

        (3) comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

        (4) evidence and provide for the acceptance of appointment by a successor Trustee; or

        (5) make any change that, in the good faith opinion of the Board of Directors, does not materially and adversely affect the rights of any Holder.

    Modifications and amendments of the Indenture may be made by Lodgian Financing Corp. and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of each Holder affected thereby:

        (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note,

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        (2)  change the optional redemption dates or optional redemption prices of the Notes from that stated under the caption "Optional Redemption",

        (3) reduce the principal amount of, or premium, if any, or interest on, any Note,

        (4) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note,

        (5) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note,

        (6) waive a default in the payment of principal of, premium, if any, or interest on the Notes,

        (7) release any Guarantor from its Note Guarantee, except as provided in the Indenture,

        (8) modify the subordination provisions in a manner adverse to the Holders, or

        (9) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

NO PERSONAL LIABILITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS, DIRECTORS OR
  EMPLOYEES

    No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Lodgian in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of Lodgian or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

CONCERNING THE TRUSTEE

    The Indenture provides that, except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the Indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

    The Indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of Lodgian Financing Corp., to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; PROVIDED, HOWEVER, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

BOOK-ENTRY; DELIVERY AND FORM

    The certificates representing the Notes will be issued in fully registered form without interest coupons. Notes sold in offshore transactions in reliance on Regulation S under the Securities Act will initially be represented by one or more permanent global Notes in definitive, fully registered form without interest coupons (each a "Regulation S Global Note") and will be deposited with the Trustee as custodian for, and registered in the name of a nominee of, The Depository Trust Company ("DTC") for the accounts of Euroclear and Cedelbank. Prior to the 40th day after the Closing Date, beneficial interests in the Regulation S Global Notes may only be held through Euroclear or Cedelbank, and any resale or transfer of

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such interests to U.S. persons shall not be permitted during such period unless such resale or transfer is made pursuant to Rule 144A or Regulation S.

    Notes sold in reliance on Rule 144A will be represented by one or more permanent global Notes in definitive, fully registered form without interest coupons (each a "Restricted Global Note"; and together with the Regulation S Global Notes, the "Global Notes") and will be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC.

    Each Global Note (and any Notes issued for exchange therefor) will be subject to certain restrictions on transfer set forth therein as described under "Transfer Restrictions."

    Notes transferred to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor") who are not qualified institutional buyers ("Non-Global Purchasers") will be in registered form without interest coupons ("Certificated Notes"). Upon the transfer of Certificated Notes initially issued to a Non-Global Purchaser to a qualified institutional buyer or in accordance with Regulation S, such Certificated Notes will, unless the relevant Global Note has previously been exchanged in whole for Certificated Notes, be exchanged for an interest in a Global Note. For a description of the restrictions on the transfer of Certificated Notes, see "Transfer Restrictions."

    Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Qualified institutional buyers may hold their interests in a Restricted Global Note directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

    Investors may hold their interests in a Regulation S Global Note directly through Cedelbank or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such system. On or after the 40th day following the Closing Date, investors may also hold such interests through organizations other than Cedelbank or Euroclear that are participants in the DTC system. Cedelbank and Euroclear will hold interests in the Regulation S Global Notes on behalf of their participants through DTC.

    So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Indenture and, if applicable, those of Euroclear and Cedelbank.

    Payments of the principal of, and interest on, a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither Lodgian Financing Corp., the Trustee nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    Lodgian Financing Corp. expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC or its nominee. Lodgian Financing Corp. also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of

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customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

    Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Cedelbank will be effected in the ordinary way in accordance with their respective rules and operating procedures.

    Lodgian Financing Corp. expects that DTC will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Note is credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC will exchange the applicable Global Note for Certificated Notes, which it will distribute to its participants and which may be legended as set forth under the heading "Transfer Restrictions."

    Lodgian Financing Corp. understands that: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies and certain other organizations that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

    Although DTC, Euroclear and Cedelbank are expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of DTC, Euroclear and Cedelbank, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Lodgian Financing Corp. nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Cedelbank or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

    If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by Lodgian Financing Corp. within 90 days, Lodgian Financing Corp. will issue Certificated Notes, which may bear the legend referred to under "Transfer Restrictions," in exchange for the Global Notes. Holders of an interest in a Global Note may receive Certificated Notes, which may bear the legend referred to under "Transfer Restrictions," in accordance with the DTC's rules and procedures in addition to those provided for under the Indenture.

DEFINITIONS

    Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Indenture. Reference is made to the Indenture for the full definition of all terms as well as any other capitalized term used in this "Description of the Notes" for which no definition is provided.

    "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary; PROVIDED that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

    "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of Lodgian and its Restricted Subsidiaries for such period determined in conformity with GAAP; PROVIDED

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that the following items shall be excluded in computing Adjusted Consolidated
Net Income (without duplication):

        (1) the net income (or loss) of any Person that is not a Restricted Subsidiary;

        (2) the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with Lodgian or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by Lodgian or any of its Restricted Subsidiaries;

        (3) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

        (4) any gains or losses (on an after-tax basis) attributable to sales of assets outside the ordinary course of business of Lodgian and its Restricted Subsidiaries;

        (5) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant, (a) any amount paid or accrued as dividends on Preferred Stock of Lodgian owned by Persons other than Lodgian and any of its Restricted Subsidiaries and (b) any amount paid as interest on the Convertible Debentures or dividends on the CRESTS; and

        (6) all extraordinary gains and, for purposes of calculating the Fixed Charge Coverage Ratio only, extraordinary losses.

    "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of Lodgian and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (1) all current liabilities of Lodgian and its Restricted Subsidiaries (excluding intercompany items) and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of Lodgian and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the SEC or provided to the Trustee.

    "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

    "Asset Acquisition" means (1) an investment by Lodgian or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with Lodgian or any of its Restricted Subsidiaries; PROVIDED that such Person's primary business is related, ancillary or complementary to the businesses of Lodgian and its Restricted Subsidiaries on the date of such investment or (2) an acquisition by Lodgian or any of its Restricted Subsidiaries of the property and assets of any Person other than Lodgian or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; PROVIDED that the property and assets acquired are related, ancillary or complementary to the businesses of Lodgian and its Restricted Subsidiaries on the date of such acquisition.

    "Asset Disposition" means the sale or other disposition by Lodgian or any of its Restricted Subsidiaries (other than to Lodgian or another Restricted Subsidiary) of (1) all or substantially all of the Capital Stock of any Restricted Subsidiary or (2) all or substantially all of the assets that constitute a division or line of business of Lodgian or any of its Restricted Subsidiaries.

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    "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by Lodgian or any of its Restricted Subsidiaries to any Person other than Lodgian or any of its Restricted Subsidiaries of (1) all or any of the Capital Stock of any Restricted Subsidiary, (2) all or substantially all of the property and assets of an operating unit or business of Lodgian or any of its Restricted Subsidiaries or (3) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of Lodgian or any of its Restricted Subsidiaries outside the ordinary course of business of Lodgian or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of assets of Lodgian; PROVIDED that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables and other current assets or (b) sales, transfers or other dispositions of assets with a fair market value not in excess of $1.0 million in any transaction or series of related transactions, (c) sales, transfers or other dispositions of assets constituting a Permitted Investment or a Restricted Payment permitted to be made under the "Limitation on Restricted Payments" covenant, or (d) any sale, transfer, assignment or other disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of Lodgian or its Restricted Subsidiaries.

    "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (2) the sum of all such principal payments.

    "Bank Agent" means the agent for the lenders under the Credit Agreement or its successors as agent for the lenders under the Credit Agreement.

    "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

    "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

    "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

    "Change of Control" means such time as (1) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of Lodgian on a fully diluted basis; or (2) individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by Lodgian's stockholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

    "Closing Date" means the date on which the Notes are originally issued under the Indenture.

    "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

        (1) Consolidated Interest Expense and accrued but unpaid interest on the Convertible Debentures or accrued but unpaid dividends on the CRESTS;

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        (2)  income taxes;

        (3)  depreciation expense;

        (4)  amortization expense; and

        (5) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for Lodgian and its Restricted Subsidiaries in conformity with GAAP;

PROVIDED that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (a) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (b) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by Lodgian or any of its Restricted Subsidiaries.

    "Consolidated Interest Expense" means, for any period, (1) the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by Lodgian or any of its Restricted Subsidiaries) paid or accrued by Lodgian and its Restricted Subsidiaries during such period, (2) all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by Lodgian and its Restricted Subsidiaries during such period and (3) solely for calculating the Fixed Charge Coverage Ratio, the aggregate amount of interest on the Convertible Debentures or dividends on the CRESTS paid by Lodgian and its Restricted Subsidiaries during such period for such period to the extent paid under clause (8) of the "Limitation on Restricted Payments" covenant; EXCLUDING, HOWEVER, (1) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof) and (2) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes, the establishment of the Credit Agreement and any concurrent repayment of Indebtedness, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

    "Consolidated Net Worth" means, at any date of determination, stockholders' equity plus, to the extent not included, any Preferred Stock of Lodgian as set forth on the most recently available quarterly or annual consolidated balance sheet of Lodgian and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of Lodgian or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

    "Consolidated Operating Rental Expense" of any Person means, for any period, the aggregate amount of rental expense with respect to any Operating Leases deducted in computing net income of such Person during such period.

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    "Convertible Debentures" means the 7% Convertible Debentures due 2010 issued pursuant to the indenture dated June 17, 1998 among Servico, Inc., as issuer, Lodgian, and Wilmington Trust Company, as trustee, as amended (including any amendment and restatement thereof), supplemented, extended, renewed, replaced or otherwise modified from time to time and including any agreement extending the maturity of, refinancing or otherwise restructuring all or any portion of the Indebtedness under such indenture or any successor agreement, as such agreement may be amended, renewed, extended, substituted, replaced, restated or otherwise modified from time to time.

    "Credit Agreement" means the credit agreement to be dated as of the Closing Date among Lodgian Financing Corp., the guarantors named therein and Morgan Stanley Senior Funding, Inc. and any other lenders and parties thereto, together with any agreements, instruments and documents executed or delivered pursuant to or in connection with such credit agreement (including, without limitation, any Guarantees and security documents), in each case as such credit agreement or such agreements, instruments or documents may be amended (including any amendment and restatement thereof), supplemented, extended, renewed, replaced or otherwise modified from time to time and including any agreement extending the maturity of, refinancing or otherwise restructuring (including, but not limited to, the inclusion of additional borrowers thereunder that are Subsidiaries of Lodgian) all or any portion of the Indebtedness under such agreement or any successor agreement, as such agreement may be amended, renewed, extended, substituted, replaced, restated or otherwise modified from time to time.

    "CRESTS" means the 7% Convertible Redeemable Equity Structured Trust Securities of Lodgian Capital Trust.

    "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

    "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

    "Designated Senior Indebtedness" means (1) any Indebtedness under the Credit Agreement (except that any Indebtedness which represents a partial refinancing of Indebtedness theretofore outstanding pursuant to the Credit Agreement, rather than a complete refinancing thereof, shall only constitute Designated Senior Indebtedness if such partial refinancing meets the requirements of clause (2) below) and (2) any other Indebtedness constituting Senior Indebtedness that, at the date of determination, has an aggregate principal amount outstanding of at least $25 million and that is specifically designated, in the instrument creating or evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

    "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to the Stated Maturity of the Notes, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; PROVIDED that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to Lodgian Financing Corp.'s repurchase of such Notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants.

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    "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

    "Fixed Charge Coverage Ratio" means, on any Transaction Date, the ratio of
(1) the aggregate amount of Consolidated EBITDA and one-third of Consolidated Operating Rental Expense for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the SEC or provided to the Trustee (the "Four Quarter Period") to (2) the aggregate Consolidated Interest Expense and one-third of Consolidated Operating Rental Expense during such Four Quarter Period. In making the foregoing calculation, (A) PRO FORMA effect shall be given to any Indebtedness Incurred or repaid during the period (the "Reference Period") commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period unless any portion of such Indebtedness is projected, in the reasonable judgment of the senior management of Lodgian, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof), in each case as if such Indebtedness had been Incurred or repaid on the first day of the Reference Period; (B) PRO FORMA effect shall be given to any Operating Leases entered into during such Reference Period as if they had been entered into on the first day of such Reference Period; (C) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a PRO FORMA basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period; (D) PRO FORMA effect shall be given to Asset Dispositions and Asset Acquisitions (including giving PRO FORMA effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and
(E) PRO FORMA effect shall be given to asset dispositions and asset acquisitions (including giving PRO FORMA effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into Lodgian or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; PROVIDED that to the extent that clause (D) or (E) of this sentence requires that PRO FORMA effect be given to an Asset Acquisition or Asset Disposition, such PRO FORMA calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available.

    "Foreign Subsidiary" means any Subsidiary of Lodgian that is an entity which is a controlled foreign corporation under Section 957 of the Internal Revenue Code.

    "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the Notes, the establishment of the Credit Agreement and any concurrent repayment of Indebtedness and (ii) except as

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otherwise provided, the amortization of any amounts required or permitted by
Accounting Principles Board Opinion Nos. 16 and 17.

    "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

    "Guarantor" means Lodgian, an Initial Subsidiary Guarantor or any other Restricted Subsidiary that provides a Guarantee of Lodgian Financing Corp.'s obligations under the Indenture and the Notes.

    "Impac I Debt" means the loan in the aggregate principal amount of $132.359 million extended by Nomura Asset Capital Corporation to Impac Hotel I, L.L.C. in March 1997.

    "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; PROVIDED that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

    "Indebtedness" means, with respect to any Person at any date of determination (without duplication):

        (1)  all indebtedness of such Person for borrowed money;

        (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

        (3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

        (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

        (5)  all Capitalized Lease Obligations;

        (6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness;

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        (7)  all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

        (8) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements (other than Currency Agreements and Interest Rate Agreements designed solely to protect Lodgian or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder).

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, PROVIDED (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" and (C) that Indebtedness shall not include (x) any liability for federal, state, local or other taxes, (y) performance, surety or appeal bonds provided in the ordinary course of business or (z) agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Lodgian or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not to exceed the gross proceeds actually received by Lodgian or any Restricted Subsidiary in connection with such disposition.

    "Initial Subsidiary Guarantors" means each wholly-owned subsidiary of Lodgian Financing Corp.

    "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

    "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of Lodgian or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (2) the retention of the Capital Stock (or any other Investment) by Lodgian or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by clause (3) of the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant. For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant,
(a) the amount of or a reduction in an Investment shall be equal to the fair market value thereof at the time such Investment is made or reduced and (b) in the event Lodgian or a Restricted Subsidiary makes an Investment by transferring assets to any Person and as part of such transaction receives Net Cash Proceeds, the amount of such Investment shall be the fair market value of

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the assets less the amount of Net Cash Proceeds so received, provided that the
Net Cash Proceeds are applied in accordance with clause (A) or (B) of the "Limitation on Asset Sales" covenant.

    "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

    "Lodgian Capital Trust" means Lodgian Capital Trust I, a statutory business trust formed under the laws of the State of Delaware.

    "Lodgian Capital Trust Declaration" means the amended and restated declaration of trust dated June 17, 1998 among Lodgian (as successor of Servico, Inc.) as sponsor, David Buddemeyer, Phillip R. Hale and Charles M. Diaz as the initial regular trustees, Wilmington Trust Company as the initial property trustee and initial Delaware trustee, Lodgian and the holders, from time to time, of undivided beneficial ownership interest in the trust, as in effect on the Closing Date.

    "Lodgian Capital Trust Guarantee" means the Guarantee by Lodgian (as successor of the original guarantor Servico, Inc.) of Lodgian Capital Trust's obligations under the CRESTS, as in effect on the Closing Date.

    "Moody's" means Moody's Investors Service, Inc. and its successors.

    "Net Cash Proceeds" means:

        (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of:

           (1) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

           (2) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of Lodgian and its Restricted Subsidiaries, taken as a whole;

           (3) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (x) is secured by a Lien on the property or assets sold or (y) is required to be paid as a result of such sale; and

           (4) appropriate amounts to be provided by Lodgian or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and

        (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

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    "Note Guarantee" means any Guarantee of the obligations of Lodgian Financing
Corp. under the Indenture and the Notes by any Guarantor.

    "Offer to Purchase" means an offer to purchase Notes by Lodgian Financing Corp. from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

        (1) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

        (2) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date");

        (3) that any Note not tendered will continue to accrue interest pursuant to its terms;

        (4) that, unless Lodgian Financing Corp. defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

        (5) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

        (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

        (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; PROVIDED that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples of $1,000.

On the Payment Date, Lodgian Financing Corp. shall (a) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by Lodgian Financing Corp. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; PROVIDED that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples of $1,000. Lodgian Financing Corp. will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. Lodgian Financing Corp. will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that Lodgian Financing Corp. is required to repurchase Notes pursuant to an Offer to Purchase.

    "Operating Lease" means any lease of any property (whether real, personal or mixed) other than a Capitalized Lease.

    "Permitted Investment" means:

        (1) an Investment in Lodgian or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, Lodgian or a Restricted Subsidiary; PROVIDED that (a) such person's primary business is related, ancillary or complementary to the businesses of Lodgian and its Restricted Subsidiaries on the date of such Investment and (b) none of Lodgian Financing Corp., Lodgian or any Subsidiary Guarantor will transfer any hotel properties to a Restricted Subsidiary other than a Subsidiary Guarantor and no Restricted Subsidiary other than Lodgian Financing Corp. or a Subsidiary Guarantor will acquire or otherwise develop any hotels other than hotels held by such Subsidiary on the Closing Date;

        (2)  Temporary Cash Investments;

        (3) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

        (4) stock, obligations or securities received in satisfaction of judgments;

        (5) an Investment in an Unrestricted Subsidiary consisting solely of an Investment in another Unrestricted Subsidiary;

        (6) Interest Rate Agreements and Currency Agreements designed solely to protect Lodgian or its Restricted Subsidiaries against fluctuations in interest rates or foreign currency exchange rates; and

        (7) Investments in any Person the primary business of which is related, ancillary or complementary to the business of Lodgian and its Restricted Subsidiaries on the date of such Investment; PROVIDED that the aggregate amount of such Investments under this clause (7) does not exceed (a) $20 million plus (b) the net reduction in Investments made pursuant to this clause (7) resulting from distributions on or repayments of such Investments, including payments of interest on Indebtedness, dividends, repayments of loans or advances, or other distributions or other transfers of assets, in each case to Lodgian or any Restricted Subsidiary, or from the Net Cash Proceeds from the sale or other disposition of any such Investment (except, in each case, to the extent of any gain on such sale or disposition that would be included in the calculation of Adjusted Consolidated Net Income), from the release of any Guarantee or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"); PROVIDED that the net reduction in any such Investments shall not exceed the amount of such Investments in such Person.

    "Purchase Money Indebtedness" means any Indebtedness, including Capitalized Leases, which is Incurred to finance the acquisition, construction, installation or improvement of any Replacement Assets and which is Incurred concurrently with, or within six months following, such acquisition, construction, installation or improvement.

    "Replacement Assets" means, on any date, property or assets (other than current assets) of a nature or type or that are used in a business (or an Investment in a company having property or assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, Lodgian and its Restricted Subsidiaries existing on such date.

    "Restricted Subsidiary" means any Subsidiary of Lodgian other than an Unrestricted Subsidiary.

    "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

    "Senior Indebtedness" means the following obligations of Lodgian, Lodgian Financing Corp. or any Subsidiary Guarantor, whether outstanding on the Closing Date or thereafter Incurred: (1) all Indebtedness and all other monetary obligations (including, without limitation, expenses, fees, principal, interest, reimbursement obligations under letters of credit and indemnities payable in connection therewith) under (or in respect of) the Credit Agreement or any Interest Rate Agreement or Currency Agreement relating to the Indebtedness under the Credit Agreement and (2) all Indebtedness and all other monetary obligations of Lodgian, Lodgian Financing Corp. or any Subsidiary Guarantor (other than the Notes and any Note Guarantee and the Convertible Debentures), including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is PARI PASSU with, or subordinated in right of payment to, the Notes or any Note Guarantee; PROVIDED that the term "Senior Indebtedness" shall not include (a) any Indebtedness of Lodgian, Lodgian Financing Corp. or any Subsidiary Guarantor that, when Incurred, was without recourse to Lodgian, Lodgian Financing Corp. or such Subsidiary Guarantor, (b) any Indebtedness of Lodgian, Lodgian Financing Corp. or any Subsidiary Guarantor to a Subsidiary of Lodgian, or to a joint venture in which Lodgian or any Restricted Subsidiary has an interest, (c) any Indebtedness of Lodgian, Lodgian Financing Corp. or any Subsidiary Guarantor, to the extent not permitted by the "Limitation on Indebtedness" covenant or the "Limitation on Senior Subordinated Indebtedness" covenant; provided that Indebtedness under the Credit Agreement shall be deemed Senior Indebtedness if Lodgian, Lodgian Financing Corp. or any Subsidiary Guarantor, as the case may be, believed in good faith at the time of incurrence that it was permitted to incur such Indebtedness under the Indenture and delivers an officers' certificate to the lenders under the Credit Agreement to such effect, (d) any repurchase, redemption or other obligation in respect of Disqualified Stock, (e) any Indebtedness to any employee of Lodgian or any of its Subsidiaries, (f) any liability for taxes owed or owing by Lodgian, Lodgian Financing Corp. or any Subsidiary Guarantor, or (g) any Trade Payables.

    "Senior Subordinated Obligations" means any principal of, premium, if any, or interest on the Notes payable pursuant to the terms of the Notes or any Note Guarantee or upon acceleration, including any amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Notes or amounts corresponding to such principal, premium, if any, or interest on the Notes.

    "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of Lodgian, accounted for more than 10% of the consolidated revenues of Lodgian and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of Lodgian and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of Lodgian for such fiscal year.

    "Stated Maturity" means (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

    "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

    "Subsidiary Guarantor" means any Initial Subsidiary Guarantor and any other Restricted Subsidiary which provides a Guarantee of Lodgian Financing Corp.'s obligations under the Indenture and the Notes pursuant to the "Limitation on Issuances of Guarantees by Restricted Subsidiaries" covenant.

    "Temporary Cash Investment" means any of the following:

        (1) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, in each case maturing within one year;

        (2) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

        (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank or trust company meeting the qualifications described in clause (2) above;

        (4) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of Lodgian Financing Corp.) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P;

        (5) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's; and

        (6) any mutual fund that has at least 95% of its assets continuously invested in investments of the types described in clauses (1) through (5) above.

    "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

    "Transaction Date" means, with respect to the Incurrence of any Indebtedness, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

    "Unrestricted Subsidiary" means (1) any Subsidiary of Lodgian other than Lodgian Financing Corp. that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of Lodgian) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, Lodgian or any Restricted Subsidiary; PROVIDED that (a) any Guarantee by Lodgian or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by Lodgian or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (b) either (x) the Subsidiary to be so designated has total assets of $1,000 or less or (y) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the "Limitation on Restricted Payments" covenant and (c) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (a) of this proviso would be permitted under the "Limitation on Indebtedness" and "Limitation on Restricted Payments" covenants. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

    "U.S. Government Obligations" means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

    "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

    "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

                    CERTAIN U.S. FEDERAL TAX CONSIDERATIONS

    The following discussion summarizes certain U.S. federal tax consequences of the Exchange Offer, and of the purchase, beneficial ownership and disposition of Exchange Notes. For purposes of this summary, a "U.S. Holder" means a beneficial owner of an Old Note or an Exchange Note that is for U.S. federal income tax purposes:

    - an individual who is a citizen or resident of the United States;

    - a corporation, partnership or other business entity created or organized under the laws of the United States or any state or political subdivision thereof (including the District of Columbia);

    - an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

    - a trust with respect to which a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions.

    An individual may, subject to certain exceptions, be deemed to be a resident of the United States by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes of all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year). A "Non-U.S. Holder" is a beneficial owner of an Old Note or an Exchange Note that is not a U.S. Holder.

    This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the "Code"), regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal tax consequences described herein. This summary addresses only holders that own Old Notes or Exchange Notes as capital assets and not as part of a "straddle" or a "conversion transaction" for U.S. federal income tax purposes or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the U.S. federal income tax laws (such as life insurance companies, tax-exempt entities, regulated investment companies, securities dealers, or investors whose functional currency is not the U.S. dollar). Persons considering the exchange of their Old Notes for Exchange Notes and persons considering the purchase of Exchange Notes should consult their tax advisors concerning the application of U.S. federal tax laws to their particular situations as well as any consequences of the exchange of the Old Notes for Exchange Notes, and of the purchase, beneficial ownership and disposition of Exchange Notes arising under the laws of any state or other taxing jurisdiction.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER TO U.S. HOLDERS AND
  NON-U.S. HOLDERS

    The exchange of Old Notes for Exchange Notes pursuant to the Exchange Offer will not be a taxable event for U.S. federal income tax purposes. U.S. Holders and Non-U.S. Holders will not recognize any taxable gain or loss as a result of such exchange and will have the same tax basis and holding period in the Exchange Notes as they had in the Old Notes immediately before the exchange.

U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OWNERSHIP
  OF EXCHANGE NOTES

    For purposes of the following summary, interest and gain on the sale, exchange or other disposition of an Exchange Note will be considered "U.S. trade or business income" if such income or gain is:

    - effectively connected with the conduct of a trade or business in the United States; or

    - in the case of a treaty resident, attributable to a permanent establishment (or, in the case of an individual, to a fixed base) in the United States.

    TREATMENT OF INTEREST. A Non-U.S. Holder that is not subject to U.S. federal income tax as a result of any direct or indirect connection to the United States other than its ownership of an Exchange Note will not be subject to U.S. federal income or withholding tax in respect of interest income on the Exchange Note if:

    - the interest is not U.S. trade or business income;

    - the Non-U.S. Holder provides an appropriate statement on Internal Revenue Service ("IRS") Form W-8 or Form W-8BEN, together with all appropriate attachments, signed under penalties of perjury, identifying the Non-U.S. Holder and stating, among other things, that the Non-U.S. Holder is not a United States person for U.S. federal income tax purposes; and

    - the Non-U.S. Holder is not a "10-percent shareholder" or a "related controlled foreign corporation" with respect to the Company as specially defined for U.S. federal income tax purposes.

    If an Exchange Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to eliminate withholding tax. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8 or Form W-8BEN or the substitute form provided by the beneficial owner to the organization or institution. For interest paid with respect to an Exchange Note after December 31, 2000, a Non-U.S. Holder that is treated as a partnership for U.S. federal tax purposes generally will be required to provide an IRS Form W-8IMY and to attach an appropriate certification by each beneficial owner of the Non-U.S. Holder (including in certain cases, such beneficial owner's beneficial owners). Prospective investors, including foreign partnerships and their partners, should consult their tax advisors regarding these possible additional reporting requirements.

    To the extent these conditions are not met, a 30% withholding tax will apply to interest income on the Exchange Note, unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Holder and the Non-U.S. Holder provides an appropriate statement to that effect. In the latter case, such Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to all income from the Exchange Notes at regular rates applicable to U.S. taxpayers. Additionally, in such event, Non-U.S. Holders that are corporations could be subject to a branch profits tax on such income.

    TREATMENT OF DISPOSITIONS OF EXCHANGE NOTES. In general, a Non-U.S. Holder will not be subject to U.S. federal income tax on any amount received (other than amounts in respect of accrued but unpaid interest) upon retirement or disposition of an Exchange Note unless such Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition and certain other requirements are met, or unless the gain is U.S. trade or business income. In the latter event, Non-U.S. Holders generally will be subject to U.S. federal income tax with respect to such gain at regular rates applicable to U.S. taxpayers. Additionally, in such event, Non-U.S. Holders that are corporations could be subject to a branch profits tax on such gain.

    TREATMENT OF EXCHANGE NOTES FOR U.S. FEDERAL ESTATE TAX PURPOSES. An individual Non-U.S. Holder (who is not domiciled in the United States for U.S. federal estate tax purposes at the time of death) will not be subject to U.S. federal estate tax in respect of an Exchange Note, provided the Non-U.S. Holder does not at the time of death actually or constructively own 10% or more of the combined voting power of all classes of stock of the Company and payments of interest on such Exchange Note would not have been considered U.S. trade or business income at the time of such Non-U.S. Holder's death.

U.S. INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING TAX FOR NON-U.S.
  HOLDERS

    Under certain circumstances, the Code requires "information reporting" annually to the IRS and to each holder of Exchange Notes, and "backup withholding" at a rate of 31% with respect to certain payments made on or with respect to the Exchange Notes. Backup withholding generally does not apply with respect to certain holders of Exchange Notes, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts and individual retirement accounts.

    A Non-U.S. Holder that provides an IRS Form W-8 or Form W-8BEN, together with all appropriate attachments, signed under penalties of perjury, identifying the Non-U.S. Holder and stating that the Non-U.S. Holder is not a United States person will not be subject to IRS reporting requirements and U.S. backup withholding. With respect to interest paid after December 31, 2000, IRS Forms W-8BEN will be required from the beneficial owners of interests in a Non-U.S. Holder that is treated as a partnership for U.S. federal income tax purposes.

    The payment of the proceeds on the disposition of an Exchange Note to or through the U.S. office of a broker generally will be subject to information reporting and backup withholding at a rate of 31% unless the Non-U.S. Holder either certifies its status as a Non-U.S. Holder under penalties of perjury on IRS Form W-8 or Form W-8BEN (as described above) or otherwise establishes an exemption. The payment of the proceeds on the disposition of an Exchange Note by a Non-U.S. Holder to or through a non-U.S. office of a non-U.S. broker will not be subject to backup withholding or information reporting unless the non-U.S. broker is a "U.S. related person" (as defined below). The payment of proceeds on the disposition of an Exchange Note by a Non-U.S. Holder to or through a non-U.S. office of a U.S. broker or a U.S. related person generally will not be subject to backup withholding but will be subject to information reporting unless the Non-U.S. Holder certifies its status as a Non-U.S. Holder under penalties of perjury or the broker has certain documentary evidence in its files as to the Non-U.S. Holder's foreign status and the broker has no actual knowledge to the contrary.

    For this purpose, a "U.S. related person" is:

    - a "controlled foreign corporation" for U.S. federal income tax purposes;

    - a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a U.S. trade or business; or

    - for payments made after December 31, 2000, a foreign partnership if at any time during its tax year one or more of its partners are United States persons who, in the aggregate, hold more than 50% of the income or capital interest of the partnership or if, at any time during its taxable year, the partnership is engaged in the conduct of a U.S. trade or business.

    Backup withholding is not an additional tax and may be refunded (or credited against the Non-U.S. Holder's U.S. federal income tax liability, if any), provided that certain required information is furnished. The information reporting requirements may apply regardless of whether withholding is required. Copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.

                                 LEGAL MATTERS

    Certain legal matters with respect to the issuance of the Exchange Notes offered by this prospectus will be passed on for us by Cadwalader, Wickersham & Taft, New York, New York.

                                    EXPERTS

    Ernst & Young LLP, independent auditors, have audited our consolidated financial statements at December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, as set forth in their report. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

    The consolidated financial statements of Impac Hotel Group, LLC as of December 31, 1997 and 1996 and for each of the three-years in the period ended December 31, 1997, included in this prospectus, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report appearing herein.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                         LODGIAN, INC. AND SUBSIDIARIES

Report of Independent Auditors.......................................................        F-2

Consolidated Balance Sheets as of March 31, 1999 (Unaudited) and December 31, 1998
  and 1997...........................................................................        F-3

Consolidated Statements of Operations for the Three Months Ended March 31, 1999 and
  1998 (Unaudited) and the Years Ended December 31, 1998, 1997 and 1996..............        F-4

Consolidated Statements of Stockholders' Equity for the Three Months Ended March 31,
  1999 (Unaudited) and the Years Ended December 31, 1998, 1997 and 1996..............        F-5

Consolidated Statements of Cash Flows for the Three Months Ended March 31, 1999 and
  1998 (Unaudited) and the Years Ended December 31, 1998, 1997 and 1996..............        F-6

Notes to Consolidated Financial Statements...........................................        F-7

                       IMPAC HOTEL GROUP, LLC AND SUBSIDIARIES

Report of Independent Accountants....................................................       F-35

Consolidated and Combined Balance Sheets as of June 30, 1998 (Unaudited) and December
  31, 1997 and 1996..................................................................       F-36

Consolidated and Combined Statements of Operations for the Six Months Ended June 30,
  1998 and 1997 (Unaudited) and the Years Ended December 31, 1997, 1996 and 1995.....       F-37

Consolidated and Combined Statements of Equity for the Six Months Ended June 30, 1998
  (Unaudited) and the Years Ended December 31, 1997, 1996 and 1995...................       F-38

Consolidated and Combined Statements of Cash Flows for the Six Months Ended June 30,
  1998 and 1997 (Unaudited) and the Years Ended December 31, 1997, 1996 and 1995.....       F-39

Notes to Financial Statements........................................................       F-40

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders and Board of Directors
Lodgian, Inc.

    We have audited the accompanying consolidated balance sheets of Lodgian, Inc. (formerly known as Servico, Inc) and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Lodgian, Inc. (formerly known as Servico, Inc.) and subsidiaries at December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Atlanta, Georgia
March 31, 1999, except for Note 15,
as to which the date is June 24, 1999

                         LODGIAN, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                            AS OF DECEMBER 31,
                                                                         AS OF MARCH 31  ------------------------
                                                                              1999           1998         1997
                                                                         --------------  ------------  ----------
                                                                          (UNAUDITED)
                                ASSETS
Current assets:
  Cash and cash equivalents............................................   $     18,293   $     19,185  $   15,243
  Cash, restricted.....................................................          6,127          6,302          --
  Accounts receivable, net of allowances...............................         28,612         25,498      11,023
  Inventories..........................................................          9,072          9,263       4,485
  Prepaid expenses.....................................................         11,505          8,697       7,469
  Other current assets.................................................          6,101          9,996       3,684
                                                                         --------------  ------------  ----------
    Total current assets...............................................         79,710         78,941      41,904
Property and equipment, net............................................      1,329,968      1,317,470     534,080
Deposits for capital expenditures......................................         16,186         30,386      30,901
Other assets, net......................................................         68,816         71,124      20,766
                                                                         --------------  ------------  ----------
                                                                          $  1,494,680   $  1,497,921  $  627,651
                                                                         --------------  ------------  ----------
                                                                         --------------  ------------  ----------
                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable.....................................................   $     56,935   $     57,253  $    7,543
  Accrued liabilities..................................................         48,988         50,633      27,355
  Current portion of long-term obligations.............................         36,122         36,134       5,728
                                                                         --------------  ------------  ----------
    Total current liabilities..........................................        142,045        144,020      40,626
Long-term obligations, less current portion............................        818,627        816,644     323,320
Deferred income taxes..................................................         61,841         63,469      10,615
Commitments and contingencies..........................................             --             --          --
Minority interests:
  Preferred redeemable securities......................................        175,000        175,000          --
  Other................................................................         15,642         15,021      13,555
Stockholders' equity:
  Common stock, $.01 par value-shares authorized; 27,981,501,
    27,937,057 and 20,974,852 shares issued and outstanding at March
    31, 1999, December 31, 1998 and 1997, respectively.................            278            278         210
  Additional paid-in capital...........................................        262,176        261,976     211,577
  Retained earnings....................................................         20,664         23,106      28,327
  Accumulated other comprehensive loss.................................         (1,593)        (1,593)       (579)
                                                                         --------------  ------------  ----------
    Total stockholders' equity.........................................        281,525        283,767     239,535
                                                                         --------------  ------------  ----------
    Total liabilities and stockholders' equity.........................   $  1,494,680   $  1,497,921  $  627,651
                                                                         --------------  ------------  ----------
                                                                         --------------  ------------  ----------

SEE ACCOMPANYING NOTES.

                         LODGIAN, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                          THREE MONTHS ENDED
                                                              MARCH 31,             YEAR ENDED DECEMBER 31,
                                                         --------------------  ----------------------------------
                                                           1999       1998        1998        1997        1996
                                                         ---------  ---------  ----------  ----------  ----------

                                                             (UNAUDITED)
Revenues:
  Rooms................................................  $  96,784  $  55,833  $  267,862  $  179,956  $  156,564
  Food and beverage....................................     32,070     22,146     107,334      80,335      68,803
  Other................................................      6,950      4,902      20,018      16,366      14,159
                                                         ---------  ---------  ----------  ----------  ----------
                                                           135,804     82,881     395,214     276,657     239,526
Operating expenses:
  Direct:
    Rooms..............................................     26,264     15,509      75,316      49,608      43,667
    Food and beverage..................................     24,108     17,647      81,643      60,919      52,761
General and administrative.............................      5,229      2,387      10,080       8,973       9,297
Depreciation and amortization..........................     13,750      7,207      31,114      23,023      18,677
Other..................................................     47,840     27,650     129,950      88,036      77,183
                                                         ---------  ---------  ----------  ----------  ----------
Total operating expenses...............................    117,191     70,400     328,103     230,559     201,585
                                                         ---------  ---------  ----------  ----------  ----------
Income from operations.................................     18,613     12,481      67,111      46,098      37,941
Other income (expenses):
  Interest income and other............................        348        454       1,260       1,720       1,723
  Gain on litigation settlement........................         --         --          --          --       3,612
  Loss on asset disposition............................         --         --        (432)         --          --
  Interest expense.....................................    (19,128)    (7,846)    (30,378)    (25,909)    (29,443)
  Settlement on swap transactions......................         --         --     (31,492)         --          --
  Severance and other expenses.........................         --         --      (3,400)         --          --
Minority interests:
  Preferred redeemable securities......................     (3,159)        --      (6,475)         --          --
  Other................................................       (744)       (94)     (1,436)       (960)     (2,060)
                                                         ---------  ---------  ----------  ----------  ----------
(Loss) income before income taxes and extraordinary
  item.................................................     (4,070)     4,995      (5,242)     20,949      11,773
(Benefit) provision for income taxes...................     (1,628)     1,999      (2,097)      8,379       3,225
                                                         ---------  ---------  ----------  ----------  ----------
(Loss) income before extraordinary item................     (2,442)     2,996      (3,145)     12,570       8,548
Extraordinary item:
  Loss on extinguishment of indebtedness, net of income
    tax benefit of $1,384, $2,500 and $232 in 1998,
    1997 and 1996, respectively........................         --         --      (2,076)     (3,751)       (348)
                                                         ---------  ---------  ----------  ----------  ----------
Net (loss) income......................................  $  (2,442) $   2,996  $   (5,221) $    8,819  $    8,200
                                                         ---------  ---------  ----------  ----------  ----------
                                                         ---------  ---------  ----------  ----------  ----------
Earnings (loss) per common share:
  (Loss) income before extraordinary item..............  $   (0.09) $    0.14  $     (.16) $      .83  $      .92
  Extraordinary item...................................         --         --        (.10)       (.25)       (.04)
                                                         ---------  ---------  ----------  ----------  ----------
  Net (loss) income per common share...................  $   (0.09) $    0.14  $     (.26) $      .58  $      .88
                                                         ---------  ---------  ----------  ----------  ----------
                                                         ---------  ---------  ----------  ----------  ----------
Earnings (loss) per common share-assuming dilution:
  (Loss) income before extraordinary item..............  $   (0.09) $    0.14  $     (.16) $      .80  $      .88
  Extraordinary item...................................         --         --        (.10)       (.24)       (.04)
                                                         ---------  ---------  ----------  ----------  ----------
  Net (loss) income per common share-assuming
    dilution...........................................  $   (0.09) $    0.14  $     (.26) $      .56  $      .84
                                                         ---------  ---------  ----------  ----------  ----------
                                                         ---------  ---------  ----------  ----------  ----------

SEE ACCOMPANYING NOTES.

                         LODGIAN, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                 (IN THOUSANDS)

                                                                                                  ACCUMULATED
                                                                          ADDITIONAL                 OTHER          TOTAL
                                                 COMMON         STOCK      PAID-IN    RETAINED   COMPREHENSIVE   STOCKHOLDERS
                                                 SHARES        AMOUNT      CAPITAL    EARNINGS        LOSS          EQUITY
                                              -------------  -----------  ----------  ---------  --------------  ------------
Balance at December 31, 1995................      8,846,269   $      88   $   51,424  $  11,308    $       --     $   62,820
  401(k) Plan contribution..................         25,536           1          465         --            --            466
  Exercise of stock options.................        497,800           5        2,008         --            --          2,013
  Tax benefit from exercise of stock
    options.................................             --          --        1,239         --            --          1,239
  Net income................................             --          --           --      8,200            --          8,200
                                              -------------       -----   ----------  ---------       -------    ------------
Balance at December 31, 1996................      9,369,605          94       55,136     19,508            --         74,738
  Issuance of common stock..................     11,500,000         115      156,085         --            --        156,200
  401(k) Plan contribution..................         49,847          --          282         --            --            282
  Exercise of stock options.................         86,600           1          437         --            --            438
  Tax benefit from exercise of stock
    options.................................             --          --          175         --            --            175
  Purchase of common stock..................        (31,200)         --         (538)        --            --           (538)
  Net income................................             --          --           --      8,819            --          8,819
  Currency translation adjustments..........             --          --           --         --          (579)          (579)
                                              -------------       -----   ----------  ---------       -------    ------------
  Comprehensive income......................             --          --           --         --            --          8,240
                                              -------------       -----   ----------  ---------       -------    ------------
Balance at December 31, 1997................     20,974,852         210      211,577     28,327          (579)       239,535
  Issuance of common stock in connection
    with purchase of Impac..................      9,400,000          94       82,626         --            --         82,720
  401(k) Plan contribution..................         88,205          --          430         --            --            430
  Exercise of stock options.................        134,900           1        1,143         --            --          1,144
  Tax benefit from exercise of stock
    options.................................             --          --          245         --            --            245
  Purchase of common stock..................     (2,660,900)        (27)     (34,045)        --            --        (34,072)
  Net loss..................................             --          --           --     (5,221)           --         (5,221)
  Currency translation adjustments..........             --          --           --         --        (1,014)        (1,014)
                                              -------------       -----   ----------  ---------       -------    ------------
  Comprehensive loss........................             --          --           --         --            --         (6,235)
                                              -------------       -----   ----------  ---------       -------    ------------
Balance at December 31, 1998................     27,937,057         278      261,976     23,106        (1,593)       283,767
  401(k) Plan contribution (unaudited)......         44,444          --          200         --            --            200
  Net loss (unaudited)......................             --          --           --     (2,442)           --         (2,442)
                                              -------------       -----   ----------  ---------       -------    ------------
Balance at March 31, 1999 (unaudited).......     27,981,501   $     278   $  262,176  $  20,664    $   (1,593)    $  281,525
                                              -------------       -----   ----------  ---------       -------    ------------
                                              -------------       -----   ----------  ---------       -------    ------------

SEE ACCOMPANYING NOTES.

                         LODGIAN, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                       THREE MONTHS ENDED
                                                                           MARCH 31,            YEAR ENDED DECEMBER 31,
                                                                      --------------------  -------------------------------
                                                                        1999       1998       1998       1997       1996
                                                                      ---------  ---------  ---------  ---------  ---------

                                                                          (UNAUDITED)
Operating activities:
Net (loss) income...................................................  $  (2,442) $   2,996  $  (5,221) $   8,819  $   8,200
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
  Depreciation and amortization.....................................     13,750      7,207     31,114     23,023     18,677
  Loss on extinguishment of indebtedness............................                            3,460      6,251        580
  Deferred income taxes.............................................     (1,828)       500       (726)     2,216      1,252
  Minority interests--other.........................................        821         94      1,430        960      2,060
  401(k) Plan contributions.........................................        200        138        430        282        548
  Provision for (recoveries of) losses on receivables...............         --        (39)        77        (69)        27
  Equity in (profit) loss of unconsolidated entities................         --        (20)      (782)      (107)        63
  Gain on litigation settlement.....................................         --         --         --         --     (3,868)
  Gain on recovery of investments...................................         --         --         --         --       (134)
Changes in operating assets and liabilities, net of effect of acquisitions:
    Accounts receivable.............................................     (3,114)    (4,449)    (6,563)    (2,017)      (824)
    Inventories.....................................................                  (427)    (1,883)    (1,458)      (761)
    Other assets....................................................      4,544     (5,315)   (18,412)       425      1,875
    Accounts payable................................................       (318)     3,097     14,913      1,174        200
    Accrued liabilities.............................................     (1,645)     5,786     11,464      2,522      3,075
                                                                      ---------  ---------  ---------  ---------  ---------
Net cash provided by operating activities...........................      9,968      9,568     29,301     42,021     30,970
Investing activities:
  Acquisitions of property and equipment............................         --    (35,411)   (67,717)  (143,406)   (70,312)
  Acquisition of Impac..............................................         --         --                    --         --
  Proceeds from sale of assets......................................      3,600         --         --         --         --
  Capital improvements, net.........................................    (29,848)   (14,258)  (118,667)   (48,252)   (26,323)
  Purchase of minority interests....................................         --         --         --    (11,748)        --
  Net deposits for capital expenditures.............................     14,200     (5,232)     3,860    (17,247)    (7,074)
  Deposit for asset purchase........................................         --     (8,558)        --         --         --
  Other.............................................................         --        692         --         --         --
  Purchase of marketable securities.................................         --         --         --       (500)        --
  Payments on notes receivable issued to related parties............         --         --         --        470      1,200
  Decrease in investment in unconsolidated entities.................         --         --         --         17      2,198
  Notes receivable issued to related parties........................         --         --         --         --     (1,670)
  Net proceeds from litigation settlement...........................         --         --         --         --      3,868
  Net proceeds from recovery of investments.........................         --         --         --         --        556
                                                                      ---------  ---------  ---------  ---------  ---------
  Net cash used in investing activities.............................    (12,048)   (62,767)  (182,524)  (220,666)   (97,557)
Financing activities:
  Proceeds from issuance of long-term obligations...................      6,273     54,788    600,284    191,560    166,317
  Proceeds from issuance of common stock............................         --        515      1,144    156,638      2,013
  Principal payments of long-term obligations.......................     (4,302)    (1,512)  (390,026)  (167,647)   (92,216)
  Payments of deferred loan costs...................................       (660)      (900)   (20,165)    (4,652)    (6,533)
  (Distributions to) contributions from minority interests..........       (123)       232         --       (946)     5,078
  Payments for repurchase of common stock...........................         --         --    (34,072)      (538)        --
                                                                      ---------  ---------  ---------  ---------  ---------
  Net cash provided by financing activities.........................      1,188     53,123    157,165    174,415     74,659
                                                                      ---------  ---------  ---------  ---------  ---------
Net (decrease) increase in cash and cash equivalents................       (892)       (76)     3,942     (4,230)     8,072
Cash and cash equivalents at beginning of period....................     19,185     15,243     15,243     19,473     11,401
                                                                      ---------  ---------  ---------  ---------  ---------
Cash and cash equivalents at end of period..........................  $  18,293  $  15,167  $  19,185  $  15,243  $  19,473
                                                                      ---------  ---------  ---------  ---------  ---------
                                                                      ---------  ---------  ---------  ---------  ---------
Supplemental cash flow information
Cash paid during the year for:
  Interest, net of amount capitalized...............................  $  22,015  $   6,636  $  31,512  $  22,109  $  23,147
                                                                      ---------  ---------  ---------  ---------  ---------
                                                                      ---------  ---------  ---------  ---------  ---------
  Income taxes paid, net of refunds.................................  $      --  $     285  $   5,210  $   1,091  $   2,531
                                                                      ---------  ---------  ---------  ---------  ---------
                                                                      ---------  ---------  ---------  ---------  ---------
Supplemental disclosure of non cash investing and financing
  activities:
  Non cash acquisition and related financing of property and
    equipment.......................................................  $      --  $      --  $ 696,851  $      --  $      --
                                                                      ---------  ---------  ---------  ---------  ---------
                                                                      ---------  ---------  ---------  ---------  ---------
  Issuance of stock in connection with acquisition of Impac.........  $      --  $      --  $  82,700  $      --  $      --
                                                                      ---------  ---------  ---------  ---------  ---------
                                                                      ---------  ---------  ---------  ---------  ---------

SEE ACCOMPANYING NOTES.

                         LODGIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

    On December 11, 1998 Servico, Inc. (Servico) merged with Impac Hotel Group, LLC (Impac), pursuant to which Servico and Impac formed a new company Lodgian, Inc. ("Lodgian" or the "Company"). This transaction has been accounted for under the purchase method of accounting, whereby Servico is considered the acquiring company. For further discussion of the merger see Note 2.

    As a result of the merger, Lodgian its wholly owned subsidiaries and consolidated partnerships (collectively, the "Company"), own or manage hotels in 35 states, Canada and Europe. At December 31, 1998 and 1997, the Company owned, either wholly or partially, or managed 144 and 71 hotels, respectively.

PRINCIPLES OF CONSOLIDATION

    The financial statements consolidate the accounts of Lodgian, its wholly owned subsidiaries and partnerships in which Lodgian exercises control over the partnerships' assets and operations. Lodgian believes it has control of partnerships when the Company manages and has control of the partnerships' assets and operations, has the ability and authority to enter into financing arrangements on behalf of the entity or to sell the assets of the entity within reasonable business guidelines.

    An unconsolidated entity (owning 1 hotel) and a joint venture which owns and operates six hotels in Belgium and the Netherlands, in which the Company exercises significant influence over operating and financial policies, are accounted for on the equity method. The Company's investments in unconsolidated entities was $10,091,000 December 31, 1998, and is included in other assets, net in the accompanying consolidated balance sheets. All significant intercompany accounts and transactions have been eliminated in consolidation.

QUARTERLY FINANCIAL STATEMENTS

    The unaudited quarterly consolidated financial statements for March 31, 1999 and 1998 do not include all disclosures provided in the annual consolidated financial statements. These quarterly statements should be read in conjunction with the accompanying annual audited consolidated financial statement and the footnotes thereto. Results for the quarterly period ended March 31, 1999 are not necessarily indicative of the results to be expected for the year ending December 31, 1999. However, the accompanying quarterly financial statements reflect all adjustments which are in the opinion of management, of a normal and recurring nature necessary for a fair presentation of the financial position and results of operations of the Company. Unless otherwise stated, all information subsequent to December 31, 1998 is unaudited.

INVENTORIES

    Inventories consist primarily of food and beverage, linens, china, tableware and glassware and are valued at the lower of cost (computed on the first-in, first-out method) or market.

MINORITY INTERESTS--OTHER

    Minority interests represent the minority interests' proportionate share of equity or deficit of partnerships which are accounted for by the Company on a consolidated basis. The Company generally allocates to minority interests their share of any profits or losses in accordance with the provisions of the

                         LODGIAN, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) applicable agreements. However, if the loss applicable to a minority interest exceeds its total investment and advances, such excess is charged to the Company.

MINORITY INTERESTS--PREFERRED REDEEMABLE SECURITIES

    Minority interests-preferred redeemable securities, represents Convertible Redeemable Equity Structure Trust Securities ("CRESTS"). The CRESTS bear interest at 7% and are convertible into shares of the Company's common stock. For further discussion of the CRESTS, see Note 5.

PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Property under capital leases is amortized using the straight line method over the shorter of the estimated useful lives of the assets or the lease term.

    The Company capitalizes interest costs incurred during the renovation and construction of capital assets. During the years ended December 31, 1998, 1997 and 1996, the Company capitalized $3,499,000, $1,650,000 and $644,000 of interest, respectively.

    Management periodically evaluates the Company's property and equipment to determine if there has been any impairment in the carrying value of the assets in accordance with Financial Accounting SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of". SFAS 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

DEFERRED COSTS

    Deferred franchise, financing, and other deferred costs of $41,336,000 and $16,371,000 at December 31, 1998 and 1997, respectively, are included in other assets, net of accumulated amortization of $3,061,000 and $2,509,000 at December 31, 1998 and 1997, respectively, which is computed using the straight-line method, over the terms of the related franchise, loan or other agreements The straight-line method of amortizing deferred financing costs approximates the interest method.

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Restricted cash, consists of amounts reserved for capital improvements, debt service, taxes and insurance.

FAIR VALUES OF FINANCIAL INSTRUMENTS

    The fair values of current assets and current liabilities are assumed to be equal to their reported carrying amounts. The fair values of the Company's long-term debt are estimated using discounted cash flow analysis, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements. In the opinion of management, the carrying value of long-term debt approximates market value as of December 31, 1998 and 1997. The fair market value of the Company's CRESTS which is $78,750,000 at December 31, 1998, is based on quoted market prices. Management has estimated the fair

                         LODGIAN, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) value of the Company's interest rate protection agreements to be approximately $5,000,000 at December 31, 1998 based on dealer quotes.

CONCENTRATION OF CREDIT RISK

    Concentration of credit risk associated with cash and cash equivalents is considered low due to the credit quality of the issuers of the financial instruments held by the Company and due to their short duration to maturity. Accounts receivable are primarily from major credit card companies, airlines and other travel related companies. The Company performs ongoing evaluations of its significant customers and generally does not require collateral. The Company maintains an allowance for doubtful accounts at a level which management believes is sufficient to cover potential credit losses. At December 31, 1998 and 1997, these allowances were $979,000 and $300,000, respectively.

EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE

    The Company adopted SFAS 128 "Earnings Per Share" effective for the year ended December 31, 1998. Basic earnings per share is calculated based on the weighted average number of common shares outstanding during the periods and include common stock contributed or to be contributed by the Company to its employees 401(k) Plan (the "401(k)"). Dilutive earnings per common share include the Company's outstanding stock options and shares convertible under the Company's CRESTS, if dilutive.

STOCK BASED COMPENSATION

    The Company grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for stock option grants in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations. Under APB 25, because the exercise price of the Company's employee stock options is equal to the market price of the underlying stock on the date of grant, no compensation expense is recognized. Under Financial SFAS 123, "Accounting for Stock-Based Compensation", net income and earnings per share are not materially different from amounts reported, therefore, no pro forma information has been presented.

    The Financial Accounting Standards Board is expected to issue an interpretation of APB 25 (the "Interpretation") in the third quarter of 1999. Two of the key areas affected by the proposal are the accounting for stock option repricings and options issued to non-employee directors. The interpretation would be applied prospectively to transactions that occur after December 15, 1998.

    The Interpretation will require that once an option granted to an employee is repriced, that option would be accounted for as if it were a variable plan, giving rise to compensation expense for subsequent changes in stock price, from the date the option is repriced to the date it is exercised. Under the proposal, no compensation expense would be recorded on the date of the repricing. However, compensation would be recorded quarterly through the date of exercise to the extent that the fair market value of the common stock is in excess of the exercise price of the options adjusted for the repricing. The interpretation requires, in measuring compensation expense, the use of the higher of the repriced exercise price of the options or the fair market value of the stock on the date the interpretation is effective.

                         LODGIAN, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Additionally, under the proposed Interpretation, options granted to non-employee directors subsequent to December 15, 1998, would no longer be accounted for under APB 25's intrinsic value method. Instead, such options would be accounted for under the fair value method.

    The Company repriced options totaling 1,408,400 on December 18, 1998 that will be subject to these requirements when the new Interpretation becomes effective.

ADVERTISING EXPENSE

    The cost of advertising is expensed as incurred. The Company incurred $2,162,000, $1,867,000 and $1,613,000 in advertising costs during 1998, 1997 and
1996, respectively.

FOREIGN CURRENCY TRANSLATION

    The financial statements of foreign subsidiaries have been translated into U.S. dollars in accordance with SFAS 52, "Foreign Currency Translation." All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet dates. Income statement amounts have been translated using the average rate for the year. The gains and losses resulting from the changes in exchange rates from year to year have been reported in other comprehensive income. The effects on the statements of operations of transaction gains and losses is insignificant for all years presented.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

IMPACT OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    Effective January 1, 1998, the Company adopted the SFAS 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS 131). SFAS 131 superseded SFAS 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. It is the belief of management that the Company operates under one reporting segment-hotel ownership and management. Therefore, the adoption of SFAS 131 did not have a material impact on the Company's financial statement disclosures.

    As of January 1, 1998, the Company adopted SFAS 130, "Reporting Comprehensive Income." SFAS 130 establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of this Statement had no impact on the Company's results of operations or shareholders' equity. SFAS 130 requires the Company's foreign currency translation adjustments, which prior to adoption were reported separately in shareholders' equity, to be included in other comprehensive income.

                         LODGIAN, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1998

2. MERGER, ACQUISITIONS AND RELATED ITEMS

    On December 11, 1998, Servico merged with Impac in a transaction accounted for under the purchase method of accounting, pursuant to APB 16, "Business Combinations", whereby Servico is considered the acquiring company. The operations of Impac are included in the consolidated statement of operations from the date of acquisition. Under the terms of the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), Servico's existing shareholders received one share of Lodgian common stock for each of Servico stock held by them (approximately 18,440,000 million shares). The purchase price of Impac approximated $104,367,000, consisting of $15 million in cash, the issuance of 9.4 million shares of common stock of Lodgian at $8.80, of which 1.4 million shares are contingent upon the completion of construction of five hotels, and acquisition related costs of approximately $6,647,000. The purchase price has been allocated to the fair value of the net assets acquired as follows (in thousands):

Cash.............................................................................  $   7,027
Inventory........................................................................      2,685
Accounts receivable..............................................................     12,239
Property and equipment...........................................................    616,000
Goodwill and other assets........................................................     12,089
Accounts payable.................................................................    (58,432)
Long term obligations............................................................   (429,466)
Deferred income taxes............................................................    (47,900)
Accrued liabilities..............................................................     (9,875)
                                                                                   ---------
Total purchase price.............................................................  $ 104,367
                                                                                   ---------
                                                                                   ---------

    In connection with the purchase, of Impac, the Company recorded goodwill of approximately $11 million, included in other assets above, which is being amortized over 20 years.

    The allocation of the purchase price is tentative pending completion of valuations of the property and equipment acquired. The allocation may change upon the completion of these valuations.

    In connection with the merger with Impac, Servico incurred approximately $3,400,000 of expenses which consisted primarily of expenses associated with the closing and relocation of Servico's West Palm Beach, Florida corporate headquarters to the Company's headquarters in Atlanta, Georgia and termination and relocation of certain Servico employees. These costs have been expensed as incurred and are included in severance and other expenses in the 1998 consolidated statement of operations. Substantially all of these costs have been paid by December 31, 1998.

    On June 1, 1998, the Company acquired the issued and outstanding units of AMI Operating Partners, L.P. (AMI), in a transaction accounted for under the purchase method of accounting. The purchase price of AMI approximated $74 million which included cash of $16 million and the assumption of $58 million in debt. The operations of AMI are included in the consolidated statement of operations from the date of acquisition. The purchase price was principally allocated to the 15 hotel properties acquired.

                         LODGIAN, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1998

2. MERGER, ACQUISITIONS AND RELATED ITEMS (CONTINUED)
    The pro forma unaudited results of operations for the years ended December 31, 1998 and 1997, assuming the purchase of Impac had been consummated on January 1, 1997, follows:

                                                                                               1998        1997
                                                                                            ----------  ----------
                                                                                            (IN THOUSANDS, EXCEPT
                                                                                               PER SHARE DATA)
Revenues..................................................................................  $  545,794  $  396,516
Net (loss) income before extraordinary item...............................................     (19,070)      2,917
Net loss..................................................................................     (21,146)     (8,837)
Net loss per common share:
  Basic and diluted.......................................................................        (.75)       (.38)

    During November 1998, the President and Chief Executive Officer of Servico announced his resignation effective the date of the merger with Impac. In connection with his resignation, Mr. Buddemeyer was provided a severance package approximating $1.3 million. This amount was expensed during the fourth quarter of 1998 and is included in severance and other expenses in the 1998 consolidated statement of operations. Approximately $164,000 of this amount relates to compensation expense associated with the extension of the terms of his stock options, pursuant to APB 25.

                         LODGIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1998

3. PROPERTY AND EQUIPMENT

    At December 31, 1998 and 1997, property and equipment consisted of the following:

                                                                            USEFUL LIVES
                                                                               (YEARS)         1998         1997
                                                                            -------------  ------------  ----------
                                                                                                (IN THOUSANDS)
Land......................................................................           --    $    168,303  $   48,798
Buildings and improvements................................................        10-40         976,608     430,363
Furnishings and equipment.................................................         3-10         187,055      99,487
                                                                                  -----    ------------  ----------
                                                                                              1,331,966     578,648
Less accumulated depreciation and amortization............................                     (104,528)    (75,976)
Construction in progress..................................................                       90,032      31,408
                                                                                           ------------  ----------
                                                                                           $  1,317,470  $  534,080
                                                                                           ------------  ----------
                                                                                           ------------  ----------

    During the year ended December 31, 1997, the Company purchased 12 hotels for an aggregate purchase price of $140,300,000 which were paid for by the delivery of mortgage notes totaling $72,655,000 and cash for the balance. The 12 hotels purchased, containing an aggregate of 3,002 guest rooms, are operated under license agreements with nationally recognized franchisors and are managed by the Company. In addition, Company increased its ownership interests in the partnerships, owning three hotels, from 51% to 100% for approximately $11,800,000.

4. ACCRUED LIABILITIES

    At December 31, 1998 and 1997, accrued liabilities consisted of the following:

                                                                                                1998       1997
                                                                                              ---------  ---------
                                                                                                 (IN THOUSANDS)
Salaries and related costs..................................................................  $  26,798  $  10,775
Real estate taxes...........................................................................      9,095      4,118
Interest....................................................................................      4,370      1,969
Advance deposits............................................................................      3,799      1,666
Sales taxes.................................................................................      5,412      2,523
Other.......................................................................................      1,159      6,304
                                                                                              ---------  ---------
                                                                                              $  50,633  $  27,355
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                         LODGIAN, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1998

5. LONG-TERM OBLIGATIONS AND PREFERRED REDEEMABLE SECURITIES

    Long-term obligations consisted of the following at December 31:

                                                                                               1998        1997
                                                                                            ----------  ----------
                                                                                                (IN THOUSANDS)
Mortgage notes payable with interest at a variable rate of LIBOR (5% at December 31, 1998
  plus 3.25%). The notes are payable through 2000.........................................  $  265,000  $       --
Credit facilities, of $396 million with interest LIBOR + 2.25% to 2.75% maturing through
  2001. At maturity, each loan converts to term loans amortizing over a 20 year period....     323,744          --
Mortgage notes with an interest rate of 9% payable through 2000...........................      72,000          --
Mortgage notes with fixed rates ranging from 8.6% to 10.7% payable through 2010...........     164,109     152,469
Mortgage notes with variable rates of interest............................................          --     166,817
Other.....................................................................................      27,925       9,762
                                                                                            ----------  ----------
                                                                                               852,778     329,048
Less current portion of long-term obligations.............................................     (36,134)     (5,728)
                                                                                            ----------  ----------
                                                                                            $  816,644  $  323,320
                                                                                            ----------  ----------
                                                                                            ----------  ----------

    Substantially, all of the Company's property and equipment are pledged as collateral for long-term obligations of which approximately $403,249,000 has been guaranteed by Lodgian, Inc. Certain of the mortgage notes are subject to a prepayment penalty if repaid prior to their maturity.

    On December 11, 1998, the Company consummated financing agreements, which resulted in net proceeds of approximately $337 million. The net proceeds were primarily used to pay the costs of the merger with Impac, escrow funds for renovations on certain properties and to repay, prior to maturity, approximately $142,205,000 in debt secured by 27 of its hotels. As a result, the Company recorded an extraordinary loss on early extinguishment of debt of approximately $934,000 (net of income tax benefit of $622,000) relating to the write-off of unamortized deferred financing costs. Approximately $31.5 million of the $337 million relates to the settlement on two swap transactions entered into by the Company with its lender. For further discussion of swap transaction see Note 6.

    In June 1998, the Company issued $175 million of Convertible Redeemable Equity Structures Trust Securities ("CRESTS"). The CRESTS bear interest at 7% and are convertible into shares of the Company's common stock at an initial conversion price of $21.42 per share. The sale of the CRESTS generated $168.5 million in net proceeds, substantially, all of which were used to repay existing debt prior to maturity. As a result, the Company recorded an extraordinary loss on early extinguishment of debt of approximately $1,142,000 (net of income tax benefit of $761,000) relating to the write off of unamortized financing costs. The CRESTS are included in the accompany consolidated balance sheet as Minority Interests-Preferred Redeemable Securities. The interest expense incurred on the CRESTS have been included as "Minority Interests--Preferred Redeemable Securities" in the Consolidated Statement of Operations.

    During 1997 Lodgian completed a secondary offering of 11.5 million shares of common stock at $14.50 per share, which resulted in net proceeds to Lodgian of $156,000,000. The Company repaid, prior to maturity, approximately $128,000,000 in debt secured by 21 of its hotels and, as a result, recorded an extraordinary loss on early extinguishment of debt of approximately $3,800,000 (net of income tax benefit of $2,500,000) relating to the write-off of unamortized loan costs associated with the debt. Seventeen of

                         LODGIAN, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1998

5. LONG-TERM OBLIGATIONS AND PREFERRED REDEEMABLE SECURITIES (CONTINUED) these hotels have subsequently been used to secure approximately $81,200,000 in new variable rate mortgage notes which generated approximately $78,300,000 of net proceeds for use in the acquisition of new properties. The Company has also refinanced eight other properties generating approximately $3,100,000 in net proceeds.

    The Company has entered into an interest rate protection agreement on $54 million related to one of the above credit facilities. Pursuant to the terms of this agreement, when the loan matures in 2001 and converts to term loans, the interest rate will be based on a benchmark treasury rate of 7.235%. In the event the company determines that it is in its best interest to "break" that interest rate lock, it may be required to pay a significant fee to the lender.

    Maturities of long-term obligations for each of the five years after December 31, 1998 and thereafter, are as follows (in thousands):

1999..............................................................  $  36,134
2000..............................................................    325,049
2001..............................................................     16,597
2002..............................................................     13,243
2003..............................................................     47,542
Thereafter........................................................    414,213
                                                                    ---------
                                                                    $ 852,778
                                                                    ---------
                                                                    ---------

6. SETTLEMENT ON SWAP TRANSACTIONS

    During August 1998, the Company entered into treasury rate lock transactions with notional amounts of $175 million and $200 million (collectively, the "Swaps") with a lender for the purpose of hedging their interest rate exposure on two anticipated financing transactions. During September 1998, the Company determined that it was not probable that it would consummate the anticipated transactions and recognized a loss in the consolidated statement of operations of $31.5 million related to the settlement of the Swaps. The obligation related to the settlement of the Swaps was included in the $337 million financing transaction discussed in Note 5.

7. STOCKHOLDERS' EQUITY

    During 1998, in accordance with previously announced share buyback programs, the Company has repurchased in open market transactions and retired 2,660,900 shares of its common stock.

8. INCOME TAXES

    Provision (benefit) for income taxes for the Company is as follows:

                                                                         YEAR ENDED DECEMBER 31
                                     ----------------------------------------------------------------------------------------------
                                                  1998                               1997                            1996
                                     -------------------------------  -----------------------------------  ------------------------

                                      CURRENT   DEFERRED     TOTAL      CURRENT     DEFERRED      TOTAL      CURRENT     DEFERRED
                                     ---------  ---------  ---------  -----------  -----------  ---------  -----------  -----------
Federal............................  $  (1,140) $    (481) $  (1,621)  $   3,289    $   3,186   $   6,475   $   1,322    $   1,170
State and local....................       (423)       (53)      (476)      1,693          211       1,904         651           82
                                     ---------  ---------  ---------  -----------  -----------  ---------  -----------  -----------
                                     $  (1,563) $    (534) $  (2,097)  $   4,982    $   3,397   $   8,379   $   1,973    $   1,252
                                     ---------  ---------  ---------  -----------  -----------  ---------  -----------  -----------
                                     ---------  ---------  ---------  -----------  -----------  ---------  -----------  -----------



                                       TOTAL
                                     ---------
Federal............................  $   2,492
State and local....................        733
                                     ---------
                                     $   3,225
                                     ---------
                                     ---------

                         LODGIAN, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1998

8. INCOME TAXES (CONTINUED)
    The components of the cumulative effect of temporary differences in the deferred income tax liability and asset balances at December 31, 1998 and 1997, are as follows:

                                                                        1998                             1997
                                                           -------------------------------  -------------------------------
                                                                          NON-CURRENT                      NON-CURRENT
                                                            CURRENT   --------------------   CURRENT   --------------------
                                                             TOTAL      ASSET    LIABILITY    TOTAL      ASSET    LIABILITY
                                                           ---------  ---------  ---------  ---------  ---------  ---------

                                                                                    (IN THOUSANDS)
Property and equipment...................................  $  78,523  $      --  $  78,523  $  21,151  $      --  $  21,151
Net operating loss carryforward..........................    (16,015)      (605)   (15,410)    (7,905)      (605)    (7,300)
Alternative minimum tax credits..........................       (999)        --       (999)    (3,739)        --     (3,739)
Self-insurance reserve...................................     (1,360)    (1,360)        --       (878)      (878)        --
Vacation pay accrual.....................................       (745)      (745)        --       (681)      (681)        --
Other....................................................      1,240       (115)     1,355        413        (90)       503
                                                           ---------  ---------  ---------  ---------  ---------  ---------
                                                           $  60,644  $  (2,825) $  63,469  $   8,361  $  (2,254) $  10,615
                                                           ---------  ---------  ---------  ---------  ---------  ---------
                                                           ---------  ---------  ---------  ---------  ---------  ---------

    The difference between income taxes using the effective income tax rate and the federal income tax statutory rate of 34% is as follows:

                                                                                          YEAR ENDED DECEMBER 31,
                                                                                      -------------------------------
                                                                                        1998       1997       1996
                                                                                      ---------  ---------  ---------

                                                                                              (IN THOUSANDS)
Federal income tax at statutory federal rate........................................  $  (1,782) $   7,123  $   4,003
State income taxes, net.............................................................       (315)     1,256        483
Tax benefit with respect to legal settlement........................................         --         --     (1,261)
                                                                                      ---------  ---------  ---------
                                                                                      $  (2,097) $   8,379  $   3,225
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------

    As of December 31, 1998, the Company had net operating loss carry forwards of approximately $45,300,000 for federal income tax purposes which expire in years 2005 through 2018. The full amount of the income tax benefit of this net operating loss carryforward has been reflected in the Consolidated Financial Statements of the Company in prior years.

9. RELATED PARTY TRANSACTIONS

    The Company's President was a shareholder of Impac Hotel Development ("IHD"), which provided acquisition and property development services to Impac for a development fee of four percent of the total project cost of each property acquired or developed. Impac agreed to terminate this agreement prior to the consummation of the Merger so that Impac and its subsidiaries will have no further obligations under the agreement after the Merger other than the payment of up to a four percent development fee (not to exceed $2.5 million in the aggregate) in the event Lodgian acquires or develops any of the hotels or properties identified in the Merger Agreement as Impac's acquisition pipeline.

                         LODGIAN, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1998

10. EARNINGS PER SHARE

    The following table sets forth the computation of basic and diluted earnings per share (in thousands, except per share data):

                                                               THREE MONTHS ENDED
                                                                   MARCH 31,            YEAR ENDED DECEMBER 31,
                                                              --------------------  -------------------------------
                                                                1999       1998       1998       1997       1996
                                                              ---------  ---------  ---------  ---------  ---------
Numerator:
  (Loss) income before extraordinary item...................  $  (2,442) $   2,996  $  (3,145) $  12,570  $   8,548
  Extraordinary item........................................         --         --     (2,076)    (3,751)      (348)
                                                              ---------  ---------  ---------  ---------  ---------
  Net (loss) income.........................................  $  (2,442) $   2,996  $  (5,221) $   8,819  $   8,200
                                                              ---------  ---------  ---------  ---------  ---------
                                                              ---------  ---------  ---------  ---------  ---------
Denominator:
  Denominator for basic earnings per share--
    weighted-average shares.................................     27,056     20,989     20,245     15,183      9,295
  Effect of dilutive securities:
  Employee stock options....................................         --        448         --        457        456
                                                              ---------  ---------  ---------  ---------  ---------
  Denominator for dilutive earnings per share-- adjusted
    weighted-average shares.................................     27,056     21,437     20,245     15,640      9,751
                                                              ---------  ---------  ---------  ---------  ---------
                                                              ---------  ---------  ---------  ---------  ---------
Basic earnings per share:
  (Loss) income before extraordinary item...................  $   (0.09) $   (0.14) $    (.16) $     .83  $     .92
  Extraordinary item........................................         --         --       (.10)      (.25)      (.04)
                                                              ---------  ---------  ---------  ---------  ---------
  Net (loss) income.........................................  $   (0.09) $    0.14  $    (.26) $     .58  $     .88
                                                              ---------  ---------  ---------  ---------  ---------
                                                              ---------  ---------  ---------  ---------  ---------
Diluted earnings per share:
  Income before extraordinary item..........................  $   (0.09) $   (0.14) $    (.16) $     .80  $     .88
  Extraordinary item........................................                             (.10)      (.24)      (.04)
                                                              ---------  ---------  ---------  ---------  ---------
  Net (loss) income.........................................  $   (0.09) $    0.14  $    (.26) $     .56  $     .84
                                                              ---------  ---------  ---------  ---------  ---------
                                                              ---------  ---------  ---------  ---------  ---------

    All prior-period earnings per share amounts have been restated to conform to the SFAS 128 "Earnings per share".

    The computation of diluted EPS did not include shares associated with the assumed conversion of the CRESTS or stock options totaling 8,169,935 because their inclusion would have been antidilutive.

11. COMMITMENTS AND CONTINGENCIES

    Six of the Company's hotels are subject to long-term ground leases expiring from 2014 through 2075 which provide for minimum payments as well as incentive rent payments and most of the Company's hotels have noncancellable operating leases, mainly for operating equipment. The land covered by one lease can be purchased by the Company for approximately $2,600,000. For the years ended December 31, 1998, 1997 and 1996, lease expense for the five noncancellable ground leases was approximately $2,400,000, $1,624,000 and $1,381,000, respectively.

                         LODGIAN, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1998

11. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    At December 31, 1998, the future minimum commitments for noncancellable ground leases are as follows (in thousands):

1999...............................................................  $   3,438
2000...............................................................      3,444
2001...............................................................      3,427
2002...............................................................      3,434
2003...............................................................      2,405
Thereafter.........................................................     73,429
                                                                     ---------
                                                                     $  89,577
                                                                     ---------
                                                                     ---------

    The Company has entered into license agreements with various hotel chains which require annual payments for license fees, reservation services and advertising fees. The license agreements generally have an original ten year term. The majority of the Company's license agreements have five to ten years remaining on the term. The licensors may require the Company to upgrade its facilities at any time to comply with the licensor's then current standards. Upon the expiration of the term of a license, the Company may apply for a license renewal. In connection with the renewal of a license, the licensor may require payment of a renewal fee, increased license, reservation and advertising fees, as well as substantial renovation of the facility. Payments made in connection with these agreements totaled approximately $19,268,000, $14,498,000 and $12,401,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

    The license agreements are subject to cancellation in the event of a default, including the failure to operate the hotel in accordance with the quality standards and specifications of the licensors. The Company believes that the loss of a license for any individual hotel would not have a material adverse effect on the Company's financial condition and results of operations. The Company believes it will be able to renew its current licenses or obtain replacements of a comparable quality.

    Twenty-five hotels which the Company owns are operated under license agreements that require the Company to make certain capital improvements in accordance with a specified time schedule. Further, in connection with the financing of the Company's hotels (see Note 4) and the acquisition of other hotels (see Note 2), the Company has agreed to make certain capital improvements and had approximately $30 million escrowed for such improvements which is included in other assets on the accompanying balance sheet. The Company estimates its remaining obligations for all the above commitments to be approximately $85 million of which approximately $50 million is expected to be spent in 1999 and the balance during 2000 and 2001.

    The Company has maintenance agreements, primarily on a one to three year basis, which resulted in expenses of approximately $3,557,000, $2,497,000 and $2,106,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

    A wholly-owned subsidiary of Lodgian, Inc. has provided a guarantee of the debt of a joint venture in which the Company accounts for under the equity method of accounting. As of December 31, 1998, the balance of this obligation approximated $80 million. Assets with a carrying value of approximately $100 million collateralize this obligation.

    The Company is a party to legal proceedings arising in the ordinary course of its business, the impact of which would not, either individually or in the aggregate, in management's opinion, based upon the facts

                         LODGIAN, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1998

11. COMMITMENTS AND CONTINGENCIES (CONTINUED) known by management and the advice of counsel, have a material adverse effect on the Company's financial condition or results of operations.

12. EMPLOYEE BENEFITS PLANS AND STOCK OPTION PLAN

    The Company makes contributions to several multi-employer pension plans for employees of various subsidiaries covered by collective bargaining agreements. These plans are not administered by the Company and contributions are determined in accordance with provisions of negotiated labor contracts. Certain withdrawal penalties may exist, the amount of which are not determinable at this time. The cost of such contributions during the years ended December 31, 1998, 1997 and 1996, was approximately $500,000, $412,000 and $499,000, respectively.

    The Company adopted, the 401(k) for the benefit of its non-union employees under which participating employees may elect to contribute up to 10% of their compensation. The Company may match an employee's elective contributions to the 401(k), subject to certain conditions, with shares of the Company's common stock equal to up to 100% of the amount of such employee's elective contributions. These employer contributions vest at a rate of 20% per year beginning in the third year of employment. The cost of these contributions during the years ended December 31, 1998, 1997 and 1996, was $430,000, $282,000 and $548,000,
respectively. The 401(k) does not require a contribution by the Company.

    The Company has also adopted the Lodgian, Inc. Stock Option Plan, as amended, (the "Option Plan"). In accordance with the Option Plan, options to acquire up to 3,250,000 shares of common stock may be granted to employees, directors, independent contractors and agents as determined by a committee appointed by the Board of Directors. Options may be granted at an exercise price not less than fair market value on the date of grant. These options will generally vest over five years.

    In addition, in August 1997 each non-employee director was awarded an option to acquire 20,000 shares of common stock at an exercise price equal to the fair market price on date of grant. Such options became exercisable upon date of grant and were granted outside of the Lodgian Stock Option plan.

    On December 18, 1998, the Company re-priced its options. See discussion of impact of pending accounting pronouncement related to stock option repricings in
Note 1.

    The following table indicates all options granted and their status:

                                                                                         OPTION PRICE
                                                                             -------------------------------------
                                                                             NUMBER OF SHARES    RANGE PER SHARE
                                                                             -----------------  ------------------
Balance December 31, 1995..................................................       1,137,200       $ 4.00 -- $ 9.50
  Granted..................................................................         216,500        10.75 --  16.13
  Exercised................................................................        (497,800)        4.00 --   9.50
  Forfeited................................................................         (38,900)        8.63 --  10.75
                                                                             -----------------
Balance December 31, 1996..................................................         817,000         4.00 --  16.13
  Granted..................................................................         977,700        15.25 --  16.81
  Exercised................................................................         (86,600)        4.00 --  10.75
  Forfeited................................................................         (19,400)        8.63 --  10.75
                                                                             -----------------
Balance December 31, 1997..................................................       1,688,700         4.00 --  16.81
  Granted..................................................................         755,000                6.13 --
  Exercised................................................................        (134,900)        4.00 --  16.75
  Forfeited................................................................         (27,900)        8.63 --  16.75
                                                                             -----------------
Balance December 31, 1998..................................................       2,280,900         4.00 --   6.15
                                                                             -----------------
                                                                             -----------------

                         LODGIAN, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1998

12. EMPLOYEE BENEFITS PLANS AND STOCK OPTION PLAN (CONTINUED)
    At December 31, 1998, there were 911,280 options exercisable. The income tax benefit, if any, associated with the exercise of stock options is credited to additional paid-in capital.

13. CERTAIN OTHER EVENTS

    In January 1996, the Company entered into an agreement with its former Chief Executive Officer in connection with his resignation from the Company and its Board of Directors. This agreement provided for payments totaling approximately $830,000 over a twenty-four month period, the cost of which is included in other operating expenses for the year ended December 31, 1996.

    In March 1996, the Company received approximately $3,900,000 in connection with the settlement of a lawsuit brought on behalf of Servico, against a bank group and law firm, based on alleged breaches prior to 1990 of their duties to the Company. This amount, less approximately $300,000 of associated expenses, is included in other income for the year ended December 31, 1996.

14. SUBSEQUENT EVENTS

    In March 1999, a lender released $15 million of an original $23 million escrow initiated at the time their $265 million loan was closed. This holdback related to future capital improvements. Simultaneously, the lender issued the Company a commitment for $15 million to replenish this escrow at a future date subject to the same terms and conditions as the original loan.

    On March 30, 1999, the board of directors adopted a Shareholder Rights Plan and declared one Right on each outstanding share of the Company's common stock. The dividend will be paid on April 19, 1999 to stockholders of record on April 14, 1999. Initially the Rights will trade with the common stock of the Company and will not be exercisable. The Right will separate from the common stock and become exercisable upon the occurrence of events typical of shareholder rights plans. In general, such separation will occur when any person or group of affiliated persons acquires or makes an offer to acquire 15% or more of the Company's common stock. Thereafter, separate Right Certificates will be distributed and each Right will entitle its holder to purchase one-hundredth of a share of the Company's Participating Preferred Stock for an exercise price of $25. Each one-hundredth of a share of Preferred Stock has economic and voting terms equivalent to those of one share of the Company's common stock.

15. OTHER SUBSEQUENT EVENTS AND SUPPLEMENTAL GUARANTOR INFORMATION

    On June 1, 1999, a contractor hired by Servico to perform work on six properties in New York, Illinois and Texas filed a summons with notice against us in the Supreme Court of the State of New York, claiming breach of contract and quantum meruit, among other things. The contractor is seeking damages in the aggregate amount of $45 million. The contractor is required to file a formal complaint.

    We have filed an appearance to the summons and will vigorously defend our position. We believe we have valid defenses and counterclaims and that any possible outcome will not have a material adverse effect on our financial position or results of operations.

    In connection with the Company's offer to sell $200 million principal amount of Senior Subordinated Notes due 2009 (the "Notes"), certain of the Company's subsidiaries (the "Subsidiary Guarantors") will fully and unconditionally guarantee, on a joint and several basis, the Company's obligations to pay principal and interest with respect to the Notes. Each Subsidiary Guarantor is wholly owned and management has determined that separate financial statements for the Subsidiary Guarantors are not

                         LODGIAN, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1998

15. OTHER SUBSEQUENT EVENTS AND SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED) material to investors. The subsidiaries of the Company that are not Subsidiary Guarantors are referred to in this note as the "Non-Guarantor Subsidiaries."

    The following supplemental consolidating condensed financial statements present balance sheets as of March 31, 1999 (Unaudited), December 31, 1998 and 1997 and statements of operations and of cash flows for the three months ended March 31, 1999 (Unaudited) and 1998 (Unaudited) and for the years ended December 31, 1998, 1997 and 1996. In the consolidating condensed financial statements, Lodgian, Inc. or Servico, Inc. (the "Parent") accounts for its investments in wholly-owned subsidiaries using the equity method.

                         LODGIAN, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1998

                         LODGIAN, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATING BALANCE SHEET
                                 MARCH 31, 1999
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                          SUBSIDIARY   NON-GUARANTOR                   TOTAL
                  ASSETS                       PARENT     GUARANTORS   SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                            ------------  -----------  -------------  ------------  ------------
Current assets:
  Cash and cash equivalents...............   $    2,558    $   7,378    $     8,357    $       --    $   18,293
  Restricted cash.........................           --           --          6,127            --         6,127
  Accounts receivable, net of
    allowances............................           --        7,913         20,699            --        28,612
  Other current assets....................        2,512       29,304         (5,138)           --        26,678
                                            ------------  -----------  -------------  ------------  ------------
Total current assets......................        5,070       44,595         30,045            --        79,710
Property and equipment, net...............           --      334,435        995,533            --     1,329,968
Deposits for capital expenditures.........           --           --         16,186            --        16,186
Investment in consolidated entities.......      138,037           --             --      (138,037)           --
Due from to affiliates....................      109,167     (132,789)        23,622            --            --
Other assets, net.........................       40,854       22,389          5,573            --        68,816
                                            ------------  -----------  -------------  ------------  ------------
                                             $  293,128    $ 268,630    $ 1,070,959    $ (138,037)   $1,494,680
                                            ------------  -----------  -------------  ------------  ------------
                                            ------------  -----------  -------------  ------------  ------------
   LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable, trade.................   $      365    $  10,709    $    45,861    $       --    $   56,935
  Accrued liabilities.....................           --       20,104         28,884            --        48,988
  Current portion long-term obligations...           --          829         35,293            --        36,122
                                            ------------  -----------  -------------  ------------  ------------
Total current liabilities.................          365       31,642        110,038            --       142,045

Long-term obligations, less current
  portion.................................        7,722      260,331        550,574            --       818,627

Deferred income taxes.....................        1,923       (6,534)        66,452            --        61,841

Minority interests:
  Preferred redeemable securities.........           --           --        175,000            --       175,000
  Other...................................           --           --         15,642            --        15,642

Stockholder's equity:
  Common stock............................          278           34            492          (526)          278
  Additional paid-in capital..............      262,176       10,184            718       (10,902)      262,176
  Retained earnings (accumulated
    deficit)..............................       20,664      (25,434)       143,870      (118,436)       20,664
  Members' equity.........................           --           --          8,173        (8,173)           --
  Accumulated other comprehensive loss....           --       (1,593)            --            --        (1,593)
                                            ------------  -----------  -------------  ------------  ------------
Total stockholders' equity................      283,118      (16,809)       153,253      (138,037)      281,525
                                            ------------  -----------  -------------  ------------  ------------
Total liabilities and stockholders'
  equity..................................   $  293,128    $ 268,630    $ 1,070,959    $ (138,037)   $1,494,680
                                            ------------  -----------  -------------  ------------  ------------
                                            ------------  -----------  -------------  ------------  ------------

                         LODGIAN, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1998

                         LODGIAN, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATING BALANCE SHEET
                               DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                                           SUBSIDIARY   NON-GUARANTOR                   TOTAL
                   ASSETS                        PARENT    GUARANTORS   SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                               ----------  -----------  -------------  ------------  ------------
Current assets:
  Cash and cash equivalents..................  $    1,648   $   5,864    $    11,673    $       --    $   19,185
  Restricted cash............................          --          --          6,302            --         6,302
  Accounts receivable, net of allowances.....          --       6,228         19,270            --        25,498
  Other current assets.......................       3,023      31,495         (6,562)           --        27,956
                                               ----------  -----------  -------------  ------------  ------------
Total current assets.........................       4,671      43,587         30,683            --        78,941
Property and equipment, net..................          --     336,556        980,914            --     1,317,470
Deposits for capital expenditures............          --          --         30,386            --        30,386
Investment in consolidated entities..........      74,056          --             --       (74,056)           --
Due from (to) affiliates.....................     178,948    (145,507)       (33,441)           --            --
Other assets, net............................      38,095      24,121          8,908            --        71,124
                                               ----------  -----------  -------------  ------------  ------------
                                               $  295,770   $ 258,757    $ 1,017,450    $  (74,056)   $1,497,921
                                               ----------  -----------  -------------  ------------  ------------
                                               ----------  -----------  -------------  ------------  ------------
    LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable, trade....................  $      132   $  11,054    $    46,067    $       --    $   57,253
  Accrued liabilities........................          --      11.852         38,781            --        50,633
  Current portion long-term obligations......          --         829         35,305            --        36,134
                                               ----------  -----------  -------------  ------------  ------------
Total current liabilities....................         132      23,735        120,153            --       144,020

Long-term obligations, less current
  portion....................................       7,722     258,462        550,460            --       816,644

Deferred income taxes........................       2,556      (6,533)        67,446            --        63,469

Minority interests:
  Preferred redeemable securities............          --          --        175,000            --       175,000
  Other......................................          --          --         15,021            --        15,021

Stockholder's equity:
  Common stock...............................         278          34            492          (526)          278
  Additional paid-in capital.................     261,976       9,687            718       (10,405)      261,976
  Retained earnings (accumulated deficit)....      23,106     (25,035)        79,987       (54,952)       23,106
  Members equity.............................          --          --          8,173        (8,173)           --
  Accumulated other comprehensive loss.......          --      (1,593)            --            --        (1,593)
                                               ----------  -----------  -------------  ------------  ------------
Total stockholders' equity...................     285,360     (16,907)        89,370       (74,056)      283,767
                                               ----------  -----------  -------------  ------------  ------------
Total liabilities and stockholders' equity...  $  295,770   $ 258,757    $ 1,017,450    $  (74,056)   $1,497,921
                                               ----------  -----------  -------------  ------------  ------------
                                               ----------  -----------  -------------  ------------  ------------

                         LODGIAN, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1998

                         LODGIAN, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATING BALANCE SHEET
                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                           SUBSIDIARY   NON-GUARANTOR                   TOTAL
                                                PARENT     GUARANTORS   SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                              -----------  -----------  -------------  ------------  ------------

                   ASSETS
Current assets:
  Cash and cash equivalents.................  $    14,208   $   1,811    $      (776)   $       --    $   15,243
  Restricted cash...........................           --          --             --            --            --
  Accounts receivable, net of allowances....           --       4,539          6,484            --        11,023
  Other current assets......................        2,344       4,071          9.223            --        15,638
                                              -----------  -----------  -------------  ------------  ------------
Total current assets........................       16,552      10,421         14,931            --        41,904
Property and equipment, net.................           --     245,083        288,997            --       534,080
Deposits for capital expenditures...........           --      25,467          5,434            --        30,901
Due from (to) affiliates....................      212,806    (117,222)       (95,584)           --            --
Investment in consolidated entities.........        3,715          --             --        (3,715)           --
Other assets, net...........................       11,779       8,951             36            --        20,766
                                              -----------  -----------  -------------  ------------  ------------
                                              $   244,852   $ 172,700    $   213,814    $   (3,715)   $  627,651
                                              -----------  -----------  -------------  ------------  ------------
                                              -----------  -----------  -------------  ------------  ------------

    LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable, trade...................  $         4   $   2,925    $     4,614    $       --    $    7,543
  Accrued liabilities.......................          989      10,390         15,976            --        27,355
  Current portion long-term obligations.....           79         930          4,719            --         5,728
                                              -----------  -----------  -------------  ------------  ------------
Total current liabilities...................        1,072      14,245         25,309            --        40,626

Long-term obligations, less current
  portion...................................          986     162,937        159,397            --       323,320

Deferred income taxes.......................        2,680         347          7,588            --        10,615

Minority interests..........................           --          --         13,555            --        13,555

Stockholder's equity:
  Common stock..............................          210          32            488          (520)          210
  Additional paid-in capital................      211,577       9,685            538       (10,223)      211,577
  Retained earnings (accumulated deficit)...       28,327     (13,967)         6,939         7,028        28,327
  Accumulated other comprehensive loss......           --        (579)            --            --          (579)
                                              -----------  -----------  -------------  ------------  ------------
Total stockholders' equity..................      240,114      (4,829)         7,965        (3,715)      239,535
                                              -----------  -----------  -------------  ------------  ------------
Total liabilities and stockholders' equity..  $   244,852   $ 172,700    $   213,814    $   (3,715)   $  627,651
                                              -----------  -----------  -------------  ------------  ------------
                                              -----------  -----------  -------------  ------------  ------------

                         LODGIAN, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1998

                         LODGIAN, INC. AND SUBSIDIARIES
                     CONSOLIDATING STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1999
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                           SUBSIDIARY   NON-GUARANTOR                    TOTAL
                                                 PARENT    GUARANTORS   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                                ---------  -----------  -------------  -------------  ------------
Revenues
  Rooms.......................................  $      --   $  29,825    $    66,959     $      --     $   96,784
  Food and beverage...........................         --      10,892         21,178            --         32,070
  Other.......................................         --       2,238          4,712            --          6,950
                                                ---------  -----------  -------------       ------    ------------
      Total revenues..........................         --      42,955         92,849            --        135,804
                                                ---------  -----------  -------------       ------    ------------

Operating expenses
  Direct:
    Rooms.....................................         --       8,047         18,217            --         26,264
    Food and beverage.........................         --       7,876         16,232            --         24,108
  General and administrative..................         --          --          5,229            --          5,229
  Other.......................................         --      15,327         32,513            --         47,840
  Depreciation and amortization...............         --       6,265          7,485            --         13,750
                                                ---------  -----------  -------------       ------    ------------
      Total operating expenses................         --      37,515         79,676            --        117,191
                                                ---------  -----------  -------------       ------    ------------
Income from operations........................         --       5,440         13,173            --         18,613
Other income (expenses)
  Other income................................        (66)       (268)           682            --            348
  Interest expense............................         --      (5,230)       (13,898)           --        (19,128)
  Equity in loss of consolidated
    subsidiaries..............................     (4,004)         --             --         4,004             --

Minority interests:
  Preferred redeemable securities.............         --          --         (3,159)           --         (3,159)
  Other.......................................         --          --           (744)           --           (744)
                                                ---------  -----------  -------------       ------    ------------
Loss before income taxes......................     (4,070)        (58)        (3,946)        4,004         (4,070)
(Benefit) provision for income taxes..........     (1,628)        (23)        (1,579)        1,602         (1,628)
                                                ---------  -----------  -------------       ------    ------------
Net loss......................................  $  (2,442)  $     (35)   $    (2,367)    $   2,402     $   (2,442)
                                                ---------  -----------  -------------       ------    ------------
                                                ---------  -----------  -------------       ------    ------------

                         LODGIAN, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1998

                         LODGIAN, INC. AND SUBSIDIARIES
                     CONSOLIDATING STATEMENT OF CASH FLOWS
                       THREE MONTHS ENDED MARCH 31, 1999
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                          SUBSIDIARY   NON-GUARANTOR     TOTAL
                                                                PARENT    GUARANTORS   SUBSIDIARIES   CONSOLIDATED
                                                               ---------  -----------  -------------  ------------
Net cash flows operating activities..........................  $     710   $   5,658     $   3,600     $    9,968

Investing activities:
    Capital improvements, net................................         --      (4,144)      (25,704)       (29,848)
    Other....................................................         --          --        17,800         17,800
                                                               ---------  -----------  -------------  ------------
Net cash flows from investing activities.....................         --      (4,144)       (7,904)       (12,048)

Financing activities:
    Proceeds from issuance of long-term obligations..........         --          --         6,273          6,273
    Principal payments of long-term obligations..............         --          --        (4,302)        (4,302)
    Other....................................................        200          --          (983)          (783)
                                                               ---------  -----------  -------------  ------------
Net cash flows from financing activities.....................        200          --           988          1,188
                                                               ---------  -----------  -------------  ------------
Change in cash and cash equivalents..........................        910       1,514        (3,316)          (892)
Cash and cash equivalents at beginning of period.............      1,648       5,864        11,673         19,185
                                                               ---------  -----------  -------------  ------------
Cash and cash equivalents at end of period...................  $   2,558   $   7,378     $   8,357     $   18,293
                                                               ---------  -----------  -------------  ------------
                                                               ---------  -----------  -------------  ------------

                         LODGIAN, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1998

                         LODGIAN, INC. AND SUBSIDIARIES
                     CONSOLIDATING STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1998
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                           SUBSIDIARY   NON-GUARANTOR                   TOTAL
                                                 PARENT    GUARANTORS   SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                               ----------  -----------  -------------  ------------  ------------
Revenues:
  Rooms......................................  $       --   $  25,596     $  30,237     $       --    $   55,833
  Food and beverage..........................          --       9,443        12,703             --        22,146
  Other......................................          --       2,269         2,633             --         4,902
                                               ----------  -----------  -------------  ------------  ------------
      Total revenues.........................          --      37,308        45,573             --        82,881
                                               ----------  -----------  -------------  ------------  ------------

Operating expenses:
  Direct:
    Rooms....................................          --       7,323         8,186             --        15,509
    Food and beverage........................          --       7,414        10,233             --        17,647
  General and adminsitrative.................         141          --         2,246             --         2,387
  Other......................................         138      13,592        13,920             --        27,650
  Depreciation and amortization..............          --       3,486         3,721             --         7,207
                                               ----------  -----------  -------------  ------------  ------------
      Total operating expenses...............         279      31,815        38,306             --        70,400
                                               ----------  -----------  -------------  ------------  ------------
(Loss) income from operations................        (279)      5,493         7,267             --        12,481
Other income (expenses):
  Other income...............................         146        (211)          519             --           454
  Interest expense...........................        (111)     (3,325)       (4,410)            --        (7,846)
  Equity in earnings of consolidated
    subsidiaries.............................       5,239          --            --         (5,239)           --
Minority interests...........................          --          --           (94)            --           (94)
                                               ----------  -----------  -------------  ------------  ------------
Income before income taxes...................       4,995       1,957         3,282         (5,239)        4,995
Provision for income taxes...................       1,999         783         1,313         (2,096)        1,999
                                               ----------  -----------  -------------  ------------  ------------
Net income...................................  $    2,996   $   1,174     $   1,969     $   (3,143)   $    2,996
                                               ----------  -----------  -------------  ------------  ------------
                                               ----------  -----------  -------------  ------------  ------------

                         LODGIAN, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1998

                         LODGIAN, INC. AND SUBSIDIARIES
                     CONSOLIDATING STATEMENT OF CASH FLOWS
                       THREE MONTHS ENDED MARCH 31, 1998
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                         SUBSIDIARY   NON-GUARANTOR     TOTAL
                                                               PARENT    GUARANTORS   SUBSIDIARIES   CONSOLIDATED
                                                              ---------  -----------  -------------  ------------
Net cash flows from operating activities....................  ($  1,958)  $  10,997     $     529     $    9,568

Investing activities:
    Acquisitions of property and equipment..................         --     (35,400)          (11)       (35,411)
    Capital improvements, net...............................         --      (6,502)       (7,756)       (14,258)
    Other...................................................         --     (10,592)       (2,506)       (13,098)
                                                              ---------  -----------  -------------  ------------
Net cash flows from investing activities....................         --     (52,494)      (10,273)       (62,767)

Financing activities:
    Proceeds from issuance of long-term obligations.........      7,029      42,775         4,984         54,788
    Principal payments of long-term obligations.............         --        (140)       (1,372)        (1,512)
    Other...................................................        513        (821)          155           (153)
                                                              ---------  -----------  -------------  ------------
Net cash flows from financing activities....................      7,542      41,814         3,767         53,123
                                                              ---------  -----------  -------------  ------------
Change in cash and cash equivalents.........................      5,584         317        (5,977)           (76)
Cash and cash equivalents at beginning of period............     14,208       1,811          (776)        15,243
                                                              ---------  -----------  -------------  ------------
Cash and cash equivalents at end of period..................  $  19,792   $   2,128     ($  6,753)    $   15,167
                                                              ---------  -----------  -------------  ------------
                                                              ---------  -----------  -------------  ------------

                         LODGIAN, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1998

                         LODGIAN, INC. AND SUBSIDIARIES
                     CONSOLIDATING STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                                           SUBSIDIARY   NON-GUARANTOR                    TOTAL
                                                 PARENT    GUARANTORS   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                                ---------  -----------  -------------  -------------  ------------
Revenues:
  Rooms.......................................  $      --   $ 118,041    $   149,821     $      --     $  267,862
  Food and beverage...........................         --      42,849         64,485            --        107,334
  Other.......................................         --       9,633         10,385            --         20,018
                                                ---------  -----------  -------------       ------    ------------
    Total revenues............................         --     170,523        224,691            --        395,214
                                                ---------  -----------  -------------       ------    ------------

Operating expenses:
  Direct:
    Rooms.....................................         --      34,001         41,315            --         75,316
    Food and beverage.........................         --      32,891         48,752            --         81,643
  General and administrative..................        527          --          9,553            --         10,080
  Other.......................................        435      63,174         66,341            --        129,950
  Depreciation and amortization...............         --      12,550         18,564            --         31,114
                                                ---------  -----------  -------------       ------    ------------
    Total operating expenses..................        962     142,616        184,525            --        328,103
                                                ---------  -----------  -------------       ------    ------------

(Loss) income from operations.................       (962)     27,907         40,166            --         67,111

Other income (expenses):
  Other income................................      2,864          --         (2,036)           --            828
  Other expenses..............................         --     (29,033)        (5,859)           --        (34,892)
  Interest expense............................     (1,557)    (16,079)       (12,742)           --        (30,378)
  Equity in loss of consolidated
    subsidiaries..............................     (5,587)         --             --         5,587             --
Minority interests:
  Preferred redeemable securities.............         --          --         (6,475)           --         (6,475)
  Other.......................................         --          --         (1,436)           --         (1,436)
                                                ---------  -----------  -------------       ------    ------------
(Loss) income before income taxes and
  extraordinary item..........................     (5,242)    (17,205)        11,618         5,587         (5,242)

(Benefit) provision for income taxes..........     (2,097)     (6,882)         4,647         2,235         (2,097)
                                                ---------  -----------  -------------       ------    ------------
(Loss) income before extraordinary items......     (3,145)    (10,323)         6,971         3,352         (3,145)
                                                ---------  -----------  -------------       ------    ------------
Extraordinary items, net of taxes.............         --          --         (2,076)           --         (2,076)
                                                ---------  -----------  -------------       ------    ------------
Net (loss) income.............................  $  (3,145)  $ (10,323)   $     4,895     $   3,352     $   (5,221)
                                                ---------  -----------  -------------       ------    ------------
                                                ---------  -----------  -------------       ------    ------------

                         LODGIAN, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1998

                         LODGIAN, INC. AND SUBSIDIARIES
                     CONSOLIDATING STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                                                         SUBSIDIARY   NON-GUARANTOR     TOTAL
                                                               PARENT    GUARANTORS   SUBSIDIARIES   CONSOLIDATED
                                                              ---------  -----------  -------------  ------------
Net cash flows from operating activities....................  $  20,394  $     9,529   ($      622)       29,301

Investing activities:
    Acquisitions of property and equipment..................         --      (56,589)      (11,128)      (67,717)
    Capital improvements, net...............................         --      (47,434)      (71,233)     (118,667)
    Other...................................................         --       25,467       (21,607)        3,860
                                                              ---------  -----------  -------------  ------------
Net cash flows from investing activities....................         --      (78,556)     (103,968)     (182,524)

Financing activities:
    Proceeds from issuance of long-term obligations.........      6,736      251,662       341,886       600,284
    Principal payments of long-term obligations.............         --     (162,937)     (227,089)     (390,026)
    Other...................................................    (39,690)     (15,645)        2,242       (53,093)
                                                              ---------  -----------  -------------  ------------
Net cash flows from financing activities....................    (32,954)      73,080       117,039       157,165
                                                              ---------  -----------  -------------  ------------
Change in cash and cash equivalents.........................    (12,560)       4,053        12,449         3,942
Cash and cash equivalents at beginning of year..............     14,208        1,811          (776)       15,243
                                                              ---------  -----------  -------------  ------------
Cash and cash equivalents at end of year....................  $   1,648  $     5,864   $    11,673    $   19,185
                                                              ---------  -----------  -------------  ------------
                                                              ---------  -----------  -------------  ------------

                         LODGIAN, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1998

                         LODGIAN, INC. AND SUBSIDIARIES
                     CONSOLIDATING STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                          SUBSIDIARY   NON-GUARANTOR                   TOTAL
                                               PARENT     GUARANTORS   SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                             -----------  -----------  -------------  ------------  ------------
Revenues:
  Rooms....................................   $      --    $  62,618    $   117,338    $       --    $  179,956
  Food and beverage........................          --       24,629         55,706            --        80,335
  Other....................................          --        5,135         11,231            --        16,366
                                             -----------  -----------  -------------  ------------  ------------
    Total revenues.........................          --       92,382        184,275            --       276,657
                                             -----------  -----------  -------------  ------------  ------------

Operating expenses:
  Direct:
    Rooms..................................          --       17,338         32,270            --        49,608
    Food and beverage......................          --       18,911         42,008            --        60,919
  General and administrative...............         424           --          8,549            --         8,973
  Other....................................         283       31,694         56,059            --        88,036
  Depreciation and amortization............          --        8,022         15,001            --        23,023
                                             -----------  -----------  -------------  ------------  ------------
    Total operating expenses...............         707       75,965        153,887            --       230,559
                                             -----------  -----------  -------------  ------------  ------------

(Loss) income from operations..............        (707)      16,417         30,388            --        46,098

Other income (expenses):
  Other income.............................       1,928       (6,850)         6,642            --         1,720
  Interest expense.........................          (8)      (9,972)       (15,929)           --       (25,909)
  Equity in earnings of consolidated
    subsidiaries...........................      19,736           --             --       (19,736)           --
Minority interests.........................          --           --           (960)           --          (960)
                                             -----------  -----------  -------------  ------------  ------------
Income (loss) before income taxes and
  extraordinary item.......................      20,949         (405)        20,141       (19,736)       20,949

Provision (benefit) for income taxes.......       8,380         (162)         8,056        (7,895)        8,379
                                             -----------  -----------  -------------  ------------  ------------
Income (loss) before extraordinary item....      12,569         (243)        12,085       (11,841)       12,570
Extraordinary item, net of taxes...........          --           --         (3,751)           --        (3,751)
                                             -----------  -----------  -------------  ------------  ------------
Net income (loss)..........................   $  12,569    $    (243)   $     8,334    $  (11,841)   $    8,819
                                             -----------  -----------  -------------  ------------  ------------
                                             -----------  -----------  -------------  ------------  ------------

                         LODGIAN, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1998

                         LODGIAN, INC. AND SUBSIDIARIES
                     CONSOLIDATING STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                                         SUBSIDIARY   NON-GUARANTOR     TOTAL
                                                              PARENT     GUARANTORS   SUBSIDIARIES   CONSOLIDATED
                                                            -----------  -----------  -------------  ------------
Net cash flows from operating activities..................  $  (152,267) $   118,520   $    75,768    $   42,021

Investing activities:
    Acquisitions of property and equipment................           --     (118,700)      (24,706)     (143,406)
    Capital improvements, net.............................           --      (11,007)      (37,245)      (48,252)
    Other.................................................           --      (23,420)       (5,588)      (29,008)
                                                            -----------  -----------  -------------  ------------
Net cash flows from investing activities..................           --     (153,127)      (67,539)     (220,666)

Financing activities:
    Proceeds from issuance of long-term obligations.......           --       64,989       126,571       191,560
    Principal payments of long-term obligations...........       (6,387)     (26,644)     (134,616)     (167,647)
    Proceeds from issuance of common stock................      156,638           --            --       156,638
    Other.................................................          (31)      (2,749)       (3,356)       (6,136)
                                                            -----------  -----------  -------------  ------------
Net cash flows from financing activities..................      150,220       35,596       (11,401)      174,415
                                                            -----------  -----------  -------------  ------------
Change in cash and cash equivalents.......................       (2,047)         989        (3,172)       (4,230)
Cash and cash equivalents at beginning of year............       16,255          822         2,396        19,473
                                                            -----------  -----------  -------------  ------------
Cash and cash equivalents at end of year..................  $    14,208  $     1,811   $      (776)   $   15,243
                                                            -----------  -----------  -------------  ------------
                                                            -----------  -----------  -------------  ------------

                         LODGIAN, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1998

                         LODGIAN, INC. AND SUBSIDIARIES
                     CONSOLIDATING STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                           SUBSIDIARY   NON-GUARANTOR                   TOTAL
                                                 PARENT    GUARANTORS   SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                                ---------  -----------  -------------  ------------  ------------
Revenues:
  Rooms.......................................  $      --   $  53,642    $   102,922    $       --    $  156,564
  Food and beverage...........................         --      20,916         47,887            --        68,803
  Other.......................................         --       3,987         10,172            --        14,159
                                                ---------  -----------  -------------  ------------  ------------
    Total revenues............................         --      78,545        160,981            --       239,526
                                                ---------  -----------  -------------  ------------  ------------

Operating expenses:
  Direct:
    Rooms.....................................         --      15,115         28,552            --        43,667
    Food and beverage.........................         --      16,016         36,745            --        52,761
  General and administrative..................        546          --          8,751            --         9,297
  Other.......................................        646      26,016         50,521            --        77,183
  Depreciation and amortization...............         --       6,551         12,126            --        18,677
                                                ---------  -----------  -------------  ------------  ------------
    Total operating expenses..................      1,192      63,698        136,695            --       201,585
                                                ---------  -----------  -------------  ------------  ------------

(Loss) income from operations.................     (1,192)     14,847         24,286            --        37,941

Other income (expenses):
  Other income................................      1,949      (2,005)         5,391            --         5,335
  Interest expense............................       (169)    (13,196)       (16,078)           --       (29,443)
  Equity in earnings of consolidated
    subsidiaries..............................     11,185          --             --       (11,185)           --
Minority interests............................         --          --         (2,060)           --        (2,060)
                                                ---------  -----------  -------------  ------------  ------------
Income (loss) before income taxes and
  extraordinary item..........................     11,773        (354)        11,539       (11,185)       11,773
Provision (benefit) for income taxes..........      4,709        (141)         3,131        (4,474)        3,225
                                                ---------  -----------  -------------  ------------  ------------
Income (loss) before extraordinary item.......      7,064        (213)         8,408        (6,711)        8,548
Extraordinary item, net of tax................         --          --           (348)           --          (348)
                                                ---------  -----------  -------------  ------------  ------------
Net income (loss).............................  $   7,064   $    (213)   $     8,060    $   (6,711)   $    8,200
                                                ---------  -----------  -------------  ------------  ------------
                                                ---------  -----------  -------------  ------------  ------------

                         LODGIAN, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1998

                         LODGIAN, INC. AND SUBSIDIARIES
                     CONSOLIDATING STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                                         SUBSIDIARY   NON-GUARANTOR     TOTAL
                                                               PARENT    GUARANTORS   SUBSIDIARIES   CONSOLIDATED
                                                              ---------  -----------  -------------  ------------
Net cash flows from operating activities....................  $   7,741   ($  9,189)   $    32,418    $   30,970

Investing activities:
    Acquisitions of property and equipment..................         --      (7,100)       (63,212)      (70,312)
    Capital Improvements, net...............................         --      (7,741)       (18,582)      (26,323)
    Other...................................................         --         726         (1,648)         (922)
                                                              ---------  -----------  -------------  ------------
Net cash flows from investing activities....................         --     (14,115)       (83,442)      (97,557)

Financing activities:
    Proceeds from issuance of long-term obligations.........        343      56,868        109,106       166,317
    Principal payments of long-term obligations.............         --     (22,128)       (70,088)      (92,216)
    Other...................................................      5,074     (11,400)         6,884           558
                                                              ---------  -----------  -------------  ------------
Net cash flows from financing activities....................      5,417      23,340         45,902        74,659
                                                              ---------  -----------  -------------  ------------
Change in cash and cash equivalents.........................     13,158          36         (5,122)        8,072
Cash and cash equivalents at beginning of year..............      3,097         786          7,518        11,401
                                                              ---------  -----------  -------------  ------------
Cash and cash equivalents at end of year....................  $  16,255   $     822    $     2,396    $   19,473
                                                              ---------  -----------  -------------  ------------
                                                              ---------  -----------  -------------  ------------

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Members of
Impac Hotel Group, L.L.C.

    We have audited the accompanying consolidated and combined balance sheets of Impac Hotel Group, L.L.C. and its Predecessors and Impac Hotel Development, Inc., as defined in Note 1, as of December 31, 1997 and 1996, and the related consolidated and combined statements of operations, equity and cash flows for each of the three years in the period ended December 31, 1997. These consolidated and combined financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated and combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated and combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated and combined financial statements referred to above present fairly, in all material respects, the consolidated and combined financial position of Impac Hotel Group L.L.C. and its Predecessors and Impac Hotel Development, Inc. as of December 31, 1997 and 1996 and the consolidated and combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          PRICEWATERHOUSECOOPERS LLP

Atlanta, Georgia
April 10, 1998, except
for Note 9 as to which
the date is December 11, 1998

                   IMPAC HOTEL GROUP, L.L.C. AND PREDECESSORS

                       AND IMPAC HOTEL DEVELOPMENT, INC.

                    CONSOLIDATED AND COMBINED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                                                                DECEMBER 31,
                                                                               JUNE 30,    ----------------------
                                                                                 1998         1997        1996
                                                                              -----------  ----------  ----------
                                                                              (UNAUDITED)
                                   ASSETS
Current assets:
  Cash and cash equivalents.................................................   $     864   $   10,877  $    5,199
  Cash, restricted..........................................................       4,687        5,271          --
  Accounts receivable, net..................................................       8,078        5,886       2,583
  Inventories...............................................................         607          585         335
  Other current assets......................................................       4,094        2,807         310
                                                                              -----------  ----------  ----------
    Total current assets....................................................      18,330       25,426       8,427
Property and equipment, net.................................................     426,637      378,204     175,910
Other assets, net...........................................................      18,152       14,150       7,329
                                                                              -----------  ----------  ----------
                                                                               $ 463,119   $  417,780  $  191,666
                                                                              -----------  ----------  ----------
                                                                              -----------  ----------  ----------
                           LIABILITIES AND EQUITY
Current liabilities:
  Accounts payable..........................................................   $  23,548   $   15,156  $    8,463
  Accrued liabilities.......................................................       9,003        9,031       6,429
  Accrued merger related costs..............................................       2,900        1,200          --
  Current portion of long-term obligations..................................          --           --       1,163
                                                                              -----------  ----------  ----------
    Total current liabilities...............................................      35,451       25,387      16,055
Long-term obligations, less current portion.................................     400,071      355,236     155,851
Commitments and contingencies...............................................          --           --          --
Minority interests..........................................................         248          187          --
Equity:
  Impac Hotel Group, L.L.C. and Predecessors:
    Partners' and stockholders' equity......................................          --           --      18,798
    Members' equity.........................................................      33,613       41,559          --
  Impac Hotel Development, Inc.:
    Stockholders' equity (deficit)..........................................      (6,264)      (4,589)        962
                                                                              -----------  ----------  ----------
      Total equity..........................................................      27,349       36,970      19,760
                                                                              -----------  ----------  ----------
                                                                               $ 463,119   $  417,780  $  191,666
                                                                              -----------  ----------  ----------
                                                                              -----------  ----------  ----------

 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED AND COMBINED
                             FINANCIAL STATEMENTS.

                   IMPAC HOTEL GROUP, L.L.C. AND PREDECESSORS
                       AND IMPAC HOTEL DEVELOPMENT, INC.

               CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                                             SIX MONTHS ENDED
                                                                 JUNE 30,             YEAR ENDED DECEMBER 31,
                                                           ---------------------  --------------------------------
                                                             1998        1997        1997       1996       1995
                                                           ---------  ----------  ----------  ---------  ---------

                                                                (UNAUDITED)
Revenue:
  Rooms..................................................  $  57,608  $   39,873  $   90,139  $  52,043  $  42,442
  Food and beverage......................................     14,072      10,498      23,429     11,813      9,800
  Other..................................................      4,204       2,459       6,291      3,957      3,334
                                                           ---------  ----------  ----------  ---------  ---------
    Total revenue........................................     75,884      52,830     119,859     67,813     55,576
                                                           ---------  ----------  ----------  ---------  ---------
Operating expenses:
  Direct:
    Rooms................................................     14,054      10,419      28,303     16,840     12,965
    Food and beverage....................................     11,403       8,455      19,322      9,734      7,365
  Other:
    Administrative and general...........................      5,756       3,451      10,212      4,306      2,439
    Property management..................................      7,550       5,655      13,273      7,642      5,517
    Advertising and promotion............................      7,351       4,004       9,064      3,415      2,880
    Utilities............................................      4,007       3,172       7,143      4,140      3,286
    Repairs and maintenance..............................      3,981       3,023       6,573      3,455      3,289
    Depreciation and amortization........................      7,367       4,894      11,136      5,814      3,978
    Property taxes and insurance.........................      3,407       2,431       4,779      2,957      2,214
    Other................................................      2,591       3,061       4,114      3,338      3,836
                                                           ---------  ----------  ----------  ---------  ---------
      Total operating expenses...........................     67,467      48,565     113,919     61,641     47,769
                                                           ---------  ----------  ----------  ---------  ---------
Income from operations...................................      8,417       4,265       5,940      6,172      7,807
Other income (expenses):
  Other income, primarily gain on sale of hotels.........        184          22         271     19,701      5,049
  Minority interests.....................................        (61)         (6)        220         --         --
  Interest expense.......................................    (14,170)     (8,870)    (21,265)   (11,809)    (7,237)
  Merger related costs...................................     (3,084)         --      (1,255)        --         --
                                                           ---------  ----------  ----------  ---------  ---------
      Total other income (expenses)......................    (17,131)     (8,854)    (22,029)     7,892     (2,188)
                                                           ---------  ----------  ----------  ---------  ---------
Income (loss) before extraordinary item..................     (8,714)     (4,589)    (16,089)    14,064      5,619
Extraordinary item--
  Loss on extinguishment of indebtedness.................         --     (13,332)    (13,332)        --         --
                                                           ---------  ----------  ----------  ---------  ---------
Net income (loss)........................................  $  (8,714) $  (17,921) $  (29,421) $  14,064  $   5,619
                                                           ---------  ----------  ----------  ---------  ---------
                                                           ---------  ----------  ----------  ---------  ---------

 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED AND COMBINED
                             FINANCIAL STATEMENTS.

                   IMPAC HOTEL GROUP, L.L.C. AND PREDECESSORS
                       AND IMPAC HOTEL DEVELOPMENT, INC.

                 CONSOLIDATED AND COMBINED STATEMENTS OF EQUITY

                                 (IN THOUSANDS)

                                                              IMPAC HOTEL GROUP,
                                                                    L.L.C.             IMPAC HOTEL
                                                               AND PREDECESSORS        DEVELOPMENT,
                                                           ------------------------        INC.
                                                            PARTNERS'                ----------------
                                                               AND                    STOCKHOLDERS'
                                                           STOCKHOLDERS'  MEMBERS'        EQUITY
                                                              EQUITY       EQUITY       (DEFICIT)        TOTAL
                                                           ------------  ----------  ----------------  ----------
Balance at December 31, 1994.............................   $    5,282           --     $       95     $    5,377
  Net income (loss)......................................        6,088           --           (469)         5,619
  Contributions, net.....................................       12,724           --            300         13,024
  Distributions..........................................      (10,385)          --             --        (10,385)
  Loans to partners......................................           --           --           (227)          (227)
                                                           ------------  ----------       --------     ----------
Balance at December 31, 1995.............................       13,709           --           (301)        13,408
  Net income (loss)......................................       15,055           --           (991)        14,064
  Contributions, net.....................................       19,464           --          2,561         22,025
  Distributions..........................................      (29,430)          --            666        (28,764)
  Loans to partners......................................           --           --           (973)          (973)
                                                           ------------  ----------       --------     ----------
Balance at December 31, 1996.............................       18,798           --            962         19,760
  Transfer of equity into Impac Hotel Group, L.L.C.......      (18,798)  $   18,798             --             --
  Purchase of limited partners' interest.................           --       22,700             --         22,700
  Net loss...............................................           --      (26,410)        (3,011)       (29,421)
  Issuance of membership units, net......................           --       37,810             --         37,810
  Distributions to members...............................           --       (6,039)        (1,580)        (7,619)
  Membership units retired...............................           --       (5,300)            --         (5,300)
  Loans to members.......................................           --           --           (960)          (960)
                                                           ------------  ----------       --------     ----------
Balance at December 31, 1997.............................           --       41,559         (4,589)        36,970
  Net loss (unaudited)...................................           --       (8,039)          (675)        (8,714)
  Issuance of membership units, net (unaudited)..........           --           93             --             93
  Distributions to members (unaudited)...................           --           --         (1,000)        (1,000)
                                                           ------------  ----------       --------     ----------
Balance at June 30, 1998 (unaudited).....................   $       --   $   33,613     $   (6,264)    $   27,349
                                                           ------------  ----------       --------     ----------
                                                           ------------  ----------       --------     ----------

 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED AND COMBINED
                             FINANCIAL STATEMENTS.

                   IMPAC HOTEL GROUP, L.L.C. AND PREDECESSORS
                       AND IMPAC HOTEL DEVELOPMENT, INC.

               CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                 SIX MONTHS ENDED
                                                                     JUNE 30,                YEAR ENDED DECEMBER 31,
                                                             ------------------------  -----------------------------------
                                                                1998         1997         1997         1996        1995
                                                             -----------  -----------  -----------  ----------  ----------
                                                             (UNAUDITED)
Operating activities:
  Net income (loss)........................................   $  (8,714)  $   (17,921) $   (29,421) $   14,064  $    5,619
  Adjustments to reconcile net income (loss) to net cash
    from operating activities:
    Depreciation and amortization..........................       7,367         4,894       11,136       5,814       3,978
    Minority interest......................................          61             6         (220)         --          --
    Gain on sales of hotel properties......................          --            --           --     (19,369)     (5,354)
    Loss on extinguishment of indebtedness.................          --        13,332       13,332          --          --
    Changes in operating assets and liabilities, net of
      effect of acquisitions:
      Accounts receivable..................................      (2,192)       (6,120)      (3,303)       (109)        713
      Inventories..........................................         (22)         (250)        (250)        (66)        (45)
      Other assets.........................................      (1,287)         (642)      (1,853)       (441)     (2,543)
      Accounts payable and accrued expenses................      10,064         6,302       11,255       4,151       5,280
                                                             -----------  -----------  -----------  ----------  ----------
        Net cash provided by (used in) operating
          activities.......................................       5,277          (399)         676       4,044       7,648
                                                             -----------  -----------  -----------  ----------  ----------
Investing activities:
  Acquisition and development of hotel properties..........     (16,692)      (84,675)    (148,094)    (60,860)    (29,708)
  Capital improvements.....................................     (38,734)      (32,760)     (41,949)    (50,463)    (27,610)
  Deposit on hotel purchase................................      (4,165)           --           --          --          --
  Proceeds from sales of hotel properties..................                                             55,494      18,972
  Cash, restricted.........................................         584        (4,535)      (5,271)         --          --
  Loans to members.........................................          --          (585)        (960)         --          --
  Loans to partners........................................          --            --           --        (973)       (227)
                                                             -----------  -----------  -----------  ----------  ----------
        Net cash used in investing activities..............     (59,007)     (122,555)    (196,274)    (56,802)    (38,573)
                                                             -----------  -----------  -----------  ----------  ----------
Financing activities:
  Proceeds from issuance of long-term obligations..........      44,835       294,970      354,957      83,151      45,084
  Payments of deferred loan costs..........................          --        (8,624)     (12,391)     (2,366)     (1,451)
  Payments of franchise fees and other deferred costs......        (211)         (307)        (453)       (688)       (197)
  Capital contributions, net...............................          93        11,752       37,810      22,025      13,024
  Equity distributions.....................................      (1,000)       (3,368)      (7,619)    (28,764)    (10,385)
  Repayment of long-term obligations.......................          --      (156,214)    (156,695)    (19,815)    (13,245)
  Retirement of membership units...........................          --        (5,300)      (5,300)         --          --
  Prepayment penalties.....................................          --        (8,640)      (8,640)         --          --
  Contribution by joint venture partner....................          --           407          407          --          --
  Loan from members........................................          --            --           --          --          --
  Repayment of related party loans.........................          --          (800)        (800)         --          --
  Proceeds from issuance of related party notes............          --            --           --         400         400
                                                             -----------  -----------  -----------  ----------  ----------
        Net cash provided by financing activities..........      43,717       123,876      201,276      53,943      33,230
                                                             -----------  -----------  -----------  ----------  ----------
Net change in cash and cash equivalents....................     (10,013)          922        5,678       1,185       2,305
Cash and cash equivalents at beginning of period...........      10,877         5,199        5,199       4,014       1,709
                                                             -----------  -----------  -----------  ----------  ----------
Cash and cash equivalents at end of period.................   $     864   $     6,121  $    10,877  $    5,199  $    4,014
                                                             -----------  -----------  -----------  ----------  ----------
                                                             -----------  -----------  -----------  ----------  ----------
Supplemental disclosures of cash flow information--
  Cash payments for interest...............................   $  15,708   $     9,447  $    21,370  $   12,633  $    6,938
                                                             -----------  -----------  -----------  ----------  ----------
                                                             -----------  -----------  -----------  ----------  ----------

 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED AND COMBINED
                             FINANCIAL STATEMENTS.

                  IMPAC HOTEL GROUP, L. L. C. AND PREDECESSORS
                       AND IMPAC HOTEL DEVELOPMENT, INC.

            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

    The principal activity of Impac Hotel Group, L.L.C. ("Impac") is to either acquire and renovate or develop, and operate hotels. The predecessors of Impac, prior to the formation of Impac Hotel Group, L.L.C., consisted of 22 limited partnerships and four corporations which each owned between one and six hotels, ("Initial Hotels") and two operating corporations, Impac Hotel Management, Inc. ("Impac, Inc.") and Impac Development and Construction, Inc. ("IDC") (collectively, the "Predecessors"). Impac and IDC are engaged in the hotel management business and the hotel design and construction business, respectively. Impac Inc., which managed all of the Initial Hotels, was owned by Charles Cole, 25%; Robert Cole, 32.5%; Nancy Wolff (a member of the immediate Cole family), 10%; and an employee, 32.5%. IDC, a construction company, was also controlled by the Cole Family by virtue of its ownership of 50.4% of IDC's outstanding stock. The four hotel companies were controlled by the Cole Family by virtue of its ownership of between 52% and 65% of each hotel corporation's outstanding stock. The Cole Family also controlled each of the 22 corporate general partners of each of the 22 limited partnerships through the ownership of in excess of 66% of the outstanding stock of each general partner. Under the terms of each limited partnership agreement, the general partner of each partnership had control over the decisions of the limited partnerships including the operation, sale or financing of the partnerships' assets, and the general partner could not be replaced by the limited partners. By virtue of such ownership and management of the hotels, the Cole family controlled each of the Predecessors. On February 26, 1997 Impac was formed by the Cole Family, with Robert Cole as manager, as a limited liability company under the laws of the state of Georgia. As Manager, Mr. Cole had and continues to have authority over Impac's business and affairs. All of the Initial Hotels were acquired by Impac through the issuance of membership units in Impac in exchange for either all of the interests in limited partnerships or all of the assets of the corporations. In addition, Impac acquired, in exchange for membership interests, all of the assets of Impac, Inc. and IDC. This reorganization, which was accounted for as a reorganization of entities under common control, was completed on March 12, 1997. The acquisition of the 22 partnerships was recorded as a purchase by the Cole Family of the minority interests in the Predecessor entities. The acquisition of the assets (subject to all of the liabilities) of the four corporations which owned Initial Hotels, Impac, Inc. and IDC has been recorded as a reorganization at historical cost.

    In accordance with Impac's Operating Agreement, profits and losses, as defined, are allocated among the members in proportion to their ownership interests.

    Impac and its Predecessors owned 45, 26 and 19 hotels as of December 31, 1997, 1996 and 1995, respectively. During the years ended December 31, 1996 and 1995 the Predecessors of Impac sold seven and three hotels, respectively.

    The principal activity of Impac Hotel Development, Inc. ("IHD") is to analyze prospective hotel acquisitions for Impac and Predecessors. The principals of Impac, Inc. own a majority of the outstanding stock of IHD. IHD was not acquired by Impac in the reorganization previously described.

BASIS OF PRESENTATION

    The accompanying consolidated and combined financial statements of Impac and its subsidiaries and IHD ("Companies") are prepared on the basis of generally accepted accounting principles. The accounts and activities of Impac and IHD are presented on a combined basis due to their common control and

                  IMPAC HOTEL GROUP, L. L. C. AND PREDECESSORS
                       AND IMPAC HOTEL DEVELOPMENT, INC.

      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) because the entities are subject to a merger as described in Note 9. All material intercompany balances are eliminated in the consolidation and combination.

    The accompanying combined financial statements of the Predecessors and IHD are presented on a combined basis due to the common control that existed during those periods. The combined financial statements include the partnerships and corporations that were acquired by Impac as well as the financial position and results of operations of hotel properties that were sold prior to the reorganization but were under the common control of Impac, Inc. during the periods presented. All material intercompany balances are eliminated in the combination.

CASH AND CASH EQUIVALENTS

    For purposes of the statement of cash flows, the Companies consider highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

CASH, RESTRICTED

    Cash, restricted consists of amounts reserved for capital improvements, debt service, taxes, and insurance.

INVENTORIES

    Inventories consist primarily of food and beverage, linens, china, tableware, and glassware and are stated at the lower of cost (computed on the first-in, first-out basis) or market.

PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Impac capitalizes interest costs incurred during the construction of property and during major renovations upon the acquisition of hotels. During the years ended December 31, 1997, 1996 and 1995, Impac capitalized interest of approximately $1,100,000, $1,200,000 and $300,000, respectively.

    Management monitors the operating results of Impac's property and equipment and periodically reviews the carrying value of each property to determine if circumstances exist indicating an impairment other than temporary in the carrying value of the assets or that depreciation periods should be modified. If facts or circumstances indicate a potential impairment exists, Impac compares projected cash flows (undiscounted, without interest charges) of the specific hotel property to its carrying amount. Should a shortfall result, Impac would adjust the carrying amount of the property to the present value of such projected cash flows with a corresponding charge to earnings. Impac does not believe there are any factors or circumstances indicating impairment of any of its investments in property and equipment.

    Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition of property and equipment, the asset and related depreciation are removed from the accounts and the gain or loss is included in operations.

                  IMPAC HOTEL GROUP, L. L. C. AND PREDECESSORS
                       AND IMPAC HOTEL DEVELOPMENT, INC.

      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
DEFERRED COSTS

    Deferred costs of $13.5 million and $6.4 million at December 31, 1997 and 1996, which are included in other assets, primarily consist of deferred loan costs, franchise fees and other deferred costs, net of accumulated amortization of approximately $660,000 and $290,000 at December 31, 1997 and 1996, respectively. Amortization of deferred costs is computed using the straight-line method over the terms of the related loan, franchise, or other agreement. The straight line method of amortizing deferred financing costs approximates the effective interest method. Impac wrote off approximately $4.7 million of deferred loan costs in connection with the refinancing of its long-term obligations, which is included in loss on extinguishment of indebtedness.

INCOME TAXES

    Impac is a limited liability company and is not subject to income taxes. The Predecessors were each either general or limited partnerships or S corporations and IHD is an S corporation and similarly not subject to income taxes. The results of these entities operations are included in the tax returns of the members, partners or S corporation shareholders.

CONCENTRATION OF CREDIT RISK

    Concentration of credit risk associated with cash and cash equivalents is considered low due to the credit quality of the issuers of the financial instruments held by Impac and due to their short duration to maturity. Accounts receivable are primarily from major credit card companies, airlines and other travel related companies. Impac performs ongoing evaluations of its significant customers and generally does not require collateral. Impac maintains an allowance for doubtful accounts at a level which management believes is sufficient to cover potential credit losses. At December 31, 1997 and 1996, these allowances were $548,000 and $405,000, respectively.

ADVERTISING EXPENSE

    The cost of advertising is expensed as incurred.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS

    Certain amounts from prior years have been reclassified to conform with the June 30, 1998 presentation.

                  IMPAC HOTEL GROUP, L. L. C. AND PREDECESSORS
                       AND IMPAC HOTEL DEVELOPMENT, INC.

      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)

2. PROPERTY AND EQUIPMENT

    Property and equipment consisted of the following (in thousands):

                                                            JUNE 30,         DECEMBER 31,
                                            USEFUL LIVES   -----------  ----------------------
                                               (YEARS)        1998         1997        1996
                                            -------------  -----------  ----------  ----------
                                                           (UNAUDITED)
Land......................................                  $  60,606   $   60,012  $   30,981
Buildings and improvements................      35-39         265,436      231,710     112,079
Furnishings and equipment.................      5-15           58,753       55,709      28,490
                                                -----      -----------  ----------  ----------
                                                              384,795      347,431     171,550
Less accumulated depreciation.............                    (28,853)     (21,860)    (11,410)
                                                           -----------  ----------  ----------
                                                              355,942      325,571     160,140
Construction in progress..................                     70,695       52,633      15,770
                                                           -----------  ----------  ----------
                                                            $ 426,637   $  378,204  $  175,910
                                                           -----------  ----------  ----------
                                                           -----------  ----------  ----------

    At December 31, 1997, Impac had 6 hotels under development and 18 hotels which had been recently acquired and were under renovation. Construction in progress consists of amounts expended to develop and renovate these hotels. Impac developed and opened or began development on a total of 9 hotels during 1997 for a cost of approximately $50 million.

    During the year ended December 31, 1997, Impac acquired and opened 18 hotels in various transactions and acquired one additional hotel through a joint venture in which Impac acquired a 60% interest. The activities of the joint venture were consolidated with Impac for the period commencing on the date the joint venture interests were acquired through December 31, 1997. Such acquisitions were each made for cash using newly contributed equity and debt. The aggregate purchase price for these hotels and the partnership interest was approximately $107 million.

    In connection with the reorganization on March 12, 1997, Impac recorded a step-up of land and building, reflecting an increase in their basis of approximately $4.8 million and $17.9 million, respectively.

    During the year ended December 31, 1996, the Predecessors acquired or developed and opened 14 hotels in various transactions. Each of the acquisitions were made for cash using newly contributed equity and debt. The aggregate purchase price for these hotels was approximately $64 million.

    Unaudited pro forma results of operations assuming the 1997 and 1996 acquisitions were completed on January 1, 1996 are as follows (in thousands):

                                                                       YEAR ENDED DECEMBER
                                                                               31,
                                                                      ----------------------
                                                                         1997        1996
                                                                      ----------  ----------
Revenues............................................................  $  139,630  $  114,096
Income (loss) before extraordinary item.............................     (14,432)     12,088
Net income (loss)...................................................     (27,764)     12,088

                  IMPAC HOTEL GROUP, L. L. C. AND PREDECESSORS
                       AND IMPAC HOTEL DEVELOPMENT, INC.

      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)

3. ACCRUED LIABILITIES

    Accrued liabilities consisted of the following (in thousands):

                                                                                DECEMBER 31,
                                                                JUNE 30,    --------------------
                                                                  1998        1997       1996
                                                               -----------  ---------  ---------
                                                               (UNAUDITED)
Salaries and related costs...................................       2,150   $   2,750  $   1,960
Real estate taxes............................................       1,832       1,486        468
Interest.....................................................       2,021       2,042      1,090
Advanced deposits............................................         444         263        246
Sales taxes..................................................       1,454       1,813      1,751
Other........................................................       1,102         677        914
                                                               -----------  ---------  ---------
                                                                $   9,003   $   9,031  $   6,429
                                                               -----------  ---------  ---------
                                                               -----------  ---------  ---------

4. LONG-TERM OBLIGATIONS

    Long-term obligations consisted of the following (in thousands):

                                                                            DECEMBER 31,
                                                           JUNE 30,    ----------------------
                                                             1998         1997        1996
                                                          -----------  ----------  ----------
                                                          (UNAUDITED)
Credit facility with a financial institution............   $ 298,075   $  265,262  $       --
Subordinated promissory note payable to a bank..........      78,500       71,018          --
Other mortgages and notes...............................      23,496       18,956     156,214
Loans to a related party................................          --           --         800
                                                          -----------  ----------  ----------
                                                             400,071      355,236     157,014
Less: current portion of long-term obligations..........          --           --       1,163
                                                          -----------  ----------  ----------
                                                           $ 400,071   $  355,236  $  155,851
                                                          -----------  ----------  ----------
                                                          -----------  ----------  ----------

                  IMPAC HOTEL GROUP, L. L. C. AND PREDECESSORS
                       AND IMPAC HOTEL DEVELOPMENT, INC.

      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)

4. LONG-TERM OBLIGATIONS (CONTINUED)
CREDIT FACILITY

    At June 30, 1998 and December 31, 1997, Impac had a credit facility ("Facility") with a financial institution that consisted of the following loans which are collateralized by substantially all of the Company's hotel properties (in thousands):

                                                                     JUNE 30,    DECEMBER 31,
                                                                       1998          1997
                                                                    -----------  ------------
                                                                    (UNAUDITED)
Loan, totaling $132.5 million, with interest at LIBOR
  (6.00% at December 31, 1997) plus 2.25%, maturing in
  1999, and requiring interest only payments to maturity..........   $ 132,459    $  132,459
Loan, totaling $163.5 million, with interest at LIBOR
  plus 2.75%, maturing in 2000, and requiring interest
  only payments to maturity.......................................     137,245       107,727
Loan, totaling $100 million, with interest at LIBOR
  plus 2.75%, maturing in 2001, and requiring interest
  only payments to maturity.......................................      28,371        25,076
                                                                    -----------  ------------
                                                                     $ 298,075    $  265,262
                                                                    -----------  ------------
                                                                    -----------  ------------

    Loan advances, not to exceed the maximum loan amounts, are to be made to Impac for approved construction projects and acquisitions. Impac is required to pay a fee equal to 1% of funds advanced at the time of advance. Each of the loans, upon maturity, converts to a term loan that requires payments of interest and principal sufficient to amortize the loan over a 20 year period. These loans will bear interest at a predetermined fixed rate and will be collateralized by the hotel properties securing the respective loans. Upon conversion of the loans to term loans, Impac is required to pay a securitization fee of 1% of the balance of the loans. Impac is required to fund 2% of its gross revenues in restricted cash balances to be used for capital improvements.

    The Facility contains certain covenants, including maintenance of certain financial ratios, certain reporting requirements and other customary restrictions, the violation of which could cause the amounts of outstanding principal, interest and fees to be immediately due and payable. In addition, the Facility does not allow distributions to be made to the unitholders until after the payment of debt service payments and the funding of certain reserve accounts including tax, insurance and capital reserves. On December 31, 1997, management believes that Impac was in compliance with all debt covenants.

    The loans require payment of penalties and yield maintenance amounts when certain payments of principal are made prior to specified dates.

SUBORDINATED PROMISSORY NOTE

    Impac has a subordinated promissory note ("Note") with a bank totaling $78.5 million which is subordinated to the Facility agreement. Advances on the Note, totaling $78.5 and $71 million at June 30, 1998 and December 31, 1997, respectively, are used for the acquisition and development of hotel properties. The Note is unsecured, matures in March 2000, and bears interest at a fixed interest rate of 10%. Interest only payments are required to maturity. In addition, variable interest payments are required

                  IMPAC HOTEL GROUP, L. L. C. AND PREDECESSORS
                       AND IMPAC HOTEL DEVELOPMENT, INC.

      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)

4. LONG-TERM OBLIGATIONS (CONTINUED)
to be made upon the achievement of certain performance measures related to the cash flow of substantially all of Impac's hotel properties, and upon the occurrence of certain events (defined as "Participation Events" in the Note agreement, including the sale or refinancing of properties, an equity offering by Impac or the merger or reorganization of Impac).

    Fixed and variable interest on the Note included in interest expense is $4.3 million for the year ended December 31, 1997. Impac prepaid approximately $660,000 in participation interest which is included in other current assets.

    Upon the occurrence of a Participation Event, if the fixed interest and the variable interest are not sufficient to provide the holder of the Note with a cumulative internal rate of return with respect to their investment in the Note equal to 15% per annum, then additional payment of interest shall be paid with respect to the Note in an amount sufficient to provide the holder with a cumulative internal rate of return equal to 15%, provided that such additional payment of interest shall not exceed 100% of net cash flow from the operations of the Hotel properties, plus 100% of net proceeds from Participation Events. The members are not required to make contributions in order for the holder to obtain a 15% internal rate of return.

    The Note contains certain covenants, including maintenance of certain financial ratios, certain reporting requirements and other customary restrictions. In addition, the Note does not allow distributions to unitholders at any time that there is an event of default, as defined in the Note Agreement, or if Impac fails to maintain a debt service coverage ratio of at least 1.20. Any event of default under the terms of the Facility constitute an event of default under the Note. On December 31, 1997, management believes that Impac was in compliance with all debt covenants.

OTHER DEBT

    Impac and Predecessors had mortgage loans totaling $19.1 million (unaudited), $14.6 million and $156.2 million at June 30, 1998 and December 31, 1997 and 1996, respectively. The mortgage loans outstanding at December 31, 1997 require interest only payments and are due during 1998 and 1999. The mortgage loans will convert to amortizing term loans which mature in 2020 through 2024. All mortgage loans outstanding at December 31, 1996 were paid out with proceeds from the Facility and the Note. Interest rates on Impac's mortgage loans vary and are either fixed or variable. At December 31, 1997, mortgage loan interest rates ranged from 2% to 8.5%.

    Impac also has two promissory notes totaling $4.4 million at June 30, 1998 (unaudited) and December 31, 1997 that bear interest at 14%. These notes require interest only payments and mature in 2001.

    Impac refinanced its long-term obligations in March, 1997. Prior to the refinancing with the Facility and the Note, the Predecessors generally financed each hotel with separate mortgage debt. Such debt was collateralized by a single hotel without recourse to other entities or the property owners. Interest rates on mortgage notes varied by lender and were either fixed or variable. In connection with the previously described refinancing, all separate mortgage debt was satisfied. Prepayment penalties paid upon the retirement of the mortgages and the write-off of remaining deferred loan costs associated with the satisfied mortgage notes of approximately $13.3 million are included as an extraordinary item in the accompanying statement of operations for the year ended December 31, 1997.

                  IMPAC HOTEL GROUP, L. L. C. AND PREDECESSORS
                       AND IMPAC HOTEL DEVELOPMENT, INC.

      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)

5. EQUITY

    Equity consisted of the following (in thousands except share amounts):

                                                                              DECEMBER 31,
                                                              JUNE 30,    --------------------
                                                                1998        1997       1996
                                                             -----------  ---------  ---------
                                                             (UNAUDITED)
Impac Hotel Group, L.L.C. and Predecessors:
  Member units, 11,559,527 issued and outstanding..........   $  33,613   $  41,559  $      --
  Partners' and Stockholders' equity.......................          --          --     18,798
                                                             -----------  ---------  ---------
                                                                 33,613      41,559     18,798
                                                             -----------  ---------  ---------
Impac Hotel Development, Inc.:
  Common stock, no par value; 2,000 shares authorized,
    issued and outstanding.................................         299         299        299
  Additional paid-in capital...............................         153       1,153      3,323
  Retained deficit.........................................      (5,146)     (4,471)    (1,460)
  Loans to members.........................................      (1,570)     (1,570)        --
  Loans to partners........................................          --          --     (1,200)
                                                             -----------  ---------  ---------
                                                                 (6,264)     (4,589)       962
                                                             -----------  ---------  ---------
  Total....................................................   $  27,349   $  36,970  $  19,760
                                                             -----------  ---------  ---------
                                                             -----------  ---------  ---------

6. COMMITMENTS AND CONTINGENCIES

    Impac has franchise and license agreements with various hotel chains which require monthly payments for license fees, reservation services and advertising fees. Such agreements are generally for periods from 10 to 20 years. A licensor may require Impac to upgrade its facilities at any time to comply with the licensor's then current standards. Upon the expiration of the term of a license, Impac may apply for a license renewal. In connection with a renewal of a license, a licensor may require payment of a renewal fee, increased license, reservation and advertising fees, as well as substantial renovation of the hotel. Impac is required under its franchise agreements to remit varying percentages of gross room revenue generally ranging from 6% to 7.5% to the various franchisors for franchising, royalties, reservations, sales and advertising services. Additional sales and advertising costs are incurred at the local property level.

    The license agreements are subject to cancellation in the event of a default, including the failure to operate the hotel in accordance with the quality standards and specifications of the licensor. Impac believes that the loss of a license for any individual hotel would not have a material adverse effect on the Impac's financial condition and results of operations. Impac believes it will be able to renew its current licenses or obtain replacements of a comparable quality.

    Impac's hotels have noncancelable operating leases, mainly for operating equipment, and Impac leases certain office space. Lease expense for the years ended December 31, 1997, 1996 and 1995 was approximately $625,000, $350,000 and $600,000.

    The Companies are a party to legal proceedings, including employment related claims, arising in the ordinary course of its business, the impact of which would not, either individually or in the aggregate, in management's opinion, based upon the facts known by management and the advice of counsel, have a

                  IMPAC HOTEL GROUP, L. L. C. AND PREDECESSORS
                       AND IMPAC HOTEL DEVELOPMENT, INC.

      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)

6. COMMITMENTS AND CONTINGENCIES (CONTINUED) material adverse effect on the Company's financial condition or results of operations. The Companies, prior to December 10, 1997, did not have insurance coverage, except for directors and officers' insurance, in connection with the employment related claims.

7. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair value of accounts receivable and payable and accrued expenses are assumed to be equal to their reported carrying amounts due to their short maturity. The carrying amount of long-term obligations approximates their fair value based on the rate of interest charged and Impac's incremental borrowing rate.

8. RELATED PARTY TRANSACTIONS

    IHD loaned certain employees funds to purchase units in Impac. Such loans are included as a component of stockholders' equity in the consolidated and combined financial statements. Certain of these loans to members of approximately $590,000 were satisfied through a charge to administrative and general expenses during 1997.

    IHD incurred fees of approximately $100,000, $580,000, $160,000 and $575,000 during six months ended June 30, 1998 and the years ended December 31, 1997, 1996 and 1995, respectively, to a related party for interior design consulting services and for equity placement fees in connection with the acquisition of hotels. All fees are recorded as operating expenses in the statement of operations.

9. SUBSEQUENT EVENTS

    On December 11, 1998, Servico merged with Impac and IHD in a transaction accounted for under the purchase method of accounting, pursuant to APB 16, "Business Combinations" whereby Servico is considered the acquiring company. Under the terms of the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), Servico's existing shareholders received one share of Lodgian common stock for each of Servico stock held by them (approximately 18,440,000 million shares). The purchase price of Impac and IHD approximated $104,367,000, consisting of $15 million in cash, the issuance of 9.4 million shares of common stock of Lodgian at $8.80, of which 1.4 million shares are contingent upon the completion of construction of five hotels, and acquisition related costs of approximately $6,647,000.

    The Company has incurred legal, accounting, consulting and investment bankers fees relating to the proposed merger totaling $3,084,000 (unaudited) during the six months ended June 30, 1998 and $1,255,000 during the year ended December 31, 1997. Approximately $2,900,000 (unaudited) and $1,200,000 of these expenses are unpaid and included in accrued merger costs on the accompanying balance sheet as of June 30, 1998 and December 31, 1997, respectively. In addition, the Company, upon completion of the merger, owed investment bankers an additional amount totaling $2,100,000. This amount has not been accrued in the accompanying financial statements.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION OR TO MAKE ANY REPRESENTATION TO YOU THAT IS NOT CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD NOT UNDER ANY CIRCUMSTANCES ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT ON ANY DATE AFTER THE DATE OF THIS PROSPECTUS.

                            ------------------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                 ---------
Summary........................................          7
Risk Factors...................................         18
Use of Proceeds................................         27
Capitalization.................................         28
Unaudited Pro Forma Consolidated Financial
  Data.........................................         29
Selected Historical Financial Information of
  Lodgian......................................         32
Selected Historical Financial Information of
  Impac........................................         35
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................         36
The Exchange Offer.............................         50
Business.......................................         58
Management.....................................         71
Security Ownership of Certain Beneficial Owners
  and Management...............................         77
Certain Relationships and Related
  Transactions.................................         79
Description of Certain Indebtedness and
  Preferred Stock..............................         80
Description of the Notes.......................         92
Certain U.S. Federal Tax Considerations........        129
Plan of Distribution...........................        130
Legal Matters..................................        133
Experts........................................        133
Index to Consolidated Financial Statements.....        F-1

    UNTIL             (40 DAYS AFTER THE DATE OF THIS PROSPECTUS) ALL DEALERS
THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            LODGIAN FINANCING CORP.

                                 EXCHANGE OFFER
                                      FOR
                       12 1/4% SENIOR SUBORDINATED NOTES
                                    DUE 2009

                                 GUARANTEED BY:
                                 LODGIAN, INC.
                            AND THE SUBSIDIARIES OF
                            LODGIAN FINANCING CORP.

                             ---------------------

                                   PROSPECTUS

                             ---------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Subsection (a) of Section 145 of the General Corporation Law of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

    Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

    Section 145 of the DGCL further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

    The Certificates of Incorporation of Lodgian Financing Corp. ("Lodgian Financing"), Lodgian, Inc. ("Lodgian"), Servico Ft. Pierce, Inc., Servico Pensacola 7200, Inc., Servico Pensacola 7330, Inc., and Servico Pensacola, Inc., and AMIOP Acquisition Corp. (the general partner of the AMI Operating Partners, L.P., a Delaware limited partnership), each a Delaware corporation (collectively, the "Delaware Companies"), provide that a director shall not be personally liable to the Delaware Companies or their stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Delaware Companies or their stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derives an improper personal benefit. The Certificates of Incorporation of the Delaware Companies also provide that the Delaware Companies shall indemnify every director or officer to the fullest extent permitted by law.

    The Bylaws of each of the Delaware Companies, other than AMIOP Acquisition Corp., provide, in effect, that the Delaware Companies, other than AMIOP Acquisition Corp., shall indemnify every person who was or is a party, or is or was threatened to be made a party, to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director, officer, employee, or agent of any of the Delaware Companies, other than AMIOP Acquisition Corp., or is or was serving at the request of any of the Delaware Companies, other than AMIOP Acquisition Corp., as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceedings, to the fullest extent permitted by applicable law. Such indemnifications may, in the discretion of the board of directors, include advances of the person's expenses in advance of final disposition of such action, suit, or proceeding, subject to the provisions of any applicable statute. The Delaware Companies, other than AMIOP Acquisition Corp., are empowered to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of any of the Delaware Companies, other than AMIOP Acquisition Corp., or is or was serving at the request of any of the Delaware Companies, other than AMIOP Acquisition Corp., as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability incurred by such person in such capacity, or arising out of such person's capacity.

    Sections 722 and 723 of the Business Corporation Law of New York (the "NYBCL") empower Servico Jamestown, Inc., Servico Grand Island, Inc., Servico New York, Inc., and Servico Niagara Falls, Inc., each a New York corporation (collectively, the "New York Companies"), to indemnify, subject to the limitations and standards set forth therein, any person made or threatened to be made a party to an action or proceeding brought or threatened by reason of the fact that such person is or was a director or officer of the New York Companies.
Section 726 of the NYBCL provides that the New York Companies may purchase insurance on behalf of any such director or officer. The Certificates of Incorporation of the New York Companies provide, in effect, for the indemnification by the New York Companies of each director, officer, employee or agent of the New York Companies to the full extent permitted by the NYBCL.

    The Alabama Business Corporation Act (the "ABCA") gives Alabama corporations broad powers to indemnify their present and former directors and officers against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers. Subject to specific conditions and exclusions, the ABCA requires an Alabama corporation to indemnify directors and officers who successfully defend actions, and it permits a corporation to indemnify its directors and officers under other circumstances as the corporation deems appropriate, if certain statutory standards are met. The indemnification required and permitted under the ABCA is not exclusive of any other rights to which those indemnified may be entitled under any statute, provision of the articles of incorporation, by-law, agreement, vote of shareholders or disinterested directors or otherwise. The ABCA also authorizes Alabama corporations to buy directors' and officers' liability insurance regardless of the corporation's authority to indemnify the director or officer per applicable statutes.

    Specifically, subsection 10-2B-8.51(a) of the ABCA empowers a corporation, subject to a finding of authorization by the corporation pursuant to subsection 10-2B-8.55, to indemnify an individual who was, is, or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative because he/she is or was a director of the corporation (or, while a director of the corporation is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise) against liability incurred in such proceeding (including reasonable expenses), provided the individual (1) conducted himself/herself in good faith and (2) reasonably believed that he/she was acting (in his/her official capacity) in the best interests of the corporation (or, in other than his/her official capacity, reasonably believed to be acting in a manner not opposed to the best interests of the corporation), and (3) with respect to any criminal proceeding, the individual had no reasonable cause to believe his/her conduct was unlawful. Subsection 10-2B-8.51(c) provides that the termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE (or its equivalent) is not, in itself, determinative that the director did not meet the standard of conduct in subsection 10-2B-8.51(a). Subsection 10-2B-8.56(b) permits a corporation to indemnify an officer who is not a director of the corporation to the same extent as permissible for a director.

    Further, subsection 10-2B-8.51(d) of the ABCA prohibits a corporation from indemnifying a director either (1) in connection with a proceeding by or in the right of the corporation wherein the director was adjudged liable to the corporation or (2) in connection with any other proceeding charging improper personal benefit to the director (regardless of the existence of official capacity) wherein the director was adjudged liable to the corporation based on the receipt of such improper benefit. This restriction does not apply, however, to the extent that the court in which the action is brought determines that such officer or director is entitled to indemnity for particular limited expenses.

    Finally, subsection 10-2B-8.52 of the ABCA mandates that a corporation indemnify a director or officer who successfully defends a proceeding (or a claim, issue, or matter therein) where he/she was a party to the proceeding based upon his/her status as a director of the corporation, against reasonable expenses (including counsel fees) incurred therein, notwithstanding the outcome of any other claim, issue, or matter in any such proceeding.

    Sheffield Motel Enterprises, Inc.'s Fourth Amended and Restated Articles of Incorporation, Gadsden Hospitality, Inc.'s Second Amended and Restated Articles of Incorporation, Dothan Hospitality 3053, Inc.'s Second Amended and Restated Articles of Incorporation and Dothan Hospitality 3071, Inc.'s Second Amended and Restated Articles of Incorporation (collectively, the "Alabama Articles") mandate that the Alabama corporations shall indemnify their current and former directors and officers to the fullest extent permitted by law. However, the Articles provide that the Alabama corporations' obligation to indemnify its directors and officers shall be subordinate, in all respects, to obligations of the corporations arising out of certain loan documents and shall not constitute a claim against the corporation to the extent that the corporation is unable to pay any amounts it is obligated to pay under such loan documents.

    The Arizona Business Corporation Act (the "AZBCA") gives Arizona corporations broad powers to indemnify their present and former directors and officers against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers. Subject to specific conditions and exclusions, the AZBCA requires an Arizona corporation to indemnify directors and officers who successfully defend actions, and it permits a corporation to indemnify its directors and officers under other circumstances as the corporation deems appropriate, if certain statutory standards are met. The indemnification required and permitted under the AZBCA is not exclusive of any other rights to which those indemnified may be entitled under any statute, provision of the articles of incorporation, by-law, agreement, vote of shareholders or disinterested directors or otherwise. The AZBCA also authorizes Arizona corporations to buy directors' and officers' liability insurance regardless of the corporation's authority to indemnify the director or officer per applicable statutes.

    Specifically, subsection 10-851-A of the AZBCA empowers a corporation, subject to a finding of authorization by the corporation pursuant to subsection 10-855, to indemnify an individual who was, is, or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative because he/she is or was a director of the corporation (or, while a director of the corporation is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise) against liability incurred in such proceeding (including reasonable expenses), provided the individual (1) conducted himself/herself in good faith and (2) reasonably believed that he/she was acting (in his/her official capacity) in the best interests of the corporation (or, in other than his/her official capacity, reasonably believed to be acting in a manner not opposed to the best interests of the corporation), and (3) with respect to any criminal proceeding, the individual had no reasonable cause to believe his/her conduct was unlawful. Subsection 10-851-C provides that the termination of a proceeding by judgment, order, settlement, conviction, or on a plea of no contest is not, in itself, determinative that the director did not meet the standard of conduct in subsection 10-851. Subsection 10-856 permits a corporation to indemnify an officer who is not a director of the corporation to the same extent as permissible for a director.

    Further, subsection 10-851-D of the AZBCA prohibits a corporation from indemnifying a director either (1) in connection with a proceeding by or in the right of the corporation wherein the director was adjudged liable to the corporation or (2) in connection with any other proceeding charging improper personal benefit to the director (regardless of the existence of official capacity) wherein the director was adjudged liable to the corporation based on the receipt of such improper benefit. This restriction does not apply, however, to the extent that the court in which the action is brought determines that such officer or director is entitled to indemnity for particular limited expenses.

    Finally, subsection 10-852 of the AZBCA mandates that a corporation indemnify a director or officer who successfully defends a proceeding (or a claim, issue, or matter therein) where he/she was a party to the proceeding based upon his/her status as a director of the corporation, against reasonable expenses (including counsel fees) incurred therein, notwithstanding the outcome of any other claim, issue, or matter in any such proceeding.

    Servico Flagstaff, Inc.'s Second Amended and Restated Articles of Incorporation (the "Arizona Articles") mandate that Servico Flagstaff, Inc. shall indemnify its current and former directors and officers to the fullest extent permitted by law. However, the Arizona Articles provide that Servico Flagstaff, Inc.'s obligation to indemnify its directors and officers shall be subordinate, in all respects, to obligations of the corporation arising out of certain loan documents and shall not constitute a claim against the corporation to the extent that the corporation is unable to pay any amounts it is obligated to pay under such loan documents.

    Section 317 of the California Corporations Code generally allows indemnification in matters not involving the rights of the corporation to indemnify an agent of the corporation if such person acted in good faith, in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal matter, had no reasonable cause to believe the conduct of such person was unlawful. California law, with respect to matters involving the rights of a corporation, allows indemnification of an agent of the corporation if such person acted in good faith and in a manner such person believed to be in the best interests of the corporation and its shareholders; provided, however, that indemnification shall not be permitted for: (i) expenses incurred in defending pending matters which are settled without court approval; or (ii) matters in which such director or officer shall have been adjudged to be liable to the corporation and its shareholders, unless the court determined that such person is entitled to be indemnified.

    In addition, as permitted by section 204(a)(10) of the California Corporations Code, the Articles of Incorporation of Lodgian Anaheim, Inc. and Lodgian Ontario, Inc. ("the California Corporations") provide that the liability of a director to the California Corporations for monetary damages shall be eliminated to the fullest extent permissible under California law. In accordance with California law, however, such limitation of liability will not act to limit the liability of a director for: (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of the law; (ii) acts or omissions that a director believes to be contrary to the best interest of the California Corporations or its (their) shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit; (iv) acts or omissions that show a reckless disregard for the director's duty to the California Corporations or its (their) shareholders in circumstances in which the director was aware or should have been aware, in the ordinary course of performing director's duties, of a risk of serious injury to the California Corporations or its (their) shareholders; (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the California Corporations or its (their) shareholders; (vi) any improper transactions between a director and the Registrant(s) in which the director has a material financial interest; or (vii) any unlawful distributions to the shareholders of the California Corporations or any unlawful loan of money or property to, or guarantee of the obligation of, any director or officer of the California Corporations.

    With respect to Brunswick Motel Enterprises, Inc., a Georgia corporation (the "Georgia Corporation"), Section 14-2-850 et seq. of the Georgia Business Corporation Code and Article 8 of the Amended and Restated Articles of Incorporation set forth the extent to which the Georgia Corporation's directors and officers may be indemnified by the Georgia Corporation against liability that they may incur while serving in such capacity. These provisions generally provide that the directors and officers of the Georgia Corporation will be indemnified by the Georgia Corporation against any losses incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Georgia Corporation by reason of the fact that he is or was a director or officer of the Georgia Corporation or served as such with another corporation, partnership, joint venture, trust or other enterprise at the request of the Georgia Corporation if such director or officer acted in a manner he reasonably believed to be in or not opposed to the best interest of the Georgia Corporation, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Under these provisions, the Georgia Corporation may provide advances for expenses incurred in defending any such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such officer or director to repay such advances unless it is ultimately determined that he is entitled to indemnification by the Georgia Corporation. The Georgia Corporation shall not indemnify a director or officer for any liability incurred in a proceeding in which the director is judged liable to the Georgia Corporation or is subjected to injunctive relief in favor of the Georgia Corporation: (i) for any appropriation, in violation of the director's duties, of any business opportunity of the Georgia Corporation; (ii) for acts or omissions which involve intentional misconduct or knowing violation of law; (iii) for certain liabilities for unlawful distributions specified by the Georgia Business Corporation Code or for any transaction from which he or she received an improper personal benefit.

    The Georgia Business Corporation Code and Article 7 of the Amended and Restated Articles of Incorporation of the Georgia Corporation provide that no director of the Georgia Corporation shall be personally liable to the Georgia Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Georgia Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 14-2-830 and 14-2-832 of the Georgia Business Corporation Code, or (iv) for any transaction from which the director derived an improper personal benefit.

    With respect to Atlanta-Hillsboro Lodging L.L.C. and Lodgian Richmond, L.L.C., each a Georgia limited liability company (collectively, the "Georgia LLCs"), under Section 14-11-306 of the Georgia Limited Liability Company Act, the Georgia LLCs are empowered to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with the Georgia LLCs except the liability of a member or manager shall not be eliminated or limited for intentional misconduct or a knowing violation of law or for any transaction for which the person received a personal benefit in violation or breach of any provisions of the written operating agreement of the Registrant.

    Each Georgia LLC has agreed to indemnify its manager and officers from and against any claim, loss, expense, liability, action or demand incurred by the manager or officers in respect of any omission to act or of any act performed by them in the good faith belief that they were acting or refraining from acting within the scope of their authority under the operating agreement, on behalf of the Georgia LLCs or in furtherance of the Georgia LLCs' interests. However, no such manager or officer shall be entitled to any indemnity for any loss sustained or fees or expenses incurred by reason of the fraud, gross negligence or willful misfeasance of such manager or officer.

    With respect to Little Rock Lodging Associates I, L.P., a Georgia limited partnership (the "Georgia LP"), the Georgia Limited Partnership Act empowers the Georgia LP to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever except (i) for intentional misconduct or knowing violation of law or (ii) for any transaction for which the person received a personal benefit in violation or breach of any provision of the partnership agreement. In addition, the Georgia Limited Partnership Act permits the exculpation of a partner's liability except for provisions which eliminate or limit the liability of a partner for intentional misconduct or a knowing violation of law or for any transaction for which the partner received a personal benefit in violation or breach of any provision of the partnership agreement. Under the Georgia LP's limited partnership agreement, the partnership agrees to indemnify, defend and save harmless the general partner from and against any claim, loss, expense, liability, action or demand incurred by the general partner in respect of any omission to act or any act performed by the general partner, in the good faith belief that it was acting or refraining from acting in the scope of its authority on behalf of the Registrant or in furtherance of the Georgia LP's interests. However, the general partner is not entitled to indemnification for any loss sustained or fees or expenses incurred by a general partner by reason of the fraud, gross negligence or willful misfeasance of the general partner.

    Article VII of the Articles of Incorporation of Servico Cedar Rapids, Inc., an Iowa corporation ("Servico Cedar Rapids"), provide that Servico Cedar Rapids shall indemnify any present or former officer or director to the fullest extent permitted by law. Subsection 1 of Section 851 of the Iowa Business Corporation Act (the "IBCA") allows Servico Cedar Rapids to indemnify an individual that is made or threatened to be made a party to a proceeding, whether civil, criminal, administrative or investigative, because the individual is or was a director against liability incurred in the proceeding if the individual (i) acted in good faith (ii) reasonably believing that, in the case of conduct in the individual's official capacity with Servico Cedar Rapids, that the individual's conduct was in Servico Cedar Rapids's best interests, and in all other cases, that the individual's conduct was at least not opposed to Servico Cedar Rapids's best interests, (iii) with respect to any criminal proceeding, the individual had no reasonable cause to believe the conduct was unlawful and (iv) with respect to a proceeding by or in the right of Servico Cedar Rapids, the director was not adjudged liable to Servico Cedar Rapids, and in connection with any other proceeding charging improper personal benefit to the director (whether or not involving action in the director's official capacity), the director was not adjudged liable on the basis that personal benefit was improperly received by the director. Any indemnification provided pursuant to Section 851 of the IBCA in connection with a proceeding by or in the right of the corporation shall be limited to reasonable expenses incurred in connection with the proceeding. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel or by the shareholders.

    Section 853 of the IBCA permits Servico Cedar Rapids to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if (i) the director furnishes Servico Cedar Rapids either a written affirmation of the director's good faith belief that the director has met the standard of conduct in Section 851 of the IBCA or a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct, or (ii) a determination is made that the facts then known would not preclude indemnification under Section 851 of the IBCA. Pursuant to Section 852 of the IBCA, Servico Cedar Rapids must indemnify a director or an officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or the officer was a party because the director or officer is or was a director or officer of the corporation. Indemnification shall be limited to reasonable expenses incurred by the director or the officer in connection with the proceeding.

    A director or an officer of Servico Cedar Rapids who is a party to a proceeding may apply for court-ordered indemnification pursuant to Section 854 of the IBCA. The court may order indemnification if it determines (i) the director or officer is entitled to mandatory indemnification under Section 852 of the IBCA, in which event Servico Cedar Rapids shall pay the director's or officer's reasonable expenses incurred to obtain court-ordered indemnification, or (ii) the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether the director or officer met the standard of conduct or was adjudged liable as described in Section 851 of the IBCA (but if the director or officer was adjudged liable, indemnification shall be limited to reasonable expenses incurred).

    Subsection 2 of Section 856 of the IBCA permits Servico Cedar Rapids to indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as a director.

    Subsection (a) of Section 8.75 of the Illinois Business Corporation Act of 1983 (the "IBCA") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

    Subsection (b) of Section 8.75 of the IBCA empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

    Section 8.75 of the IBCA further provides: (a) that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith;
(b) that indemnification or advancement of expenses provided for by Section 8.75 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled; and (c) empowers the corporation to purchase and maintain insurance on behalf of any person acting in any of the capacities set forth above against any liability asserted against such person or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 8.75.

    The corporate deocuments of Servico Rolling Meadows, an Illinois corporation, do not contain any indemnification provisions.

    Section 83 of the Louisiana Business Corporation Law, Title 12, Chapter 1 of the Louisiana Revised Statutes, ("LBCL") empowers a corporation to indemnify its directors and officers. Subsection (A) of

Section 83 of the LBCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any action, suit, or proceedings, whether civil, criminal, administrative, or investigative, including any action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another business, foreign or nonprofit corporation, partnership, joint venture, or other enterprise against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceedings if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    In case of actions by or in the right of the corporation, this indemnity is limited to expenses, including attorneys' fees and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the action to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action, and no indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his duty to the corporation, unless, and only to the extent that, the court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

    Subsection (B) of Section 83 of the LBCL provides that to the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit, or proceeding, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 83 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that a corporation may purchase and maintain insurance on behalf of a director, officer, employee, or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145. Without limiting the power of a corporation to procure such insurance, a corporation may, under Section 83 of the LBCL, create a trust fund or other form of self-insurance arrangement for the benefit of persons indemnified by the corporation and may procure or maintain such insurance with any insurer deemed appropriate by the board of directors regardless of whether all or part of the stock or other securities thereof are owned in whole or in part by the corporation. In the absence of actual fraud, the judgment of the board of directors as of the terms and conditions of such insurance or self-insurance arrangement shall be conclusive. As an alternative to self-insurance, Section 83 of the LBCL provides that the Louisiana Insurance Code, Title 22 of the Louisiana Revised Statute of 1950, shall not apply to a wholly-owned subsidiary of a business corporation that issues no contracts of insurance other then as permitted by Section 83 of LBCL for coverage of a person who is or was a director, officer, employee, or agent of its parent corporation, or who is or was serving at the request of the parent corporation as a director, officer, employee, or agent of another business, nonprofit or foreign corporation, partnership, joint venture, or other enterprise, which contracts of insurance for such directors, officer, employees, or agents may be issued by such wholly- owned subsidiary without compliance with the provisions of the Insurance Code.

    Article 8 of the Articles of Incorporation of Servico Metairie, Inc. provides that no director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 92 of the LBCL, or (iv) for any transaction from which the director derived an improper personal benefit. It further provides that if the

LBCL is amended after April 1, 1996 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the LBCL, as so amended.

    Section 2-418 of the Maryland General Corporation Law ("MGCL") provides that a Maryland corporation may indemnify directors and officers against liabilities they may incur in such capacities unless it is established that: (a) the director's act or omission was material and (i) was committed in bad faith or
(ii) was the result of active and deliberate dishonesty; or (b) the director actually received an improper personal benefit; or (c) the director had reasonable cause to believe that the act or omission was unlawful. Unless limited by the charter, a corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. The MGCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification may be entitled under, among other things, any charter or bylaws provision.

    The Articles of Amendment and Restatement of Servico Colesville, Inc., Servico Columbia, Inc., and Servico Maryland, Inc. (collectively, the "Maryland Companies") provide that each Maryland Company shall indemnify any officer or director or any former officer or director of such Maryland Company to the fullest extent permitted by law. The right to indemnification is not exclusive of any other rights to which any director, officer, employee or agent may be entitled as a matter of law or which may be lawfully granted. The obligations of each Maryland Company to indemnify any officer or director is subordinate in all respects to the obligations of each Maryland Company arising out of the loan documents related to a certain credit agreement, among Lodgian Financing Corp., as borrower, Lodgian, Inc., Impac Hotel Group, LLC, Servico, Inc., and other affiliated entities, as affiliate guarantors, among others, for the financing or refinancing of certain property located at 8727 Colesville Road, Silver Spring, Maryland, as to Servico Colesville, Inc., 5485 Twin Knolls Road, Columbia, Maryland, as to Servico Columbia, Inc., and 8777 Georgia Avenue, Silver Spring, Maryland, as to Servico Maryland, Inc., and shall not constitute a claim against the Maryland Company to the extent that the Maryland Company is unable to pay any amounts it is obligated to pay under such loan documents.

    Section 561 of the Michigan Business Corporation Act (the "MBCA") empowers a Michigan corporation to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders (or if a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful).

    Sections 562 and 564c of the MBCA empower a Michigan corporation to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees), and amounts paid in settlement, actually and reasonably incurred, if the person acted in good faith and in a manner he or she reasonably believed to be in and not opposed to the best interests of the corporation or its shareholders, except that no indemnification may be made if such person has been found liable to the corporation, unless a court determination is made that such person is fairly and reasonably entitled to such indemnification, in which case his or her indemnification is limited to reasonable expenses incurred.

    Section 563 of the MBCA further provides that to the extent a director, officer, employee or agent of a Michigan corporation has been successful in the defense of any action, suit or proceeding referred to in Sections 561 and 562 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against actual and reasonable expenses (including attorneys' fees), incurred by him or her in connection therewith and incurred in connection with an action, suit or proceeding brought to enforce the mandatory indemnification provided in Section 563.

    Section 565 of the MBCA provides that the indemnification or advancement of expenses provided under the above-discussed Sections is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation, bylaws, or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources combined cannot exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

    Section 567 of the MBCA further empowers a Michigan corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Sections 561 to 565, inclusive, of the MBCA.

    Article VIII of the Articles of Incorporation of NH Motel Enterprises, Inc. ("NH Motel") provides, in effect, for the indemnification by NH Motel, of any officer or director of NH Motel to the fullest extent permitted by law.

    Article VII of NH Motel's By-laws provide, in effect, that NH Motel shall indemnify to the fullest extent permitted by the MBCA any person who is made or threatened to be made a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that such person is or was a director, officer, employee or agent of NH Motel or serves or served any other enterprise at the request of NH Motel.

    Article VII of NH Motel's Articles of Incorporation further provide that a director of NH Motel shall not be personally liable to NH Motel or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of a director's duty of loyalty to NH Motel or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 551 of the MBCA, or (iv) for any transaction from which the director derived an improper personal benefit. It also provides that if the MBCA is amended to authorize corporate action further eliminating or limiting the personal liability of NH Motel's directors, then the liability of each director of NH Motel shall be eliminated or limited to the fullest extent permitted by the MBCA, as so amended.

    The New Jersey Business Corporation Act ("NJBCA") provides a detailed statutory framework for the indemnification of "corporate agents" against expenses and liability in connection with their positions with the corporation and the performance of their corporate duties. The provisions of the NJBCA are found in New Jersey Statutes N.J.S. 14A:1-1, et seq. "Corporate agents" are defined as any person who is or was a director, officer, trustee, employee, or agent of the indemnifying Corporation and any person who is or was a director, officer, trustee, employee or agent of another enterprise but serving at the request of the indemnifying corporation. [N.J.S. 14A:3-5(1)(a)]. A corporation may indemnify a corporate agent against expenses and liabilities incurred in connection with any proceeding involving the agent because of his or her status, as long as the agent acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, or not opposed to those interests [N.J.S. 14A:3-5(2)(a), 14A:3-5(3)]. Additionally, with respect to any criminal proceeding, the agent must have had no reasonable cause to believe that his or her conduct was unlawful [N.J.S. 14A:3-5(2)(b)]. If an agent is adjudged liable to the corporation, no indemnity is permitted unless the court deems indemnification proper [N.J.S. 14A:3-5(3)].

    A corporation may only authorize the indemnification of an agent after first making a determination that indemnification is proper under the circumstances because the agent met the applicable standard of conduct, unless a court has ordered indemnification. [N.J.S. 14A3-5(5)]. Unless otherwise provided in the certificate of incorporation or by-laws, that determination is to be made by the board of directors, or a committee of the board, acting by a majority vote of a quorum of disinterested directors [N.J.S. 14A:3-5(5)(a)]. If a quorum is not obtainable, or if so directed by majority vote of the disinterested directors, the determination may be made by independent legal counsel designated by the board [N.J.S. 14A:3-5(5)(b)]. The determination must be made by the shareholders if required by the certificate of incorporation, the by-laws, or a resolution of the board of the shareholders. [N.J.S. 14A:3-5(5)(c)].

    A corporation must indemnify an agent against expenses to the extent that he or she has been successful on the merits or otherwise in any proceeding or in defense of any claim [N.J.S. 14A:3-5(4)]. The agent may petition the court for an award of indemnification if the corporation improperly denies mandatory indemnification [N.J.S. 14A:3-5(7)(a)]. Except when indemnification is mandatory, no indemnification may be made by the corporation or authorized by a court if the power to indemnify or the right to receive indemnification is prohibited, limited, or otherwise conditioned by the certificate of incorporation, the by-laws, a resolution of the board or the shareholders, an agreement, or other proper corporate action in effect when the alleged cause of action accrued [N.J.S. 14A:3-5(11)].

    There are no statutory limitations on a corporation's power to indemnify a current or former director for expenses incurred in connection with the director's appearance as a witness in a proceeding to which the director is not a party. [N.J.S. 14A:3-5(12)].

    The corporation may exercise the statutory powers of indemnification in the absence of any provision in the certificate or by-laws authorizing indemnification [N.J.S. 14A:3-5(10)]. These statutory powers are not exclusive, and a corporate agent may be entitled to other indemnification rights under the certificate of incorporation, the by-laws, an agreement, a vote of shareholders, or otherwise, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation. [N.J.S. 14A:3-5(8)]. No indemnification is permitted, however, if a judgment or other final adjudication establishes that the agent's conduct (1) breached the duty of loyalty to the corporation or its shareholders, as defined in New Jersey Statutes Section 14A:2-7(3), (2) was not undertaken in good faith, (3) involved a knowing violation of the law, or (4) resulted in the receipt by the agent of an improper personal benefit. [N.J.S. 14A:3-5(8)].

    The Certificate of Incorporation of Lodgian Mount Laurel, Inc., a New Jersey corporation ("Lodgian Mount Laurel") provides, in effect, for indemnification by Lodgian Mount Laurel of any officer or director, or any former officer or director, to the fullest extent permitted by law. The By-Laws of Lodgian Mount Laurel contain no additional indemnification provisions.

    The South Carolina Business Corporation Act empowers a South Carolina corporation to indemnify directors and officers against liabilities and reasonable expenses incurred in connection with any action, suit or proceeding to which such person may be a party because he is or was a director or officer of the corporation or serving in a similar capacity at the corporation's request for another entity or an employee benefit plan. Under the laws of the State of South Carolina, unless limited by its articles of incorporation, a corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of such corporation, against reasonable expenses incurred by him in connection with the proceeding. South Carolina law also provides that indemnification of a director or officer may be made if he acted (a) in good faith and (b) in a manner reasonably believed to be, (i) with respect to conduct in his official capacity, in the best interests of the corporation, or, (ii) with respect to all other cases, in a manner he reasonably believed to be not opposed to the best interests of the corporation. Further, with respect to any criminal action or proceeding, a director or officer must also have had no reason to believe his conduct was unlawful in order to qualify for indemnification. With respect to suits by or in the right of the corporation, such a person may be indemnified if he acted in good faith and, in the case of conduct within his official capacity, he reasonably believed his conduct to be in the corporation's best interest, and, in all other cases, he shall not have been adjudged to be liable to the corporation. A South Carolina corporation may purchase and maintain insurance against liabilities of its directors and executive officers whether or not such liabilities are subject to indemnification.

    The Articles of Incorporation of Service Hilton Head, Inc., a South Carolina corporation ("Servico Hilton Head"), provide for indemnification of directors and officers (and former directors and officers) to the fullest extent permitted by South Carolina law. The Articles of Incorporation also provide that the obligation of Servico Hilton Head to indemnify its directors and officers is subordinate in all respects to its obligations as a guarantor under the loan documents described therein.

    Disclosure relating to indemnification of officers and directors of the Florida, Minnesota, North Carolina, Pennsylvania and Texas corporations will be filed by amendment.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits.

 EXHIBIT
   NO.                                                   DESCRIPTION
---------  --------------------------------------------------------------------------------------------------------
   1.1     Purchase Agreement, dated June 9, 1998, by Lodgian Capital Trust I and NationsBanc Montgomery Securities
           LLC (incorporated by reference to Exhibit 1.1 to the Company's Registration Statement on Form S-1, as
           amended, filed on July 14, 1999 (Registration Number 333-82859))

   3.1.1   Certificate of Incorporation of Lodgian Financing Corp.

   3.1.2   Bylaws of Lodgian Financing Corp.

   3.2.1   Restated Certificate of Incorporation of Lodgian, Inc. (incorporated by reference to Appendix 6 to the
           Company's Registration Statement on Form S-4, as amended, filed on July 17, 1998 (Registration Number.
           333- 59315))

   3.2.2   Restated Bylaws of Lodgian, Inc. (incorporated by reference to Appendix H to the Company's Registration
           Statement on Form S-4, as amended, filed on July 17, 1998 (Registration Number 333-59315))

   3.3.1   Amended and Restated Articles of Incorporation of Dothan Hospitality 3053, Inc.

   3.3.2   Bylaws of Dothan Hospitality 3053, Inc.

   3.4.1   Amended and Restated Articles of Incorporation of Dothan Hospitality 3071, Inc.

   3.4.2   Bylaws of Dothan Hospitality 3071, Inc.

   3.5.1   Amended and Restated Articles of Incorporation of Gadsden Hospitality, Inc.

   3.5.2   Bylaws of Gadsden Hospitality, Inc.

   3.6.1   Amended and Restated Articles of Incorporation of Sheffield Motel Enterprises, Inc.

   3.6.2   Bylaws of Sheffield Motel Enterprises, Inc.

   3.7.1   Articles of Incorporation of Lodgian Anaheim Inc.

   3.7.2   Bylaws of Lodgian Anaheim Inc.

   3.8.1   Articles of Incorporation of Lodgian Ontario Inc.

   3.8.2   Bylaws of Lodgian Ontario Inc.

 EXHIBIT
   NO.                                                   DESCRIPTION
---------  --------------------------------------------------------------------------------------------------------
   3.9.1   Amended and Restated Articles of Incorporation of Servico Ft. Pierce, Inc.

   3.9.2   Bylaws of Servico Ft. Pierce, Inc.

   3.10.1  Amended and Restated Articles of Incorporation of Servico Pensacola 7200, Inc.

   3.10.2  Bylaws of Servico Pensacola 7200, Inc.

   3.11.1  Amended and Restated Articles of Incorporation of Servico Pensacola 7330, Inc.

   3.11.2  Bylaws of Servico Pensacola 7330, Inc.

   3.12.1  Amended and Restated Articles of Incorporation of Servico Pensacola, Inc.

   3.12.2  Bylaws of Servico Pensacola, Inc.

   3.13.1  Partnership Agreement of AMI Operating Partners, L.P., as amended.

   3.14.1  Amended and Restated Articles of Incorporation of Albany Hotel, Inc.

   3.14.2  Bylaws of Albany Hotel, Inc.

   3.15.1  Amended and Restated Articles of Incorporation of Servico Flagstaff, Inc.

   3.15.2  Bylaws of Servico Flagstaff, Inc.

   3.16.1  Amended and Restated Articles of Incorporation of Servico Northwoods, Inc.

   3.16.2  Bylaws of Servico Northwoods, Inc.

   3.17.1  Amended and Restated Articles of Incorporation of Servico Silver Spring, Inc.

   3.17.2  Bylaws of Servico Silver Spring, Inc.

   3.18.1  Amended and Restated Articles of Incorporation of Servico West Palm Beach, Inc.

   3.18.2  Bylaws of Servico West Palm Beach, Inc.

   3.19.1  Amended and Restated Articles of Incorporation of Servico Windsor, Inc.

   3.19.2  Bylaws of Servico Windsor, Inc.

   3.20.1  Amended and Restated Articles of Incorporation of Servico Winter Haven, Inc.

   3.20.2  Bylaws of Servico Winter Haven, Inc.

   3.21.1  Amended and Restated Articles of Incorporation of Brunswick Motel Enterprises, Inc.

   3.21.2  Bylaws of Brunswick Motel Enterprises, Inc.

   3.22.1  Operating Agreement of Atlanta-Hillsboro Lodging, LLC

   3.23.1  Operating Agreement of Lodgian Richmond, LLC

   3.24.1  Partnership Agreement of Little Rock Lodging Associates I, L.P.*

   3.25.1  Amended and Restated Articles of Incorporation of Servico Cedar Rapids, Inc.

   3.25.2  Bylaws of Servico Cedar Rapids, Inc.

   3.26.1  Amended and Restated Articles of Incorporation of Servico Rolling Meadows, Inc.

   3.26.2  Bylaws of Servico Rolling Meadows, Inc.

   3.27.1  Amended and Restated Articles of Incorporation of Servico Metairie, Inc.

 EXHIBIT
   NO.                                                   DESCRIPTION
---------  --------------------------------------------------------------------------------------------------------
   3.27.2  Bylaws of Servico Metairie, Inc.

   3.28.1  Amended and Restated Articles of Incorporation of Servico Colesville, Inc.

   3.28.2  Bylaws of Servico Colesville, Inc.

   3.29.1  Amended and Restated Articles of Incorporation of Servico Columbia, Inc.

   3.29.2  Bylaws of Servico Columbia, Inc.

   3.30.1  Amended and Restated Articles of Incorporation of Servico Maryland, Inc.

   3.30.2  Bylaws of Servico Maryland, Inc.

   3.31.1  Amended and Restated Articles of Incorporation of NH Motel Enterprises, Inc.

   3.31.2  Bylaws of NH Motel Enterprises, Inc.

   3.32.1  Amended and Restated Articles of Incorporation of Minneapolis Motel Enterprises, Inc.

   3.32.2  Bylaws of Minneapolis Motel Enterprises, Inc.

   3.33.1  Amended and Restated Articles of Incorporation of Servico Roseville, Inc.

   3.33.2  Bylaws of Servico Roseville, Inc.

   3.34.1  Amended and Restated Articles of Incorporation of Lodgian Mount Laurel, Inc.

   3.34.2  Bylaws of Lodgian Mount Laurel, Inc.

   3.35.1  Amended and Restated Articles of Incorporation of Servico Grand Island, Inc.

   3.35.2  Bylaws of Servico Grand Island, Inc.

   3.36.1  Amended and Restated Articles of Incorporation of Servico Jamestown, Inc.

   3.36.2  Bylaws of Servico Jamestown, Inc.

   3.37.1  Amended and Restated Articles of Incorporation of Servico New York, Inc.

   3.37.2  Bylaws of Servico New York, Inc.

   3.38.1  Amended and Restated Articles of Incorporation of Servico Niagara Falls, Inc.

   3.38.2  Bylaws of Servico Niagara Falls, Inc.

   3.39.1  Amended and Restated Articles of Incorporation of Fayetteville Motel Enterprises, Inc.

   3.39.2  Bylaws of Fayetteville Motel Enterprises, Inc.

   3.40.1  Amended and Restated Articles of Incorporation of Apico Hills, Inc.

   3.40.2  Bylaws of Apico Hills, Inc.

   3.41.1  Amended and Restated Articles of Incorporation of Apico Inns of Green Tree, Inc.

   3.41.2  Bylaws of Apico Inns of Green Tree, Inc.

   3.42.1  Amended and Restated Articles of Incorporation of Servico Hilton Head, Inc.

   3.42.2  Bylaws of Servico Hilton Head, Inc.

   3.43.1  Amended and Restated Articles of Incorporation of Servico Austin, Inc.

   3.43.2  Bylaws of Servico Austin, Inc.

 EXHIBIT
   NO.                                                   DESCRIPTION
---------  --------------------------------------------------------------------------------------------------------
   3.44.1  Amended and Restated Articles of Incorporation of Servico Houston, Inc.

   3.44.2  Bylaws of Servico Houston, Inc.

   3.45.1  Amended and Restated Articles of Incorporation of Servico Market Center, Inc.

   3.45.2  Bylaws of Servico Market Center, Inc.

   3.46.1  Amended and Restated Articles of Incorporation of Palm Beach Motel Enterprises, Inc.

   3.46.2  Bylaws of Palm Beach Motel Enterprises, Inc.*

   4.1     Indenture, dated as of July 23, 1999, by and among Lodgian Financing Corp., Lodgian, Inc., the subsidiary guarantors named therein and Bankers Trust Company, as trustee

   4.2     Registration Rights Agreement, dated as of July 20, 1999, by and among Lodgian Financing Corp., Lodgian,
           Inc., the subsidiary guarantors named therein and Morgan Stanley & Co. Incorporated, Lehman Brothers Inc
           and Bear, Stearns & Co. Inc.

   4.3     Form of Letter of Transmittal

   4.4     Indenture, dated as of June 17, 1998, between Servico, Inc., Lodgian, Inc. and Wilmington Trust Company,
           as Trustee (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form
           S-4, as amended, filed on July 17, 1998 (Registration Number 333-59315))

   4.5     First Supplemental Indenture, dated as of June 17, 1998, between Servico, Inc., Lodgian, Inc. and
           Wilmington Trust Company, as Trustee (incorporated by reference to Exhibit 10.2 to the Company's
           Registration Statement on Form S-4, as amended, filed on July 17, 1998 (Registration Number 333-59315))

   4.6     Guarantee Agreement, dated as of June 17, 1998, between Servico, Inc., Lodgian, Inc. and Wilmington
           Trust Company, as Guarantee Trustee (incorporated by reference to Exhibit 10.3 to the Company's
           Registration Statement on Form S-4, as amended, filed on July 17, 1998 (Registration Number 333-59315))

   4.7     Amended and Restated Declaration of Trust of Lodgian Capital Trust I, dated as of June 17, 1998, between
           Servico, Inc., as Sponsor, David A. Buddemeyer, Charles M. Diaz and Phillip R. Hale, as Regular
           Trustees, and Wilmington Trust Company, as Delaware Trust and Property Trustee (incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-4, as amended, filed on July
           17, 1998 (Registration Number 333-59315))

   4.8     Specimen Note (included as an exhibit to 4.1)

   4.9     Specimen CRESTS (included as an exhibit to Exhibit 4.5)

   4.10    Specimen Convertible Debenture (included as an exhibit to Exhibit 4.3)

   5.1     Form of Opinion of Cadwalader, Wickersham & Taft regarding the validity of the issuance of the Notes being registered hereby

   8.1     Opinion of Cadwalader, Wickersham & Taft (included in Exhibit 5.1)

 EXHIBIT
   NO.                                                   DESCRIPTION
---------  --------------------------------------------------------------------------------------------------------
  10.1     Credit Agreement, dated as of July 23, 1999, among Lodgian Financing Corp, Lodgian, Inc., Impac Hotel
           Group, LLC, Servico, Inc., and the other affiliate guarantors party thereto and the initial lenders and initial issuing bank named therein and Morgan Stanley Senior Funding, Inc., as Administrative Agent and
           Collateral Agent, and Morgan Stanley Senior Funding, Inc., as Co-Lead Arranger, Joint-Book Manager and
           Syndication Agent, and Lehman Brothers Inc., as Co-Lead Arranger and Joint-Book Manager*

  10.2     Security Agreement, dated July 23, 1999, from Lodgian Financing Corp., Servico, Inc., Impac Hotel Group,
           LLC, and the other grantors referred to therein to Morgan Stanley Senior Funding, Inc., as Collateral
           Agent*

  10.3.1   Loan Agreement, dated December 8, 1998, between Sheraton Concord, Inc. and Banc One Capital Funding
           Corporation

  10.3.2   Guaranty and Indemnity Agreement, dated December 8, 1998, by Lodgian AMI, Inc., Penmoco, Inc. and Island
           Motel Enterprises, Inc. in favor of Banc One Capital Funding Corporation

  10.3.3   Limited Guaranty and Indemnity Agreement dated December 8, 1998, by Lodgian, Inc. in favor of Banc One
           Capital Funding Corporation

  10.4.1   Loan Agreement, dated December 8, 1998, between Island Motel Enterprises, Inc., Penmoco, Inc. and Banc
           One Capital Funding Corporation

  10.4.2   Guaranty and Indemnity Agreement, dated December 8, 1998, by Servico Concord, Inc. and Lodgian AMI, Inc.
           in favor of Banc One Capital Funding Corporation

  10.4.3   Limited Guaranty and Indemnity Agreement dated December 8, 1998, by Lodgian, Inc. in favor of Banc One
           Capital Funding Corporation

  10.5.1   Loan Agreement, dated December 8, 1998, between Lodgian AMI, Inc. and Banc One Capital Funding
           Corporation (relating to Holiday Inn--Lancaster East)

  10.5.2   Guaranty and Indemnity Agreement, dated December 8, 1998, by Servico Concord, Inc., Penmoco, Inc. and
           Island Motel Enterprises, Inc. in favor of Banc One Capital Funding Corporation

  10.5.3   Limited Guaranty and Indemnity Agreement dated December 8, 1998, by Lodgian, Inc. in favor of Banc One
           Capital Funding Corporation

  10.6.1   Loan Agreement, dated December 8, 1998, between Lodgian AMI, Inc. and Banc One Capital Funding
           Corporation (relating to Holdiay Inn--International Airport)

  10.6.2   Guaranty and Indemnity Agreement, dated December 8, 1998, by Servico Concord, Inc., Penmoco, Inc. and
           Island Motel Enterprises, Inc. in favor of Banc One Capital Funding Corporation

  10.6.3   Limited Guaranty and Indemnity Agreement dated December 8, 1998, by Lodgian, Inc. in favor of Banc One
           Capital Funding Corporation

  10.7.1   Loan Agreement dated as of July 18, 1996, among GMAC Commercial Mortgage Corporation and Servico Council
           Bluffs, Inc., Servico West Des Moines, Inc., Servico Omaha, Inc., Servico Omaha Central, Inc., and
           Servico Wichita, Inc.

  10.7.2   Mortgage Note in the amount of $16.84 million, dated as of July 18, 1996, by Servico Council Bluffs,
           Inc., Servico West Des Moines, Inc., Servico Omaha, Inc., Servico Omaha Central, Inc., and Servico
           Wichita, Inc., in favor of GMAC Commercial Mortgage Corporation

 EXHIBIT
   NO.                                                   DESCRIPTION
---------  --------------------------------------------------------------------------------------------------------
  10.8.1   Loan Agreement dated as of May 7, 1996, between GMAC Commercial Mortgage Corporation and Servico
           Lansing, Inc.

  10.8.2   Mortgage Note in the original amount of $5.687 million, dated as of May 7, 1996, by Servico Lansing,
           Inc. in favor of GMAC Commercial Mortgage Corporation.

  10.9.1   Loan Agreement dated as of January 17, 1996, among GMAC Commercial Mortgage Corporation and Brecksville
           Hospitality, L.P., Sioux City Hospitality, L.P. and 1075 Hospitality, L.P.

  10.9.2   Mortgage Note in the original amount of $12.91 million by Brecksville Hospitality, L.P., Sioux City
           Hospitality, L.P. and 1075 Hospitality, L.P. in favor of GMAC Commercial Mortgage Corporation.

  10.10.1  Loan Agreement dated as of January 31, 1995, by and among Column Financial, Inc., and Servico Fort
           Wayne, Inc., Washington Motel Enterprises, Inc., Servico Hotels I, Inc., Servico Hotels II, Inc.,
           Servico Hotels III, Inc., Servico Hotels IV, Inc., New Orleans Airport Motel Associates, Ltd., Wilpen,
           Inc., Hilton Head Motel Enterprises, Inc., and Moon Airport Hotel, Inc.

  10.10.2  Promissory Note in the original amount of $60.5 million, dated as of January 31, 1995, by Servico Fort
           Wayne, Inc., Washington Motel Enterprises, Inc., Servico Hotels I, Inc., Servico Hotels II, Inc.,
           Servico Hotels III, Inc., Servico Hotels IV, Inc., New Orleans Airport Motel Associates, Ltd., Wilpen,
           Inc., Hilton Head Motel Enterprises, Inc., and Moon Airport Hotel, Inc. in favor of Column Financial,
           Inc.

  10.11.1  Loan Agreement dated as of June 29, 1995, between Column Financial, Inc., and East Washington
           Hospitality Limited Partnership.

  10.11.2  Promissory Note in the original amount of $11.0 million, dated as of June 29, 1995, by East Washington
           Hospitality Limited Partnership in favor of Column Financial, Inc.

  10.12.1  Loan Agreement, dated as of January 31, 1995 and amended as of June 29, 1995, between Column Financial,
           Inc., and McKnight Motel, Inc.

  10.12.2  Promissory Note in the original amount of $3.9 million, dated as of January 31, 1995 and amended as of
           June 29, 1995, by McKnight Motel, Inc. in favor of Column Financial, Inc.

  10.13.1  Loan Agreement, dated December 8, 1998, between Lodgian AMI, Inc. and Banc One Capital Funding
           Corporation (relating to Holiday Inn--Glen Burnie)

  10.13.2  Guaranty and Indemnity Agreement, dated December 8, 1998, by Servico Concord, Inc., Penmoco, Inc. and
           Island Motel Enterprises, Inc. in favor of Banc One Capital Funding Corporation

  10.13.3  Limited Guaranty and Indemnity Agreement dated December 8, 1998, by Lodgian, Inc. in favor of Banc One
           Capital Funding Corporation

  10.14.1  Loan Agreement, dated December 8, 1998, between Lodgian AMI, Inc. and Banc One Capital Funding
           Corporation (relating to Holiday Inn--Inner Harbor)

  10.14.2  Guaranty and Indemnity Agreement, dated December 8, 1998, by Servico Concord, Inc., Penmoco, Inc. and
           Island Motel Enterprises, Inc. in favor of Banc One Capital Funding Corporation

  10.14.3  Limited Guaranty and Indemnity Agreement dated December 8, 1998, by Lodgian, Inc. in favor of Banc One
           Capital Funding Corporation

 EXHIBIT
   NO.                                                   DESCRIPTION
---------  --------------------------------------------------------------------------------------------------------
  12.1     Statement Regarding Computation of Earnings to Fixed Charges (incorporated by reference to the Company's
           Registration Statement on Form S-1, as amended, filed on July 14, 1999 (Registration Number 333-82859))

  21.1     Subsidiaries of Lodgian Financing Corp. (incorporated by reference to the Company's Registration
           Statement on Form S-1, as amended, filed on July 14, 1999 (Registration Number 333-82859))

  23.1     Consent of Cadwalader, Wickersham & Taft (included in Exhibit 5.1)

  23.2     Consent of Ernst & Young LLP

  23.3     Consent of PricewaterhouseCoopers LLP

  24.1     Power of Attorney (included with signature pages to this Registration Statement)

  25.1     Form T-1: Statement of Eligibility of Bankers Trust Company

  25.2     Form T-1: Statement of Eligibility of Wilmington Trust Company to act as trustee under the CRESTS
           Guarantee (incorporated by reference to the Company's Registration Statement on Form S-1, as amended, filed on July 14, 1999 (Registration Number 333-82859))

  25.3     Form T-1: Statement of Eligibility of Wilmington Trust Company to act as trustee under the CRESTS
           Indenture (incorporated by reference to the Company's Registration Statement on Form S-1, as amended, filed on July 14, 1999 (Registration Number 333-82859))

  25.4     Form T-1: Statement of Eligibility of Wilmington Trust Company to act as trustee under the CRESTS
           Amended and Restated Declaration of Trust (incorporated by reference to the Company's Registration
           Statement on Form S-1, as amended, filed on July 14, 1999 (Registration Number 333-82859))

  27.1     Financial Data Schedule (incorporated by reference to the Company's Registration Statement on Form S-1,
           as amended, filed on July 14, 1999 (Registration Number 333-82859))

------------------------

*   To be filed by amendment.

(b) Financial Statement Schedules.

    All schedules are omitted because they are not applicable or the required information is shown in the consolidated financial statements or notes thereto.

ITEM 22. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling any Registrant pursuant to the foregoing provisions, each Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrants hereby undertake that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned Registrants hereby undertake to supply be means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta,
State of Georgia, on           , 1999.

                                LODGIAN FINANCING CORP.

                                BY:              /S/ ROBERT S. COLE
                                     -----------------------------------------
                                                   Robert S. Cole
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                LODGIAN, INC.

                                BY:              /S/ ROBERT S. COLE
                                     -----------------------------------------
                                                   Robert S. Cole
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                SHEFFIELD MOTEL ENTERPRISES, INC.
                                DOTHAN HOSPITALITY 3053, INC.
                                DOTHAN HOSPITALITY 3071, INC.
                                GADSDEN HOSPITALITY, INC.
                                SERVICO FLAGSTAFF, INC.
                                LODGIAN ANAHEIM, INC.
                                LODGIAN ONTARIO INC.
                                SERVICO PENSACOLA, INC.
                                SERVICO PENSACOLA 7200, INC.
                                SERVICO PENSACOLA 7330, INC.
                                SERVICO FT. PIERCE, INC.
                                PALM BEACH MOTEL ENTERPRISES, INC.
                                SERVICO WEST PALM BEACH, INC.
                                SERVICO WINTER HAVEN, INC.
                                SERVICO SILVER SPRING, INC.
                                ALBANY HOTEL, INC.
                                SERVICO NORTHWOODS, INC.
                                SERVICO WINDSOR, INC.
                                BRUNSWICK MOTEL ENTERPRISES, INC.
                                SERVICO ROLLING MEADOWS, INC.
                                SERVICO CEDAR RAPIDS, INC.
                                SERVICO METAIRIE, INC.
                                SERVICO COLUMBIA, INC.
                                SERVICO COLESVILLE, INC.
                                SERVICO MARYLAND, INC.
                                NH MOTEL ENTERPRISES, INC.
                                MINNEAPOLIS MOTEL ENTERPRISES, INC.
                                SERVICO ROSEVILLE, INC.
                                LODGIAN MOUNT LAUREL, INC.
                                SERVICO JAMESTOWN, INC.
                                SERVICO NEW YORK, INC.

                                SERVICO NIAGARA FALLS, INC.
                                SERVICO GRAND ISLAND, INC.
                                FAYETTEVILLE MOTEL ENTERPRISES, INC.
                                APICO INNS OF GREEN TREE, INC.
                                APICO HILLS, INC.
                                SERVICO HILTON HEAD, INC.
                                SERVICO AUSTIN, INC.
                                SERVICO MARKET CENTER, INC.
                                SERVICO HOUSTON, INC.

                                By:            /s/ ROBERT M. FLANDERS
                                     -----------------------------------------
                                                 Robert M. Flanders
                                                     PRESIDENT

                                AMI OPERATING PARTNERS, L.P.

                                By:            /s/ ROBERT M. FLANDERS
                                     -----------------------------------------
                                                 Robert M. Flanders
                                 PRESIDENT OF AMIOP ACQUSITION CORP., GENERAL
                                    PARTNER OF AMI OPERATING PARTNERS, L.P.

                                LITTLE ROCK LODGING ASSOCIATES I, L.P.
                                LODGIAN RICHMOND, LLC

                                By:            /s/ ROBERT M. FLANDERS
                                     -----------------------------------------
                                                 Robert M. Flanders
                                   PRESIDENT OF LODGIAN RICHMOND SPE, INC.,
                                                    GENERAL
                                 PARTNER OF LITTLE ROCK LODGING ASSOCIATES I,
                                                   L.P. AND
                                   MANAGING MEMBER OF LODGIAN RICHMOND, LLC

                                ATLANTA HILLSBORO LODGING, LLC

                                By:              /s/ ROBERT S. COLE
                                     -----------------------------------------
                                                   Robert S. Cole
                                                      MANAGER

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert S. Cole and Robert M. Flanders and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on , 1999

          SIGNATURE                        TITLE
------------------------------  ---------------------------

                  Lodgian Financing Corp.

      /s/ ROBERT S. COLE        Director and President
------------------------------    (Principal Executive
        Robert S. Cole            Officer)

                                Executive Vice President
    /s/ KENNETH R. POSNER         and Chief Financial
------------------------------    Officer (Principal
      Kenneth R. Posner           Financial and Accounting
                                  Officer)

    /s/ JOSEPH C. CALABRO       Director
------------------------------
      Joseph C. Calabro

                       Lodgian, Inc.

                                Chief Executive Officer,
      /s/ ROBERT S. COLE          President and Director
------------------------------    (Principal Executive
        Robert S. Cole            Officer)

                                Executive Vice President
    /s/ KENNETH R. POSNER         and Chief Financial
------------------------------    Officer (Principal
      Kenneth R. Posner           Financial and Accounting
                                  Officer)

    /s/ JOSEPH C. CALABRO       Director
------------------------------
      Joseph C. Calabro

      /s/ PETER R. TYSON        Director
------------------------------
        Peter R. Tyson

          SIGNATURE                        TITLE
------------------------------  ---------------------------
                                Director
------------------------------

     /s/ MICHAEL A. LEVEN       Director
------------------------------
       Michael A. Leven

    /s/ RICHARD H. WIENER       Director
------------------------------
      Richard H. Wiener
* Constitutes a majority of the Board of Directors

             Sheffield Motel Enterprises, Inc.
               Dothan Hospitality 3053, Inc.
               Dothan Hospitality 3071, Inc.
                 Gadsden Hospitality, Inc.
                  Servico Flagstaff, Inc.
                  Servico Pensacola, Inc.
               Servico Pensacola 7200, Inc.
               Servico Pensacola 7330, Inc.
                 Servico Ft. Pierce, Inc.
            Palm Beach Motel Enterprises, Inc.
               Servico West Palm Beach, Inc.
                Servico Winter Haven, Inc.
                Servico Silver Spring, Inc.
                    Albany Hotel, Inc.
                 Servico Northwoods, Inc.
                   Servico Windsor, Inc.
             Brunswick Motel Enterprises, Inc.
               Servico Rolling Meadows, Inc.
                Servico Cedar Rapids, Inc.
                  Servico Metairie, Inc.
                  Servico Columbia, Inc.
                 Servico Colesville, Inc.
                  Servico Maryland, Inc.
                NH Motel Enterprises, Inc.
            Minneapolis Motel Enterprises, Inc.
                  Servico Roseville, Inc.
                Lodgian Mount Laurel, Inc.
                  Servico Jamestown, Inc.
                  Servico New York, Inc.
                Servico Niagara Falls, Inc.
                Servico Grand Island, Inc.
           Fayetteville Motel Enterprises, Inc.
              Apico Inns of Green Tree, Inc.
                     Apico Hills, Inc.
                 Servico Hilton Head, Inc.
                   Servico Austin, Inc.
                Servico Market Center, Inc.
                   Servico Houston, Inc.

          SIGNATURE                        TITLE
------------------------------  ---------------------------
    /s/ ROBERT M. FLANDERS      President and Director
------------------------------    (Principal Executive
      Robert M. Flanders          Officer)

    /s/ KENNETH R. POSNER       Chief Financial Officer
------------------------------    (Principal Financial and
      Kenneth R. Posner           Accounting Officer)

      /s/ MARK K. RAFUSE        Director
------------------------------
        Mark K. Rafuse

       /s/ CARL MCKENRY         Director
------------------------------
         Carl McKenry

                   Lodgian Anaheim, Inc.
                   Lodgian Ontario Inc.

    /s/ ROBERT M. FLANDERS      President and Director
------------------------------    (Principal Executive
      Robert M. Flanders          Officer)

    /s/ KENNETH R. POSNER       Chief Financial Officer
------------------------------    (Principal Financial and
      Kenneth R. Posner           Accounting Officer)

      /s/ MARK K. RAFUSE        Director
------------------------------
        Mark K. Rafuse

               AMI Operating Partners, L.P.

                                President and Director
                                  (Principal Executive
    /s/ ROBERT M. FLANDERS        Officer) of AMIOP
------------------------------    Acquisition Corp.,
      Robert M. Flanders          general partner of AMI
                                  Operating Partners, L.P.

                                Chief Financial Officer
                                  (Principal Financial and
    /s/ KENNETH R. POSNER         Accounting Officer) of
------------------------------    AMIOP Acquisition Corp.,
      Kenneth R. Posner           general partner of AMI
                                  Operating Partners, L.P.

                                Director of AMIOP
      /s/ MARK K. RAFUSE          Acquisition Corp.,
------------------------------    general partner of AMI
        Mark K. Rafuse            Operating Partners, L.P.

          SIGNATURE                        TITLE
------------------------------  ---------------------------
                                Director of AMIOP
       /s/ CARL MCKENRY           Acquisition Corp.,
------------------------------    general partner of AMI
         Carl McKenry             Operating Partners, L.P.

          Little Rock Lodging Associates I, L.P.
                   Lodgian Richmond, LLC

                                President and Director
                                  (Principal Executive
                                  Officer) of Lodgian
    /s/ ROBERT M. FLANDERS        Richmond SPEC, Inc.,
------------------------------    general partner of Little
      Robert M. Flanders          Rock Lodging
                                  Associates I, LP and
                                  managing member of
                                  Lodgian Richmond, LLC

                                Chief Financial Officer
                                  (Principal Financial and
                                  Accounting Officer) of
    /s/ KENNETH R. POSNER         Lodgian Richmond SPE,
------------------------------    Inc., general partner of
      Kenneth R. Posner           Little Rock Lodging
                                  Associates I, LP and
                                  managing member of
                                  Lodgian Richmond, LLC

                                Director of Lodgian
                                  Richmond SPE, Inc.,
      /s/ MARK K. RAFUSE          general
------------------------------    partner of Little Rock
        Mark K. Rafuse            Lodging Associates I, LP
                                  and managing member of
                                  Lodgian Richmond, LLC

                                Director of Lodgian
                                  Richmond SPE, Inc.,
       /s/ CARL MCKENRY           general
------------------------------    partner of Little Rock
         Carl McKenry             Lodging Associates I, LP
                                  and managing member of
                                  Lodgian Richmond, LLC

              Atlanta-Hillsboro Lodging, LLC

      /s/ ROBERT S. COLE        Manager and President
------------------------------    (Principal Executive
        Robert S. Cole            Officer)

    /s/ KENNETH R. POSNER       Chief Financial Officer
------------------------------    (Principal Financial and
      Kenneth R. Posner           Accounting Officer)

                                 EXHIBIT INDEX

 EXHIBIT
   NO.                                               DESCRIPTION                                               PAGE
---------  ------------------------------------------------------------------------------------------------  ---------
   1.1     Purchase Agreement, dated June 9, 1998, by Lodgian Capital Trust I and NationsBanc Montgomery
           Securities LLC (incorporated by reference to Exhibit 1.1 to the Company's Registration Statement
           on Form S-1, as amended, filed on July 14, 1999 (Registration Number 333-82859))

   3.1.1   Certificate of Incorporation of Lodgian Financing Corp.

   3.1.2   Bylaws of Lodgian Financing Corp.

   3.2.1   Restated Certificate of Incorporation of Lodgian, Inc. (incorporated by reference to Appendix 6 to the Company's Registration Statement on Form S-4, as amended, filed on July 17, 1998
           (Registration Number. 333- 59315))

   3.2.2   Restated Bylaws of Lodgian, Inc. (incorporated by reference to Appendix H to the Company's
           Registration Statement on Form S-4, as amended, filed on July 17, 1998 (Registration Number
           333-59315))

   3.3.1   Amended and Restated Articles of Incorporation of Dothan Hospitality 3053, Inc.

   3.3.2   Bylaws of Dothan Hospitality 3053, Inc.

   3.4.1   Amended and Restated Articles of Incorporation of Dothan Hospitality 3071, Inc.

   3.4.2   Bylaws of Dothan Hospitality 3071, Inc.

   3.5.1   Amended and Restated Articles of Incorporation of Gadsden Hospitality, Inc.

   3.5.2   Bylaws of Gadsden Hospitality, Inc.

   3.6.1   Amended and Restated Articles of Incorporation of Sheffield Motel Enterprises, Inc.

   3.6.2   Bylaws of Sheffield Motel Enterprises, Inc.

   3.7.1   Articles of Incorporation of Lodgian Anaheim Inc.

   3.7.2   Bylaws of Lodgian Anaheim Inc.

   3.8.1   Articles of Incorporation of Lodgian Ontario Inc.

   3.8.2   Bylaws of Lodgian Ontario Inc.

   3.9.1   Amended and Restated Articles of Incorporation of Servico Ft. Pierce, Inc.

   3.9.2   Bylaws of Servico Ft. Pierce, Inc.

   3.10.1  Amended and Restated Articles of Incorporation of Servico Pensacola 7200, Inc.

   3.10.2  Bylaws of Servico Pensacola 7200, Inc.

   3.11.1  Amended and Restated Articles of Incorporation of Servico Pensacola 7330, Inc.

   3.11.2  Bylaws of Servico Pensacola 7330, Inc.

   3.12.1  Amended and Restated Articles of Incorporation of Servico Pensacola, Inc.

   3.12.2  Bylaws of Servico Pensacola, Inc.

   3.13.1  Partnership Agreement of AMI Operating Partners, L.P., as amended.

   3.14.1  Amended and Restated Articles of Incorporation of Albany Hotel, Inc.

   3.14.2  Bylaws of Albany Hotel, Inc.

   3.15.1  Amended and Restated Articles of Incorporation of Servico Flagstaff, Inc.

 EXHIBIT
   NO.                                               DESCRIPTION                                               PAGE
---------  ------------------------------------------------------------------------------------------------  ---------
   3.15.2  Bylaws of Servico Flagstaff, Inc.

   3.16.1  Amended and Restated Articles of Incorporation of Servico Northwoods, Inc.

   3.16.2  Bylaws of Servico Northwoods, Inc.

   3.17.1  Amended and Restated Articles of Incorporation of Servico Silver Spring, Inc.

   3.17.2  Bylaws of Servico Silver Spring, Inc.

   3.18.1  Amended and Restated Articles of Incorporation of Servico West Palm Beach, Inc.

   3.18.2  Bylaws of Servico West Palm Beach, Inc.

   3.19.1  Amended and Restated Articles of Incorporation of Servico Windsor, Inc.

   3.19.2  Bylaws of Servico Windsor, Inc.

   3.20.1  Amended and Restated Articles of Incorporation of Servico Winter Haven, Inc.

   3.20.2  Bylaws of Servico Winter Haven, Inc.

   3.21.1  Amended and Restated Articles of Incorporation of Brunswick Motel Enterprises, Inc.

   3.21.2  Bylaws of Brunswick Motel Enterprises, Inc.

   3.22.1  Operating Agreement of Atlanta-Hillsboro Lodging, LLC

   3.23.1  Operating Agreement of Lodgian Richmond, LLC

   3.24.1  Partnership Agreement of Little Rock Lodging Associates I, L.P.*

   3.25.1  Amended and Restated Articles of Incorporation of Servico Cedar Rapids, Inc.

   3.25.2  Bylaws of Servico Cedar Rapids, Inc.

   3.26.1  Amended and Restated Articles of Incorporation of Servico Rolling Meadows, Inc.

   3.26.2  Bylaws of Servico Rolling Meadows, Inc.

   3.27.1  Amended and Restated Articles of Incorporation of Servico Metairie, Inc.

   3.27.2  Bylaws of Servico Metairie, Inc.

   3.28.1  Amended and Restated Articles of Incorporation of Servico Colesville, Inc.

   3.28.2  Bylaws of Servico Colesville, Inc.

   3.29.1  Amended and Restated Articles of Incorporation of Servico Columbia, Inc.

   3.29.2  Bylaws of Servico Columbia, Inc.

   3.30.1  Amended and Restated Articles of Incorporation of Servico Maryland, Inc.

   3.30.2  Bylaws of Servico Maryland, Inc.

   3.31.1  Amended and Restated Articles of Incorporation of NH Motel Enterprises, Inc.

   3.31.2  Bylaws of NH Motel Enterprises, Inc.

   3.32.1  Amended and Restated Articles of Incorporation of Minneapolis Motel Enterprises, Inc.

   3.32.2  Bylaws of Minneapolis Motel Enterprises, Inc.

   3.33.1  Amended and Restated Articles of Incorporation of Servico Roseville, Inc.

   3.33.2  Bylaws of Servico Roseville, Inc.

   3.34.1  Amended and Restated Articles of Incorporation of Lodgian Mount Laurel, Inc.

 EXHIBIT
   NO.                                               DESCRIPTION                                               PAGE
---------  ------------------------------------------------------------------------------------------------  ---------
   3.34.2  Bylaws of Lodgian Mount Laurel, Inc.

   3.35.1  Amended and Restated Articles of Incorporation of Servico Grand Island, Inc.

   3.35.2  Bylaws of Servico Grand Island, Inc.

   3.36.1  Amended and Restated Articles of Incorporation of Servico Jamestown, Inc.

   3.36.2  Bylaws of Servico Jamestown, Inc.

   3.37.1  Amended and Restated Articles of Incorporation of Servico New York, Inc.

   3.37.2  Bylaws of Servico New York, Inc.

   3.38.1  Amended and Restated Articles of Incorporation of Servico Niagara Falls, Inc.

   3.38.2  Bylaws of Servico Niagara Falls, Inc.

   3.39.1  Amended and Restated Articles of Incorporation of Fayetteville Motel Enterprises, Inc.

   3.39.2  Bylaws of Fayetteville Motel Enterprises, Inc.

   3.40.1  Amended and Restated Articles of Incorporation of Apico Hills, Inc.

   3.40.2  Bylaws of Apico Hills, Inc.

   3.41.1  Amended and Restated Articles of Incorporation of Apico Inns of Green Tree, Inc.

   3.41.2  Bylaws of Apico Inns of Green Tree, Inc.

   3.42.1  Amended and Restated Articles of Incorporation of Servico Hilton Head, Inc.

   3.42.2  Bylaws of Servico Hilton Head, Inc.

   3.43.1  Amended and Restated Articles of Incorporation of Servico Austin, Inc.

   3.43.2  Bylaws of Servico Austin, Inc.

   3.44.1  Amended and Restated Articles of Incorporation of Servico Houston, Inc.

   3.44.2  Bylaws of Servico Houston, Inc.

   3.45.1  Amended and Restated Articles of Incorporation of Servico Market Center, Inc.

   3.45.2  Bylaws of Servico Market Center, Inc.

   3.46.1  Amended and Restated Articles of Incorporation of Palm Beach Motel Enterprises, Inc.

   3.46.2  Bylaws of Palm Beach Motel Enterprises, Inc.*

   4.1     Indenture, dated as of July 23, 1999, by and among Lodgian Financing Corp., Lodgian, Inc., the subsidiary guarantors named therein and Bankers Trust Company, as trustee

   4.2     Registration Rights Agreement, dated as of July 20, 1999, by and among Lodgian Financing Corp.,
           Lodgian, Inc., the subsidiary guarantors named therein and Morgan Stanley & Co. Incorporated,
           Lehman Brothers Inc and Bear, Stearns & Co. Inc.

   4.3     Form of Letter of Transmittal

   4.4     Indenture, dated as of June 17, 1998, between Servico, Inc., Lodgian, Inc. and Wilmington Trust
           Company, as Trustee (incorporated by reference to Exhibit 10.1 to the Company's Registration
           Statement on Form S-4, as amended, filed on July 17, 1998 (Registration Number 333-59315))

 EXHIBIT
   NO.                                               DESCRIPTION                                               PAGE
---------  ------------------------------------------------------------------------------------------------  ---------
   4.5     First Supplemental Indenture, dated as of June 17, 1998, between Servico, Inc., Lodgian, Inc.
           and Wilmington Trust Company, as Trustee (incorporated by reference to Exhibit 10.2 to the
           Company's Registration Statement on Form S-4, as amended, filed on July 17, 1998 (Registration
           Number 333-59315))

   4.6     Guarantee Agreement, dated as of June 17, 1998, between Servico, Inc., Lodgian, Inc. and
           Wilmington Trust Company, as Guarantee Trustee (incorporated by reference to Exhibit 10.3 to the
           Company's Registration Statement on Form S-4, as amended, filed on July 17, 1998 (Registration
           Number 333-59315))

   4.7     Amended and Restated Declaration of Trust of Lodgian Capital Trust I, dated as of June 17, 1998, between Servico, Inc., as Sponsor, David A. Buddemeyer, Charles M. Diaz and Phillip R. Hale, as
           Regular Trustees, and Wilmington Trust Company, as Delaware Trust and Property Trustee
           (incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-4,
           as amended, filed on July 17, 1998 (Registration Number 333-59315))

   4.8     Specimen Note (included as an exhibit to 4.1)

   4.9     Specimen CRESTS (included as an exhibit to Exhibit 4.5)

   4.10    Specimen Convertible Debenture (included as an exhibit to Exhibit 4.3)

   5.1     Form of Opinion of Cadwalader, Wickersham & Taft regarding the validity of the issuance of the
           Notes being registered hereby

   8.1     Opinion of Cadwalader, Wickersham & Taft (included in Exhibit 5.1)

  10.1     Credit Agreement, dated as of July 23, 1999, among Lodgian Financing Corp, Lodgian, Inc., Impac
           Hotel Group, LLC, Servico, Inc., and the other affiliate guarantors party thereto and the initial lenders and initial issuing bank named therein and Morgan Stanley Senior Funding, Inc., as Administrative Agent and Collateral Agent, and Morgan Stanley Senior Funding, Inc., as
           Co-Lead Arranger, Joint-Book Manager and Syndication Agent, and Lehman Brothers Inc., as Co-Lead
           Arranger and Joint-Book Manager*

  10.2     Security Agreement, dated July 23, 1999, from Lodgian Financing Corp., Servico, Inc., Impac
           Hotel Group, LLC, and the other grantors referred to therein to Morgan Stanley Senior Funding,
           Inc., as Collateral Agent*

  10.3.1   Loan Agreement, dated December 8, 1998, between Sheraton Concord, Inc. and Banc One Capital
           Funding Corporation

  10.3.2   Guaranty and Indemnity Agreement, dated December 8, 1998, by Lodgian AMI, Inc., Penmoco, Inc.
           and Island Motel Enterprises, Inc. in favor of Banc One Capital Funding Corporation

  10.3.3   Limited Guaranty and Indemnity Agreement dated December 8, 1998, by Lodgian, Inc. in favor of
           Banc One Capital Funding Corporation

  10.4.1   Loan Agreement, dated December 8, 1998, between Island Motel Enterprises, Inc., Penmoco, Inc.
           and Banc One Capital Funding Corporation

  10.4.2   Guaranty and Indemnity Agreement, dated December 8, 1998, by Servico Concord, Inc. and Lodgian
           AMI, Inc. in favor of Banc One Capital Funding Corporation

  10.4.3   Limited Guaranty and Indemnity Agreement dated December 8, 1998, by Lodgian, Inc. in favor of
           Banc One Capital Funding Corporation

  10.5.1   Loan Agreement, dated December 8, 1998, between Lodgian AMI, Inc. and Banc One Capital Funding
           Corporation (relating to Holiday Inn--Lancaster East)

 EXHIBIT
   NO.                                               DESCRIPTION                                               PAGE
---------  ------------------------------------------------------------------------------------------------  ---------
  10.5.2   Guaranty and Indemnity Agreement, dated December 8, 1998, by Servico Concord, Inc., Penmoco,
           Inc. and Island Motel Enterprises, Inc. in favor of Banc One Capital Funding Corporation

  10.5.3   Limited Guaranty and Indemnity Agreement dated December 8, 1998, by Lodgian, Inc. in favor of
           Banc One Capital Funding Corporation

  10.6.1   Loan Agreement, dated December 8, 1998, between Lodgian AMI, Inc. and Banc One Capital Funding
           Corporation (relating to Holdiay Inn--International Airport)

  10.6.2   Guaranty and Indemnity Agreement, dated December 8, 1998, by Servico Concord, Inc., Penmoco,
           Inc. and Island Motel Enterprises, Inc. in favor of Banc One Capital Funding Corporation

  10.6.3   Limited Guaranty and Indemnity Agreement dated December 8, 1998, by Lodgian, Inc. in favor of
           Banc One Capital Funding Corporation

  10.7.1   Loan Agreement dated as of July 18, 1996, among GMAC Commercial Mortgage Corporation and Servico
           Council Bluffs, Inc., Servico West Des Moines, Inc., Servico Omaha, Inc., Servico Omaha Central,
           Inc., and Servico Wichita, Inc.

  10.7.2   Mortgage Note in the amount of $16.84 million, dated as of July 18, 1996, by Servico Council
           Bluffs, Inc., Servico West Des Moines, Inc., Servico Omaha, Inc., Servico Omaha Central, Inc.,
           and Servico Wichita, Inc., in favor of GMAC Commercial Mortgage Corporation

  10.8.1   Loan Agreement dated as of May 7, 1996, between GMAC Commercial Mortgage Corporation and Servico
           Lansing, Inc.

  10.8.2   Mortgage Note in the original amount of $5.687 million, dated as of May 7, 1996, by Servico
           Lansing, Inc. in favor of GMAC Commercial Mortgage Corporation.

  10.9.1   Loan Agreement dated as of January 17, 1996, among GMAC Commercial Mortgage Corporation and
           Brecksville Hospitality, L.P., Sioux City Hospitality, L.P. and 1075 Hospitality, L.P.

  10.9.2   Mortgage Note in the original amount of $12.91 million by Brecksville Hospitality, L.P., Sioux
           City Hospitality, L.P. and 1075 Hospitality, L.P. in favor of GMAC Commercial Mortgage
           Corporation.

  10.10.1  Loan Agreement dated as of January 31, 1995, by and among Column Financial, Inc., and Servico
           Fort Wayne, Inc., Washington Motel Enterprises, Inc., Servico Hotels I, Inc., Servico Hotels II,
           Inc., Servico Hotels III, Inc., Servico Hotels IV, Inc., New Orleans Airport Motel Associates,
           Ltd., Wilpen, Inc., Hilton Head Motel Enterprises, Inc., and Moon Airport Hotel, Inc.

  10.10.2  Promissory Note in the original amount of $60.5 million, dated as of January 31, 1995, by
           Servico Fort Wayne, Inc., Washington Motel Enterprises, Inc., Servico Hotels I, Inc., Servico
           Hotels II, Inc., Servico Hotels III, Inc., Servico Hotels IV, Inc., New Orleans Airport Motel
           Associates, Ltd., Wilpen, Inc., Hilton Head Motel Enterprises, Inc., and Moon Airport Hotel,
           Inc. in favor of Column Financial, Inc.

  10.11.1  Loan Agreement dated as of June 29, 1995, between Column Financial, Inc., and East Washington
           Hospitality Limited Partnership.

  10.11.2  Promissory Note in the original amount of $11.0 million, dated as of June 29, 1995, by East
           Washington Hospitality Limited Partnership in favor of Column Financial, Inc.

  10.12.1  Loan Agreement, dated as of January 31, 1995 and amended as of June 29, 1995, between Column
           Financial, Inc., and McKnight Motel, Inc.

 EXHIBIT
   NO.                                               DESCRIPTION                                               PAGE
---------  ------------------------------------------------------------------------------------------------  ---------
  10.12.2  Promissory Note in the original amount of $3.9 million, dated as of January 31, 1995 and amended as of June 29, 1995, by McKnight Motel, Inc. in favor of Column Financial, Inc.

  10.13.1  Loan Agreement, dated December 8, 1998, between Lodgian AMI, Inc. and Banc One Capital Funding
           Corporation (relating to Holiday Inn--Glen Burnie)

  10.13.2  Guaranty and Indemnity Agreement, dated December 8, 1998, by Servico Concord, Inc., Penmoco,
           Inc. and Island Motel Enterprises, Inc. in favor of Banc One Capital Funding Corporation

  10.13.3  Limited Guaranty and Indemnity Agreement dated December 8, 1998, by Lodgian, Inc. in favor of
           Banc One Capital Funding Corporation

  10.14.1  Loan Agreement, dated December 8, 1998, between Lodgian AMI, Inc. and Banc One Capital Funding
           Corporation (relating to Holiday Inn--Inner Harbor)

  10.14.2  Guaranty and Indemnity Agreement, dated December 8, 1998, by Servico Concord, Inc., Penmoco,
           Inc. and Island Motel Enterprises, Inc. in favor of Banc One Capital Funding Corporation

  10.14.3  Limited Guaranty and Indemnity Agreement dated December 8, 1998, by Lodgian, Inc. in favor of
           Banc One Capital Funding Corporation

  12.1     Statement Regarding Computation of Earnings to Fixed Charges (incorporated by reference to the
           Company's Registration Statement on Form S-1, as amended, filed on July 14, 1999 (Registration
           Number 333-82859))

  21.1     Subsidiaries of Lodgian Financing Corp. (incorporated by reference to the Company's Registration
           Statement on Form S-1, as amended, filed on July 14, 1999 (Registration Number 333-82859))

  23.1     Consent of Cadwalader, Wickersham & Taft (included in Exhibit 5.1)

  23.2     Consent of Ernst & Young LLP

  23.3     Consent of PricewaterhouseCoopers LLP

  24.1     Power of Attorney (included with signature pages to this Registration Statement)

  25.1     Form T-1: Statement of Eligibility of Bankers Trust Company

  25.2     Form T-1: Statement of Eligibility of Wilmington Trust Company to act as trustee under the
           CRESTS Guarantee (incorporated by reference to the Company's Registration Statement on Form S-1,
           as amended, filed on July 14, 1999 (Registration Number 333-82859))

  25.3     Form T-1: Statement of Eligibility of Wilmington Trust Company to act as trustee under the
           CRESTS Indenture (incorporated by reference to the Company's Registration Statement on Form S-1,
           as amended, filed on July 14, 1999 (Registration Number 333-82859))

  25.4     Form T-1: Statement of Eligibility of Wilmington Trust Company to act as trustee under the
           CRESTS Amended and Restated Declaration of Trust (incorporated by reference to the Company's
           Registration Statement on Form S-1, as amended, filed on July 14, 1999 (Registration Number
           333-82859))

  27.1     Financial Data Schedule (incorporated by reference to the Company's Registration Statement on
           Form S-1, as amended, filed on July 14, 1999 (Registration Number 333-82859))

------------------------

*   To be filed by amendment.